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                                                                   EXHIBIT 10.17

                               ALBANY STREET PLAZA

                                  OFFICE LEASE

               ALBANY STREET PLAZA REAL ESTATE MANAGEMENT COMPANY
                                    LANDLORD

                                       AND

                            Arbinet-thexchange, Inc.

                                     TENANT

                             DATED: February 6, 2003

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                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
Article    1.00   Basic Lease Information                                    7-8
Article    2.00   Demised Premises
           2.01   Agreement And Description                                    9
           2.02   Warranty Of Title/Quiet Enjoyment                            9
           2.03   Estoppel                                                     9
           2.04   Delivery Condition of Premises                               9
           2.05   Use Of The Premises                                          9
Article    3.00   Term, Commencement, Occupancy                               10
           3.01   Term
           3.02   Commencement                                                10
           3.03   No Notice For Termination                                   10
           3.04   Holdover                                                    10
                                                                              10
                                                                              10

Article    4.00   Rent                                                        11
           4.01   General                                                     11
           4.02   Unspecified Costs                                           11
           4.03   Due Date                                                    12
           4.04   Rental Years                                                12
           4.05   Covenant To Pay Rent; Place Of Payment                      12
           4.06   No Waiver Upon Receipt                                      12
           4.07   Late Charge                                                 12

Article    5.00   Abatement                                                   12

                                                                              13

Article    6.00   Acceptance Of Premises                                      13

Article    7.00   Subordination                                               13

           7.01   To Mortgages And Leases in General                          13
           7.02   To The Master Lease                                         13

Article    8.00   Tenant's Improvements, Fixtures And Mechanic's Liens        13

           8.01   Improvements                                                13
           8.02   Landlord's Right To Enter                                   14
           8.03   Mechanic's Liens                                            14
           8.04   Fixtures                                                    14

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Article    9.00   Prompt Occupancy And Use                                    14
           9.01   Continuous Occupancy                                        14
           9.02   Operations In Good Faith                                    14
           9.03   Hours And Days Of Operation                                 14
           9.04   Overtime HVAC                                               14

Article   10.00   Operation By Tenant                                         15
          10.01   Tenant's Maintenance Obligations                            15
          10.02   Prohibitions                                                15
          10.03   Manner of Operation                                         16

Article   11.00   Structural Repairs                                          16

Article   12.00   Interior Repairs                                            16
          12.01   Tenant's Repairs                                            16
          12.02   Tenant's Indemnification                                    17

Article   13.00   Damage To Premises                                          17

Article   14.00   Alterations                                                 17
          14.01   Tenant's Improvements                                       17
          14.02   Exterior And Structural Improvements                        18
          14.03   Signs And Advertising                                       18
          14.04   Painting/Decorations                                        18
          14.05   Approval By Landlord                                        18

Article   15.00   Roof And Walls                                              18

Article   16.00   Common Facilities                                           19
          16.01   General                                                     19
          16.02   Operation And Maintenance                                   19
          16.03   Landlord's Right To Alter                                   19

Article   17.00   Expense Of Common Facilities                                19
          17.01   Landlord's Operating Costs                                  19
          17.02   Tenant's Share                                              20
          17.03   Payment And Adjustment Of Tenant's Share                    20

Article   18.00   Payment Of Utility Charges, Etc.                            20
          18.01   Installment Of Meters                                       20
          18.02   Payment Of Charges                                          21
          18.03   Interruption In Service                                     21
          18.04   Alteration Of Service                                       21
Article   19.00   Insurance                                                   21
                  Insurance Required                                          21
          19.02   Compliance With Landlord's Policies                         22
          19.03   Waiver Of Subrogation                                       22

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Article   20.00   Indemnity                                                   22

Article   21.00   Fire Or Other Casualty                                      23
          21.01   Repair, Rent Abatement                                      23
          21.02   Termination By Landlord                                     23
          21.03   Demolition                                                  23

Article   22.00   Condemnation                                                23

Article   23.00   Inspections By Landlord                                     24

Article   24.00   No Assignment, Etc.                                         24
          24.01   General                                                     24
          24.02   Any Assignment Void                                         24
          24.03   Limitation On Remedies                                      25

Article   25.00   Default                                                     25
          25.01   Events Of Default                                           25
          25.02   Landlord's Remedies                                         26
          25.03   Certain Damages                                             27
          25.04   Continuing Liability After Termination                      27
          25.05   Cumulative Remedies                                         28

Article   26.00   Default By Landlord                                         28

Article   27.00   Successors And Assigns                                      28

Article   28.00   Governing Law                                               28

Article   29.00   Captions                                                    29

Article   30.00   Brokers                                                     29

Article   31.00   Written Modification                                        29

Article   32.00   Severability                                                29

Article   33.00   Notices                                                     29

Article   34.00   Option To Renew                                             30
          34.01   Term, Notice                                                30
          34.02   Rent                                                        30

Article   35.00   Joint And Several Liability                                 30

Article   36.00   Not A Joint Venture                                         30

                                        4

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Article   37.00   No Option                                                   31

Article   38.00   Third Party Beneficiary                                     31

Article   39.00   Compliance With All Laws                                    31

Article   40.00   Limitation On Recourse                                      31

Article   41.00   Force Majeure                                               31

Article   42.00   No Recordation                                              32

Article   43.00   Effect Of Sale                                              32

Article   44.00   Tenant's Ecra Warranty                                      32

Article   45.00   Use Of Asbestos                                             32

Article   46.00   Corporate Tenancy                                           32

Article   47.00   Parking                                                     33

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                                TABLE OF EXHIBITS

The following exhibits are attached to this Lease and are made part of this Lease Agreement:

                                                                            Page
                                                                            ----
EXHIBIT A   The Premises                                                     34

EXHIBIT B   Rent Schedule                                                    35

EXHIBIT C   Work Letter/Tenant's Plans                                       37

EXHIBIT D   Master Lease                                                     38

EXHIBIT E   Cleaning Schedule                                                47

EXHIBIT F   Rules and Regulations                                            48

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This Lease Agreement dated, February 6, 2003, is made by and between Albany
Street Plaza Real Estate Management Company having an address c/o Boraie Development LLC., 120 Albany Street, Suite 305, New Brunswick, New Jersey 08901 (Landlord) and Arbinet-thexchange, Inc. having an address at 75 Broad Street, 20th Floor, New York, New York 10004 (Tenant).

                                   WITNESSETH:

Landlord and Tenant, intending to be legally bound, hereby covenant and agree as follows:

ARTICLE 1.00 BASIC LEASE INFORMATION

In addition to the terms used in the Article which are defined elsewhere in this Lease, the following defined terms may be used in this Lease:

a) Tenant's Trade Name:    Arbinet-thexchange, Inc.

b) Tenant's Address:       120 Albany Street, Tower II
                           Suite 400
                           New Brunswick, NJ 08901

c) Landlord:               Albany Street Plaza Real Estate Management
                           Company

d) Landlord's Address:     c/o Boraie Development LLC.
                           120 Albany Street, Suite 305
                           New Brunswick, New Jersey 08901

Albany Street Plaza        120 Albany Street
   Address:                New Brunswick, New Jersey 08901

Commencement Date:         April 15, 2003

g) Termination Date:       April 30, 2008

h) Security Deposit:       $24,841.66

i) Annual Basic Rent:      Year 1 = $22.00 per rentable square foot.
                           Year 2 = $22.50 per rentable square foot
                           Year 3 = $23.00 per rentable square foot
                           Year 4 = $23.50 per rentable square foot
                           Year 5 = $24.00 per rentable square foot

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j) Parking:                Fifteen (15) parking spaces at eighty-five ($85.00)
                           dollars per space per month.

k) Monthly Basic Rent:     $12,420.83 per month commencing on the Commencement
                           Date subject to adjustments for the first and last months rent pursuant to Sections 4.02 and 4.03 as well as Exhibit B.

l) Leaseable Area of the   Approximately 6,775 Rentable Square Feet
      Premises:            located on the 4th floor of Tower II

m) Leaseable Area of       200,000 Rentable Square Feet.
      Albany Street
      Plaza:

n) Prorata Share:          3.4%

o) Permitted Use:          General, executive and administrative office
                           space & ancillary uses thereto.

p) Broker:                 For Landlord:   Boraie Realty
                                           257 Livingston Avenue
                                           New Brunswick, New Jersey 08901

                           For Tenant:     CB Richard Ellis
                                           560 Lexington Avenue
                                           New York, NY 10022

q) Additional Rent:        Any and all amounts (including without limitation
                           Tenant's prorata share of Landlord's Operating Costs) which this Lease requires Tenant to pay in addition to Annual Basic Rent.

r) Premises:               The portion of the 4th floor shown on Exhibit A to
                           this Lease and known as Tower II - Suite 400.

s) Albany Street Plaza:    The Shopping Center and Office Development consisting
                           of the Land and all Improvements built on the land, including without limitation, Walkways, Driveways,
                           Fences and Landscaping, located at 120 Albany Street,
                           New Brunswick, New Jersey 08901.

t) Building:               The office and retail building which is part of
                           Albany Street Plaza.

u) Rent:                   The Annual Basic Rent and Additional Rent.

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                          ARTICLE 2.00 DEMISED PREMISES

Section 2.01 Agreement and Description

Landlord, for and in consideration of the terms, covenants and conditions herein contained, does hereby demise, lease and let to Tenant, and Tenant does hereby hire and take from Landlord for the term hereof subject to the terms, covenants and conditions herein contained 6,775 rentable square feet on the fourth floor of the building commonly known and designated as Albany Street Plaza, 120 Albany Street, Tower II, New Brunswick, New Jersey 08901 as more specifically described on the sketch attached as Exhibit A (the "Premises").

Section 2.02 Warranty of Title/Quiet Enjoyment

Landlord hereby represents that it and no other person, entity or corporation has the right to lease the Premises hereby demised except with respect to
Article 24. Landlord covenants and agrees that the Tenant shall have peaceful and quiet use and possession of the Premises without hindrance on the part of Landlord. Tenant acknowledges that neither Landlord nor its agents have made any representations or warranties as to the suitability or fitness of the Premises for the conduct of Tenant's business or for any other purpose.

Section 2.03 Estoppel

Tenant agrees that at any time, and from time to time, at reasonable intervals, within twenty (20) days after receipt of written request from Landlord to Tenant, Tenant will execute, acknowledge and deliver to Landlord and/or to such assignee or secured party as may be designated by Landlord, a certificate stating:

     that the Lease is unmodified and in full force and effect (or if there have been modifications, that the Lease is in full force and effect as modified, and identifying the modification agreements, or if the Lease is not in full force and effect the certificate shall so state);

     the date to which rental has been paid under the Lease;

     whether or not there is any existing default by Tenant in the payment of any rent or other sum of money under the Lease, and whether or not there is any other existing default by either party under the Lease with respect to which a notice of default has been served, and if there is any such default, specifying the nature and extent thereof;

     whether or not there are any setoffs, defenses or counterclaims against enforcemen of the obligations to be performed by Tenant under the Lease; and

     such other matters relating to this Lease as may be reasonably requested by Landlord or any of its aforesaid designees.

Section 2.04 Delivery Condition of Premises

Landlord, at its sole cost and expense, shall construct the leasehold improvements in the Premises per the approved plans and specifications attached hereto as Exhibit D.

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Landlord shall deliver the Premises to Tenant upon the substantial completion of the leasehold improvements. During the Landlord's performance of the work outlined in Exhibit D., Tenant shall have the right to perform certain work in the Premises, such as installation of a telephone and data equipment and cabling, provided said work does not interfere with Landlord's work.

Section 2.05 Use of the Premises

Tenant shall use the Premises for general, executive and administrative offices and related purposes incidental to Tenants business, and in accordance with applicable law (the "Permitted Use").

                   ARTICLE 3.00 TERM; COMMENCEMENT; OCCUPANCY

Section 3.01 Term

This Lease shall be for a term of five (5) years (the Term"), commencing on the "Commencement Date" (as hereinafter defined) and expiring at the close of business on the later of April 30, 2008 or the last day of the sixtieth full month following the Commencement Date (the "Termination Date"), subject to any option rights which may be contained in Article 34.00 hereof. In the event, Landlord has not substantially completed the leasehold improvements by April 15, 2003, then Landlord will give Tenant one day free rent for each day of delay. In the event Leasehold improvements are not substantially completed by September 30, 2003, Tenant shall have the right to cancel this lease.

Section 3.02 Commencement

The Commencement Date shall be defined as the earlier of April 15, 2003 or:
     1.) The date of Tenant's substantial occupancy of the Premises; or 2.) The date Landlord delivers premises to Tenant substantially complete.

Section 3.03 No Notice for Termination

This Lease shall terminate on the Termination Date set forth in Section 3.01, or any extension or renewal thereof, without the necessity of any notice from either Landlord or Tenant to terminate the same. For the period of six (6) months prior to the Termination Date, or any renewal or extension thereof, Landlord may show the Premises to prospective tenants during normal business hours.

Section 3.04 Holdover

If Tenant shall be in possession of the Premises after the Termination Date set forth in section 3.01, in the absence of any agreement extending the term hereof, the tenancy under this Lease shall become one from month to month, which either party may terminate on thirty (30) days prior written notice. During such occupancy subsequent to the termination date, Tenant shall pay a rental rate equal to 120% of the then current rental rate.

                                ARTICLE 4.00 RENT

Section 4.01 General

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Tenant covenants and agrees to pay the Landlord, as rental during the Term for the Premises, an annual basic rent as set forth on Exhibit B ("Annual Basic Rent") payable in equal monthly installments as set forth on Exhibit B ("Monthly Basic Rent"). Tenant covenants and agrees to pay, when due, any and all Additional Rent as hereinafter set forth in this Lease.

Section 4.02 Unspecified Costs

Any reasonable costs specified in this Lease and attributable to the operation, maintenance, alteration or improvement of the Premises shall, at the option of the Landlord, if not paid when due, be deemed Additional Rent and collectible as such with the next installment of Monthly Basic Rent. Nothing herein contained shall be deemed to suspend or delay the payment of any sum at the time the same becomes due and payable hereunder, or limit any other remedy of the Landlord.

Section 4.03 Due Date

Monthly Basic Rent shall be payable in advance on the first business day of each full calendar month during the Term, the first such payment, to be paid on the Commencement Date, shall include any prorated Annual Basic Rent for the period from the Commencement Date to the first day of the first full calendar month in the Term.

Section 4.04 Rental Years

The first "Rental Year" shall begin on the Commencement Date and shall end at the close of the twelfth full calendar month following the Commencement date or following the schedule set in Exhibit B of the Lease; thereafter a Rental Year shall consist of successive periods of twelve calendar months. Any portion of the Term remaining at the end of the last full Rental Year shall constitute the final Rental Year and rentals and all other charges shall be apportioned therefore and promptly paid as provided herein on the basis of the number of days in such final Rental Year divided by 365 days.

Section 4.05 Covenant to Pay Rent; Place of Payment

Tenant covenants to pay all Rent when due without any setoff, deduction or demand whatsoever, unless otherwise mutually agreed. Any monies paid or reasonable expenses incurred by Landlord to correct violations of any of the Tenant's obligations hereunder shall be payable to Landlord as Additional Rent. Any Additional Rent provided for in this Lease shall be due with the next installment of Annual Basic Rent due after receipt of notice of such Additional Rent from Landlord. Rent and statements required of Tenant shall be paid or delivered to Landlord at such place as Landlord may from time to time designate in writing to Tenant.

Section 4.06 No Waiver Upon Receipt

Receipt and acceptance by Landlord of any rentals, additional rentals and charges with knowledge of the breach of any covenant or condition of this lease by Tenant shall not be deemed a waiver of such breach.

Section 4.07 Late Charge

Notwithstanding anything to the contrary herein contained, in order to cover the extra expense involved in handling delinquent payments, Tenant shall pay a late charge of five percent (5%) of the overdue payment when any payment of Rent hereunder is paid

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more than ten (10) days after the due date thereof. It is understood and agreed that this charge is for additional expense incurred by Landlord and shall not be considered interest.

                                ARTICLE 5.00 TAX

Section 5.00 Abatement

Landlord anticipates having a property tax abatement for 30 years, whereby Landlord will make certain payments in lieu of real estate taxes. The Tenant is responsible for Tenant's Prorata Share of said in lieu of tax payments, which are incorporated into Annual Basic Rent. If at any future time Landlord becomes obligated to pay taxes, Tenant shall be obligated to pay Tenant's Prorata Share of such tax after said in lieu tax amounts are deducted from the Annual Basic Rent. If at any future time said property tax or in lieu of property tax payment shall increase, Tenant shall pay Tenant's Prorata Share of the increase.

                       ARTICLE 6.00 ACCEPTANCE OF PREMISES

Upon Tenant possession of the Premises for the conduct of it business, Tenant shall be deemed to have accepted the Premises, acknowledged that the same are in the condition called for hereunder and agreed that the obligations of the Landlord imposed hereunder have been fully performed.

                           ARTICLE 7.00 SUBORDINATION

Section 7.01 To Mortgages and Leases in General

This Lease shall not be a lien against the Premises in respect to any mortgages, or ground or master leases, that are, now or may hereafter be placed upon the Premises. All such mortgages, or ground or master leases shall have preference and precedence, and be superior and prior in lien, to this Lease, irrespective of the date of recording. This provision shall be self-operative and no further instrument of subordination shall be required. Nevertheless, Tenant agrees to execute without cost any instruments which Landlord may deem reasonably necessary or desirable to confirm the subordination of this Lease. Landlord to provide written notice to Tenant and Tenant will have five (5) business days to comply. A refusal by the Tenant to execute such instruments shall constitute a default under this Lease.

Section 7.02 To the Master Lease

This lease is subordinate to the Master Lease Agreement ("Master Lease") for the Albany Street Plaza, between Albany Street Plaza Urban Renewal LLC., as master lessor and Albany Street Plaza Reaf Estate Management Company as master lessee. The terms and conditions of the Master Lease are incorporated herein and are binding upon the parties hereto as if set forth fully herein. Where the provisions of the Master Lease and this Lease are conflicting, the Master Lease shall be controlling.

ARTICLE 8.00 TENANT'S IMPROVEMENTS, FIXTURES AND MECHANIC'S LIENS

                                       12

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Section 8.01 Improvements

On or before the Commencement Date, Landlord shall substantially complete all work to the Premises for Tenant in accordance with the description set forth in Exhibit D (Work Letter/Tenant's Plans) and Section 2.04 of this agreement. All improvements to the Premises other than those specified in Exhibit D shall be the obligation of the Tenant.

Section 8.02 Landlord's Right to Enter

Notwithstanding the Commencement Date, Landlord shall have the right to enter the Premises as reasonably necessary with reasonable advance notice. Landlord must give reasonable advance notice, except in an emergency, to enter the Premises after normal business hours.

Section 8.03 Mechanic's Liens

In the event any mechanic's lien shall at any time, whether before, during or after the Term, be filed against any part of Albany Street Plaza by reason of work, labor, services or materials performed or furnished to Tenant or to anyone holding the Premises through or under Tenant (except for work performed by Landlord including initial leasehold improvements), Tenant shall forthwith cause the same to be discharged of record or bonded to the reasonable satisfaction of Landlord. If Tenant shall fail to cause such lien to be so discharged or bonded within twenty (20) days after being notified in writing of the filing thereof, then, in addition to any other right or remedy of Landlord, Landlord may discharge the same by paying the amount claimed to be due, and the amount so paid by Landlord shall be due and payable by Tenant to Landlord as Additional Rent upon demand.

Section 8.04 Fixtures

All trade fixtures and apparatus (as distinguished from leasehold improvements) owned by the Tenant and installed in the Premises shall remain the property of Tenant and shall be removable at any time, including the expiration of the Term. After the termination of this Lease including the renewal or extension thereof, all erections, alterations, additions and improvements, whether temporary or permanent in character, which may be made upon the Premises by any person, except furniture, workstations, movable cabinets, shelves or movable machinery or equipment of the Tenant, shall become the property of the Landlord and shall remain upon and be surrendered with the Premises as a part thereof without compensation to the Tenant or to anyone else.

                      ARTICLE 9.00 PROMPT OCCUPANCY AND USE

Section 9.01 Continuous Occupancy

Tenant shall occupy the Premises on the Commencement Date and thereafter will continuously conduct its business in the Premises in accordance with the Permitted Use.

Section 9.02 Operations in Good Faith

Tenant shall cause said business to be conducted and operated in good faith.

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Section 9.03 Hours and Days of Operation

The Building is accessible 365 days a year, 24 hours per day.

Section 9.04 Overtime HVAC

The Building will be responsible for supplying HVAC from 7:00am through 7:00pm Monday - Friday, and 9:00am through 5:00pm on Saturday, including holidays. Any additional Tenant requirements will be supplied at an additional cost of $75.00 per hour. 24-hour notice is required by Landlord.

                        ARTICLE 10.00 OPERATION BY TENANT

Section 10.01 Tenant's Maintenance Obligations

In regard to use and occupancy of the Premises, at Tenant's expense, Tenant shall:

     Replace promptly any cracked or broken glass of the Premises with glass of like kind and quality if breakage is due to the negligence of Tenant, its agents or employees;

     Maintain the Premises in a clean, orderly and sanitary condition;

     Keep any garbage, trash, rubbish or refuse in containers within the interior of the Premises until removed by Landlord to dumpster. Tenant will comply with all recycling rules and regulations set forth by the City of New Brunswick;

     Keep all mechanical apparatus free of vibration and noise which may be transmitted beyond the Premises;

     Comply with all laws and ordinances, rules and regulations of governmental authorities and all recommendations of the Fire Underwriters Rating Bureau now or hereafter in effect in regard to Tenant's business;

     Conduct its business in all respects in a dignified manner in accordance with high standards of professionalism consistent with the quality of operation of the Albany Street Plaza as reasonably determined by Landlord; and

     Comply with all rules and regulations as Landlord shall reasonably implement from time to time.

Section 10.02 Prohibitions

In regard to use and occupancy of the Premises and common facilities, Tenant shall not:

     Place or maintain any merchandise, trash, refuse or other articles in any vestibule or entry of the Premises, on the sidewalks or corridors adjacent thereto or elsewhere on the exterior of the Premises so as to partially obstruct any driveway, sidewalk, parking area, mall or any other common facility;

     Use or permit the use of any objectionable advertising medium such as, without limitation, loudspeakers, phonographs, public address systems, sound amplifiers, reception of radio or television broadcasts within or outside of the Albany Street Plaza which is in any manner audible or visible outside of the Premises;

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     Permit unreasonable accumulations of garbage, trash, rubbish or other refuse within or without the Premises;

     Cause or permit objectionable odors to emanate or be dispelled from the Premises;

     Solicit business in the parking area or other common facilities;

     Distribute handbills or other advertising matter to, in or upon any automobiles parked in the parking areas or in any other common facility;

     Permit the parking of delivery vehicles so as to unreasonably interfere with the use of any driveway, sidewalk, parking area, lobby or other common facility in the Albany Street Plaza;

     Receive or ship articles of any kind except through service facilities provided by the Landlord between 6:00 AM and 7:00 PM through the back alleyway leading to Church Street; (and Landlord should at all times be required to provide reasonable facilities for shipping or receiving articles)

     (i) Use the Albany Street Plaza, sidewalk or any other common area facility adjacent to the Premises for the sale or display of any merchandise or for any other business, occupation or undertaking;
     (j) Conduct or permit to be conducted any auction, fire, going out of business, bankruptcy, or other similar type sale in or connected with the Premises;
     (k) Use or permit the use of any portion of the Premises for any unlawful purpose; or
     (l) Place a load upon any floor which exceeds the floor load for which the floor was designed to carry or allowed by law.

Section 10.03 Manner of Operation

Tenant acknowledges that it is Landlord's intent that the Albany Street Plaza be operated and therefore, agrees to operate in a manner which is consistent with the highest standards of decency and morals prevailing in the community which it serves. Toward that end, Tenant agrees that it shall also operate in a manner which is consistent with the highest standards of decency and morals.

                        ARTICLE 11.00 STRUCTURAL REPAIRS

Landlord shall make all structural repairs to the Premises and will keep in good order or repair the roof and the exterior of the Premises, except any doors, or door frames, storefronts, windows, and glass; provided Tenant shall give Landlord reasonable written notice of the necessity for such repairs, and provided that the damage thereto shall not have been caused by negligence of Tenant, its concessionaires, officers, employees, licensees, contractors or agents, in which event Tenant shall be responsible therefore.

                         ARTICLE 12.00 INTERIOR REPAIRS

Section 12.01 Tenant's Repairs

Excluding utilities not exclusively serving the Premises and the sprinkler, Tenant shall keep all non-structural elements and the interior of the Premises, together with all electrical, plumbing and other mechanical installations therein, in good order and repair

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and make all replacements thereto at its expense, if repair and/or replacement is necessary due to the gross negligence of Tenant, its agents or employees. Tenant shall surrender the Premises at the expiration of the Term or at such other time as it may vacate the Premises in as good condition as when received, except for ordinary wear and tear. Tenant shall not overload the electrical wiring or other services or utilities serving the Premises or within the Premises, and shall install at its expense, subject to the provisions of Article 14 herein, any additional electrical wiring or service which may be required in connection with Tenant's Permitted Use.

Section 12.02 Tenant's Indemnification

Any damage sustained by any party caused by mechanical, electrical, plumbing or any other equipment or installations, whose maintenance and repair is the responsibility of the Tenant shall be paid by Tenant, and Tenant shall indemnify and hold Landlord harmless from and against any and all claims, actions, damages and liability in connection therewith, including, but not limited to attorney's and other professional fees, which fees shall be reasonable, and any other cost which Landlord might reasonably incur.

                        ARTICLE 13.00 DAMAGE TO PREMISES

Tenant shall repair at its expense any damage to the Premises, or the building in which the Premises are located, caused by bringing into the Premises any property for Tenant's use, or by the installation or removal of such property, unless caused by Landlord, its agents, employees or contractors; and in default of such repairs by Tenant, at the expiration of fifteen (15) days after delivery, except in case of emergency, of written notice to Tenant, Landlord may make the same and Tenant agrees to pay to Landlord promptly upon Landlord's demand, as Additional Rent, the cost thereof with interest at the rate of the lesser of ten percent (10%) per annum or prime rate plus 2%.

                       ARTICLE 14.00 ALTERATIONS BY TENANT

Section 14.01 Tenant's Improvements

Tenant agrees that it shall not substantially improve or substantially alter the Premises in any way without prior written approval of Landlord, which approval shall not be unreasonably withheld, conditioned or delayed as to non-structural or cosmetic alterations. Any improvements made by Tenant which have been approved by Landlord shall be at the sole cost and expense of Tenant. Tenant agrees that any improvements or alterations approved by Landlord shall be constructed in a good and workmanlike manner. During the Term of the Lease, Tenant shall maintain such improvements and alterations in good condition. Tenant agrees that any additions, alterations and improvements made by it to the Premises (leasehold improvements) shall upon termination of the Lease automatically become the property of Landlord and shall remain upon the Premises in the absence of written agreement to the contrary. Tenant further shall not cut or drill into or secure any fixture, apparatus, or equipment of any kind to any part of the Premises without Landlord's prior written consent, which consent shall not be unreasonably withheld or delayed.

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Section 14.02 Exterior and Structural Improvements

Tenant shall not alter the exterior of the Premises (including but not limited to the facade and/or signs) and will not make any structural alterations to the Premises or any part thereof without Landlord's prior written approval of such alterations, which approval shall not be reasonably withheld or delayed.

Section 14.03 Signs and Advertising

Tenant shall not place or suffer to be placed or maintained on the exterior of the Premises any sign, advertising matter or any other thing of any kind, and shall not place or maintain any decoration, lettering or advertising matter on the glass of any window or door of the Premises without Landlord's prior written approval which approval shall not be unreasonably withheld or delayed. Tenant shall maintain any such sign, decoration, lettering, advertising matter or other thing as may be approved by Landlord in good condition and repair at all times.

Section 14.04 Painting/Decorations

Tenant will not paint or decorate any part of the exterior of the Premises without Landlord's prior written approval.

Section 14.05 Approval by Landlord

No alterations, renovations, improvements, other installation to be made in or on the Premises (including, but not limited to, electrical, plumbing, and mechanical installation and storefront or facade construction) shall be commenced until plans and specifications therefor have been submitted to Landlord and Landlord has approved same in writing. The plans and specifications required hereunder and the improvements to be made pursuant thereto shall be certified and performed by a person duly qualified to do the work described in said plans and specifications in the jurisdiction wherein the Premises are situated, and same shall comply with all applicable codes, rules, regulations and ordinances.

                          ARTICLE 15.00 ROOF AND WALLS

Landlord shall have the exclusive right to use all or any part of the roof of the Premises for any purpose; to erect additional stores or other structures over all or any part of the Premises; to erect in connection with the construction thereof temporary scaffolds and other aids to construction of the exterior of the Premises, provided that access to the Premises shall not be denied; and to install, maintain, use, repair and replace within the Premises pipes, ducts, conduits, wires and other mechanical equipment serving other parts of the Albany Street Plaza, the same to be in locations within the Premises as will not deny Tenant's use thereof, and which will not be visible from Tenant's customer area. Landlord may make any use it desires of the side or rear walls of the Premises, provided that such use shall not encroach on the interior of the Premises or interfere with Tenant's signage.

                         ARTICLE 16.00 COMMON FACILITIES

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Section 16.01 General

The common facilities which may be furnished by Landlord in or near the Albany Street Plaza for the general common use of tenants, their officers, agents, employees and invitees, including without limitation, loading docks and areas, delivery passages, package pickup stations, pedestrian sidewalks, malls, lobbies, courts and ramps, landscaped and planted areas, retaining walls, stairways, bus stops, lighting facilities, heating, ventilation and air-conditioning equipment and system, comfort stations and other areas and improvements, shall at all times be subject to the exclusive control and management of Landlord. Landlord shall have the right to establish, modify and enforce reasonable rules and regulations with respect to the common facilities.

Section 16.02 Operation and Maintenance

Landlord shall operate and maintain the common facilities provided pursuant to this Article.

Section 16.03 Landlord's Right to Alter

Landlord reserves the right in its sole discretion to change, rearrange, alter, modify, diminish or add to any or all of the common facilities so long as there is no unreasonable degradation to such facilities.

                   ARTICLE 17.00 EXPENSE OF COMMON FACILITIES

Section 17.01 Landlord's Operating Costs

The "Landlord's Operating Costs" shall be the cost and expense of operating and maintaining the common facilities which may be provided pursuant to Article 16 (whether located on land within the Albany Street Plaza or adjacent thereto) in a manner deemed by Landlord to be reasonable and appropriate and for the best interests of the Albany Street Plaza, including, without limitation: all reasonable costs and expense of operating, repairing, lighting, cleaning, painting, striping, reasonable policing and security (including cost of uniforms, equipment and all employment taxes); insurance, including liability insurance for personal injury, death and property damage, insurance against fire, extended coverage, theft or other casualties, worker's compensation insurance covering personnel, fidelity bonds for personnel, insurance against liability for defamation and claims of false arrest occurring in or about the area in which the common facilities are from time to time located; plate glass insurance for glass exclusively serving the area in which the common facilities are from time to time located; removal of snow, ice, and debris; costs and expense of inspection and depreciation of machinery and equipment used in the operation and maintenance of the common facilities and personal property taxes and other charges incurred in connection with such equipment; costs and expense of repair and/or replacement of curbs, walkways, landscaping, drainage, pipes, ducts, conduits and similar items, and lighting facilities; costs and expense of planting, replanting and replacing flowers, shrubbery and planters; costs of elevator service contracts; cost and expense for the rental of music program services and loud speakers systems, including furnishing electricity therefore; cost attributed by Landlord for providing energy to heat, ventilate and air-condition areas in which the common facilities are, from time to time located; maintenance costs related to furnishing heat, air conditioning and ventilation; utility costs including but not limited to electric, gas, water and sewer services; services, if

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any, furnished by the Landlord for non-exclusive use of all tenants, including parcel pick-up and delivery services and shuttle bus service; garbage collection; and customary building management fees for operating and maintaining the common facilities.

Section 17.02 Tenant's Share

In each Rental Year Tenant will pay Landlord, as Additional Rent, Tenant's Prorata Share of Landlord's Operating Costs over base year 2003.

Section 17.03 Payment and Adjustment of Tenant's Share

Tenant's share shall be paid by Tenant in monthly installments in such amounts as are from time to time estimated and billed by Landlord during each twelve
(12) month period commencing and ending on dates designated by Landlord, each installment being due on the first day of each month next following the sending of the bill by Landlord. Within one hundred twenty (120) days after the end of each Rental Year Landlord shall deliver to Tenant a statement of Landlord's Operating Costs for such Rental Year and the monthly installments paid or payable shall be adjusted between Landlord and Tenant, each party hereby agreeing to pay to the other within thirty (30) days of receipt of such statement, such amount (without interest) as may be necessary to effect adjustment to the agreed Tenant's Share for the preceding Rental Year. Tenant's share of Landlord's Operating Costs as provided in Landlord's yearly statement to Tenant shall only be increased in any given year by the lesser of (a) ten percent (10%) of the preceding year's share of Operating Costs, or (b) actual cost. Upon reasonable notice, Landlord shall make available for Tenant's inspection, during normal business hours, Landlord's records relating to Landlord's Operating Costs for such preceding period. Failure of Landlord to provide the statement called for hereunder within the time prescribed shall not relieve Tenant from its obligations hereunder. Landlord will notify Tenant in writing of any such charges.

                 ARTICLE 18.00 PAYMENT OF UTILITY CHARGES, ETC.

Section 18.01 Installation of Meters

Landlord shall install an electric meter to the Tenant's floor measuring the use of the utilities by Tenant in the operation of the Premises. Tenant will be charged Tenant's prorata share of the 4th floor which is 60%, of electrical charges to the 4th floor. In the event Tenant's electrical charges deviate substantially from their actual usage then Landlord shall install an additional submeter, at Landlord's expense.

Section 18.02 Payment of Charges

Landlord shall pay and discharge all charges for all public and private utility services furnished to or for the benefit of the Building during the Term, except Tenant shall pay and discharge all charges for all utility services furnished to or for the benefit of the Premises. Tenant shall make said payment directly to the Landlord.

Section 18.03 Interruption in Service

Unless caused by the gross negligence of Landlord, its agents or employees, Landlord shall under no circumstances be liable to Tenant in damages or otherwise for any

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interruption in service of water, electricity, heating, air conditioning or other utilities and services caused by the making of any necessary repairs or improvements or by any cause beyond Landlord's reasonable control, and the same shall not constitute a termination of this Lease or eviction from the Premises (constructive or otherwise). However, in the event that such services are not provided for more than two consecutive business days or five days in a calendar month, then in that event the Monthly Rental will be reduced proportionately from the date the interruption in services began until the services are restored.

Section 18.04 Alteration of Service

Landlord reserves and shall at all times have the light in its sole discretion to alter the utilities serving the Albany Street Plaza without disrupting service to Tenant, and Tenant agrees to execute and deliver to Landlord without delay such documentation as may be required to effect such alteration.

                             ARTICLE 19.00 INSURANCE

Section 19.01 Insurance Required

Tenant will keep in force at its expense as long as this Lease remains in effect and during such other time as Tenant occupies the Premises or any part thereof, public liability insurance, including contractual liability, with respect to the Premises with carriers Landlord has approved in writing with minimum limits of One Million ($1,000,000.00) Dollars on account of bodily injuries to or death of one person, and Three Million ($3,000,000.00) dollars on account of bodily injuries to or death of more than one person as the result of any one accident or disaster; property damage insurance with minimum limits of One Million Dollars ($1,000,000.00) and all risks perils insurance at replacement cost value on Tenant's personal property, including inventory, trade fixtures, wall and floor coverings, furniture and other property removable by Tenant and leasehold improvements either existing within the Premises on the Commencement Date or installed by Tenant during the Term of this lease; provided, however, that Tenant's insuring of said leasehold improvements used by it shall in no way confer on Tenant any property rights to same except as otherwise provided in this Lease. Tenant may self-insure for glass breakage. All policies shall name Landlord or its designee as additional named insured, and shall contain a provision stating that such policy or policies shall not be canceled or modified except after thirty (30) days prior written notice to Landlord. At least thirty
(30) days prior to expiration of any insurance policies required hereunder, Tenant shall deliver to Landlord a premium bill marked paid for the full year subsequent to the year covered by the expiring policy. If the nature of Tenant's operation is such as to place any or all of its employees under the coverage of local worker's compensation or similar statutes, Tenant shall also keep in force, at its expense, so long as this Lease remains in effect and during such other times as Tenant occupies the Premises or any part thereof, worker's compensation or similar insurance affording statutory coverage and containing statutory limits. If Tenant shall not comply with its covenants made in this
Article 19.00, Landlord may immediately cause insurance as aforesaid to be issued, and in such event Tenant agrees to pay, as Additional Rent, the premium for such insurance upon Landlord's demand. It is understood and agreed to by Landlord that Tenant is insured and as such

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shall not be required to provide Landlord with policies of insurance. However,
Tenant shall provide Landlord with evidence of Tenant's insurance.

Section 19.02 Compliance with Landlord's Policies

Tenant shall not do or suffer to be done, or keep or suffer to be kept, anything in, upon or about the Premises which will contravene Landlord's policies insuring against loss or damage by fire or other hazards (including, without limitation, public liability) or which shall prevent Landlord from procuring such policies in companies acceptable to Landlord. If anything done, omitted to be done or caused by Tenant to be kept in, upon or about the Premises shall cause the rate of fire or other insurance on the Premises or on other property of Landlord or of others within the Albany Street Plaza to be increased beyond the minimum rate from time to time applicable to the Premises for the Permitted Use or to any other property for the use or uses made thereof, Tenant shall pay, as Additional Rent, the amount of any such increase upon Landlord's demand.

Section 19.03 Waiver of Subrogation

Neither the Tenant nor the Landlord, nor their respective agents or employees, shall be liable to the other (or to anyone claiming through or under them by way of subrogation or otherwise) for loss or damage of type normally covered by comprehensive liability, workers compensation, fire and 'ALL-RISK" insurance covering buildings, contents or personal injury or disability. Landlord and Tenant shall each cause their insurance policies to contain clauses or endorsements that the aforesaid releases shall not adversely affect or impair a party's rights to recover under said insurance policies. In addition, it is understood and agreed that if any such liability shall exceed the amount of the effective and collectible insurance in question, the Tenant shall be liable for such excess. It is understood and agreed to by Landlord that Tenant is insured.

                             ARTICLE 20.00 INDEMNITY

Both Parties agree to and shall save, hold and keep harmless and indemnify each other from and for any and all payments, expenses, costs, attorney fees and from and for any and all claims and liability for losses or damage to property or injuries to persons occasioned wholly or in part by or resulting from any negligent acts or omissions by the other parties or its agents, employees, guests, licensees, invitees, subtenants, assignees or successors; or for any cause or reason whatsoever arising out of or by reason of the occupancy by the Tenant and the conduct of the Tenant's business.

                      ARTICLE 21.00 FIRE OR OTHER CASUALTY

Section 21.01 Repair; Rent Abatement

If the Premises shall be damaged by fire, the elements, accident or other casualty 1("Casualty"), but the Premises are not thereby rendered inaccessible or untenantable in whole or in part, Landlord shall at its expense cause such damage to be repaired, without abatement of rent. If, as the result of casualty, the Premises are rendered inaccessible or untenantable in part, Landlord shall at its expense cause such damage to be repaired, and the Annual Basic Rent and other charges shall be abated proportionately as to the portion of the Premises rendered untenantable from the date

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of such Casualty until the Premises are rendered accessible and tenantable. If, as the result of Casualty, the Premises are rendered wholly untenantable or wholly inaccessible, Landlord may, subject to Section 21.02 at its expense cause such damage to be repaired and the Annual Basic Rent and other charges shall be abated from the date of such Casualty until the Premises, or any portion thereof, have been rendered accessible and tenantable. In no event shall Landlord be liable for interruption to Tenant's business or for damage to or replacement or repair of Tenant's personal property, including inventory, trade fixtures, floor coverings, furniture, supplies, records and other property removable by Tenant under the provisions of this Lease. Landlord will have thirty (30) days to notify Tenant as to whether or not Tenant space will be repaired. Tenant will have the option to terminate Lease if the premises are not substantially repaired within 120 days of Landlord's notice.

Section 21.02 Termination By Landlord

If the Premises are a) rendered substantially untenantable, made inaccessible or
b) damaged as a result of any cause which is not covered by Landlord's insurance, or c) damaged in whole or in part during the last two years of the Term (or of a renewal term, if any) or if Building is damaged to the extent of fifty (50%) percent or more of the rentable floor area thereof, then in any such event, Landlord may terminate this Lease by giving to Tenant notice within ninety (90) days after the occurrence of such event. Annual Basic Rental and other charges shall be adjusted as of the date of such cancellation. In the event of a Lease cancellation, security deposit will be returned to Tenant within 15 business days.

Section 21.03 Demolition

If the Building is so substantially damaged that it is reasonably necessary, in Landlord's judgment, to demolish such Building for the purpose of reconstruction or otherwise, Landlord may demolish the same in which event the rent shall be abated and the lease terminated as if the Premises were rendered untenantable by a Casualty. In no event, however, shall Landlord be required to reconstruct any building demolished pursuant to this Section. Upon notice by Landlord to Tenant of its intention not to reconstruct, this Lease shall terminate. In the event of a Lease cancellation, security deposit will be returned to Tenant within five
(5) business days.

                           ARTICLE 22.00 CONDEMNATION

If the whole or any part of the Premises shall be taken under the power of eminent domain, this Lease shall terminate as to the part so taken on the date Tenant is required to yield possession thereof to the condemning authority. Landlord shall make such repairs and alterations as may be practicable in order to restore the part not taken to useful condition and the Annual Basic Rental shall be reduced proportionately as to the portion of the Premises so taken. If the portion of the Premises so taken renders the Premises unusable for the purpose set forth in Section 2.05, either party may terminate this Lease as of the date when Tenant is required to yield possession. Tenant shall not be entitled to any portion of the award for the fee or leasehold of any element hereof, and the entire award shall belong to Landlord. However, Tenant may apply for reimbursement from the condemning authority for moving expenses and the value of trade fixtures, if permitted. In addition, Tenant shall be able to claim any award

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which is granted to Tenant based solely on the undepreciated value of its leasehold improvements. Notwithstanding any provision in this Article to the contrary, in no event shall Tenant be able to claim any award that will adversely affect Landlord.

                      ARTICLE 23.00 INSPECTIONS BY LANDLORD

Tenant will, upon reasonable advance notice (including when possible in writing) from Landlord, permit Landlord, its agents, employees and contractors to enter all parts of the Premises during Tenant's business hours except in case of emergency when Landlord can enter any time, to sufficiently inspect 'the same and to enforce or carry out any provisions of this Lease.

                        ARTICLE 24.00 NO ASSIGNMENT, ETC.

Section 24.01 General

Tenant, for itself, its heirs, distributees, executors, administrators, legal representatives, successors and assigns, covenants that it will not assign, mortgage or encumber this Lease, nor sublease, or permit the Premises or any part of the Premises to be used or occupied by others, without the prior written consent of Landlord in each instance, which consent shall not be unreasonably conditioned, withheld or delayed. The transfer of control, or of a majority of the issued and outstanding capital stock, of any corporate tenant or subtenant of this Lease or a majority interest in any partnership or other entity Tenant or subtenant, however accomplished, and whether in a single transaction or in a series of transactions, shall constitute an assignment of this Lease or of such sublease requiring Landlord's prior written consent in each instance which consent shall not be unreasonably withheld or delayed. The transfer of outstanding capital stock of any corporate tenant, for purposes of this Article 24.00, will not include any sale of such stock by persons other than those deemed "insiders" within the meaning of the Securities Exchange Act of 1934 as amended, and which sale is effected through "over-the-counter-market" or through any recognized stock exchange.

Section 24.02 Any Assignment Void

Any assignment or sublease in violation of Section 24.01 is void, and shall constitute a default. If this Lease is assigned, or if the Premises or any part of the Premises are subleased or occupied by anyone other than Tenant, Landlord may, after default by Tenant, collect rent from the assignee, subtenant or occupant, and apply the net amount collected to Rent. No assignment, sublease, occupancy or collection shall be deemed a) a Waiver of the provisions of this
Article 24.00, or b) the acceptance of the assignee, subtenant or occupant as Tenant; or c) release tenant from the further performance by Tenant of covenants on the part of Tenant contained in this Lease. The consent by Landlord to an assignment or sublease shall not be construed to relieve Tenant from obtaining Landlord's prior written consent in writing to any further assignment or sublease. No permitted subtenant shall assign or encumber its sublease or further sublease all or any portion of its subleased space, or otherwise permit the subleased space or any part of its subleased space to be used or occupied by others, without Landlord's prior written consent in each instance, which consent shall not be unreasonably conditioned, withheld or delayed. Landlord will respond to Tenants

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request for consent within 10 business days from the date that all required financial, background and whatever other information that Landlord reasonably requires is presented to the Landlord by the Tenant. Landlord shall be entitled to receive 100% of all excess rents received by sublandlord but sublandlord shall be entitled to deduct such reasonable expenses related to securing the sublease.

Section 24.03 Limitation on Remedies

Tenant shall not be entitled to make, nor shall Tenant make, any claim, and Tenant by this Section waives any claim, for money damages (nor shall Tenant claim any money damages by way of set-off, counterclaim or defense) based upon any claim or assertion by Tenant that Landlord has unreasonably withheld or unreasonably delayed its consent or approval to a proposed assignment or subletting as provided for in this Article 24.00. Tenant's sole remedy shall be an action or proceeding to enforce any such provision, or for specific performance, injunction, or declaratory judgment.

                              ARTICLE 25.00 DEFAULT

Section 25.01 Events of Default

The following events are referred to collectively as "Events of Default", or individually as an "Event of Default":

     If default shall be made by Tenant in the due and punctual payment of any rent when the same shall become due and payable, and such default shall continue for a period of ten (10) business days after written notice from Landlord stating that this Lease and the Term shall expire and terminate on the date specified in such notice, which shall be at least ten (10) business days after the giving of such notice, and upon the date specified in such notice, this Lease and the Term and all rights of Tenant under this Lease shall expire and terminate;

     This Lease or the Premises or any part of the Premises are taken upon execution or by other process of law directed against Tenant, or are taken upon or subject to any attachment at the instance of any creditor or claimant against Tenant, and the attachment is not discharged or disposed of within fifteen business (15) days after its levy;

     Tenant files a petition in bankruptcy or insolvency or for reorganization or arrangement under the bankruptcy laws of the United State or under any insolvency act of any state, or admits the material allegations of any such petition by answer or otherwise, or is dissolved or makes an assignment for the benefit of creditors;

     Involuntary proceedings under any such bankruptcy law or insolvency act or for the dissolution of Tenant are instituted against Tenant, or a receiver or trustee is appointed for all or substantially all of the property of Tenant, and such proceeding is not dismissed or such receivership or trusteeship vacated within sixty (60) days after such institution or appointment;

     Tenant fails to take possession of the Premises on the Commencement date of the Term; and such default shall continue for a period of ten (10) business days after written notice from Landlord stating that this Lease and the Term shall expire and terminate on the date specified in such notice, which shall be at least ten (10) business days after the giving of such notice, and upon the

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     date specified in such notice, this Lease and the Term and all rights of
     Tenant under this Lease shall expire and terminate;

     (f) Tenant materially breaches any of the other agreements, terms, covenants or conditions which this Lease requires Tenant to perform, and such breach continues for a period of thirty (30) days after written notice from Landlord to Tenant.

Section 25,02 Landlord's Remedies

If any one or more Events of Default set forth in Section 25.01 occurs (subject to the notice provision in Section 25.01), then Landlord has the right, at its election:

     to give Tenant written notice of Landlord's intention to terminate this Lease on the earliest date permitted by law or on any later date specified in such notice, in which case Tenant's right to possession of the Premises will cease and this Lease will be terminated, except as to Tenant's liability, as if the expiration of the term fixed in such notices were the end of the Term; or

     without further demand or notice, to reenter and take possession of the Premises or any part of the Premises, repossess the same, expel Tenant and those claiming through or under Tenant, and remove the effects of both or either, using such force for such purposes as may be necessary, without being liable for prosecution, without being deemed guilty of any manner of trespass, and without prejudice to any remedies for arrears of Monthly Basic Rent or other amounts payable under this Lease or as a result of any preceding breach of covenants or conditions; or

     in addition to all other remedies specified in this Lease, Landlord can, without further demand or notice, cure any Event of Default and charge Tenant for the cost of effecting such cure, including, without limitation, reasonable attorneys' fees and interest on the amount so advanced at a rate equal to the Citibank Prime Rate as that rate may change from time to time plus five (5%) percent provided that Landlord will have no obligation to cure any such Event of Default of Tenant.

Should Landlord elect to reenter as provided in subsection (b), or should Landlord take possession pursuant to legal proceedings or pursuant to any notice provided by law, Landlord may, from time to time, without terminating this Lease, relet the Premises or any part of the Premises in Landlord's or Tenant's name, but for the account of Tenant, for such term or terms (which may be greater or less than the period which would otherwise have constituted the balance of the Term) and on such conditions and upon such other terms (which may include concessions of free rent and alteration and repair of the Premises) as Landlord, in its sole discretion, may determine, and Landlord may collect and receive the rent. Landlord will make best efforts to mitigate Tenants liability under this Lease but will in no way be responsible or liable for any failure to relet the Premises or any part of the Premises, or for any failure to collect any rent due upon such reletting. No such reentry or taking possession of the Premises by Landlord will be construed as an election on Landlord's part to terminate this Lease unless a written notice of such intention is given to Tenant. No notice from Landlord under this section or under a forcible or unlawful entry and detainer statute or similar law will constitute an election by Landlord to terminate this Lease unless such notice specifically so states. Landlord reserves the right following any such reentry or reletting to exercise its right to

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terminate this Lease by giving Tenant such written notice, in which event this
Lease will terminate as specified in such notice.

Section 25.03 Certain Damages

If Landlord does not elect to terminate this Lease as permitted in subsection
(a) of section 25.02, but on the contrary elects to take possession as provided in subsection (b) of Section 25.02, Tenant will pay to Landlord; (a) Monthly Basic Rent and other sums as provided in this Lease, which would be payable under this Lease if such repossession had not occurred, less (b) the net proceeds, if any, of any reletting of the Premises after deducting all Landlord's reasonable and customary expenses in connection with such reletting, including, without limitation, all repossession costs, brokerage commissions, attorney1 fees, expenses of employees, alteration and repair costs and expenses of preparation for such reletting. If, in connection with any reletting, the new lease term extends beyond the existing Term, or the premises covered by such new lease include other premises not part of the Premises, a fair apportionment of the rent received from such reletting and the expenses incurred in connection with such reletting as provided in this Section will be made in determining the net proceeds from such reletting, and any rent concessions will be equally apportioned over the term of the new lease. Tenant will pay such rent and other sums to Landlord monthly on the day on which the Monthly Basic Rent would have been payable under this Lease if possession had not been retaken, and Landlord will be entitled to receive such rent and other sums from Tenant on each such day.

Section 25.04 Continuing Liability After Termination

If this Lease is terminated on account of the occurrence of an Event of Default, Tenant will remain liable to Landlord for damages in an amount equal to Monthly Basic Rent and other amounts which would have been owing by Tenant for the balance of the Term, had this Lease not been terminated, less the net proceeds, if any, of any reletting of the Premises by Landlord subsequent to such termination, after deducting all Landlord's expenses in connection with such reletting, including, but without limitation, the expenses enumerated in section
25.03. Landlord will be entitled to collect such damages from Tenant monthly on the day on which Monthly Basic Rent and other amounts would have been payable under this Lease if this Lease had not been terminated, and Landlord will be entitled to receive such Monthly Basic Rent and other amounts from Tenant on each such day. Alternatively, at the option of Landlord, in the event this Lease is so terminated, Landlord will be entitled to recover against Tenant, as damages for loss of the bargain and not as a penalty, an aggregate rent which, at the time of such termination of this Lease, represents the excess of the aggregate of Monthly Base Rent and all other Rent payable by Tenant that would have accrued for the balance of the of the Term over the aggregate rental value of the Premises (such rental value to be computed on the basis of a tenant paying not only a rent to Landlord for the use and occupation of the Premises, but also such other charges as are required to be paid by Tenant under the terms of this Lease) for the balance of such Term, both discounted to present value at the lesser of eight (8%) percent or the discount rate of the New York Federal Reserve Bank on the date of the Event of Default.

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Section 25.05 Cumulative Remedies

Any suit or suits for the recovery of the amounts and damages set forth in Sections 25.03 and 25.04 may be brought by Landlord, from time to time, at Landlord's election, and nothing in this Lease will be deemed to require Landlord to await the date upon which this Lease or the Term would have expired had there occurred no Event of Default. Each right and remedy provided for in this Lease is cumulative and is in addition to every other right or remedy provided for in this Lease or now or after the Commencement date existing at law or in equity or by statute or otherwise, and the exercise or beginning of the exercise by Landlord of any one or more of the rights or remedies provided for in this Lease or now or after the Commencement Date existing at law or in equity or by statute or otherwise will not preclude the simultaneous or later exercise by Landlord of any or all other rights or remedies provided for in this Lease or now or after the Commencement Date existing at law or in equity or by statute or otherwise. All costs incurred by Landlord in collecting any amounts and damages owing by Tenant pursuant to the provisions of this Lease or to enforce any provision of this Lease, including reasonable attorneys' fees whether or not one or more actions are commenced by Landlord, will also be recoverable by Landlord from Tenant.

                        ARTICLE 26.00 DEFAULT BY LANDLORD

If Landlord fails to fulfill any of the agreements or provisions of this Lease and such failure is not corrected within ten (10) business days or mutually agreed upon by Landlord and Tenant after having received written notice from Tenant, then, in that event, in addition to all rights, powers or remedies available to Tenant by law, Tenant may upon prior written notice to Landlord:
(I) correct Landlord's defaults and deduct the cost from monies due to Landlord;
(II) withhold payments of rent and other amounts (if any) due to Landlord, until such default has been corrected; or (III) terminate this Lease and all obligations hereunder if the specified default is not corrected within sixty
(60) days after having received notice from Tenant.

                      ARTICLE 27.00 SUCCESSORS AND ASSIGNS

This Lease and the covenants and conditions therein contained shall inure to the benefit of and be binding upon Landlord, its successors and assigns, and shall be binding upon Tenant, its successors and assigns, and shall inure to the benefit of Tenant and only such assigns of Tenant to whom the assignment by Tenant has been consented to by Landlord in writing.

                           ARTICLE 28.00 GOVERNING LAW

This Lease shall be governed by the laws of the State of New Jersey.

                             ARTICLE 29.00 CAPTIONS

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Captions and headings are for convenience and reference only.

ARTICLE 30.00 BROKERS

CB Richard Ellis is the Broker of record and Landlord will be responsible to pay any fees or commissions due the broker as mutually agreed to by Landlord and Broker.

ARTICLE 31.00 WRITTEN MODIFICATION

This writing is intended by the parties as a final expression of their agreement and as a complete and exclusive statement of the terms thereof, all negotiations, considerations and representations between the parties having been incorporated herein. No representations, understandings, or agreements have been made or relied upon in the making of this Lease other than those specifically set forth herein. This Lease may only be modified by a writing signed by all of the parties hereto or their duly authorized agents.

ARTICLE 32.00 SEVERABILITY

If any term or provision, or any portion thereof, of this Lease, or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstance other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each other term and provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.

                              ARTICLE 33.00 NOTICES

Any notices required or authorized to be sent pursuant to the provisions hereof shall be sent to the parties as follows:

a) to Landlord at:   Albany Street
                     Plaza Real Estate Management Company
                     c/o Boraie Development LLC.
                     120 Albany Street, Suite 305
                     New Brunswick, New Jersey 08901

b) to Tenant at:     Arbinet-thexchange, Inc.
                     120 Albany Street, Tower II
                     Suite 400
                     New Brunswick, NJ 08901

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or such other addresses as shall be designated by the parties hereto upon written notice. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given when sent by prepaid, registered, overnight carrier, (i.e. Federal Express) or certified mail, return receipt requested.

                          ARTICLE 34.00 OPTION TO RENEW

Section 34.01 Term; Notice

Tenant is hereby granted an option to extend this term of this Lease for one (1) successive period of three (3) or five (5) years either commencing upon expiration of the term (the "Option Period"), provided Tenant is not in default under the Lease and gives to Landlord at least six months written notice prior to the expiration of the Term of Tenant's exercise of such option. The Annual Basic Rent during the extended term shall be ninety-five (95%) percent of the fair market value of the Premises, but not less than $26.00 per rentable square foot

Section 34.02 Rent

All the terms and conditions of this Lease shall be in effect during the Option Period except that the Annual Basic Rent for the Option Period (see Exhibit B) which was mutually agreed upon by Landlord and Tenant at the execution of this Lease.

                    ARTICLE 35.00 JOINT AND SEVERAL LIABILITY

If two or more individuals, corporations, partnerships or other business associations (or any combination of two or more thereof) shall sign this lease as Tenant, the liability of each such individual, corporation, partnership or other business association to pay rent and perform all other obligations hereunder shall be deemed to be joint and several. In like manner, if the Tenant named in this lease shall be a partnership or other business association, the members of which are, by virtue or statue or general law, subject to personal liability, the liability of each such member shall be joint and several.

                        ARTICLE 36.00 NOT A JOINT VENTURE

Any intention to create a joint venture or partnership relationship between the parties hereto is hereby expressly disclaimed.

                             ARTICLE 37.00 NO OPTION

The submission of this lease for examination does not constitute a reservation of or option for the Premises, and this Lease becomes effective only upon execution and delivery thereof by Landlord and Tenant.

                      ARTICLE 38.00 THIRD PARTY BENEFICIARY

Nothing contained in this lease shall be construed so as to confer upon any other party the rights of a third party beneficiary as to any provision contained herein.

                     ARTICLE 39.00 COMPLIANCE WITH ALL LAWS

The Tenant shall promptly comply with all laws, ordinances, rules, regulations, requirements and directives of the Federal, State and Municipal Governments or Public Authorities and of all their departments, bureaus and subdivisions, applicable to and affecting the Premises, their use and occupancy, for the correction, prevention and abatement of nuisances, violations or other grievances in, upon or connected with the Premises, during the Term, provided the offense is not due to Tenant's particular manner of use (as opposed to mere office use); and shall promptly comply with all orders, regulations, requirements and directives of the Board of Fire Underwriters or similar authority and of any insurance companies which have issued or are about to issue policies of insurance covering the Premises and its contents for the prevention of fire or other casualty, damage or injury, at the Tenant's own cost and expense. Tenant shall be allowed to pursue any relief allowed by law.

                      ARTICLE 40.00 LIMITATION ON RECOURSE

Tenant specifically agrees to look solely to Landlord's interest in Albany Street Plaza for the recovery of any judgments from Landlord, it being agreed that Landlord (and its shareholders, venturers, and partners, and their shareholders, venturers and partners and all of their officers, directors and employees) shall not be personally liable for any such judgments.

                           ARTICLE 41.00 FORCE MAJEURE

Landlord shall have no liability to Tenant, nor will Tenant have any right to Terminate this actual or constructive eviction, because of Landlord's failure to perform any of its obligations in the Lease if the failure is due to reasons beyond Landlord's reasonable control, including, without limitation, strikes or other labor difficulties; inability to obtain necessary Governmental permits and approvals (including building permits or Certificates of Occupancy); unavailability or scarcity of materials; war; riot; civil insurrection; accidents; acts of God; and governmental preemption in connection with a national emergency. If Landlord fails to perform its obligations because of any reasons beyond Landlord's reasonable control (including those enumerated above), the period for Tenant's performance shall be extended day for day for the duration of the cause of Landlord's failure.

                          ARTICLE 42,00 NO RECORDATION

Neither this Lease nor any short form or memorandum hereof shall be recorded by the Tenant or Landlord. Such recordation shall be a default under this Lease, and the

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Tenant or Landlord hereby irrevocably appoints the Tenant or Landlord its attorney in fact for the limited purpose of causing the removal from the record of any such recordation.

                          ARTICLE 43.00 EFFECT OF SALE

A sale, conveyance or assignment of Albany Street Plaza shall operate to release Landlord from liability from and after the effective date of such sale, conveyance or assignment upon all of the covenants, terms and conditions of this Lease, express or implied, except those which arose prior to such effective date, and, after the effective date of such safe, conveyance or assignment, Tenant shall look solely to Landlord's successor in interest in and to this Lease. This Lease shall not be affected by any such sale, conveyance or assignment, and Tenant will attorn to Landlord's successor in interest in this Lease.

                      ARTICLE 44.00 TENANT'S ECRA WARRANTY

Tenant represents and warrants that it is not an "Industrial Establishment" as defined in the Environmental Cleanup Responsibility Act, N.J.S.A. 13:1K-6 et seq. ("ECRA"). Tenant shall not do or suffer anything that will cause it to become an Industrial Establishment under ECRA during the term of this Lease. Landlord may from time to time require Tenant at Tenant's sole expense to provide proof satisfactory to Landlord that Tenant is not an Industrial Establishment. In the event that Tenant now is or hereafter becomes an Industrial Establishment then, in addition to all of the Landlord's other rights and remedies herein, at its sole expense Tenant shall comply with all requirements of ECRA, howsoever arising, related directly or indirectly to the Tenant and/or its operations and/or the Premises. This Article shall survive the expiration or sooner termination of the Lease.

                          ARTICLE 45.00 USE OF ASBESTOS

Landlord will inform Tenant if asbestos has been used for fireproofing or other purposes in the construction of the building. If asbestos has been used, Landlord will give Tenant evidence that proper testing and/or monitoring of the air within the building has or is being done to insure that a health hazard does not now or will not as long as Tenant occupies the Premises, exist. Landlord will be responsible for all Hazmat unless Tenant is responsible for the installation of any such hazardous materials.

                         ARTICLE 46.00 CORPORATE TENANCY

If Tenant is a Corporation, the undersigned officers of Tenant hereby warrant and certify to Landlord that tenant is a corporation in good standing and duly organized under the laws of the State of New Jersey, or if chartered in a State other than the State of New Jersey, is a Corporation in good standing and duly organized under the laws of such State and is authorized to do business in the State of New Jersey. The undersigned representatives of Tenant hereby further warrant and certify to Landlord

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that they are officers of the Corporation and as such are authorized and empowered to bind the Corporation to the terms of this Lease by their signatures thereto.

                              ARTICLE 47.00 PARKING

For the term of this lease and including any extensions, Landlord will provide to Tenant fifteen (15) parking spaces and Tenant will pay at $85 per month to Tenant for the term of this Lease, if additional parking is needed, each parking space will be at $85.00 per space per month or the then current rate. If the additional parking is not available at the Albany Street Plaza Parking Deck, Landlord will help secure spaces at the Ferren Mall Parking Deck at the current market rate at no cost to Landlord. Two (2) spaces of the 15 initial spaces will be reserved on the ground level and the remaining 13 will be in common with others. If Landlord defaults in its obligation to provide any of the 13 spaces in common in the Albany Street Plaza Parking Deck then Landlord shall provide space in the Spring Street parking lot.

ATTEST: ALBANY STREET PLAZA REAL ESTATE MANAGEMENT COMPANY


FEB 7th, 2003                           ----------------------------------------
Date                                    Omar Boraie
                                        Managing Partner


ATTEST: ARBINET-THEXCHANGE, Inc.


FEB 6th, 2003                           ----------------------------------------
Date                                    Peter P. Sach
                                        CAO and Treasurer

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                                    EXHIBIT A

                          FLOOR PLAN - LEASED PREMISES

                           (TO BE SUPPLIED BY TENANT)

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

                                    EXHIBIT B

                      Basic Rental Schedule - Article 4.00

Rental Year and Date   Amount Per Annum   Amount Per Month
--------------------   ----------------   ----------------
Year 1                    $149,050.00        $12,420.83
Year 2                    $152,437.50        $12,703.13
Year 3                    $155,825.00        $12,985.42
Year 4                    $159,212.50        $13,267.71
Year 5                    $162,600.00        $13,550.00

OPTION 1

Years 6-8                 $176,150.00        $14,679.17

Or

Years 6-10                $176,150.00        $14,679.17

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

                                    EXHIBIT C

                                   WORK LETTER

     Landlord, at Landlord's sole expense, shall deliver the Premises fully constructed per architectural drawings and specifications to be mutually approved by Landlord and Tenant. The architectural drawings shall be provided by the Building's architect and included in the Landlord's Work. The materials used by Landlord to construct the office space shall be of high quality typical of executive office finishes. It is anticipated that the Tenant's layout will include the following components:

     1.) 10-12 private offices, 2 conferences rooms, reception area, mail/copier room, kitchen, data closet, area for 10-20 moveable workstations.
     2.)  Fully wired (with Category5e cabling) for voice and data.
     3.)  Fully operational HVAC system with thernostatic controls.
     4.)  Lighting and electrical plan.
     5.) 2 means of access/eggress to the Premises from the common area on the floor.
     6.) Built-in shelving and cabinetry in the kitchen and mail/copier rooms. 7.) Glass side-lights for each private office.

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

                                    EXHIBIT D

                                  MASTER LEASE

This Master Lease Agreement (hereinafter referred to as the "Lease") dated December 1, 2002, is made by and between ALBANY STREET PLAZA URBAN RENEWAL LLC, a New Jersey Partnership having an address c/o Boraie Realty, 120 Albany Street, Suite 305, New Brunswick, New Jersey 08901 ("Landlord") and ALBANY STREET PLAZA REAL ESTATE MANAGEMENT COMPANY, a New Jersey Partnership having an address c/o Boraie Realty, 120 Albany Street, Suite 305, New Brunswick, New Jersey ("Tenant").

                                   WITNESSETH

In consideration of Ten ($10.00) Dollars, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and the mutual covenants contained herein, Landlord and Tenant agree with each other as follows:

                  ARTICLE I DEMISED PREMISES AND TERM OF LEASE

Section 1.01 Demised Premises

Landlord hereby leases and lets to Tenant, and Tenant hereby takes and hires from Landlord, upon and subject to the terms, covenants, conditions and provisions hereof, ail that certain plot, piece or parcel of land known and designated on the Official Tax Map of the City of New Brunswick as Block 16, Lots 12.02 and more commonly known as 120 Albany Street, Tower II, - 36 - New Brunswick, New Jersey 08901 (the "Land") together with all buildings and other improvements erected or about to be erected thereon with such items of personal property, fixtures and equipment as are used in connection with the operation of such buildings and improvements, excepting such items of personal property as are owned by Tenants of Tenant (the "Sub-Tenants") under executed leases (hereinafter collectively referred to as the "Improvements"). The Land and Improvements comprise, collectively, a first class retail shopping and commercial center.

Section 1.02 Term Commencement

The Term of this Lease shall commence (the "Commencement Date") upon the full and complete execution of this Lease.

Section 1.03 Term Expiration

This Lease shall be effective for so long as Landlord and the Demised Premises remain subject to the provisions of the Urban Renewal Corporation and Association Law of 1961, N.J.S.A. 40:55C-40 et seq. (the "Law"), as the Law be amended, supplemented or revised, from time to time. In no event, however, shall this Lease extend beyond April 30, 2030 unless extended by the mutual written agreement of Landlord and Tenant.

                                 ARTICLE II RENT

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Section 2.01 Payment of Rent

All rent (the "Rent") payable to Landlord under this Lease shall be paid to Landlord at the address specified in Article XV hereof, or as Landlord may otherwise designate, in lawful money of the United States.

Section 2.02 Rent

Tenant shall pay annually to Landlord as Rent the sum of $1,140,000.00, payable in equal monthly installments of $95,000.00 payable in advance on the first day of each full calendar month during the Term. The first such monthly payment shall be paid on the Commencement Date and shall include prorated Rent for the period from the Commencement Date to the first day of the first full calendar month of any year during the Term. The annual Rent to be paid by Tenant to Landlord may be revised, readjusted or recalculated at the election of Landlord at least thirty (30) days prior to the expiration of any rental year during the Term.

Section 2.03 Landlord and Tenant agree that all Rent payable hereunder shall be net to Landlord and all costs, expenses and obligations of every kind and nature relating to the Demised Premises shall be paid by Tenant, and Landlord shall be indemnified and saved harmless from and against such costs, expenses and obligations.

              ARTICLE III TAXES, ASSESSMENTS, ANNUAL SERVICE CHARGE

Section 3.01 Impositions

The term "Impositions" shall mean all real estate taxes, duties or assessments (special or otherwise), water and sewer rents whether ordinary or extraordinary, general or special, foreseen or unforeseen, of any kind and nature whatsoever, which at any time during the Term of this Lease shall be assessed, levied, confirmed, imposed upon or grow out of, or become due and payable in respect of, or become a lien on or attributable in any manner to the Demised Premises, or the rents receivable there from, or any part thereof or any use thereon or any facility located therein or used in connection therewith or any charge or other payment required to be paid to any governmental authority, whether or not any of the foregoing shall be a so called "Real Estate Tax". In this regard, Tenant acknowledges that Landlord shall be entitled to an "in lieu" payment of real estate taxes (hereinafter referred to as the "Annual Service Charge") for the Improvements located on the Demised Premises, and which Annual Service Charge is afforded to Landlord pursuant to the Law. Tenant agrees that it will take all steps necessary to maintain and preserve the Annual Service Charge during the Term of this Lease. From and after the Commencement Date, Tenant shall pay (or Tenant shall cause its Sub-Tenants to pay pursuant to executed leases) all Impositions and/or the Annual Service Charge attributable to the Demised Premises in a timely manner, and Landlord shall be indemnified and saved harmless from and against the payment of such Impositions.

Section 3.02 Other Governmental Charges

Tenant shall also pay (or Tenant shall cause its Sub-Tenants to pay) before any fine, penalty, interest or cost may be added thereto or become due or be imposed by operation of law for the non-payment thereof, all excises, levies, licenses and permit

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

fees and other governmental charges, general and special, ordinary and extraordinary, unforeseen and foreseen, of any kind and nature whatsoever which at any time prior to or during the Term of this Lease may be assessed, levied, confirmed, imposed upon the Demised Premises or any part thereof or any appurtenance thereto as a result of or in connection with the use to which the Demised Premises are put by Tenant (notwithstanding that such use may have been consented to by Landlord).

                              ARTICLE IV SURRENDER

Section 4.01 Surrender of Demised Premises

Tenant shall on the last day of the Term, or upon- an earlier termination of this Lease, quit and surrender the Demised Premises to the possession of Landlord without delay, broom clean and in good order, condition and repair (reasonable wear and tear excepted), free and clear of all lettings, and occupancies or subleases, and free and clear of all liens and encumbrances other than those, if any, created by Landlord.

Section 4.02 Landlord Not Liable

Landlord shall not be responsible for any loss or damage occurring to any property owned by Tenant or any Sub-Tenant.

Section 4.03 Survival

The provisions of this Article IV shall survive any termination of this Lease.

                               ARTICLE V INSURANCE

Section 5.01 Hazard Insurance

Tenant shall carry and/or Tenant shall cause its Sub-Tenants to carry pursuant to executed leases, Insurance for the Demised Premises (or any portion thereof in the case of a Sub-Tenant) against loss or damage by fire and against loss or damage by other risks now or hereafter embraced by "extended coverage", and against such other risks as Landlord from to time may reasonably designate, with a replacement cost (depreciation) endorsement, in amounts sufficient to prevent Landlord or Tenant from becoming a co-insurer under the terms of the applicable policies, but in any event in an amount not less than the "full replacement cost" without any deduction for physical depreciation of the Improvements. Such "Full Replacement Cost" shall be determined at Tenant's cost and expense from time to time at the request of Landlord, by an appraiser, engineer, architect or contractor designated by Landlord.

Section 5.02 Liability and Other insurance

Tenant shall cause its Sub-Tenants to secure and maintain such liability (Personal Injury and Property) insurance and such other Insurance and in such amounts as Landlord, in its sole and absolute discretion, shall deem appropriate to protect Landlord and Tenant.

                               ARTICLE VI REPAIRS

Section 6.01 Landlord: No Repair Obligations

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Landlord shall not be required to furnish any services or facilities or to make any repairs or alterations in or to the Demised Premises. Tenant assumes the full and sole responsibility for the condition, operation, repair, replacement, maintenance and management of the Demised Premises.

               ARTICLE VII COMPLIANCE WITH LAWS, ORDINANCES, ETC.

Section 7.00 Obligations of Law and Boards

Throughout the Term, Tenant, at its sole cost and expense, shall promptly comply with all present and future laws, ordinances, orders, rules, regulations and requirements of all federal, state and municipal governments, courts, departments, commissions, boards and officers, and all orders, rules and regulations of the National Board of Fire Underwriters or any other body exercising similar functions, foreseen or unforeseen, structural or nonstructural, interior or exterior, ordinary as well as extraordinary, which may be applicable to the demised Premises and the sidewalks and curbs adjoining the Demised Premises or to the use or manner of use of the Demised Premises or the Sub-Tenants thereof, whether or not such law, ordinance, order, rule, regulation or requirement shall interfere with the use and enjoyment of the Demised Premises.

                              ARTICLE VIII NO WASTE

Section 8.00 No Waste

Tenant will not do or suffer any waste or damage, disfigurement or injury to the Demised Premises or any part thereof.

                             ARTICLE IX CONDEMNATION

Section 9.01 Entire Demised Premises Taken

If the whole of the Demised Premises shall be acquired or condemned by eminent domain for any public or quasi-public use or purpose, then the Term shall cease and terminate as of the date on which possession of the Demised Premises is actually surrendered to the condemning authority, and on such date all Rent shall be paid up to that date and thereupon this Lease shall terminate and be null and void as if such date were the date originally set forth herein for the expiration of the Term and neither Landlord nor Tenant shall have any further obligations to each other pursuant to this Lease. Tenant shall in no event have any claim against Landlord or the condemning authority for the value of any unexpired Term.

Section 9.02 Portion of the Demised Premises Taken

If any part of the Demised Premises shall be acquired or condemned by eminent domain for any public or quasi-public use or purpose, and in the event that such partial taking or condemnation shall, in Tenant's reasonable business judgment, render the Demised Premises unsuitable for the authorized business of the Tenant, then in any such event the Term shall, at Tenant's option, exercised by written notice to Landlord with thirty (30) days after any such taking, cease and terminate as of the date on which possession of the portion of the Demised Premises in question is actually surrendered to the condemning authority and on such date all Rent shall be paid up to that date and thereupon this Lease shall terminate and be null and void as if such date were the date originally set forth herein for the expiration of the Term and neither Landlord or Tenant shall have any further obligations to each other pursuant to this Lease. Tenant shall in no event, have any claim against Landlord or the condemning authority for the value of the unexpired Term. In the event of a partial taking or condemnation which is not extensive enough to render the Demised Premises unsuitable for the business of Tenant, then Landlord shall make the net condemnation proceeds allocable to the Demised Premises available to Tenant for the restoration of the Demised Premises, and Tenant shall promptly restore the Demised Premises to a condition comparable to their condition at the time immediately prior to "the condemnation or taking, less, however, the portion lost in the taking, and this Lease shall continue in full force and effect pursuant to the terms and conditions hereof; provided, however, that Rent shall abate in proportion to the area of the Demised Premises taken. If the condemnation award made available to Tenant by Landlord is insufficient to pay the entire cost of the restoration work, Tenant shall supply the amount of any deficiency. For purposes of determining the amount of the funds available for restoration of the Demised Premises from the condemnation award, said amount will be deemed to be that part of the award which remains after payment of Landlord's reasonable expenses incurred in recovering same and which represents a portion of the total sum so available (excluding any award or other compensation for land) which is equitably allocable to the Demised Premises.

                       ARTICLE X ASSIGNMENT AND SUBLETTING

Section 10.00 Assignment, Subletting, Etc.

Tenant shall not assign or otherwise encumber this Lease without Landlord's prior written consent. Tenant may freely sublet the Demised Premises or any portion thereof as Tenant, in its sole and absolute discretion, shall deem appropriate.

                               ARTICLE XI DEFAULT

Section 11.00 Events of Default

If any one or more of the following events (herein sometimes called "Events of Default") shall happen:

     if default shall be made in the due and punctual payment of any Rent or any part thereof when the same shall become due and payable, and such default shall continue for a period of ten (10) days after written notice thereof; or_ if default shall be made by Tenant in the performance of or compliance with any of the covenants, agreements, terms, or conditions contained in this Lease other than those referred to in the foregoing subdivision (a), and such default shall continue for a period of ten (10) days after written notice thereof from Landlord to Tenant, provided, that if Tenant proceeds with due diligence during such ten (10) day period to cure such default and is unable by reason of the nature of the work involved, to cure the same within the said ten (10) days, its time to do so shall be extended for an additional period not to exceed the time necessary to cure the same, provided, however, that Tenant diligently prosecutes same to completion, such extension of time shall not subject

     Landlord or Tenant to any liability, civil or criminal, and the interest of Landlord in this Lease shall not be jeopardized thereby; or if at any time during the Term there shall be filed by Tenant in any court pursuant to any statute, either of the United States or of the State of New Jersey, a petition in bankruptcy or insolvency, or for reorganization, or for the appointment of a receiver or trustee of all or a portion of Tenant's property or if Tenant makes an assignment for the benefit of creditors or petitions for or enters into an arrangement; or

     if at any time during the Term there shall be filed against Tenant in any court pursuant to any statue either of the United States or of the State of New Jersey, a petition in bankruptcy or insolvency, or for reorganization, or for appointment of a receiver or trustee of all or a portion of Tenant's property, and if within sixty (60) days after the commencement of any such proceeding against Tenant, the same shall not have been dismissed;

then and in any such event, Landlord at any time thereafter may give written notice to Tenant specifying such Event of Default or Events of Default and stating that this Lease and the Term shall expire and terminate on the date specified in such notice, which shall be at least ten (10) days after the giving of such notice, and upon the date specified in such notice, this Lease and the term and all rights of Tenant under this Lease shall expire and terminate. The termination of this Lease by virtue of an Event of Default or Events of Default by Tenant shall not, however, impair any lease entered into by Tenant, as Landlord, with any Sub-Tenant for the rental of all or portion of the Demised Premises.

                              ARTICLE XII UTILITIES

Section 12.00 Utilities

Tenant agrees to make its own arrangements, at Tenant's cost and expense, for any gas, electricity and any other utility required in connection with the use and operation of the Demised Premises. Tenant shall pay (or cause its Sub-Tenants to pay pursuant to executed leases) before delinquency, directly to the appropriate company or governmental agency, all charges for all utilities consumed on the Demised Premises.

                           ARTICLE XIII SUBORDINATION

Section 13.01 Subordination of this Lease

At landlord's election, this Lease shall be subordinate or superior to the lien of any present or future mortgage irrespective of the time of recording of such mortgage. If, from time to time, Landlord shall elect that this Lease be subordinate to the lien of any mortgage, Landlord may exercise such election by giving notice thereof to Tenant. However, from time to time thereafter, Landlord may elect that this Lease be paramount to the lien of such mortgage, and may exercise such election by giving notice thereof to tenant. The exercise of any of the elections provided in this Section shall not exhaust Landlord's right to elect differently thereafter, from time to time. At the election of Landlord, this clause shall be self-operative and no further instrument shall be required.

Upon Landlord's request, from time to time, Tenant shall (a) confirm in writing and in recordable form that this Lease is so subordinate or so paramount (as Landlord may elect) to the lien of any mortgage and/or (b) execute an instrument making this Lease so subordinate or so paramount (as Landlord may elect) to the lien of any Mortgage, in such form as may be required by an applicable mortgagee.

Section 13.02 Subordination of Leases with Sub-Tenants

Any lease entered into by Tenant, as Landlord, and any Sub-Tenant for the rental of all or a portion of the Demised Premises shall be subordinate to this Lease. Tenant and any Sub-Tenant shall, upon Landlord's request from time to time (a) confirm in writing that such lease is subordinate to this Lease or to the lien of any mortgage made by Landlord and/or (b) execute an instrument making such lease subordinate to this Lease or to the lien of any mortgage made by Landlord.

                             ARTICLE XIV ATTORNMENT

Section 14.00 Attornment

If the demised Premises is encumbered by a mortgage and such mortgage is foreclosed, or if the Demised Premises is sold pursuant to such foreclosure or by reason of a default under said mortgage, then, notwithstanding such foreclosure, such sale, or such default (i) Tenant shall not disaffirm this Lease or any of its obligations hereunder, and (ii) at the request of the applicable mortgagee or purchaser at such foreclosure or sale, Tenant shall attorn to such mortgagee or purchaser and execute a new lease for the Demised Premises setting forth all of the provisions of this Lease except that the term of such new Lease shall be for the balance of the Term.

                               ARTICLE XV NOTICES

Section 15.00 Notices

Any notices required or authorized to be pursuant to the provisions hereof shall be sent to the parties as follows:

a)   To Landlord at:   ALBANY STREET PLAZA URBAN
                       RENEWAL LLC.
                       c/o Boraie Realty
                       120 Albany Street, Suite 305
                       New Brunswick, NJ 08901

b)   To Tenant at:     ALBANY STREET PLAZA REAL
                       ESTATE MANAGEMENT
                       COMPANY c/o Boraie Realty
                       120 Albany Street, Suite 305
                       New Brunswick, NJ 08901
or such other addresses as shall be designated by the parties hereto upon written notice. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given when sent by prepaid registered or certified mail, return receipt requested.

                            ARTICLE XVI MISCELLANEOUS

Section 16.01 Captions

The captions of this Lease are for convenience and reference only and in no, way define, limit or describe the scope or intent of this Lease nor in any way affect this Lease.

Section 16.02 Controlling Law

This Lease shall be construed and enforced in accordance with the laws of the State of New Jersey.

Section 16.03 Integration; Modifications

Upon the execution and delivery hereof, this instrument shall constitute the entire lease between the Landlord and Tenant for the Demised Premises. This Lease cannot be changed orally but only by an agreement in writing and signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

          ARTICLE XVII Covenants to Bind and Benefit Respective Parties

Section 17.00 Binding Effect

The covenants and agreements herein contained shall bind and inure to the benefit of Landlord and Tenant and their respective legal representatives, successors and assigns, except as otherwise provided herein.

IN WITNESS WHEREOF, Landlord and Tenant have caused this Lease to be executed as of the day and year first above written.

WITNESS:
                              LANDLORD: ALBANY STREET
                              PLAZA URBAN RENEWAL LLC.
                              A New Jersey Partnership

--------------------------------------------------------------------------------
                                                                         Partner

WITNESS:
                              TENANT: ALBANY STREET PLAZA REAL
                              ESTATE MANAGEMENT COMPANY A New
                              Jersey Partnership

                                                                       , Partner
                              -----------------------------------------

                                    EXHIBIT E

                       BUILDING STANDARD CLEANING SCHEDULE
                                FOR ALBANY STREET
                                      PLAZA

     Daily:
Empty wastepaper baskets.

Vacuum clean or carpet sweep all carpets and rugs, dry mop all resilient and hard floors.

Dust and wipe clean all office furniture and window sills, washing window sills when necessary (desk surfaces are to be uncluttered and free of materials).

Wipe clean all water fountains and coolers; empty waste water.

Dust and damp dust, as necessary, interiors of all wastepaper baskets.

Remove wastepaper and normal office refuse.

Sweep and dust all private stairways.

Clean all men's and ladies' toilets, sanitize all fixtures.

Mop all ceramic tile, marble and terrazzo flooring.

     Periodically:

Wash all exterior windows twice a year.

Clean interior glass twice per year.

Dust while in place all pictures, frames, charts, graphs and similar wall hangings not reached in night cleaning schedule quarterly.

Dust all vertical surfaces and walls, partitions, doors, doorbucks and other surfaces not reached in night cleaning schedule quarterly.

Dust all Venetian blinds quarterly.

Dust ceiling surfaces, other than acoustical ceiling material, quarterly.

Vacuum all radiation and under window air conditioning equipment and reassemble every three years.

Clean all building standard lighting fixtures.

After cleaning all lights shall be turned off, doors locked and offices left in orderly fashion.

                                    EXHIBIT F
                              RULES AND REGULATIONS

The sidewalks and public portions of the building, such as entrances, passages, courts, elevators, vestibules, stairways, corridors or halls, shall not be obstructed or encumbered by Tenant or used for any purpose other than ingress and engress to and from the premises in accordance with Tenant's permitted uses.

No curtains, blinds, shades, louvered openings or screens shall be attached to or hung in, or used in connection with, any window or door of the Premises without the prior written consent of Landlord, such approval not to be unreasonably withheld.

Excepting such store identification signs as are approved in writing by landlord as to both design and location, no sign, advertisement, notice or other lettering shall be exhibited, inscribed, painted or affixed by Tenant on any part of the outside of the premises or building or on corridor walls.

The sashes, sash doors, skylights, windows, heating, ventilating and air-conditioning vents and doors that reflect or admit light and air into the halls, passageways or other public places in the building shall not be covered or obstructed by Tenant, nor shall any bottles, parcels or other articles be placed on the window sills.

The water and wash closets and other plumbing fixtures shall not be used for any purposes other than those for which they were constructed, and no sweepings, rubbish, rags or other substances shall be thrown therein. All damages resulting from any misuse of the fixtures shall be borne by tenant, if caused by it or its agents, employees, contractors, licensees, or invitees.

No bicycles, vehicles or animals (except seeing eye dogs) of any kind shall be brought into or kept in or about the Premises. No cooking shall be done or permitted by tenant on the Premises except in conformity with law and then only in the lunchroom, as set forth in Tenant's plans, which is to be primarily used by Tenant's employees for heating beverages and food. Tenant shall not cause or permit any unusual or objectionable odors to be produced upon or permeate from the Premises.

Tenant shall not make, or permit to be made, any unseemly or disturbing noises or disturb or interfere with occupants of the building or neighboring buildings or premises or those having business with them, whether by the use of any musical instrument, radio, talking machine, unmusical noise, whistling, singing, or in any other way, with the exception of the Tenant's public address system.

Neither Tenant, nor any Tenant servants, employees, agents, visitors or licensees, shall at any time bring or keep upon the Premises inflammable, combustible or explosive fluid, or chemical substance, other than reasonable amount of cleaning fluid, or solvents required in the normal operation of Tenant's business offices. No offensive gases or liquids will be permitted.

No additional locks or bolts of any kind shall be placed upon any of the doors or windows by Tenant, nor shall any changes be made in existing locks or the mechanism thereof, without the prior written approval of Landlord and unless and until a duplicate key is delivered to Landlord. Tenant shall, upon termination of its tenancy, restore to Landlord all keys' of stores, offices and toilet rooms, either furnished to, or otherwise procured by, Tenant.

All moves in or out of the Premises, or the carrying in or out of any safes, freight, furniture or bulky matter of any description must take place during the hours which Landlord or its agent may reasonably determine from time to time, pursuant to article 10.02. Only the building freight elevator shall be used for such purposes. Tenant will insure that movers take reasonable measures required by Landlord to protect the building (e.g. windows, carpets, walls, doors, and elevator cabs) from damage.

Landlord reserves the right to exclude from the building at all times other than business hours all persons who do not present a pass to the building signed by Tenant. Issuance of such passes by landlord for Tenant shall be on a reasonable basis.

The Premises shall not be used for lodging or sleeping or for any immoral or illegal purpose.

The requirements of Tenant will be attended to only upon application at the office of the building. Building employees shall not perform any work or do anything outside of their regular duties, unless under special instructions from the office of Landlord.

There shall not be used in any space, or in the public halls of any building, either by Tenant or by its jobbers or others, in the delivery or receipt of merchandise, any hand trucks, except those equipped with rubber tires and side guards. No hand trucks, mail carts or mail bags shall be used in passenger elevators, provided adequate access or use of the freight elevator is reasonably available to Tenant, or Tenant's agents.

Landlord reserves the right to modify or delete any of the foregoing Rules & Regulations and to make such other and reasonable Rules and Regulations as in its judgment may from time to time be needed for the safety, care and cleanliness of the Premises, and for the preservation of good order therein.

DATED

                             AMEC PROPERTIES LIMITED

                                     - to -

                     PACIFIC GATEWAY EXCHANGE (U,K.) LIMITED

                                   ----------

                                      LEASE

         relating to Ground Floor premises forming part of a building at
                          12/18 Paul Street London EC2

                       Term: 10 years from 11th June 1999
                    Rent: (pound)60,000 p.a. for the first 5
                             years subject to review

                                   ----------

                                     LAYTONS
                              Carmelite 50 Victoria
                                   Embankment
                               Blackfriars London
                                     EC4Y0LS

                      Tel: 0171 842 8000 Fax: 0171 842 8080
                           E-mail: laytons@laytons.com
                                 Ref: DPW/81499

                                      INDEX

1.    PRELIMINARY..............................................................1
      Definitions..............................................................1
      Gender...................................................................4
      Number...................................................................4
      Obligations..............................................................4
      Statutory References.....................................................4
      Covenants by the Tenant..................................................4
      Superior Lease:..........................................................4

DEMISE HABENDUM AND REDDENDUM..................................................5

TENANT'S COVENANTS.............................................................6
      Pay Rents................................................................6
      Discharge Outgoings......................................................6
      Service Charge...........................................................7
      Value Added Tax..........................................................9
      Observance of Statutory Requirements.....................................9
      Fire Precautions:.......................................................10
      Repair..................................................................10
      38S Decoration and Maintenance..........................................11
      Rubbish and Appearance:.................................................12
      Matters Prejudicial to the Demised Premises:............................12
      Improvements and Alterations............................................14
      Signs and Erections.....................................................14
      Planning:...............................................................15
      Inspection and Remedial Works...........................................17
      User:...................................................................18
      Assignment and Underletting:............................................19
      Facilitate Landlord's Dealings with the Demised Premises................24
      Landlord's Access to the Demised Premises...............................25
      Provision of Information to the Landlord................................25
      Payment of Fees and Expenses............................................26
      Indemnities.............................................................27
      Yield Up................................................................28
      Observe Covenants.......................................................29

4.    LANDLORD'S COVENANTS....................................................29
      Quiet Enjoyment.........................................................29
      Services................................................................30
      Superior Lease..........................................................30

5.    INSURANCE...............................................................30
      Maintenance of Cover....................................................30
      Tenant to Insure Glass..................................................30
      Suspension of Rent on Occurrence of Insured Risk........................31
      Access for reinstatement................................................31
      Tenant not to Prejudice Insurance.......................................31
      Re-building if Insurance Money Irrecoverable............................32

      Tenant's User and Insurance - To Pay Costs..............................32
      Frustration.............................................................32
      Tenant's Insurances.....................................................32
      ...5.10 Notification of Damage..........................................33

6.    PROVISOS................................................................33
      Re-Entry:...............................................................33
      Distress................................................................34
      Formal Licences.........................................................35
      Resolution of Differences...............................................35
      Compensation............................................................35
      Tenant's Goods Left in Premises.........................................36
      Service of Notices......................................................36
      Exclusion of Implied Easements..........................................36
      No Restriction on use of Adjoining Land.................................36
      No Warranty as to Permitted Use.........................................37
      Exclusion of Landlord's Liability for Accidental Loss or Damage.........37
      Denial of Waiver........................................................37
      Determination in the event of major damage or destruction...............37
      Exclusion of Set-off....................................................38
      Rights of Access;.......................................................38
      Consents and Approvals..................................................38

EXCLUSION OF LANDLORD & TENANT ACT............................................38

OPTION TO BREAK...............................................................38

SURETY........................................................................39
      Covenant................................................................39
      Disclaimer..............................................................39

10.   CERTIFICATE.............................................................40
      THE FIRST SCHEDULE......................................................40
      THE SECOND SCHEDULE.....................................................41
      THE THIRD SCHEDULE......................................................41
      THE FOURTH SCHEDULE.....................................................42

DEFINITIONS...................................................................42

YEARLY RENT AFTER REVIEW......................................................46

ASCERTAINMENT OF RENT ON REVIEW...............................................46
      Determination by Surveyor...............................................46
      Basis of Arbitration....................................................46
      Basis of Valuation......................................................47
      Interim Payments........................................................47
      Memoranda of Revised Rent...............................................47
      Costs...................................................................47
      Statutory Rent Controls.................................................47
      THE FIFTH SCHEDULE......................................................48
      THE SIXTH SCHEDULE......................................................51

1.    DEFINITIONS.............................................................51

2.    PREPARATION OF THE ESTIMATE.............................................53

3.    PAYMENT OF INTERIM CHARGE...............................................53

4.    SERVICE COSTS...........................................................53

5.    PREPARATION AND SERVICE OF THE CERTIFICATE..............................5S

COMMENCEMENT AND EXPIRATION OF TERM...........................................59

VARIATION OF PROPORTION.......................................................60

DISPUTES......................................................................60
      THE seventh SCHEDULE....................................................61

1.    PRELIMINARY.............................................................61
      Definitions and Interpretation..........................................61
      Reversion...............................................................61
      Landlord's Prior Consent................................................62
      Licence to Assign.......................................................62
      Lease Definitions.......................................................62

2.    AUTHORISED GUARANTEE AGREEMENT..........................................62
      Nature of this Deed.....................................................62
      Limitation..............................................................62

3.    TENANT'S COVENANTS......................................................63
      Pay Rent................................................................63
      Indemnify Landlord......................................................63
      Premature Determination of Lease........................................63

4.    APPLICATION OF TENANT'S COVENANTS.......................................64
      4.1   Waiver............................................................64
      4.2   Refusal to accept the Rent........................................64
      4.3   Variation of Lease................................................64
      4.4   Revised Rent......................................................64
      4.5   Surrender of Part.................................................64
      4.6   Release of Tenant.................................................64

5.    DURATION OF TENANT'S COVENANTS..........................................64

THIS LEASE is made on 1999

BETWEEN

(1) AMEC PROPERTIES LIMITED whose registered office is at Sandiway House Hartford Northwich Cheshire ("the Landlord" which expression includes the person for the time being entitled to the reversion immediately expectant on the determination of the Term); and

(2) PACIFIC GATEWAY EXCHANGE (U.K.) LIMITED whose registered office is at 27 Chancery Lane London WC2N INF ("the Tenant" which expression includes its successor or successors in title and permitted assigns)

NOW IT IS AGREED that:

1.    PRELIMINARY

1.1   Definitions

      In these presents:

      "Associate"                    means (where the Tenant for the time being
                                     is a company) any subsidiary company
                                     holding company or associated company of the Tenant (the expressions "subsidiary company" and "holding company" having the meaning respectively assigned to them by section 736 Companies Act 1985 and the
                                     expression "associated company" having the meaning assigned to it by section 416
                                     Income and Corporation Taxes Act 1988);
                                     means

      "Base Index"                   the figure shown in the Index for the month
                                     current at the date hereof;

      "The Building"                 means the building situate at and known as
                                     12/18 Paul Street London EC2 of -which the
                                     Demised Premises form part; means the
                                     reception

      "Common Parts"                 areas entrances halls staircases lifts
                                     toilet accommodation and service areas
                                     within
                                     the Building and the access roads and
                                     footpaths parking and loading areas
                                     landscaped and cultivated areas within the curtilage of the Building and all other areas the use of which is intended to be common to the lessees of the Building or any of them

      "Demised Premises"             means (save where the context otherwise
                                     requires) the whole and each and every part of the premises described in the First
                                     Schedule hereto and any permitted
                                     alterations or additions to the same
                                     together with the fixtures and fittings
                                     which are now or at any time hereafter may be affixed to or upon the said premises;

      "First Accounting Period"      means the Accounting Period current at the
                                     date hereof;

      "Index" means the "all items" index figure of the Index of Retail Prices published by the Department of Employment or any successor Ministry or Government Department;

      "Interest"                     means interest (as well after as before
                                     judgment) at that rate which is 4
                                     percentage points above the base rate or its equivalent for the time being in force of the Royal Bank of Scotland PLC {or if such rate shall no longer be published the base rate of such other City of London
                                     Clearing Bank as-the Landlord shall
                                     nominate or if no such base rate be
                                     published then such rate as the Landlord shall consider to be comparable and an appropriate replacement for the same);

      "Insured Risks"                means the risks against which the Superior
                                     Landlord covenants to insure in the
                                     Superior Lease;

      "Notional Schedule of Works"   means the Schedule of Works annexed hereto
                                     entitled "Schedule of Notional Landlord's

                                     Refurbishment Works" which relates solely to that part of the Demised Premises which was originally demised to the Tenant by a lease dated 10 April 1997 made between the Landlord (1) and the Tenant(2);

      "Permitted Hours"              means the hours between 8.30am and 7pm on
                                     Mondays to Fridays (excluding bank and
                                     other public holidays) and 8.30am to 1pm on Saturdays;

      "Planning Acts"                means the Town and Country Planning Acts
                                     1990 the Planning (Listed Buildings and
                                     Conservation Areas) Act 1990 the Planning
                                     (Hazardous Substances) Act 1990 the
                                     Planning (Consequential Provisions) Act
                                     1990 the Planning and Compensation Act 1991 and every other statute for the time being in force amending or replacing the same or dealing with planning or related matters or otherwise of a similar nature and every regulation order direction plan instrument permission or ruling made or issued under or deriving validity from any of the same;

      "Second Accounting Period"     means the Accounting Period immediately
                                     following the First Accounting Period and "Third Accounting Period" and "Fourth
                                     Accounting Period" shall be construed
                                     accordingly; means all pipes wires cables drains sewers and other

      "Service Media"                conducting media for the running and
                                     passage of water and soil gas electricity fuel oil or electronic impulses to and from and within the Building;

      "Superior Landlord"            means the person in whom the reversion
                                     expectant upon determination of the
                                     Superior Lease shall for the time being be vested;

      "the Superior Lease"           means the lease of the Building dated
                                     10th November 1966 and made between

                                     The Standard Life Assurance Company (1) and
                                     James Scott (Electrical Holdings) Limited
                                     (2);

      "the Surveyor"                 (save in the Fourth Schedule hereto) means
                                     a Chartered Surveyor appointed by the
                                     Landlord from time to time for the purposes of these presents;

      "Term"                         means the term hereby granted;

      "these presents"               means this Lease as from time to time
                                     amended and any licence consent approval or other deed or document supplemental hereto

1.2   Gender

      Each gender includes each other gender

1.3   Number

      Words importing the singular include the plural and vice versa

1.4   Obligations

      For so long as there are two or more persons included in the expressions "the Landlord" or "the Tenant" covenants contained in these presents which are expressed to be made by or with such party shall be deemed to be made by or with such persons jointly and severally

1.5   Statutory References

      Statutory references (whether to a specific statute or to statutes generally) shall include any modification or re-enactment thereof for the time being in force and all instruments orders plans regulations permissions and directions for the time being issued or given thereunder or deriving validity therefrom

1.6   Covenants by the Tenant

     Covenants by the Tenant not to do or omit any act or thing shall include .an obligation not to permit cause or suffer such act or thing to be done or omitted by any other person

1.7   Superior Lease:

      1.7.1 References to any right of the Landlord to have access to the Demised Premises shall be construed as extending to any superior landlord and any mortgagee of the Building and to all persons authorised by the Landlord and any superior landlord or mortgagee (including agents professional advisors contractors workmen and others)

      1.7.2 Any provision in this Lease referring to the consent or approval of the Landlord shall where required by the Superior Lease be construed as also requiring the consent or approval of any superior landlord and any mortgagee of the Building but nothing in this Lease shall be construed as implying that any obligation is imposed upon any superior landlord or mortgagee not unreasonably to refuse any such consent or approval

2.    DEMISE HABENDUM AND REDDENDUM.

      In consideration of the rents hereby reserved and of the covenants by the Tenant hereinafter contained the Landlord hereby demises unto the Tenant ALL THOSE the Demised Premises TOGETHER WITH the rights specified in the Second Schedule hereto EXCEPTING AND RESERVING unto the Landlord and persons authorised by it from time to time and all others entitled to the like rights the rights specified in Part I of the Third Schedule hereto and subject to the matters referred to in Part II of the Third Schedule hereto TO HOLD the same UNTO the Tenant for the term of 10 years commencing on and including the 11 day of June One thousand nine hundred and ninety nine YIELDING AND PAYING therefor to the Landlord in such manner as the Landlord may from time to time require: FIRST yearly during the Term and so in proportion for any period less than a year a peppercorn rent (if demanded) from and including the Term Commencement Date until 28 September 1999 and thereafter the rent of SIXTY THOUSAND POUNDS ((pound)60,000) subject to review as provided in the Fourth Schedule hereto such rent to be paid quarterly in advance by bankers standing order to an account specified by ' the Landlord on the usual quarter days in each year and in each case without any deduction whatsoever save any deductions which a tenant is obliged to make notwithstanding contrary agreement between the parties the first payment or a proportionate part thereof in respect of the period from the 29th day of September 1999 to the quarter day next ensuing to be paid on the 29th day of September 1999; SECOND by way of further or additional rent a fair proportion (to be properly and reasonably determined by the Surveyor) of the amounts the Landlord may from time to time expend in effecting or procuring or otherwise relating to insurance of the Building (including without limitation all premiums and insurance survey expenses) such sum or sums to be paid on demand without deduction in respect of any agency or other commission whether paid or allowed to the Landlord itself or otherwise; THIRD by way of further or additional rent but without prejudice to any other right remedy or power herein contained or otherwise available to the Landlord such sum or sums as shall equal Interest upon rents or other sums payable by the Tenant to the Landlord pursuant to these presents which shall have become due but remain unpaid from the date when the same became due until payment thereof such sum or sums to be payable on demand; and FOURTH by way of further or additional rent any Value Added Tax which is or may become payable on the rents firstly, secondly and thirdly herein reserved

3.   TENANT'S COVENANTS

     The Tenant hereby covenants with the Landlord that it will:

3.1  Pay Rents

     Pay the rents sums and payments at the times and in the manner at and in which the same are hereinbefore reserved and made payable without any deduction (except as aforesaid) and not to exercise or seek to exercise any right or claim to withhold rent or any right or claim to legal or equitable set off:

3.2  Discharge Outgoings

     Pay and discharge and indemnify the Landlord against:

     3.2.1 all rates taxes duties charges assessments impositions and outgoings whatsoever whether parliamentary parochial local or of any other description and whether capital or non-recurring and even if of a wholly novel nature which are now or may at any time hereafter be taxed assessed charged or imposed upon or payable in respect of the Demised Premises or on the owners or occupiers in respect thereof;

     3.2.2 a fair proportion of any rates taxes duties charges assessments impositions and outgoings of the nature hereinbefore mentioned which are now or may at any time hereafter be taxed assessed charged or imposed upon or payable in respect of the Demised Premises or any part thereof together with other property (or on the owners or occupiers in respect of the same);

     3.2.3 any rates payable by the Landlord or loss of rating relief applicable to empty premises suffered by it after the end of the Term by reason of such relief being allowed to the Tenant or any underlessee of the Tenant in respect of any period before the end of the Term; all charges for electricity water and gas supplied to or consumed in the Demised Premises-and the meter rents in connection therewith and all telephone and other communications charges in respect of the Demised Premises

     PROVIDED THAT:

     3.2.4.1 nothing in this sub-clause 3.2 shall oblige the Tenant to pay or indemnify the Landlord against any tax assessed or charged upon any dealing with the reversion expectant hereon or on the rents hereby reserved PROVIDED FURTHER THAT the Tenant shall be obliged to pay or indemnify the Landlord against Value Added Tax assessed or charged on the rents hereby reserved;

     3.2.4.2 if any dispute shall arise as to the amount or method of any apportionment to be made for the purposes of paragraph 3.2.2 of this sub-clause the same shall be determined under the provisions of sub-clause 6.4 hereof;

     3.2.4.3 if by any statutory provision the Tenant is prohibited from paying any amount which it would otherwise be its obligation to pay under this sub-clause or the Landlord is required to pay any such amount without reimbursement from the Tenant notwithstanding the provisions of this sub-clause then the rent first herein reserved shall be increased in respect of the quarter in which the Landlord is required to pay such amounts to such sum as after deduction of the amount which the Landlord is so required to pay or the Tenant is prohibited from paying leaves clear in the hands of the Landlord the amount of the rent so First reserved and payable in respect of that quarter

3.3  Service Charge

     To pay the Landlord a Service Charge (and an Interim Charge on account thereof) calculated and payable in accordance with the Sixth Schedule hereto to the intent that the Landlord shall be fully indemnified paid and reimbursed by the Tenant with the Tenant's due share of all costs expenses overheads payments charges and liabilities incurred by the Landlord in connection with the Building and the provision of present and future services to the occupiers thereof PROVIDED

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

     ALWAYS that the liability of the Tenant for payment of Service Charge pursuant to this sub clause (save for the cost of any electricity supplied to the Demised Premises to which this proviso shall not apply) shall be limited as follows:

     3.3.1 during the First Accounting Period the liability of the Tenant for payment .of such Service Charge (save as aforesaid) shall not exceed the sum of (pound)44,550.00 ("the Base Charge") plus VAT thereon (if any) apportioned on a daily basis for the period from the date hereof until the last day of the First Accounting Period;

     3.2.2 during the Second Accounting Period and the Third Accounting Period liability of the Tenant for payment of such Service Charge (save aforesaid) shall not exceed the Base Charge plus such sum as on the last day of each such Accounting Period bears the same proportion to the Base Charge as the Index on that date bears to the Base Index plus VAT thereon (if any);

     3.3.3 during the part of the of Fourth Accounting Period commencing on the first day thereof and ending on the third anniversary of the date hereof the liability of the Tenant for payment of such Service Charge (save as aforesaid) shall not exceed the Base Charge plus such sum as on the last day of the Fourth Accounting Period bears the same proportion to the Base Charge as the Index on that day bears to the Base Index plus VAT thereon (if any) and such maximum sum shall be apportioned on a daily basis for the period from the first day of the Fourth Accounting Period until the third anniversary of the date hereof;

     3.3.4 the maximum sum payable by the Tenant in respect of any Accounting Period calculated in accordance with the foregoing sub clauses shall not under any circumstances be less than the maximum so payable by the Tenant during the immediately preceding Accounting Period;

     3.3.5 in the event of any change after the date of this lease in the reference base used to compile the Index then for the purpose of this lease the figure taken to be shown in the Index after such change shall be the figure which would have been shown in the Index if the reference base current at the date of this lease had been retained;

     3.3.6 if it becomes impossible because of any change after the date of this lease in the methods used to compile the Index or for any other reason whatsoever to calculate the maximum amount of such Service Charge payable by the Tenant during any Accounting Period to which this proviso applies then the matter shall be referred for resolution pursuant to sub clause 6.4 of this lease

3.4  Value Added Tax

     In addition to the rents fees and other payments of whatsoever nature which are or. shall be reserved or which are or may become payable pursuant to the provisions of these presents by or on behalf of the Tenant to the Landlord or any person acting on its behalf the Tenant shall pay by way of further and additional rent to the Landlord or any such person Value Added Tax and any similar or substituted tax at the appropriate rate which is or may at any time hereafter become payable in respect of such payment or the supply to which it relates (including without limitation where the Tenant reimburses the Landlord for payments and such taxation thereon made by the Landlord) and to indemnify the Landlord against the same (including any penalties and interest in respect thereof)

3.5  Observance of Statutory Requirements

     In relation to any and every statute and other obligation for the time being having the force of law (including without limitation the requirements of any government department local authority or other public authority or duly authorised officer or court of competent jurisdiction acting under or in pursuance of the same):

     3.5.1 observe and comply in all respects with the provisions and requirements of the same so far as they relate-to or affect the Demised Premises or any part thereof or the user thereof or the employment therein of any person or persons whether by the Landlord Tenant or owner or occupier thereof;

     3.5.2 execute all works and provide and maintain all arrangements which by or under the same are or may be directed or required to be executed provided and maintained (whether by the landlord or tenant or owner or occupier thereof) at any time during the Term upon or in respect of the Demised Premises or any part thereof or in respect of any user thereof or employment therein of any person or persons

     3.5.3 indemnify the Landlord at all times against all costs charges and expenses of or incidental to the execution of any works or the provision of any arrangements so directed or required as aforesaid;

     3.5.4 not at any time during the Term do on or about the Demised Premises any act or thing by reason of which the Landlord may under any statute incur or have imposed upon the Landlord or become liable to pay any penalty damages compensation cost charge or expense

3.6  Fire Precautions:

     3.6.1 Compliance with Recommendations: Without limiting the preceding sub-clause comply at all times with all recommendations (whether legally enforceable or not) from time to time of the appropriate authorities and of any insurer of the Demised Premises in relation to fire precautions affecting the Demised Premises and keep and maintain sufficient fire fighting and extinguishing apparatus in and about the Demised Premises installed in compliance with such recommendations and with any legal requirements and open to inspection and maintained to the reasonable satisfaction of the Landlord and not to obstruct the access to or means of working of the same

     3.6.2 Not Obstruct Escapes: Not at any time obstruct any fire escape doors corridors stairs or other equipment facilities or arrangements upon or in the Demised Premises

3.7  Repair

     3.7.1 Sole Obligations: To keep the Demised Premises (including the doors floors windows and glass all landlord's fixtures and fittings and all Service Media sanitary and water apparatus plate glass services and appurtenances of whatsoever nature belonging to the Demised Premises) in good and substantial repair and properly maintained cleansed and amended in every respect and whenever necessary to comply with such obligation properly renewed and replaced with appropriate items of equivalent or superior quality (damage by any of the Insured Risks excepted save to the extent that the policy or policies of insurance shall not have been vitiated or payment of any of the policy monies withheld or refused by reason of any act neglect or default of the Tenant or any sub-tenant or their respective employees agents licensees or invitees)

     3.7.2 Common Obligations: Pay to the Landlord on demand a proper proportion of the .expenses of repairing maintaining renewing and rebuilding all party walls or fences and all service areas and access ways

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

          and all pipes sewers drains watercourses or other easements used or to be used in common by the occupiers of the Demised Premises and the occupiers of any adjoining or neighbouring premises and to keep the Landlord indemnified against such proportion of such expense as aforesaid PROVIDED ALWAYS that if any dispute shall arise as to the amount of any apportionment to be made for the purposes of this sub-clause the same shall be determined by the Surveyor

3..8 Decoration and Maintenance

     3.8.1 Internal: In the fifth year of the Term and also during the twelve months immediately preceding its termination (howsoever the same may be determined) but not twice in consecutive years properly prepare paint and paper or otherwise treat as appropriate all the internal surfaces originally painted papered or treated and all additions thereto in the Demised Premises with -appropriate materials and generally to redecorate throughout restoring and making good the Demised Premises in accordance with good standards of workmanship and materials and in the last year to a colour scheme previously approved in writing by the Landlord (such approval not to be unreasonably withheld or delayed)

     3.8.2 Cleaning: As often as necessary clean and treat in an appropriate manner to the reasonable satisfaction of the Landlord all materials surfaces and finishes of the interior and the exterior of the Demised Premises which ought normally to be so cleaned and treated (including without limitation all wood plaster metal stonework cladding and concrete) and wash ail surfaces requiring to be washed and keep clear all gutters drains downpipes and gulleys serving the Demised Premises

     3.8.3 Equipment: Keep all the equipment plant machinery apparatus and services for the time being in or serving the Demised Premises in good working order and properly and regularly maintained by competent and suitably qualified persons and operate the same properly

     3.8.4 Windows: Clean the insides of the window glazing of the Demised Premises at least once in every month

     3.8.5 Common Parts: Not to place or leave nor to permit to be .left or placed any items in the Common Parts but to keep the same unobstructed at all times

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

     3.8.6 General obligation: Without limiting the foregoing obligationsth Tenant shall in any event at all times keep the Demised Premises in every respect in good order well maintained tended decorated clean and tidy so as to be onsistent with high standards of office and estate management and ensure the Demised Premises retain the attributes of high class administrative offices

3.9  Rubbish and Appearance:

     3.9.1 Removal of Rubbish: Not form any refuse dump or scrap heap on the Demised Premises or any part thereof but instead deposit and store all refuse rubbish scrap and waste material at all times in proper receptacles within the Demised Premises so as not to be unsightly and ensure that all the same is removed therefrom regularly and not less often than weekly

     3.9.2 Maintenance of Appearance: Not bring or do upon the Demised Premises anything which is or may become in the reasonable opinion of the Landlord untidy unclean unsightly or otherwise detrimental to the amenities or appearance of the Demised Premises or any neighbouring premises and comply forthwith with the requirements of any written notice given by the Landlord to restore the amenities or appearance of the Demised Premises or any neighbouring premises

     3.9.3 Goods outside the Buildings: Not place exhibit or hang any goods or articles outside the Demised Premises

3.10 Matters Prejudicial to the Demised Premises:

     3.10.1 Not Damage: Not do or suffer on or to the Demised Premises anything which may prejudice damage weaken or endanger the same in any way or lessen their value

     3.10.2 Overloading: Not place or keep in the Demised Premises any article in such position or in such quantity or weight or otherwise in such manner howsoever as to overload or cause damage to or be in the reasonable opinion of the Landlord likely to overload or damage the Demised Premises nor otherwise treat or use any part of the Demised Premises in such a manner as to subject them to any strain beyond that which they are designed to bear or otherwise to be likely to damage them in any respect

     3.10.3 Prohibited Equipment: Not install or bring upon the Demised Premises any machinery or equipment which may cause a nuisance or annoyance to

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

          others or by vibration weight noise or otherwise be likely to damage or weaken the Demised Premises in any respect

     3.10.4 Drainage: Take all such measures as may be reasonably necessary to ensure that any effluent or other matter discharged into or placed in the drains and sewers which belong to or are used for the Demised Premises alone or in common with other premises will not be corrosive or in any way harmful to the said drains or sewers or cause any obstruction or deposit therein

     3.10.5 Electrical Installation: Not use or treat the electrical wiring and electrical installations in the Demised Premises or any part thereof in such a way as to overload the same nor otherwise prejudice or cause damage to the same

     3.10.6 Deleterious Substances: Not store or bring upon any part of the Demised Premises (including without limitation the car park forming part of the Building save normal fuel in the fuel tanks of permitted vehicles) any petrol benzol kerosene or other highly or especially offensive combustible inflammable explosive radioactive or dangerous spirit liquor fluid .or substance or any materials that may attack or in any way injure by percolation corrosion vibration or otherwise the structure of the Demised Premises or the Building except with the prior written consent of the Landlord and within a store properly designed and constructed for that purpose to the satisfaction of the Landlord and the storage of such substances and materials and their use within the Demised Premises shall in all respects be in accordance with all general or local statutes and any local regulation or byelaw and any requirements of any insurance effected in respect of the Demised Premises or the Building

     3.10.7 Encroachments: Not obstruct any of the windows or lights belonging to the Demised Premises and use its best endeavours to prevent any new window light passage drain or other encroachment or easement being made into against upon or over the Demised Premises and if any encroachment or easement whatsoever shall be attempted to be made or acquired by any person or persons give notice thereof in writing to the Landlord as soon as reasonably practicable after the same shall come to its notice and at the cost of the Tenant do all such things as the Landlord may request or which may be proper for preventing any encroachment or easement being made or acquired

     3.10.8 Security: Ensure that the Demised Premises are at all times secure against damage by vandalism and malicious damage

3.11 Improvements and Alterations

     3.11.1 Structural Changes: Not to make any alteration or addition to the Demised Premises which is structural or external or otherwise cut maim or remove any of the walls ceilings roofs floors girders or timbers of the Demised Premises (unless for the purpose of making good defects)

     3.11.2 Non Structural Changes: Not without the prior written consent of the Landlord (which shall not be unreasonably withheld or delayed) make any non-structural internal alteration or addition to the Demised Premises PROVIDED THAT after giving written notice to the Landlord with all relevant information of its intention so to do the Tenant may from time to time without such consent (but subject to all other necessary consents and approvals and all other obligations of the Tenant) install internal demountable partitions of a design and materials and to a layout and otherwise complying with the Tenant's obligations under these presents and reposition remove and alter the same (in a manner complying with the said obligations);

     3.11.3 Reinstatement: Unless otherwise requested by the Landlord to reinstate the Demised Premises to their former original condition and remove any partitioning and similar works to the reasonable satisfaction of the Landlord at the end or sooner determination of the Term;

     3.11.4 Notification of Value of Alterations: Upon completion of any material alterations permitted hereunder notify the Landlord of the full reinstatement value thereof

     3.11.5 Waste: Not commit any waste save as expressly permitted by the preceding sub-clauses of this sub-clause 3.11

3.12 Signs and Erections

     Not exhibit on the grounds roof outer walls or windows (so as to be visible from the outside) of the Demised Premises any aerial antenna mast wire dish flagpole sign signboard advertisement hoarding fascia placard bill notice poster symbol sticker or other notification whatsoever save with the prior written consent of the

     Landlord (such consent not to be unreasonably withheld or delayed) in addition to any permission required by statute and maintain to the reasonable satisfaction of the Landlord any of the same which are so approved

3.13 Planning:

     3.13.1 Not Breach the Planning Acts: Not at anytime during the Term do or omit anything on or in connection with the Demised. Premises the doing or omission of which contravenes the Planning Acts or any licences consents permissions approvals and conditions- (if any) granted or imposed thereunder or under any enactment repealed thereby and indemnify the Landlord against all actions proceedings damages penalties costs charges claims and demands in respect of any such acts and omissions

     3.13.2 Approval of Applications: If the Landlord consents to any matter for which its consent is required under these presents and such matter requires licence consent permission or approval under the Planning Acts the Tenant shall not submit the application to the appropriate national or local or other public authority (hereinafter referred to as "the planning authority") unless and until the form and wording of the application has been approved in writing by the Landlord (such approval not-to be unreasonably withheld or delayed) and subject thereto any application shall be made at the cost of the Tenant and (if requested) in the name of the Landlord and all other persons (if any) interested in the Demised Premises

     3.13.3 Copy Planning Decisions: Give to the Landlord immediately upon receiving the same a copy of every licence consent permission approval and other decision by any planning authority whether granted or refused

     3.13.4 Conditional Grants: If the planning authority indicates its willingness to grant any desired licence consent permission or approval only with modifications or subject to conditions not to effect such modifications or conditions without the prior written consent of the Landlord (such consent not to be unreasonably withheld or delayed) and give to the Landlord forthwith full particulars of such modifications or conditions

     3.13.5 Observance of Conditions: Observe and perform all conditions attached to any planning permission and keep, the Landlord fully and effectually indemnified against all actions proceedings damages penalties costs charges claims and demands whatsoever in respect of the costs of the said application and works and things done in pursuance of the said plannihg permission and in respect of all breaches (if any) of the said conditions and every part thereof respectively and (without limiting the foregoing) unless the Landlord otherwise directs carry out during the Term all works required to be carried out by a date after its termination as a condition of any planning consent granted during the Term for development commenced during the Term

     3.13.6 Notify Landlord of Planning Communications: Give notice forthwith to the Landlord of any notice order or proposal for a notice or order served on the Tenant under the Planning Acts and if so required by the Landlord at the Landlord's cost produce or join in making such objections or representations in respect of any proposal as the Landlord may reasonably require

     3.13.7 Compliance with Planning Requirements: Promptly comply at the Tenant's own cost with any notice or order served under the provisions of the Planning Acts on the Landlord or the Tenant relating to the Demised Premises except any such that result from any action or application of or by the Landlord or its predecessor or predecessors

     3.13.8 Planning Compensation: If the Tenant receives any compensation with respect to its interest hereunder because of revocation or modification of a planning permission or of any restriction placed upon the user of the Demised Premises under or by virtue of the Planning Acts then upon the termination of the Term in any manner the Tenant shall forthwith make such provision as is just and equitable for the Landlord to receive a due proportion of such compensation Any dispute as to the proportion payable to the Landlord shall be determined in accordance with sub-clause 6.4

     3.13.9 Not Precipitate Compulsory Purchase Order: Not make any application or do any act which may give rise to a proposal or cause to be served an order for the compulsory acquisition of the Demised Premises or any part thereof

     3.13.10 Restriction on Planning Applications and Development: Not make any application for planning permission in respect of the Demised Premises or any part thereof nor carry out any development or other works whatsoever at the Demised Premises or any part thereof if the making of such application for planning permission or the grant of a planning permission pursuant thereto or the carrying out of such development or other works would give rise to any tax charge or other levy payable by the Landlord

3.14 Inspection and Remedial Works

     3.14.1 Permit Inspection: Permit the Landlord or the Landlord's agents or such workmen as may be authorised by them upon reasonable prior written notice except in the case of emergency at reasonable times and as often as may be necessary to enter into and upon the Demised Premises and examine the state of repair and condition of the same

     3.14.2 Opening-Up and Tests: In any examination pursuant to sub-clause
          3.14.1 the Landlord may where necessary cause parts of the Demised Premises to be opened up or tested or subjected to other works and if any defect or breach of covenant is thereby revealed (or the extent of any defect or breach established) the Tenant shall make good any damage caused by such opening up tests or other works at its own expense but otherwise the Landlord shall make good the same

     3.14.3 Remedial Works: Within two calendar months (or sooner if requisite) after notice in writing to the Tenant of any defects wants of reparation maintenance decoration renewals or replacements for which the Tenant is liable under these presents and any other matters found on such examination to be in breach of the covenants by the Tenant in these presents the Tenant shall commence and proceed diligently to repair and make good maintain decorate or renew and replace the same as the case may be or (in the case of items existing in breach of covenant) remove the same or otherwise rectify the breach in a good and proper manner in all respects to the reasonable satisfaction of the Landlord and will complete all such works as soon as practicable according to such notice and the covenants in that behalf hereinbefore contained

     3.14.4 Default by Tenant: If the Tenant defaults in performing its obligations under sub-clause 3.14.3 it shall be lawful but not obligatory for the workmen or others to be employed by the Landlord to enter upon the Demised Premises and carry out the works required by the notice and all expenses properly incurred thereby shall on demand be paid by the Tenant to the Landlord and if not so paid shall be recoverable by the Landlord as liquidated damages together with Interest thereon from the date of demand until the date of actual payment (both dates inclusive) AND the Tenant hereby irrevocably appoints the Landlord to be the agent of the Tenant throughout the Term (but without liability to account) for the purpose o entering on inspecting and viewing any parts of the Demised Premises not at the time of such inspection in the occupation of the Tenant

3.15 User:

     3.15.1 Permitted User: Use the Demised Premises and every part thereof or permit the same to be used solely as offices for use within Class B.I of the Town & Country Planning (Use Classes) Order 1987 as enacted at the date hereof and for no other purpose

     3.15.2 Prohibited Activities: Not use the Demised Premises or any part thereof for any illegal immoral noisy noxious offensive or dangerous purpose nor for any sale by auction public exhibition show or political meeting nor do or allow to remain upon the Demised Premises anything which may reasonably be considered to be an annoyance nuisance disturbance damage or otherwise to the detriment of the Landlord or the owners or occupiers of any adjoining or neighbouring premises

     3.15.3 Electronic Equipment: Not use any radio electric or electronic equipment in the Demised Premises in such manner or condition as to cause electric electronic or other interference to adjoining or neighbouring premises or equipment owned or operated therein

     3.15.4 Musical Instruments: Not use any musical instruments radio sets television sets tape recorders record players or other audio equipment in the Demised Premises so as to be audible from outside the Demised Premises

     3.15.5 Parking Spaces: Use any car parking areas and facilities comprised within the Building and over which rights are herein granted solely for the parking of private motor cars for the benefit of persons occupying or visiting the Demised Premises and in particular but without limitation not to permit washing maintenance or (save in emergency to vehicles brought onto such car parking areas for a purpose permitted by this sub clause other than the execution of such work) repair work to or upon motor vehicles and not bum or store rubbish or other material thereon

     3.15.6 Residential Purposes: Not use the Demised Premises or any part thereof as sleeping accommodation or for residential purposes

3.16 Assignment and Underletting:

     3.16.1 Dealings with Part: Not (save as hereinafter provided) assign transfer mortgage charge or part with or share the possession or occupation of any part of the Demised Premises or suffer any person to occupy or share the occupation of any part of the Demised Premises whether as a licensee or otherwise or grant or allow any rights over the same

     3.16.2 Assignment:

     3.16.2.1 Interpretation: In this sub-clause the following expressions have the following meanings:

          "Intended Assignee"           means the party to whom the Tenant
                                        proposes to assign this Lease;

          "Tenant's Application Date"   means the date of the Tenant's
                                        application to the Landlord for
                                        consent to assign;

          "A G A" means an Authorised Guarantee Agreement as defined in Section 16 of the Act in the form set out in the Seventh Schedule or such other form as the Landlord shall reasonably require;

          "The Act"                     means the Landlord and Tenant
                                        (Covenants) Act 1995;

          "Surety Covenants"            means the covenants on the part of a
                                        proposed surety in the form set out
                                        in Clause 9;

     3.16.2.2 Landlord's Prior Consent: Not without the prior consent in writing of the Landlord (not to be unreasonably withheld or delayed) and of the Superior Landlord to assign the whole of the Demised Premises

     3.16.2.3 Landlord's Refusal of Consent: The Landlord may (for the purposes of Section 19 (1A) of the Landlord and Tenant Act 1927) refuse its consent to an assignment by the Tenant of the whole of Demised Premises in any of the following circumstances:-

          (a) if at the Tenant's Application Date or at the time of completion of the proposed assignment any rents or other sums which have fallen due for payment to the Landlord under this Lease remain unpaid (whether in whole or in part);

          (b) if at the Tenant's Application Date or at the time of completion of the proposed assignment there is in the reasonable opinion of the Landlord a substantial subsisting breach of covenant by the Tenant relating to the state of repair or condition of the Demised Premises;

          (c) if the Tenant for the time being is a company and the intended Assignee is an Associate of the Tenant;

          (d) if in the reasonable opinion of the Landlord the Intended Assignee is not of sufficient financial standing to enable it to comply with the obligations of the Tenant under this Lease;

          (e) if in the reasonable opinion of the Landlord the assignment would have an adverse effect on the value of the Landlord's reversion to the Demised Premises;

          (f) where for any reason not otherwise provided for in this sub-clause it is reasonable for the Landlord to withhold its consent

     3.16.2.4 Preconditions of Grant of Consent: The Landlord may (for the purposes of SI9(1A) of the Landlord and Tenant Act 1927) grant consent subject to all or any of the following conditions:-

          (a) that the Tenant executes and unconditionally delivers to the Landlord an A G A and the Surety (if any) covenants with the Landlord by deed in such form as the Landlord shall reasonably require to fully guarantee and indemnify the Landlord from and against any failure by the Tenant to comply with its obligations contained in the A G A;

          (b) that the Intended Assignee deposits with the Landlord such sum as the Landlord may reasonably determine not exceeding 12 months of the rent first reserved in this Lease at the rate current at the Tenant's Application Date and enters into a Rent Deposit Deed with the Landlord in such form as the Landlord shall reasonably require or where reasonably required by the Landlord the Intended Assignee will procure a guarantor or guarantors acceptable to the Landlord (acting reasonably) to enter into a full guarantee and indemnity of the Intended Assignee's obligations under this .Lease in the form of the Surety Covenants;

          (c) that if at any time before the assignment any' of the circumstances set out in Clause 3.16.2.3 apply, the Landlord may revoke its consent to the assignment by written notice to the Tenant;

          (d) that the assignment is completed within such time as may reasonably be specified by the Landlord;

          (e) that the Intended Assignee enters into a Deed to be prepared by the Landlord at the cost of the Tenant containing a covenant by the Intended Assignee with the Landlord to observe and perform the covenants terms and conditions contained in this Lease and to be observed and performed by the Tenant as if such covenants terms and conditions were therein repeated with the substitution of the name of the Intended Assignee for the name of the Tenant;

          (f) any other conditions which in the circumstances it would be reasonable for the Landlord to impose

     3.16.3 Underletting:

     3.16.3.1 Landlord's Prior Consent: Not without the prior consent in writing of the Landlord (such consent not to be unreasonably withheld or delayed) to underlet the whole of the Demised Premises or to underlet any part or parts of the Demised Premises except such part as would result in not more than two separate occupations of the Demised Premises (the occupation of the Tenant counting as the first of such occupations) ("a Permitted Part") but subject at all times to any restrictions imposed by or contained in the Superior Lease

     3.16.3.2 Covenants by Undertenants: Not underlet the whole of the Demised Premises or a Permitted Part unless and until the intended undertenant has been approved in writing by the Landlord ("the Permitted Undertenant") and the Permitted Undertenant has entered into a Deed to be prepared by the Landlord at, the reasonable cost of the Tenant containing a covenant with the Landlord by the Permitted Undertenant to perform and observe during the term to be granted by the underlease

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

          the covenants terms and conditions contained in this Lease and to be performed and observed by the Tenant (save for the payment of the yearly rent first hereby reserved and insofar as the same relate to and affect the Permitted Part in the case of an underletting of a Permitted Part) in the same manner as if such covenants and conditions were therein repeated with the substitution of the name of the Permitted Undertenant for the name of the Tenant

     3.16.3.3 Sureties: If a Permitted Undertenant shall be a limited liability company (or the Landlord otherwise reasonably so requires) then such person or persons as the Landlord reasonably considers to be of suitable financial standing shall prior to any underletting join in the Deed to be entered into pursuant to this sub-clause as surety and (jointly and severally) covenant with the Landlord that such Permitted Undertenant shall observe and perform its obligations to the Landlord as aforementioned and that any neglect or forbearance of the Landlord or any disclaimer or forfeiture of this Lease shall not release or exonerate the surety

     3.16.3.4 Conditions of Underletting: Not grant any underlease of the whole of the Demised Premises or of a Permitted Part except upon the following conditions:

          (a) the form of each underlease is previously approved by the Landlord (such approval not to be unreasonably withheld or delayed) and in particular contains covenants similar to and in all respects consistent with those herein contained in so far as applicable;

          (b) the Landlord is reasonably satisfied that the rent payable thereunder is a full market rack rent without fine or premium and is not less than that for the time being payable hereunder (or in the case of an underletting of a Permitted Part at a rate per net lettable square foot not less than that payable hereunder for the time being) and that the underlease provides for upward only review of such rent on the rent review dates and on the same basis as (mutandis mutatis) specified in the Fourth Schedule to this Lease;

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

          (c) the licence for the grant of each underlease contains a covenant by the Tenant with the Landlord to enforce the covenants on the part of the Permitted Undertenant therein contained and a direct covenant by the Permitted Undertenant with the Landlord to observe those covenants;

          (d) sections 24 to 28 inclusive of the Landlord. and Tenant Act 1954 (as amended) are effectively excluded with the due authority of an appropriate court order and the Landlord has received a copy of such order certified by the Tenant's solicitors to be a true copy;

          (e) the grant of any sub-underlease and the parting with or sharing possession of the whole or any part of the premises thereby demised are absolutely prohibited and the assignment of the whole of the same is prohibited without the Landlord's and the Superior. Landlords prior written consents (the consent of the Landlord not to be unreasonably withheld or delayed) and the assignment mortgage or charge of any part of the same is absolutely prohibited

     3.16.3.5 Schedule of Underlertings: If and when reasonably called upon by the Landlord so to do supply to the Landlord from time to time a schedule containing full details of all subsisting underlettings of the Demised Premises

     3.16.3.6 Breach of Underlease Covenants: In the event of a breach non-performance or non-observance of any of the covenants conditions . agreements and provisions contained or referred to in this Lease (except the covenant for payment of rent) by any underlessee of the Tenant forthwith upon discovering the same take and institute all necessary steps and proceedings to remedy such breach non-performance or non- observance and otherwise to exercise and enforce as appropriate all rights and obligations contained in any underlease of the Demised Premises or part thereof

     3.16.3.7 Rent Reviews in Underleases: If any underlease provides for a rent review the Tenant will exercise that .review in accordance with its terms and not agree the reviewed rent without the Landlord's prior written approval (approval not to be unreasonably withheld)

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

     3.16.4 Beneficial Interests: Not hold or occupy the Demised Premises or any part thereof as trustee or agent or otherwise for the benefit of any other person

     3.16.5 Possession and Occupation: Not part with or share possession or occupation of the Demised Premises or any part thereof except by virtue of an assignment or underletting of a kind permitted by this sub-clause

     3.16.6 Grant of Rights: Not grant rights over the whole or any part of the Demised Premises save such as are contained in an underlease of a Permitted Part

     3.16.7 Sharing: Notwithstanding the provisions of this sub-clause if and for so long as the Tenant for the time being is a company the Tenant may share possession of the whole or any part of the Demised Premises with any other company which is a wholly owned subsidiary of the Tenant Provided that the Tenant shall first inform the Landlord of the name and any change of occupier from time to time of the Demised Premises and so that no relationship of landlord and tenant is thereby created or transferred

     3.16.8 Notice of Assignment or Underletting: Within one calendar month next after any transfer charge assignment underlease (whether immediate or mediate) or devolution of the Demised Premises to give notice in writing of such transfer charge assignment underlease or devolution and of the name address and description of the transferee chargee assignee or person upon whom the relevant term or any part thereof may have devolved or of the undertenant (as the case may be) to the Landlord and any superior landlord AND produce to the Landlord and any superior landlord or their respective solicitors for the time being the instrument of transfer charge assignment or devolution or the counterpart of the underlease or a certified copy thereof and to pay to each of them a reasonable fee for the registration thereof

3.17 Facilitate Landlord's Dealings with the Demised Premises

     3.17.1 Permit Inspection by Prospective Purchasers: At all reasonable times and subject to reasonable prior notice during the Term and provided that the same shall not materially interrupt or prejudice the business of the Tenant or of any lawful occupier of the Demised Premises permit all prospective purchasers of or dealers in the Landlord's reversionary interest

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

          by order in writing of the Landlord or the Landlord's agents to view and take measurements of the Demised Premises without interruption

     3.17.2 Permit Re-Letting Notices: Permit the Landlord or the Landlord's agents at any time within six calendar months next before the expiration or sooner determination of the Term to enter upon the Demised Premises and to fix and retain without interference upon any suitable part or parts thereof a notice board for re-letting the same provided that it does not obscure any window or access of light or. air to the Demised Premises and permit all persons by order in writing of the Landlord or the Landlord's agents and by prior appointment to view the Demised Premises at reasonable hours in the daytime without interruption but not so as to materially interrupt or prejudice the business of the Tenant

3.18 Landlord's Access to the Demised Premises

     Permit the Landlord with or without its agents surveyors workmen and others and the Surveyor at reasonable times (after at least twenty-four hours' notice except in case of emergency) to enter the Demised Premises:

          for the purposes referred to in sub-clause 3.17 hereof; to take inventories of the fixtures and things in the Demised Premises to be yielded up at the determination of the Term;

     3.18.3 to estimate the value thereof for any purpose;

     3.18.4 to execute any works to any adjacent adjoining or neighbouring premises;

     3.18.5 to make the same secure against entry by any unauthorised person or against any danger which may appear to the Landlord to threaten or endanger the Demised Premises or the Landlord's interest therein (and so that the Landlord shall be under no obligation to take such action and shall not by so doing be deemed to re-enter or determine the
          Term);

     3.18.6 to ascertain whether the covenants and conditions herein contained on the part of the Tenant are being observed

3.19 Provision of Information to the Landlord

     3.19.1 Give Notices: Immediately upon becoming aware of the same give written notice to the Landlord of:

          3.19.1.1 any notice order or proposal for a notice or order served on the Tenant by any person or authority and to provide the Landlord with a copy thereof and if so required by the Landlord to join in making such

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

          objections or representations in respect of any such notice order or proposal as the Landlord may require; and

     3.19.1.2 any defect in the Demised Premises which is a 'relevant defect/1/ as that expression is defined in Section 4 Defective Premises Act 1972

     3.19.2 Keyholders: Keep the Landlord informed as to the names addresses and telephone numbers for use at all times of the day and night including weekends of the persons for the time being responsible for the Demised Premises outside business hours and who have the means of access thereto in case of emergency

          Disclose Information: Give to the Landlord at its request from time to time such plans drawings papers and other information relating to the Demised Premises as may be within the knowledge of the Tenant or available to it and which the Landlord may reasonably require whether in connection with any application or request by the Tenant or concerning any alteration or addition or user or safety matters or otherwise howsoever (and the Tenant hereby warrants that all information supplied by it or on its behalf to the Landlord will be complete accurate and not misleading)

3.20 Payment of Fees and Expenses

     3.20.1 Abatement of Nuisance: Pay all costs charges and expenses incurred by the Landlord in abating any nuisance in respect of the Demised Premises and executing all such works as may be necessary for abating a nuisance in obedience to a notice served by a local or other competent authority

     3.20.2 Sections 146 and 147 Law of Property Act 1925: Pay to the Landlord all costs charges and expenses (including legal costs and fees payable to a surveyor) which may be incurred by the Landlord in or in contemplation of any proceedings under Section 146 or Section 147 of the Law of Property Act 1925 or either of them notwithstanding forfeiture is avoided otherwise than by relief granted by the court

     3.20.3 Costs of Licences: Pay the Landlord's reasonable legal expenses managing agents' and surveyors' and consultants' fees (in each case where reasonably incurred) (including disbursements and stamp duty and the fees of any surveyors in approving plans or the execution of any works carried out pursuant to any licence) in respect of all licences consents and approvals of or by the Landlord its agents or advisers all applications by

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

          the Tenant for any of the same including charges fees and disbursements actually incurred in cases where consent is reasonably refused or the application is withdrawn for any reason whatsoever

     3.20.4 Enforcement Expenses: Pay all expenses including solicitors' and other legal costs and surveyors' consultants' managing agents' and other fees and expenses incurred by the Landlord of and incidental to the preparation service and enforcement of any notice hereunder or the recovery or attempted recovery of any rent or other monies payable by the Tenant hereunder or otherwise in enforcing the obligations of the Tenant hereunder including without limitation those relating to the preparation and service of and otherwise concerning any schedules relating to want of repair to the Demised Premises and whether served during or within six months after the determination of the Term

3.21 Indemnities

     Indemnify and keep fully and effectually indemnified the Landlord in respect of:

     3.21.1 all actions proceedings costs claims and demands which may be made by any adjoining owner tenant occupier or any other person whatsoever or any competent authority by reason of:

     3.21.1.1 any defect in the Demised Premises for which the Tenant is liable or in the execution of any works or the existence of any alterations or additions to the Demised Premises for which the Tenant is liable;

     3.21.1.2 any interference or alleged interference or obstruction of any right or alleged right of light air drainage or other right or alleged right now existing for the benefit of any adjoining or neighbouring property;

     3.21.1.3 any stoppage of the drains used in common with the owner or occupier of adjoining or neighbouring property caused by the Tenant

     3.21.2 all liability which may be incurred by the Landlord in respect of any of the matters referred to in paragraph 3.21.1 of this sub-clause for which the Tenant is liable;

     3.21.3 any claims proceedings or demands and the costs and expenses incurred thereby which may be brought against the Landlord by any employees workpeople agents or visitors of the Tenant in respect of any accident loss or damage whatsoever to person or property howsoever caused and occurring in or upon the Demised Premises for which the Tenant is liable

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

          and without limitation indemnify the Landlord against any liability which the Landlord may incur for nuisance or negligence or breach of statutory duty under the Defective Premises Act 1972 on account of the condition of the Demised Premises or any part thereof in respect of which the Tenant is liable;

     3.21.4 all general rates and other outgoings which are payable by the Landlord as a result of the Tenant's vacating the Demised Premises at any date prior to the said expiry or earlier determination of the term hereby granted;

     3.21.5 every loss and damage whatsoever incurred by the Landlord by reason of any breach or non-observance of the Tenant's obligations in this Lease and indemnify the Landlord from and against all actions claims liabilities costs and expenses thereby arising all monies becoming payable under this covenant being payable by way of further rent;

     3.21.6 all liabilities costs claims and demands arising by virtue of any breach and/or omission in respect of the matters referred to in Part II of the Third Schedule hereto

     AND this sub-clause shall remain in force notwithstanding the expiry or earlier determination of the Term as aforesaid

3.22 Yield Up

     3.22.1 Yield Up: At the expiration or sooner determination of the Term quietly yield up unto the Landlord the Demised Premises in such state and condition as shall in all respects be consistent with a full and due performance by the Tenant of its covenants in these presents and on the assumption (if not the fact) that the works described in the Notional Schedule of Works have been completed in a good and workmanlike manner using good quality new materials and in accordance with all necessary consents and to the reasonable satisfaction of the Surveyor PROVIDED ALWAYS that portable partitions or Tenant's fixtures affixed by the Tenant with the approval of the Landlord may or will if required by the Landlord be removed by the Tenant on the Tenant making good to the reasonable satisfaction of the Landlord any damage caused to the Demised Premises by reason of such removal

     3.22.2 Removal of Ancillary Items: The removal of the Tenant's portable partitions or fixtures as aforesaid shall include the removal of all ancillary

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

          equipment and supports of any kind and any other ancillary items placed or constructed upon the Demised Premises by the Tenant or its sub-tenants in relation to any items removed by the Tenant

     3.22.3 Disconnection from Services: Wherever such fixtures fittings plant or machinery are connected to or take supplies from any of the main services they shall be disconnected by the appropriate statutory undertaker or by a competent and properly qualified individual or company in such a manner that all redundant service media are removed and sealed off at points as close as possible to the various ring mains or principal distribution pipes which provide the supplies and such removal and sealing off shall be carried out so as not to interfere with the continued function of the main services

     3.22.4 Make Good: Make good all buildings walls floors roofs main services and any other parts of the Demised Premises after the removal of any such fixtures fittings plant or machinery to the reasonable satisfaction of the Landlord

3.23 Observe Covenants

     To observe and perform the covenants restrictions impositions reservations declarations obligations and other matters referred to in Part II of the Third Schedule hereto

4.   LANDLORD'S COVENANTS

4.1  Quiet Enjoyment

     The Landlord so as to bind the persons for the time being entitled to the immediate reversion expectant on the Term but not so as to impose any personal liability on itself except as to its own acts and defaults hereby covenants with the Tenant that the Tenant duly paying the said rents and sums and other payments (if any) hereby reserved and made payable and observing and performing the covenants and conditions herein contained and on the Tenant's part to be observed and performed shall and may peaceably and quietly possess and enjoy the Demised Premises during the Term without any disturbance by the Landlord or any persons lawfully claiming under or in trust for the Landlord or by title paramount

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4.2  Services

     Subject to payment by the Tenant of the Service Charge the Landlord hereby covenants with the Tenant to perform the obligations and provide the services Specified in the Fifth Schedule hereto during the Permitted Hours

4.3  Superior Lease

     The Landlord hereby covenants to pay the rents reserved by and observe and perform the lessee's covenants (so far as these are not the responsibility of the Tenant under the provisions hereof) contained in the Superior Lease and at the request and cost of the Tenant (and subject to the Tenant first providing reasonable security for such costs) to use reasonable endeavours to enforce the Lessor's covenants contained in the Superior Lease

5.   INSURANCE

5.1  Maintenance of Cover

     Unless such insurance is vitiated by act or default of the Tenant its underlessees employees contractors licensees or invitees the Landlord use its best endeavours to procure performance by the Superior Landlord of its covenants in the Superior Lease as to insurance of the Building

5.2  Tenant to Insure Glass

     The Tenant shall insure and keep insured in the joint names of the Landlord and the Tenant with an insurance office approved by the Landlord in writing (such approval not to be unreasonably withheld) all plate glass (if any) forming part of the Demised Premises against damage or destruction by accident in a sum sufficient to replace the same in the event of total destruction and pay all premiums necessary for the above purpose within seven days after the same become due and whenever so required produce to the Landlord the policies of such insurance and the receipt for the current year's premiums and layout forthwith all money received under such insurance and any additional money which may be required in replacement of the plate glass with glass of the same nature quality and thickness PROVIDED THAT if default is made in keeping up such insurance or producing any such policy or receipt as aforesaid the Landlord may effect or keep up the insurance provided for by this covenant and thereupon the Tenant shall on demand repay to the Landlord all premiums and expenses paid or payable in respect thereof with Interest thereon in each case from the date of payment by the Landlord

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5.3  Suspension of Rent on Occurrence of Insured Risk

     If the Demised Premises or any part thereof or the means of access thereto shall at any time be destroyed or so damaged by an Insured Risk as to be unfit for occupation or use and the relative policy or policies of insurance effected by the Landlord or the Superior Landlord shall not be vitiated or payment of the policy monies refused wholly or partly by any act or default of or suffered by the Tenant, its underlessees contractors employees or licensees or invitees then the rent First reserved by clause 2 of this Lease or a fair and just proportion thereof according to the nature duration and extent of the damage sustained shall be suspended and cease to be payable until the expiration of three years from the occurrence of such damage or until the reinstatement of the Demised Premises or the means of access thereto the expiration of a notice of election by the Landlord or the Tenant to terminate this Lease in accordance with the provisions of sub-clause 6.13 hereof (whichever shall first occur} and in case of dispute as to the proportion or period of such abatement the same shall be conclusively determined by the Surveyor acting reasonably

5.4  Access for reinstatement

     For the purpose of repairing and reinstating the Demised Premises the Landlord and all persons authorised by it with equipment and materials shall have full and uninterrupted right of entry at all times upon the Demised Premises and every part thereof and the Tenant shall not do or cause anything likely to impede such works

5.5  Tenant not to Prejudice Insurance

     The Tenant shall not do or permit or suffer any act or thing which may render void or voidable or otherwise vitiate or prejudice any insurance of or relating to the Demised Premises or any rents or other monies or the recoverability of any monies thereunder or render any increased premium payable for any such insurance (and without prejudice to the Landlord's remedies for a breach of such obligation the Tenant shall pay to the Landlord any sum paid by way of increased premiums or loading or other expenses thereby incurred by the Landlord) or which may make void or voidable any policy of insurance thereon and shall comply with all recommendations of the insurers as to fire precautions and otherwise relating to the Premises

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5.10 Notification of Damage

     Promptly upon the same occurring the Tenant shall give notice to the Landlord of the occurrence of any damage to the Demised Premises by any means or other event relevant to the insurance maintained by the Landlord

6.   PROVISOS                                                      o           |

     PROVIDED ALWAYS AND IT IS HEREBY AGREED AND DECLARED as follows:

6.1  Re-Entry:

     6.1.1 These presents are upon the express condition that if any of the events specified in paragraph 6.1.2 of this sub-clause shall occur then and in any of such circumstances and thenceforth it shall be lawful for the Landlord or any person or persons duly authorised by the Landlord in that behalf to re-enter the Demised Premises or any part thereof in the name of the whole and to re-possess and enjoy the same as if these presents had not been made without prejudice to any right of action or remedy of the Landlord in respect of any antecedent breach of any of the covenants by the Tenant

     The events referred to in paragraph (a) of this sub-clause are:

     6.1.2.1 the rents reserved herein or any part thereof remaining unpaid for twenty-one days after becoming payable (whether formally demanded or not); or

     6.1.2.2 any covenant or stipulation by the Tenant contained in this Lease not being performed or observed; or

     6.1.2.3 in relation to the Tenant (or any one party included within the definition of the Tenant) an Insolvency Event as defined in paragraphs
          6.1.3 or 6.1.4 of this sub-clause occurring; or

     6.1.2.4 the Tenant (or any one party included within the definition of the Tenant) being a company re-register with unlimited liability or effecting a return or reduction of capital or being struck off the Register of Companies; or

     6.1.2.5 the Tenant permitting any execution or distress to be levied on any goods for the time being in the Premises

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     6.1.3 "Insolvency Event" in relation to a company means any of the following events being:

     the Company being unable to pay its debts as they fall due or the value of its assets being less than the amount of its liabilities taking into account its contingent and prospective liabilities;

     a proposal being made for a voluntary arrangement under Part I of the Insolvency Act 1986 (referred to as "the Act" in the remainder of this definition);

     a petition being presented for an administration order under Part II of the Act;

     a receiver or manager being appointed whether under Part III of the Act (including an administrative receiver) or otherwise;

     the company going into liquidation as defined in section 247(2) of the Act (other than a voluntary winding up solely for the purposes of amalgamation of reconstruction while solvent);

     6.1.3.6 a provisional liquidator being appointed under section 135 of the Act;

     6.1.3.7 a proposal being made for a scheme of arrangement under section 425 of the Companies Act 1985

     6.1.4 "Insolvency Event" in relation to an individual means:

     6.1.4.1 an application being made for an interim order or a proposal being made for a voluntary arrangement under Part VIII of the Act;

     6.1.4.2 a bankruptcy petition being presented to the Court or his circumstances being such that a bankruptcy petition could be presented under Part XI of the Act;

     6.1.4.3 his entering into a deed of arrangement

6.2  Distress

     If any monies payable hereunder by way of rent shall be in arrear for twenty one days whether lawfully demanded or not it shall be lawful for the Landlord to enter into and upon the Demised Premises or any part thereof to enter and distrain and the distress or distresses then and there found to dispose of in due course of law and to apply the proceeds thereof in or towards payment of the said rents sums or other payments so in arrear and all costs charges and expenses occasioned by the nonpayment thereof and so that the power of the Landlord to distrain upon the | Demised Premises for rent in arrear shall extend to and include any tenant's fixtures

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6.6  Tenant's Goods Left in Premises

     If at such time as the Tenant has vacated the Demised Premises after the .determination of the Term either by effluxion of time or otherwise any property of the Tenant remains in or on the Demised Premises and the Tenant fails to remove the same within twenty eight days after being requested by the Landlord so to do by a notice in that behalf then and in such case the Landlord may as the agent of the Tenant (and the Landlord is hereby appointed by the Tenant to act in that behalf) sell such property (without being responsible for ensuring that such price is the best price obtainable) and shall then hold the proceeds of sale after deducting the costs and expenses of removal storage and sale reasonably and properly incurred by it to the order of the Tenant PROVIDED THAT the Tenant will indemnify the Landlord against any liability incurred by it to any third party whose property shall have been sold by the Landlord in the bona fide mistaken belief (which shall be presumed unless the contrary be proved) that such property belonged to the Tenant and was liable to be dealt with as such pursuant to this sub-clause

6.7  Service of Notices

     In addition to any other prescribed mode of service any notice hereunder shall be validly served if served in accordance with Section 196 Law of Property Act 1925 as amended by the Recorded Delivery Service Act 1962 or in the case of the Tenant if sent by post to or left addressed to it (or if there shall be more than one to any of them so that service on any one of the Tenant shall be good service on all) on the Demised Premises or in the case of the Tenant and any surety if sent to it him or any of them by post or left at the last known address or addresses of it him or any of them in Great Britain and any notice sent to the Tenant or any surety by post shall be conclusively deemed to have been served twenty four hours after the same was posted

6.8  Exclusion of Implied Easements

     The Tenant shall not be entitled to any right easement liberty privilege or advantage whatsoever other than those expressly granted herein and no further right easement liberty privilege or advantage of any kind shall be implied herein whether by statutory implication or otherwise howsoever

6.9  No Restriction on use of Adjoining Land

     Nothing herein contained or implied shall impose or be deemed to impose any restriction on the use of any land or buildings of the Landlord not comprised in this

     Lease or give the Tenant the benefit of or the right to enforce or to have enforced or to prevent the release or modification of any agreement covenant condition or stipulation entered into by any lessee or tenant of the Landlord in respect of property not comprised in this Lease or shall operate to prevent or restrict in any way the development of any land not comprised in this Lease

6.10 No Warrant}' as to Permitted Use

     Nothing herein contained of implied shall be taken to be a covenant warranty or representation by the Landlord that the Demised Premises can lawfully be used for any particular purpose

6.11 Exclusion of Landlord's Liability for Accidental Loss or Damage

     The Landlord shall not be responsible to the Tenant or the Tenant's licensees underlessees employees agents or other persons in the Demised Premises or calling upon the Tenant for any accident happening or injury suffered or damage to or loss of any chattel sustained on the Demised Premises

6.12 Denial of Waiver

     No demand for or acceptance of rent by the Landlord or anyone on its behalf nor any other act or conduct consistent with a continuance of the tenancy whether or not made with knowledge of any breach of covenant or obligation by the Tenant shall constitute a waiver in whole or in part of such breach which shall be deemed So be a continuing breach and neither the Tenant nor any successor to the Tenant may set up any such demand acceptance act or conduct as a defence in any action for forfeiture or otherwise Each of the covenants by the Tenant herein shall continue in full effect notwithstanding that the Landlord may have waived any former breach of the same by the Tenant or may have waived any similar obligation of any other person

6.13 Determination in the event of major damage or destruction

     6.13.1 If the Demised Premises shall be so damaged or destroyed as to be rendered wholly unfit for occupation and use for the purposes of this Lease without substantial re-building the Landlord may elect to treat this Lease as at an end by serving upon the Tenant at least one month's notice in writing of such election upon the expiration of which the Landlord may re-enter upon the Demised Premises or any part of them in the name of the whole and thereupon the Term shall cease for all purposes but without prejudice to the remedy of either party against the other in respect of any then subsisting breach of covenant or any arrears of rent or other monies payable by the Tenant hereunder

     6.13.2 If upon the expiry of three years commencing on the date of the damage or destruction the Demised Premises are not made Fit for occupation and use the Landlord or the Tenant may by notice served on the other at any time before the Demised Premises have been made fit for occupation and use elect to treat this Lease as at an end and thereupon the Term shall cease for all purposes but without prejudice to the remedy of either party against the other in respect of any then subsisting breach of covenant or any arrears of rent or other monies payable by the Tenant hereunder

6.14 Exclusion of Set-off

     Any payment due from the Tenant or the Surety to the Landlord hereunder whether by way of rent or otherwise shall be paid without set-off or counterclaim

6.15 Rights of Access

     Rights of access reserved or allowed to the Landlord shall be exercisable as well by the Superior Landlord or mortgagee as by the Landlord and shall permit access by any persons authorised by the Landlord the Superior Landlord or mortgagee including agents advisers contractors workmen and others whether with or without equipment and materials

6.16 Consents and Approvals

     Consents and approvals required of the Landlord hereunder shall if the Landlord so requires be required equally from any mortgagee of the Superior Landlord but nothing herein contained shall be construed as implying that any mortgagee or the Superior Landlord is obliged not to unreasonably withhold its consent or approval

7.   EXCLUSION OF LANDLORD & TENANT ACT

     Having been authorised so to do by an Order of Mayors and City of London Court dated the 2nd day of June 1999 the parties hereto hereby agree that the provisions of Sections 24 to 28 (inclusive) of the Landlord and Tenant Act 1954 (as amended) shall not apply to this Lease.

8.   OPTION TO BREAK                                             -n,         O^t

     If the Tenant shall desire to determine the Term on the 11th day of June 2004 ("the Tenant's Option Date") and shall give to the Landlord not less than 6 months prior written notice of such desire and provided that up to the Tenant's Option Date the Tenant shall pay the rents hereby reserved then upon the Tenant's Option Date this. Lease shall absolutely cease and determine but without prejudice to the rights and remedies of the Landlord in respect of any antecedent breach non-observance or non-performance of the covenants and other obligations on the part of the Tenant and any Surety contained in this Lease

9.   SURETY

     The Surety hereby covenants with the Landlord as follows:

9.1  Covenant

     That the Tenant will during the Term and as well after as before any disclaimer of this Lease pay the rent thereby on the days and in the manner aforesaid and will perform and observe all the Tenant's covenants hereinbefore contained and that in case of default of such payment of rent or in the performance or observance of such covenants as aforesaid the Surety will pay and make good to the Landlord on demand all losses damages costs and expenses thereby arising and that as between the Surety and the Landlord the liability of the Surety shall be as a principal debtor or covenantor and provided that any neglect or forbearance of the Landlord in endeavouring to obtain payment of the rent hereby reserved when the same becomes payable or to enforce performance of the said covenants and any time which may be given to the Tenant by the Landlord shall not release or exonerate or in any way affect the liability of the Surety under this covenant

9.2  Disclaimer

     That in the event of the Tenant during the Term becoming bankrupt or (being a company) entering into liquidation (as the case may be) and the trustee in bankruptcy or the liquidator (as the case may be) disclaiming this Lease then if the Landlord shall within two months after such disclaimer serve upon the Surety a notice in writing in this behalf the Surety will accept from the Landlord at the cost' in all respects of the Surety a lease of the demised premises for a term equal in duration to the then unexpired residue of the Term hereof such lease to contain the like Tenant's and Landlord's covenants respectively and the provisos and conditions in all respects (including the proviso for re-entry) as are herein contained and (if this lease shall subsist notwithstanding such disclaimer) subject to and with the benefit of this Lease

                                   [GRAPHIC]

                                                             GROUND FLOOR LAYOUT
                                                              __________________
                                                              12-18 PAUL ST, EC2
                                                              __________________
                                                              __________________

10.  CERTIFICATE

     It is hereby certified that there is no Agreement for Lease to which this Lease gives . effect

IN WITNESS this document has been signed as a deed and delivered on the date first above written

                               THE FIRST SCHEDULE

                              The Demised Premises

ALL THOSE offices and premises situate on the ground floor of the Building and more particularly shown edged red on the plan annexed hereto and including:

(a) the entirety of the windows window frames roof-lights doors and door-frames thereof (except for the external decorative surfaces of any such window frames and of any door between the Demised Premises and the internal Common Parts and of the frame of any such door) and all glass therein

(b) the finishes (including plaster) on the faces of any load-bearing walls beams and columns within or enclosing such premises (but not the remainder of such walls beams or columns)

(c) the internal half (severed vertically) of any non-load-bearing walls separating such premises from other internal parts of the Building (but not the remaining half of such walls)

(d) the whole of all external non load-bearing walls enclosing the Demised Premises

(e)  the whole of all internal non-load-bearing walls within the Demised
     Premises

(f) the ceilings and ceiling finishes of the Demised Premises (but not the structural beams joists or structural floor slabs supporting the floors or on which floor finishes have beer, laid)

(g) the floors and floor finishes of the Demised Premises and all other internal surfaces and partitions therein

(h) all stairs situated entirely within the Demised Premises and all other internal surfaces and partitions therein all service media in the Demised Premises which exclusively serve the same

(j) all service media exclusively serving the Demised Premises but situated in some other part of the Building

                               THE SECOND SCHEDULE

                          Rights included in the Demise

1. The right in common with the Landlord and all others entitled thereto of access to and from the Demised Premises through over and along the Common Parts or to use the Common Parts

2. The running and supply of water soil gas electricity fuel oil and other electronic impulses through the Service Media to and from the Demised Premises with the right to enter upon other parts of the Building upon reasonable prior notice (except in emergency) to the Landlord and other occupiers thereof with workmen and others and with plant machinery and materials for the purpose of inspecting maintaining and repairing the Service Media causing as little damage as reasonably possible and making good all damage actually occasioned

3. The right of support shelter and protection to the Demised Premises from other parts of the Building

4. The right in case of emergency only to use any designated means of escape within the Building

5. The right to the exclusive use of two car parking spaces within the curtilage of the Building to be allocated by the Landlord from time to time for the parking of private motor cars

                               THE THIRD SCHEDULE

              Part I: Exceptions and Reservations from the Demise

1. The right to erect a new building or to alter any building for the time being on any land adjoining neighbouring or opposite the Building or to carry out alterations to the Building notwithstanding that such alterations or erections may diminish the access of light and air or other rights enjoyed by the Demised Premises and the right to deal with the Building or any property adjoining opposite or near to the Demised Premises as it may think fit

2. The right to enter upon the Demised Premises upon reasonable prior notice (except in emergency) with workmen and others and with plant machinery and materials for the purpose of carrying out works in performance of its obligation hereunder or of carrying out works to the remainder of the Building causing as little damage as reasonably possible in the exercise of such right and making .good all damage actually occasioned

3. The right of passage and running of water soil gas electricity fuel oil and other electronic impulses through the Service Media within the Demised Premises to or from the other parts of the Building

4. The right of support shelter and protection to the remainder of the Building from the Demised Premises.

5. | The right to use in case of emergency any means of escape within the Demised Premises

            Part II: Particulars of Restrictions and Adverse Matters

1. The matters contained or referred to in the Superior Lease (in so far as these relate to the Demised Premises)

2. The matters contained or referred to in the Property and Charges Registers of the Landlord's Title Number EGL 313657 at HM Land Registry in so far as these relate to the Demised Premises

                               THE FOURTH SCHEDULE

                   Clauses 1.1 and 2: Rent Review Calculation

1.   DEFINITIONS

     In this Schedule:

     "Assumptions"          are the following assumptions at the Review Date on
                            which the relevant Review Period commences:

                            (a) that the Demised Premises are available for immediate letting after the expiry of a rent free period or concession or discount as to rent such as would be negotiated in the open market between a willing landlord and a willing tenant for fitting out upon a letting of the Demised Premises as a whole;

                            (b) that the Demised Premises are available for immediate letting either (in the sole discretion of the Landlord):

                                 (i)  with vacant possession; or

                                 (ii) subject to .but with the benefit of such
                                      underleases as shall have been created of the Demised Premises with the consent of the Landlord as aforesaid and shall be subsisting at the Review Date

                            (c) that the covenants on the part of the Tenant have been fully performed and observed;

                            (d) that the user permitted by this Lease and the buildings erected on the Demised Premises comply with the Planning Acts and all other statutes;

                            (e) that the Demised Premises are fit for immediate occupation and use in good repair and fully fitted out and equipped and all necessary services are available and connected and the works described in the Notional Schedule of Works have been completed at the cost of the Landlord in good and workmanlike manner using good quality new materials and in accordance with all necessary consents;

                            (f) that no work has been carried out on the Demised Premises by the Tenant its sub-tenants and their predecessors in title or any of them which has diminished the rental value thereof;

                            (g) that in case the Demised Premises have been destroyed or damaged they have been fully restored

     "Current Rent"         means the yearly rent, payable hereunder immediately
                            preceding the Review Date

     "Disregards"           are the following matters:

                            (a) the fact that the Tenant its sub-tenants and their respective predecessors in title or any of them have been or are in occupation of the Demised Premises or any part thereof;

                            (b) any goodwill attached to the Demised Premises since the commencement of the Term by reason of the carrying on thereat of the business of the Tenant its sub-tenants and their predecessors in title or any of them;

                            (c) any increase in rental value of any improvement or works to the Demised Premises or any part thereof carried out with the consent of the Landlord (where required) and all other applicable consents and requirements and otherwise than in pursuance of any obligation to the Landlord or its predecessors in title and at the sole cost of the Tenant its sub-tenants or their respective predecessors in title during the Term or during any period of occupation prior thereto arising out of an agreement to grant the Term;

                            (d)  (so far as may be permitted by law) all
                                 statutory restrictions relating to the
                                 assessment and recovery of rent

     "Market Rent"          means the full yearly rack rent at which the Demised
                            Premises might reasonably be expected to be let by a willing landlord to a willing tenant as a whole without fine or premium in the open market at the Review Date on which the Review Period commences and in each case for a term of years equivalent to the unexpired residue of the Term or the term of 10 years whichever shall be the greater and otherwise subject to the provisions of this Lease (other than the amounts of yearly rent herein reserved but including the provisions for rent review) AND applying the Assumptions but disregarding the Disregards

     "Payment Date"         means the quarter day next following the date upon
                            which en ine Revised Rent shall have been ascertained in accordance with the provisions of this Schedule

     "Review Date"          means the 11th day of June in the year 2004

     "Review Period"        means the period commencing on the Review Date and
                            ending on the last day of the Term

     "Revised Rent"         means in respect of the Review Period for which the
                            same is required to be ascertained the yearly rent as may at any time be agreed in writing between the Landlord and the Tenant in respect of the Review
                            Period or (in default of agreement) the Market Rent on the Review Date

     "Shortfall"            means in respect of the period (if any) beginning
                            immediately before the Review Period and ending immediately before the usual quarter day next following the date on which the Revised Rent for the Review Period is ascertained the amount (if any) by which the aggregate equal quarterly instalments of the Revised Rent which would have been payable during that period had the Revised Rent been determined at the commencement thereof exceeds the aggregate of the instalments of the Current Rent payable for the same period

     "Shortfall Interest"   means interest on the Shortfall at the base rate of
                            The Royal Bank of Scotland PLC (or if such rate shall no longer be published the base rate of such other clearing bank as the Landlord shall nominate) calculated on a daily basis to the date of payment
                            (as well after as before judgment) PROVIDED THAT for the avoidance ofdoubt the Tenant shall only be obliged to pay such interest in respect of the quarterly instalments of the Revised Rent on each of those sums from the dates on which they would have been due (if the Revised Rent had been determined before the Review Date) until the Payment Date (or, if later, the date on which payment of the same is received by the Landlord)

     "Surveyor"             means a Chartered Surveyor having not less than ten
                            years practice in England and recent substantial experience in valuing premises of the kind and character similar to those of the Demised Premises and who is a member of a leading national or local firm of surveyors practising in the field of office lettings as may be nominated by agreement between the Landlord and the Tenant or in default of agreement appointed by or on behalf of the President for the time being of the Royal Institution of Chartered Surveyors on the application of the Landlord or the Tenant provided that if the said President shall for any reason not be available or be unable to make such appointment at the time of application therefor the appointment may be made by the Vice-President or next senior officer of the said Institution then available and able to make such appointment or if no such officer of the said Institution shall be so available and able by such officer of such professional body of surveyors as the Landlord shall designate and any reference hereafter to the President shall be deemed to include a reference to such Vice President or other officer

2.   YEARLY RENT AFTER REVIEW

     The yearly rent for each Review Period shall be equal to whichever shall be the greater of the Current Rent and the Revised Rent

3.   ASCERTAINMENT OF RENT ON REVIEW

3.1  Determination by Surveyor

     If the Landlord and Tenant have not agreed the Revised Rent by a date four months prior to the relevant Review Date (or such earlier date as the Landlord and the Tenant may have agreed in writing) the Landlord or the Tenant may at any time thereafter require the Market Rent to be determined by the Surveyor acting (in the sole discretion of the Landlord) either as an expert or as an arbitrator

3.2  Basis of Arbitration

     If the Surveyor shall act as an arbitrator the arbitration shall be conducted in accordance with the Arbitration Act 1996 or any statutory modification or re-enactment thereof for the time being in force

3.3  Basis of Valuation

     If the Surveyor shall act as an expert:

     3.3.1 his fees and expenses including the costs of appointment shall be borne by the Tenant;

     3.3.2 he shall afford an opportunity to the Landlord and the Tenant to make representations to him;

     3.3.3 he shall decide the Market Rent in his own opinion as expert and his decision shall be final and conclusive as to the amount thereof

3.4 Interim Payments

     If the Revised Rent payable on and from the Review Date has not been agreed or determined by the Review Date the Current Rent shall continue to be payable and upon the Payment Date the Tenant shall pay to the Landlord any Shortfall together with Shortfall Interest For this purpose the Revised Rent shall be deemed to have been ascertained on the date when the same has been agreed between the Landlord and the Tenant or as the case may be the date of award of the arbitrator or of the determination by the valuer

3.5  Memoranda of Revised Rent

     When the amount of any Revised Rent has been so-ascertained memoranda thereof shall thereupon be prepared and signed by or on behalf of the Landlord and the Tenant and annexed to this Lease and the Counterpart hereof

3.6  Costs

     The Tenant shall upon the Landlord's request pay to the Landlord by way of full indemnity all surveyors' legal and other costs and fees properly incurred by the Landlord in relation to ascertainment of the Revised Rent and matters provided for herein

3.7  Statutory Rent Controls

     If:

     3.7.1 at any time the Landlord suffers the imposition by any means whatsoever of control over the rent payable hereunder; or

     3.7.2 there shall be any law or public policy which shall restrict curtail or ' modify the Landlord's right to collect the rent herein reserved or to review or increase the yearly rent in accordance with the provisions hereof; or

     3.7.3 it shall otherwise be unlawful for the Landlord to receive or for the Tenant to pay the whole of the rent for the time being reserved hereunder the Landlord shall on each occasion after such control or part thereof as is referred to in paragraphs 3.7.1, 3.7.2 or 3.7.3 hereof is removed relaxed or modified be entitled on giving to the Tenant not less than one month's notice in writing to introduce an intermediate review date which shall be the date of expiration of such notice and the rent payable hereimder from such date to the Review Date or until the end of the Term (as the case may be) shall be determined in similar manner to that provided for rent review upon the Review Date The imposition of an intermediate rent review shall not alter any Review Date

                               THE FIFTH SCHEDULE

                       Particulars of Landlord's Services

1. To maintain and keep in good and substantial repair and condition and rebuild replace or renew when necessary or when the Landlord (acting reasonably) considers desirable:-

     the main structure of the Building and the external and load-bearing walls and foundations and roof of the Building and its main tanks drains gutters and rain water pipes (other than those included in this Lease or in the corresponding lease of any other part of the Building) all Service Media available for use by the Tenant in common with the lessees of other parts of the Building (except where they are repairable by a statutory undertaking) the Common Parts the boundary walls and fences of the Building or (in the case of the party walls or structures) the portions thereof belonging to the Building any accommodation occupied or used by any staff employed by the Landlord under the provisions of this clause all other parts of the Building not included in the above paragraphs and not included in this Lease or in the corresponding lease of any other part of the Building

2. To use its best endeavours to light the Common Parts where and when necessary and keep the Common Parts clean and where the Landlord considers appropriate to furnish the internal Common Parts in a style and manner which the Landlord from time to time in its absolute discretion considers suitable for the Building

3. As and when the Landlord considers necessary (but at least once in every five years) to paint decorate and otherwise treat the parts previously or usually painted decorated or otherwise treated of:-

     (a)  the exterior of the Building

     (b)  the internal Common Parts

     (c)  any accommodation provided for staff under this clause

4. To use its best endeavours to maintain (and renew when the Landlord considers necessary) any existing heating and hot water boilers plant equipment and apparatus or any plant equipment and apparatus (if any) that may hereafter be installed in the Building and which may serve the Common Parts or the Building as a whole (other than any radiators pipes and other apparatus within and solely serving the Demised Premises and other lettable parts of the Building)

5. To use its best endeavours to maintain at all reasonable hours through any existing central hot water system or any such system (if any) that may hereafter be installed in the Building an adequate supply of hot water for domestic use in any existing basins in the Demised Premises and the basins in any other parts of the Building and during each period from the First day of October to the following First day of May (or such other period as the Landlord may determine from time to time having regard to weather conditions) to provide reasonably adequate heat to any existing radiators in the Demised Premises and in any other part of the Building unless the Landlord shall be prevented from performing this covenant by the act neglect or default of the Tenant or his employees agents licensees or visitors or by any breakdown of apparatus or any interruption of the supply of fuel or current or any other cause over which the Landlord has no control and the Landlord shall not be liable for any loss damage or inconvenience suffered by the Tenant due to the inadequate or irregular supply or hot water or heating to the Demised Premises or to the Common Parts

6. To pay any outgoings charged or imposed on the Common Parts or on the Building as a whole or on any accommodation provided for staff under the following sub- paragraph and in respect of any such accommodation provided for staff under the following sub-paragraph and in respect of any such accommodation the outgoings thereof shall be deemed to include any rent paid by the Landlord therefor or (if the Landlord shall provide such accommodation within the Building or within other premises belonging to the Landlord) a notional rent therefore equivalent to the rent at which the Landlord's surveyor considers such accommodation might be expected to be let from time to time in the open market with vacant possession.

7. At the Landlord's discretion to employ (on such terms and conditions as the Landlord considers appropriate) maintenance staff cleaners or other persons for the purpose of performing the Landlord's covenants under this Lease and in particular (if the Landlord in its discretion considers appropriate) provide free accommodation (whether in the Building or elsewhere) and any other services for them while employed by the Landlord

8. At the Landlord's discretion to employ a firm of Managing Agents to manage the Building and pay all proper fees salaries charges and expenses payable to those agents or any other persons who may be managing the Building

9. To employ such surveyors builders architects engineers accountants or other professional persons as the Landlord may consider necessary or desirable for the property maintenance safety and administration of the Building

10. To use its best endeavours to maintain (if and when installed by the Landlord at its discretion) and to pay all rental charges for any existing coin or credit card operated telephone boxes in the Common Parts

11. To use its best endeavours to maintain such fire extinguishers in the Common Parts as the Landlord may from time to time consider necessary and to pay all charges in connection with their rental installation and maintenance

12. To use its best endeavours to maintain and when the Landlord considers necessary renew or replace any existing lift and its ancillary plant and equipment and to maintain adequate insurance against risks of breakdown and third party claims in respect of the lift and lift equipment in such amounts and on such terms as the Landlord shall from time to time consider appropriate

13. The use its best endeavours to maintain (if and when installed at the Landlord's discretion) an electric entry-phone serving the main entrance to the Building and to pay any charges in connection with its rental installation and maintenance

14. To do all further acts as the Landlord in its absolute discretion may consider necessary or advisable for the proper maintenance safety amenity and administration of the Building

15. As and when the Landlord thinks fit to set aside as a reserve such sums of money as the Landlord shall reasonably require to meet future costs which the Landlord reasonably expects to incur under this Lease in carrying out work (whether or not annually recurring) of replacement maintenance repair redecoration and renewal and for the purposes of the Sixth Schedule the sums set aside under this clause shall be treated as items of expenditure incurred by the Landlord

PROVIDED ALWAYS that the Landlord shall not be responsible for any failure to provide or interruption in the provision of the services above specified nor for any inconvenience or injury to persons or property arising from such failure or interruption or the non performance of the covenants set out in this Schedule where the same arises from or is due to mechanical breakdown failure or malfunction strikes labour disputes or shortages or any cause or circumstance beyond the control of the Landlord

                               THE SIXTH SCHEDULE

                          Calculation of Service Charge

1.   DEFINITIONS

     In this Schedule the following definitions apply:

     "Tenant's Proportion" means (subject to the provisions of paragraph 7 hereof) the proportion which at the commencement of the relevant Accounting Period the floorspace of the Demised Premises bears to the aggregate of the floorspace of every lettable part of the Building the said proportion as at the date of this Lease is 15.8% Provided Always that the Tenant shall not be required to pay any part of the Service Costs attributable to any part of the Building which is not let but which is available or intended or separate letting

     "Floorspace"          means in relation to the Demised Premises floorspace
                           as conclusively determined from time to time by the Landlord's Surveyor

     "Service Costs"       means the amount so defined in paragraph 4 of this
                           Schedule

     "Service Charge"      means the Tenant's Proportion of the amount of the
                           Service Costs for each Accounting Period

     "Estimate"            means each estimate prepared under the provisions of
                           paragraph 2.1 of this Schedule

     "Interim Charge"      means the Tenant's Proportion of the amount of the
                           Estimate for each Accounting Period

     "Certficate"          means the certificate and statement respectively
                           mentioned in paragraph 5 of this Schedule

     "Accounting Date"     means the 31st day of December in each year (or such
                           other date as the Landlord may from time to time substitute therefor)

     "Accounting Period"   means each period commencing immediately after one
                           Accounting Date and ending on the following
                           Accounting Date

     "Payment Days"        means the usual quarter days in each year

     "Accountant"          means an accountant or firm of accountants being
                           qualified under section 28 of the Landlord and Tenant Act 1985

2.   PREPARATION OF THE ESTIMATE

     2.1.1 On or before (or if that shall be impractical then as soon as practicable after) each Accounting Date the Landlord shall prepare an Estimate in writing of the Service Costs expected to be incurred or charged in or in respect of the Accounting Period commencing immediately after that Accounting Date

     2.1.2 The Estimate shall contain a summary of those estimated Service Costs

     2.1.3 Within fourteen days after the preparation of each Estimate a copy thereof shall be served by the Landlord upon the Tenant together with a statement showing the Interim Charge payable by the Tenant in respect thereof

3. PAYMENT OF INTERIM CHARGE

     3.1.1 The Interim Charge for each Accounting Period shall be paid by the Tenant by four equal instalments on the Payment Days during such Accounting Period

     3.1.2 The Initial Inter0im Charge hereunder shall be at the rate of (pound)22,544 per annum and the first payment thereof shall be made on the execution of this Lease and shall be an apportioned part for the period from the date hereof until the next Payment Day

     3.1.3 Should the Interim Charge for any Accounting Period not be ascertained and notified to the Tenant by the first Payment Day in that Period the Tenant shall pay on account thereof a provisional interim charge at the rate previously payable until the Payment Day following the ascertainment and notification to it of the new Interim Charge and on that Payment Day the Tenant shall pay (in addition to the new Interim Charge payable on that day) the amount by which the new Interim Charge for the period since the first Payment Day of that Accounting Period may exceed the amount paid on account but if the amount paid on account shall exceed the new Interim Charge for that Period the Landlord shall give credit for the overpayment

4.   SERVICE COSTS

     4.1.1 The Service Costs of any Accounting Period are all the costs expenses overheads payments charges and outgoings (together with Value Added contributions to the National Insurance of any such staff and the cost of provision of pensions for any such staff

     4.1.2.2 the cost of providing any uniforms working clothes tools appliances equipment and materials used for cleaning maintaining servicing and administering the Building and the said plant and equipment in the Building and for supplying the services mentioned in paragraph 4.1

     4.1.2.3 the cost of electricity gas oil or other fuel used for (i) the provision and handling of any conditioned-air central-heating and hot water in the Building (ii) the operation of any lifts in the Building and (iii) the lighting of the Common Parts

     4.1.2.4 the cost of the provision and laundering of towels for the porter's room and the porter's lavatories in the Building

     4.1.2.5 the cost of the provision and cultivation of any plants and flowers in the Common Parts

     4.1.2.6 the cost of the cleaning and maintenance of the pavements and pathways belonging to the Building

     4.1.2.7 the cost of leasing or hiring plant and equipment in the Building

     4.1.2.8 the cost of complying with the provisions or requirements of the Office Shops and Railway Premises Act 1963 The Health and Safety at Work etc Act 1974 and the Fire Precautions Act 197I and any other Act of Parliament affecting the Building or the plant and equipment in the Building and the cost of opposing making representations in respect of and/or complying with the provisions or requirements or any notice order regulation or bye-laws made thereunder

     4.1.2.9 the cost of inspecting examining maintaining repairing overhauling and servicing and (where necessary) replacing the plant and equipment in the Building

     4.1.2.10 all payments and liabilities in respect of the cost of repairing maintaining cleansing and renewing any party or other walls fences and structures and service media and other things common to the Building and other adjacent or neighbouring premises

     4.1.2.11 the cost of employing a managing agent to manage the Office Portion of the Building

     4.1.2.12 the cost of employing or engaging solicitors counsel and other professional persons in connection with the management of the Building and the administration and collection of the Service Costs from the occupiers of the Building

     4.1.2.13 the cost of employing agents architects engineers surveyors or other professional persons to advise upon arrange or supervise the execution of any works on or the provision of any services in the Building (including the repair maintenance renewal or replacement of any machinery plant or equipment)

     4.1.2.14 if the Landlord shall require its employed staff to perform the functions mentioned in paragraphs 4.1.2.11 4.1.2.12 or 4.1.2.13 in lieu of agents architects engineers surveyors or Other professional persons (as the case may be) then a reasonable charge by the Landlord for performing such functions

     4.1.2.15 if the Landlord shall itself provide any labour or materials for the provision of any services or for the carrying out of any works falling within paragaph 4.1 or this paragraph then a proper sum or sums therefor including a reasonable element of profit for the Landlord thereon

     4.1.2.16 the cost of keeping the books and records of the expenditure comprised in the Service Costs

     4.1.2.17 the costs of any surveyor appointed to determine any dispute as to the Service Costs or any component thereof and the costs of making representations in any proceedings determination or arbitration in relation to the Service Costs

     4.1.2.18 the cost of enforcing or attempting'to enforce against the Tenant the covenants and restrictions imposed on the Tenant by this lease and the cost of enforcing or attempting to enforce against other tenants in the Building similar covenants and restrictions imposed on them but only so far as such costs shall not be recovered from the person against whom such enforcement is made or attempted or from the person requesting such enforcement

     4.1.2.19 the cost of preparing auditing and certifying the Service Costs

     4.1.2.20 all Value Added Tax paid by the Landlord in respect of the foregoing

     4.1.2.21 the cost of opening and maintaining one or more bank accounts and the cost (including interest) of borrowing funds (by loan or on overdraft) to provide monies to defray the costs and expenses above mentioned to the extent to which the same may for the time being exceed the aggregate of (i) monies in hand and from the Interim Charges actually received from the Tenant from the other tenants of the Building and (ii) the Interim Charges referable to those lettable parts of the Building which are not for the time being let on leases under which a corresponding Interim Charge and Service Charge is payable

     4.1.2.22 such sums as the Landlord may from time to time require to be set aside in a reserve fund as a reserve to meet such future costs as the Landlord shall expect to incur (either during or after the expiration of the Term) in replacing maintaining and renewing those parts of the Building and the fixtures fittings plant and equipment therein which the Landlord is obliged or entitled to replace maintain or renew under the terms of this lease provided that

          (a) any such reserve fund shall be placed by the Landlord in a separate bank deposit account and shall be held on trust to be expended for the purposes aforesaid for the benefit of the owners and occupiers of the Building from time to time

          (b) upon any transfer of the Landlord's reversion the then balance of the fund shall be transferred to the new Landlord to be held as aforesaid

          (c) all interest earned on the fund (less any taxation upon such interest) shall accrue to the fund

     4.1.3 PROVIDED THAT (for the avoidance of doubt) nothing contained in this paragraph 4 shall (i) impose upon the Landlord any obligation to carry out any works or provide any services beyond the matters set out in the Fifth Schedule hereto or (ii) extend the Service Costs to include the cost of any works acts matters or things to or in respect of any parts of the Demised Premises for which the Tenant is liable under the terms of this Lease or the corresponding parts of the other lettable parts of the Building

     4.1.4 In the preceding paragraphs the expression "plant and equipment" shall include (but not by way of limitation) any internal telephone systems lifts boilers air conditioning or cooling equipment fire fighting equipment fire water sprinkiers and all pipes wires conduits ducts traps valves pumps meters radiators and other conducting measuring and inspection media and other devices used therewith

5.   PREPARATION AND SERVICE OF THE CERTIFICATE

     The Landlord or its managing agents shall keep proper books and records of the Service Costs and as soon as practicable after each Accounting Date shall produce the same to the Accountant who shall prepare a Certificate of the Service Costs of the Accounting Period ending on that Accounting Date The Certificate shall contain a fair summary of the Service Costs to which it relates If there shall be a reserve fund, the Certificate shall also contain a statement of the amount of the reserve fund at the commencement of the Accounting Period, the taxation upon and expenditure from the reserve fund during or in respect of that Accounting Period and the balance remaining after the payment and expending thereof, and the sums included in the Service Costs to be set aside in the reserve fund

     5.1.4 The Certificate shall be signed by the Accountant who shall therein certify that the summary of Service Costs set out therein is a fair summary thereof and that the said Service Costs are sufficiently supported by accounts, receipts and other documents which have been produced to him

     5.1.5 Within 14 days of the signing of each Certificate a copy thereof shall be served upon the Tenant together with a Statement showing:

     5.1.5.1 the Service Charge payable by the Tenant in respect of the Accounting Period to which the Certificate relates

     5.1.5.2 the Interim Charge paid by the Tenant on account thereof

     5.1.5.3 the amount (if any) by which the Service Charge exceeds or falls short of the said Interim Charge

     5.1.6 If appropriate, the Statement shall be accompanied by the appropriate Value Added Tax invoice from the Landlord or its managing agents

     5.1.7 Within the period of 14 days from the service of each Statement, the Tenant shall pay to the Landlord the amount (if any) by which the Service

          Charge therein stated may exceed the Interim Charges stated to have been received on account thereof In the event that the Service Charge therein stated may be less than the Interim Charges stated to have been received on account thereof, the surplus Interim Charges shall be credited against future Interim Charges or Service Charges payable by the Tenant or (in respect of the period down to the end of the Term), shall be repaid to the Tenant

     5.1.8 For the period of the two months commencing on the date of service of each Certificate the Tenant or its authorized representative shall be entitled to inspect the books records invoices and accounts relating to the Service Costs included in such Certificate during normal office hours at the offices of the Landlord or its managing agents on the Tenant giving to the Landlord or its managing agents not less than two working days written request for such inspection

     5.1.9 So far as permitted by law the Certificate shall be conclusive of the amount of Service Costs therein specified and so far as permitted by law the Statement shall be conclusive of the amount due from or to be credited to the Tenant as therein specified.

6. COMMENCEMENT AND EXPIRATION OF TERM

     6.1.1 The Service Charge for the Accounting Period during which this Lease shall have been granted shall be apportioned as from the date of this Lease

     6.1.2 The provisions of this Schedule shall remain in force notwithstanding the expiration or earlier determination of the term created by this Lease and the Service Charge for the Accounting Period during which the date of such expiration or determination falls shall be apportioned down to that date

     6.1.3 The apportionments mentioned in paragraphs 6.1.1 and 6.1.2 above shall be computed as if the total Service Costs for the relevant Accounting Periods were incurred by equal daily amounts throughout such Accounting Periods respectively

7.   VARIATION OF PROPORTION

     The Landlord shall be entitled from time to time by giving written notice to the Tenant to vary the Tenant's Proportion as a consequence of any alteration or addition to the Building or any alteration in the arrangements for the provision of services therein or any other relevant circumstances Any variation in such proportions shall take effect from such date as the Landlord may specify in such written notice having regard to the date of occurrence of the reason for such variation

8.   DISPUTES

     8.1.1 Any dispute arising out of this Schedule shall be referred to the determination of an independent surveyor acting as an arbitrator in accordance with the provisions of the Arbitration Act 1996

     8.1.2 The said surveyor shall be appointed (in the absence of agreement} on the application of either party by or on behalf of the President for the time being of The Royal Institution of Chartered Surveyors

     8.1.3 In the event of there being disputes between the Landlord and two or more tenants in the Building with respect to the same Certificate, the Landlord shall be entitled to require all such disputes to be consolidated before the same independent surveyor

     8.1.4 The Tenant shall not be entitled to dispute or question the amount of any item in the Services Costs on the sole ground that it exceeds the amount shown in the relevant Estimate nor on the ground that it could have been provided or performed at lower cost

     8.1.5 No dispute or question in relation to the contents of any Certificate shall be valid unless made by the Tenant in written notice specifying the item or items | disputed or questioned and served on the Landlord within one month of the service of the Certificate (time being of the essence)

     8.1.6 No dispute or question affecting any Certificate or Statement shall entitle the tenant to withhold payment of the sums specified in paragraph 5.1.7 of this Schedule or any other sums payable under the terms of this Lease but if it shall be ascertained (by virtue of a determination under paragraphs 8.1.1 to 8.1.3 of this Schedule or otherwise) that the Tenant has made any overpayment in respect of the Service Costs the Landlord shall repay the amount of the overpayment to the Tenant within 14 days

                              THE SEVENTH SCHEDULE

                   Clause 3.16: Authorised Guarantee Agreement

THIS AGREEMENT is made on                                                  19{ }
                                                                              -

BETWEEN

(1)  {FIRST PARTY} of/(registered no. {                } ) whose registered
                                       ----------------
     office is at {                   } ("the Landlord" which expression
                   -------------------
     includes the person for the time being entitled to the reversion immediateiy expectant on the determination of the Term); and

(2)  {SECOND PARTY) of (registered no. {             } ) whose registered
                                        -------------
     office is at {                    } {"the Tenant" which expression
                   --------------------
     includes its successor or successors in title and permitted assigns)

NOW THIS DEED WITNESSES that:

1.   PRELIMINARY

1.1  Definitions and Interpretation

     This Deed is supplemental to an underlease ("the Lease") dated the {  }
                                                                         --
     1999 and made between (1) {the Landlord)} and (2) {the Tenant} by which the property known as ground floor 12/18 Paul Street London EC2 ("the Demised Premises") was demised for the term of 10 years from and including the { }
                                                                             --
     1999 ("the Term"') subject to the payment of the rents ("the Rent") reserved by and the performance of the provisions of the Lease

1.2  Reversion

     The reversion immediately expectant on the determination of the Term {remains} {is now} vested in the Landlord and the unexpired residue of the Term {remains} {is now) vested in the Tenant

1.3  Landlord's Prior Consent

     The Lease contains provisions prohibiting the Tenant from assigning the Demised Premises without the consent of the Landlord such consent not to be unreasonably withheld in certain circumstances and further provides that any consent may be subject to a condition that the Tenant enters into an authorised guarantee agreement as defined in the Landlord and Tenant (Covenants) Act 1995 ("the 1995 Act")

1.4  Licence to Assign

     The Landlord has agreed (at the request of the Tenant) to grant a licence to the Tenant to assign its estate and interest in the Demised Premises to
     {              } of {                     } ("the Assignee") subject to:
      --------------      ---------------------

     1.4.1 the Tenant and the Assignee entering into a formal licence in the form required by the Landlord; and the Tenant entering into this Authorised Guarantee Agreement

1.5  Lease Definitions

     All terms defined in the Lease have the same meanings when used in this Deed except where the contrary appears and "Losses" includes all liabilities incurred by the Landlord all damage and loss suffered by it and all damages awarded against it all claims demands actions and proceedings made or brought against it and all costs disbursements and expenses incurred by it

2.   AUTHORISED GUARANTEE AGREEMENT

2.1  Nature of this Deed

     This Deed is an authorised guarantee agreement as defined in the 1995 Act section 16

2.2  Limitation

     Nothing in this Deed imposes on the Tenant: ' any requirement to guarantee the performance under the Lease of any person other than the Assignee; or any liability restriction or other requirement (of whatever nature) in relation to any time after the Assignee is released by the 1995 Act from its obligations under the Lease

3.   TENANT'S COVENANTS

     The Tenant covenants with'the Landlord and (without the need for any express assignment) with all of its successors in title:

3.1  Pay Rent

     If the Assignee does not pay the Rent or any other sum due under the Lease on the date on which it is due to pay to the Landlord on demand the Rent or other sum;

3.2  Indemnify Landlord

     If the Assignee is in breach of any provision of the Lease to remedy that breach on demand and to indemnify and keep indemnified the Landlord against all Losses suffered by the Landlord as a result (directly or indirectly) of that breach;

3.3  Premature Determination of Lease

     In addition to the obligations set out in sub-clauses 3.1 and 3.2 in the event of the Premature Determination of the Lease:

     3.3.1 to pay to the Landlord on demand an amount equal to the Rent and other sums that would have been payable under the Lease for the period beginning on the date of such Premature Determination and ending on the earliest of:

          (a)  the date upon which the Demised Premises are re-let;

          (b) the date upon which the Term would have expired by effluxion of time had there been no Premature Determination;

          (c) the expiry of the period of one year beginning on the date upon which such Premature Determination takes effect; and

          if so requested by the Landlord within ninety days of the date upon which such Premature Determination takes effect to take from the Landlord a lease of the Demised Premises from the date upon which such Premature Determination took effect for a term equal to the unexpired residue of the Term which would then have remained had there been no Premature Determination and at the Rent payable at the time of such Premature Determination or (where a rent review is pending at that time at the Rent subsequently agreed or determined under the Fourth Schedule of the Lease to have been payable at that time) and upon the same terms as those contained in the Lease with all provisions of a periodical nature (including for example those relating to review of the Rent) expressed to apply on the actual dates that would have applied if there had been no Premature Determination; and

     3.3.3 to pay the costs of the Landlord incurred in relation to the Premature Determination and where appropriate the grant of the lease to the Tenant

4.   APPLICATION OF TENANT'S COVENANTS

     The obligations of the Tenant set out in Clause 3 wilt continue to apply even if:

4.1  Waiver

     The Landlord grants any time or indulgence to the Assignee or fails to enforce payment of the Rent or any other sum or the performance of the terms of the Lease;

4.2  Refusal to accept the Rent

     The Landlord refuses to accept the Rent tendered when the Landlord was entitled (or would after service of a notice under the Law of Property Act 1925, section 146 be entitled) to re-enter the Demised Premises;

4.2  Variation of Lease

     The terms of the Lease are varied except where the variation is a relevant variation as defined in the 1995 Act, section 18(4);

4.4  Revised Rent

     A revised Rent has heen agreed or determined under the Fourth Schedule of the Lease;

4.5  Surrender of Part

     The Assignee surrenders part of the Demised Premises and where this happens the liability of the Tenant under the Lease continues for the part of the Demised Premises not surrendered after making any necessary apportionments under the Law of Property Act 1925, section 140;

4.6  Release of Tenant

     The Tenant would have been released by any other event

5.   DURATION OF TENANT'S COVENANTS

     The obligations of the Tenant set out in Clause 3 apply for the period beginning on the date upon which the Demised Premises are assigned to the Assignee and ending on the date upon which the Assignee is released by the 1995 Act from its obligations under the Lease

IN WITNESS this document has been signed as a deed and delivered on the date first above written

SIGNED AS A DEED                 )
by                               )
acting by a director and         )
the secretary or two directors   )

                                                 Director:
                                 Name (please print):

                                 Director/Secretary: Name (please print):

                            AT&T CENTER OFFICE LEASE

                         MITSUI FUDOSAN (U.S.A.), INC.,

                            a California corporation,

                                  as Landlord,

                                       and

                            PACIFIC GATEWAY EXCHANGE,

                             a Delaware corporation,

                                   as Tenant.

                                TABLE OF CONTENTS

Article      Subject Matter                                                 Page
-------      --------------                                                 ----
ARTICLE 1 -  REAL PROPERTY, BUILDING AND PREMISES........................      1

ARTICLE 2 -  LEASE TERM..................................................      2

ARTICLE 3 -  BASE RENT...................................................      5

ARTICLE 4 -  ADDITIONAL RENT.............................................      7

ARTICLE 5 -  USE OF PREMISES.............................................     24

ARTICLE 6 -  SERVICES AND UTILITIES......................................     25

ARTICLE 7 -  REPAIRS.....................................................     34

ARTICLE 8 -  ADDITIONS AND ALTERATIONS...................................     35

ARTICLE 9 -  COVENANT AGAINST LIENS......................................     38

ARTICLE 10 - INSURANCE...................................................     38

ARTICLE 11 - DAMAGE AND DESTRUCTION......................................     42

ARTICLE 12 - NONWAIVER...................................................     45

ARTICLE 13 - CONDEMNATION................................................     45

ARTICLE 14 - ASSIGNMENT AND SUBLETTING...................................     46

ARTICLE 15 - SURRENDER OF PREMISES; REMOVAL OF TRADE FIXTURES............     50

ARTICLE 16 - HOLDING OVER................................................     51

ARTICLE 17 - ESTOPPEL CERTIFICATES.......................................     52

ARTICLE 18 - SUBORDINATION...............................................     52

ARTICLE 19 - DEFAULTS; REMEDIES..........................................     53

ARTICLE 20 - ATTORNEYS' FEES.............................................     57

ARTICLE 21 - INTENTIONALLY OMITTED.......................................     58

ARTICLE 22 - GOOD FAITH..................................................     58

ARTICLE 23 - SIGNS.......................................................     58

ARTICLE 24 - COMPLIANCE WITH LAW.........................................     59

                                       (i)

ARTICLE 25 - LATE CHARGES................................................     60

ARTICLE 26 - LANDLORD'S RIGHT TO CURE DEFAULT; PAYMENTS BY TENANT........     60

ARTICLE 27 - ENTRY BY LANDLORD...........................................     61

ARTICLE 28 - TENANT PARKING..............................................     62

ARTICLE 29 - MISCELLANEOUS PROVISIONS....................................     63

EXHIBITS

     A    OUTLINE OF PREMISES

     B    RULES AND REGULATIONS

     C    NOTICE OF LEASE TERM DATES

     D    TENANT WORK LETTER

     E    FORM OF TENANT'S ESTOPPEL CERTIFICATE

     F    ASBESTOS DISCLOSURE STATEMENT

     G    HVAC TEMPERATURE DESIGN CONDITIONS

                                      (ii)

                                   AT&T CENTER

     SUMMARY OF BASIC LEASE INFORMATION

This Summary of Basic Lease Information (the "Summary") is hereby incorporated by reference into and made a part of the attached Office Lease (this Summary and the Office Lease to be known collectively as the "Lease") which pertains to the office building (the "Building") which is located at 611 West Sixth Street, Los Angeles, California 90017. Each reference in the Office Lease to any term of this Summary shall have the meaning as set forth in this Summary for such term. In the event of a conflict between the terms of this Summary and the Office Lease, the terms of the Office Lease shall prevail. Any initially capitalized terms used herein and not otherwise defined herein shall have the meaning as set forth in the Office Lease.

     TERMS OF LEASE
     (References are to
     the Office Lease)                   DESCRIPTION
     ----------------                    -----------

1.   Dated as of:                        December 9, 1997.

2.   Landlord:                           MITSUI FUDOSAN (U.S.A.), INC.,

3.   Address of Landlord                 c/o REsource Asset Management,
     (Section 29.14):                    Inc.
                                         611 West Sixth Street
                                         Suite 1880
                                         Los Angeles, California 90017

4.   Tenant:                             Pacific Gateway Exchange, a
                                         Delaware corporation
                                         Prior to Lease Commencement Date:

5.   Address of Tenant                   111 8th Avenue
     (Section 29.14):                    Suite 524
                                         New York, New York 10013
                                         Attention: Mr. Tom Durkin
                                         Following Lease Commencement Date:
                                         611 West Sixth Street
                                         Suite 1200
                                         Los Angeles, California 90017

Attention: Mr. Clarence Dalcour

6.   Premises (Article 1):

Approximately 16,089 rentable square
feet of space comprising the entirety
of the twelfth (12th) floor, as
outlined in Exhibit A attached hereto,
known as Suite 1200.

7.   Term (Article 2):

     7.1  Lease Term:                    Ten (10) years.

     7.2  Lease Commencement Date:       The earlier of (i) the date Tenant, or
                                         any person occupying any of the
                                         Premises with Tenant's permission,
                                         commences business operations from the
                                         Premises, and (ii) April 15, 1998. The
                                         April 15, 1998 date referenced above
                                         shall be extended on a day-for-day
                                         basis for "Landlord Delays" and for
                                         "Force Majeure Delays," as such terms
                                         are defined in the Tenant Work Letter
                                         attached hereto as Exhibit D.

     7.3  Lease Expiration Date:         The last day of the month in which the
                                         tenth (10th) anniversary of the Lease
                                         Commencement Date occurs.

     Base Rent (Article 3)
                                                        Monthly Installment of
     .Lease Year        Annual Base Rent.               Base Rent
     -----------        ----------------                ---------

     1st through 5th    $281,557.50                     $23,463.13, subject to
                           (calculated at the rate of      Section 3.2 of the
                           $17.50 per RSF of the           Lease
                           Premises), subject to
                           Section 3.2 of the Lease

     6th through 10th   $313,735.50 (calculated
                           $26,144.63 at the rate of
                           $19.50 per RSF of the
                           Premises)

9.   Additional Rent (Article 4)

     Base Year:                          Calendar: year 1998.

     Tenant's Share of Direct Expense:   2.249%

10.  Security Deposit (Article 21) None.

11.  Number of Parking Passes
     (Article 28):                       Sixteen {16} unreserved parking passes.

12.  Brokers (Section 29.19):            CB Commercial Real Estate Group, Inc.

13.  Permitted Use (Article 5):          The installation and operation of
                                         telecommunications equipment, including
                                         a switch facility, and related
                                         facilities, including general office
                                         space, subject to the restrictions set
                                         forth in Article 5.

                                   AT&T CENTER

                                  OFFICE LEASE

     This Office Lease, which includes the preceding Summary of Basic Lease Information (the "Summary") attached hereto as pages (i) through (iii) and incorporated herein by this reference (the Office Lease and Summary to be known sometimes collectively hereafter as the "Lease"), dated as of the date set forth in Section 1 of the Summary, is made by and between Landlord and Tenant as those terms are defined in Sections 2 and 4 of the Summary, respectively.

                                    ARTICLE 1

                      REAL PROPERTY, BUILDING AND PREMISES

     1.1 Real Property, Building- and Premises. Upon and subject to the terms set forth in the Lease, Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the premises set forth in Section 6 of the Summary (the "Premises"), which Premises are located in the building (the "Building") located at 611 West Sixth Street, Los Angeles, California 90017, reserving, however, to
Landlord: (i) the sole and exclusive right to consent to the use or occupancy of the Premises by any person other than Tenant, whether by sublease, assignment or otherwise, and all right, title and interest in the economic value of the leasehold estate in the Premises for the Lease Term, all as more fully set forth in Article 14 of the Lease (ii) all of the Building, except for the space within the inside surfaces bounding the Premises, and except as provided in this
Article 1, and (iii) the rights, interest and estates reserved to Landlord by provisions of the Lease or operation of law. The outline of the Premises is set forth in Exhibit A attached hereto. The rentable square footages of the Premises is set forth in Section 6 of the Summary. The Building, the parking structure servicing the Building ("Parking Garage"), the land upon which the Building stands, are herein sometimes collectively referred to herein as the "Real Property." Tenant acknowledges that Landlord has made no representation or warranty regarding the condition of the Real Property except as specifically set forth in the Lease. Tenant is hereby granted the right to the nonexclusive use of the common corridors and hallways, stairwells, elevators, restrooms and other public or common areas located on the Real Property; provided, however, that the manner in which such public and common areas are maintained and operated shall be at the reasonable discretion of Landlord and the use thereof shall be subject to the rules, regulations and restrictions attached hereto as Exhibit B (the "Rules and Regulations"). Landlord reserves the right to make alterations or additions to or to change the location of elements of the Real Property and the common areas thereof to the extent Tenant's rights and obligations under the Lease are not adversely affected thereby, as reasonably determined by Landlord. Except when and where Tenant's right of access is specifically excluded in the Lease, Tenant shall have the right of access to the Premises, the Building and the Parking Garage twenty-four (24) hours per day, seven (7) days per week during the "Lease Term," as that term is defined in
Section 2.1 of the Lease,

     1.2 Rentable Square Feet of Premises and Building. For purposes of the Lease, "rentable square feet" shall be calculated pursuant to Standard Method for Measuring Floor Area in Office Buildings, ANSI Z65.1 - 1980 ("BOMA Standard"). Landlord and Tenant each stipulate that the rentable square feet of the Premises is as set forth in Section 6 of the Summary and further stipulate that as of the date of the Lease the rentable square feet of the Building is Seven Hundred Fifteen Thousand Four Hundred Sixty Three (715,463). Any space added to the Premises during the Lease Term shall be measured in accordance with the BOMA Standard.

                                    ARTICLE 2

                                      LEASE

                                      TERM

     2.1 Lease Term. The terms and provisions of the Lease shall be effective as of the date of the Lease. The term of the Lease (the "Lease Term") shall be as set forth in Section 7.1 of the Summary and shall commence on the date (the "Lease Commencement Date") set forth in Section 7.2 of the Summary, and shall terminate on the date (the "Lease Expiration Date") set forth in Section 7.3 of the Summary, unless the Lease is sooner terminated or extended as hereinafter provided. For purposes of the Lease, the term "Lease Year" shall mean each consecutive twelve (12) month period during the Lease Term. At any time during the Lease Term, Landlord may deliver to Tenant a notice in the form as set forth in Exhibit C, attached hereto, which notice Tenant shall sign and return to Landlord, after having made any necessary corrections thereto, within ten (10) business days of receipt of the notice from Landlord. If Landlord disagrees with any of the corrections made thereto by Tenant or if a dispute occurs regarding the occurrence of the Lease Commencement Date, such dispute shall be resolved pursuant to the terms of Section 29.27 of the Lease. Failure of Landlord to send such notice shall have no affect on the Lease Commencement Date.

     2.2 Intentionally Omitted.

     2.3 Option to Extend.

          2.3.1 Option Right. Landlord hereby grants Tenant one (1) option to extend the Lease Term (the "Option to Extend") for a period of five (5) years (the "Option Term"), which Option to Extend shall be exercisable only by written notice delivered by

     Tenant to Landlord as provided below, provided that, as of the date of delivery of such notice, Tenant is not in monetary or material non-monetary default under the Lease after the expiration of all applicable cure periods. Upon the proper exercise of such Option to Extend and provided that, as of the end of the Lease Term, Tenant is not in monetary or material non-monetary default under the Lease after the expiration of all applicable cure periods, the Lease Term, as it applies to the Premises, shall be extended for a period of five (5) years. The rights contained in this Section 2.3 shall not be personal to Tenant and may be exercised by Tenant or any assignee, sublessee or other transferee of Tenant's interest in the Lease permitted under the Lease.

          2.3.2 Option Rent. The Rent payable by Tenant during the Option Term shall be equal to the "Market Rent," as that term is defined, below. The "Market Rent" shall be equal to the rent (including additional rent and any "base year" or "expense stop" applicable thereto), including all escalations, at which, as of the commencement of the Option Term, as the case may be, for which tenants are leasing non-sublease, non-encumbered, nonequity, non-renewal space comparable in age, size, location, floor height and quality to the Premises for a term equal to that of the Option Term ("Comparable Transactions"), which comparable space is located in the Building, or if there do not exist enough Comparable Transactions within the Building, then within "Comparable Buildings" (as that term is defined below in this Section 2.3.2) leased by landlords, taking into consideration the following concessions: (a) rental abatement concessions, if any, being granted such tenants in connection with such comparable space; (b) tenant improvements provided or to be provided for such comparable space, taking into account, and, in determining the Market Rent for the Option Term, deducting the value of, the existing improvements in the Premises, such value to be based upon the age, quality and layout of the improvements and the extent to which the same can be utilized by Tenant based upon the fact that the precise tenant improvements existing in the Premises are specifically suitable to Tenant; and (c) other monetary concessions being granted such tenants in connection with such comparable space; provided, however, that in calculating the Market Rent, no consideration shall be given to (i) the fact that Landlord is or is not required to pay a real estate brokerage commission in connection with Tenant's exercise of its right to lease the Premises during the Option Term, or the fact that landlords are or are not paying real estate brokerage commissions in connection with such comparable space, and (ii) any period of rental abatement, if any, granted to tenants in comparable transactions in connection with the design, permitting and construction of tenant improvements in such comparable spaces. For purposes of the Lease, "Comparable Buildings" means the following office buildings in downtown Los
     Angeles: MCI Center; 7 07 Wilshire Boulevard; and Union Bank Square.

          2.3.3 Exercise of Option to Extend. The Option to Extend contained in this Section 2.3 shall be exercised by Tenant, if at all, and only in the following manner: (i) Tenant shall deliver written notice to Landlord not more than thirteen (13) months nor less than twelve (12) months prior to the expiration of the Lease Term, stating that Tenant is interested in exercising its Option to Extend; (ii) Landlord, after receipt of Tenant's notice, shall deliver notice (the "Option Rent Notice") to Tenant not less than ten (10) months prior to the expiration of the Lease Term, setting forth the Option Rent; and (iii) if Tenant wishes to exercise such Option to Extend, Tenant shall, on or before the earlier of (A) the date occurring nine (9) months prior to the expiration of the Lease Term, and (B) the date occurring thirty (3 0) days after Tenant's receipt of the Option Rent Notice, exercise the Option to Extend by delivering written notice (the "Option Exercise Notice") thereof to Landlord, and upon, and concurrent with, such exercise, Tenant may, at its election, object to the Market Rent contained in the Option Rent Notice, in which case the parties shall follow the procedure, and the Market Rent shall be determined, as set forth in
     Section 2.3.4 below. Notwithstanding the foregoing Tenant may, anytime prior to the date occurring nine (9) months prior to the expiration of the Lease Term, exercise the option to extend by delivering the option exercise notice to Landlord, in which case the parties shall follow the procedure, and the Market Rent shall be determined, as set forth in Section 2.3.4, below.

          2.3.4 Determination of Market Rent. In the event Tenant timely and appropriately objects to the Market Rent, Landlord and Tenant shall attempt to agree upon the Market Rent using their best good-faith efforts. If Landlord and Tenant fail to reach agreement within ten (10) days following Tenant's objection to the Market Rent, (the "Outside Agreement Date"), then each party shall make a separate determination of the Market Rent, as the case may be, within five (5) days, and such determinations shall be submitted to arbitration in accordance with Sections 2.3.4.1 through
     2.3.4.7 below.

               2.3.4.1 Landlord and Tenant shall each appoint one (1) arbitrator who shall by profession be a real estate broker or appraiser who shall have been active over the five (5) year period ending on the date of such appointment in the leasing (or appraisal, as the case may be) of commercial properties in the Los Angeles, California area. The determination of the arbitrators shall be limited solely to the issue of whether Landlord's or Tenant's submitted Market Rent is the closer to the actual Market Rent as determined by the arbitrators, taking into account the requirements of
     Section 2.3.2 of the Lease. Each such arbitrator shall be appointed within fifteen (15) days after the applicable Outside Agreement Date.

               2.3.4.2 The two (2) arbitrators so appointed shall within ten
     (10) days of the date of the appointment of the last appointed arbitrator agree upon and appoint a third (3rd) arbitrator who shall be qualified under the same criteria set forth hereinabove for qualification of the initial two arbitrators.

               2.3.4.3 The three (3) arbitrators shall within thirty (30) days of the appointment of the third (3rd) arbitrator reach a decision as to whether the parties shall use Landlord's or Tenant's submitted Market Rent, and shall notify Landlord and Tenant thereof.

               2.3.4.4 The decision of the majority of the three (3) arbitrators shall be binding upon Landlord and Tenant.

               2.3.4.5 If either Landlord or Tenant fails to appoint an arbitrator within fifteen (15) days after the applicable Outside Agreement Date, the arbitrator appointed by one (1) of them shall reach a decision, notify Landlord and Tenant thereof, and such arbitrator's decision shall be binding upon Landlord and Tenant.

               2.3.4.6 If the two (2) arbitrators fail to agree upon and appoint a third (3rd) arbitrator, or both parties fail to appoint an arbitrator, then the appointment of the third (3rd) arbitrator or any arbitrator shall be dismissed and the matter to be decided shall be forthwith submitted to arbitration under the provisions of the American Arbitration Association, but subject to the instructions set forth in this Section 2.3.4.

               2.3.4.7 The cost of arbitration shall be paid by Landlord and Tenant equally.

                                   ARTICLE 3

                                    BASE RENT

     3.1 Base Rent. Subject to the terms of Section 3.2 of the Lease, Tenant shall pay, without notice or demand, to Landlord at the management office of the Building, or at such other place as Landlord may from time to time designate in writing, in the form of a check (which is drawn upon a bank which is located in the State of California), base rent ( "Base Rent") as set forth in Section 8 of the Summary, payable in equal monthly installments as set forth in Section 8 of the Summary in advance on or before the first day of each and every calendar month during the Lease Term, without any set-off or deduction whatsoever (except as otherwise specifically set forth in the Lease). The Base Rent for the first full calendar month of the Lease Term, shall be paid at the time of Tenant's execution of the Lease. If any "Rent", as that term is defined in Section 4.1, below, payment date (including the Lease Commencement Date) falls on a day of a calendar month other than the first day of such calendar month or if any Rent payment is for a period which is shorter than one calendar month such as during the last month of the Lease Term, the Rent for any fractional calendar month shall accrue on a daily basis for the period from the date such payment is due to the end of such calendar month or to the end of the Lease Term at a rate per day which is equal to 1/365 of the Rent. All other payments or adjustments required to be made under the terms of the Lease that require proration on a time basis shall be prorated on the same basis.

     3.2 Abatement of Rent. Notwithstanding the provisions of Sections 8 and 9 of the Summary, Section 3.1 of the Lease, or Article 4 of the Lease, Landlord hereby agrees to abate the Rent otherwise payable as follows:

     (i) From the first (1st) month through and including the eighth (8th) month of the Lease Term (the "First Abatement Period"), the entire Base Rent due shall be abated (i.e. the Base Rent otherwise payable by Tenant to Landlord shall be reduced to zero for such period, and Tenant shall have no obligation to pay monthly installments of Base Rent for such period); and

     (ii) From the ninth (9th) month  through and  including  the  thirty-second
     (32nd) month of the Lease Term (the "Second Abatement Period"), the Base Rent attributable to 2,589 rentable square feet in the Premises (the "Abated Space") shall be abated (i.e. the Base Rent otherwise payable by Tenant to Landlord shall be reduced by Three Thousand Seven Hundred Seventy-Five and 63/100 Dollars ($3,775.63) per month).

Furthermore, Tenant shall have no obligation to pay any "Direct Expenses," as such term is defined in Section 4.2.2 of the Lease, with respect to the Premises during the First Abatement Period and the Abated Space during the Second Abatement Period. During the First Abatement Period, Tenant shall still be responsible for the payment of any extraordinary expenses relative to Tenant's use and occupancy of the Premises, and during the Second Abatement Period, Tenant shall still be responsible for the payment of any extraordinary expenses relative to Tenant's use and occupancy of the Abated Space (including, by way of illustration but not limitation, any costs of so-called "after hours" air-conditioning beyond the hours set forth in Section 6.1 of the Lease and for any excess power or water usage which would be specifically charged to Tenant rather than to all tenants of the Building pursuant to Article 6 of the Lease).

                                    ARTICLE 4

                                 ADDITIONAL RENT

     4.1 Additional Rent. In addition to paying the Base Rent specified in
Article 3 of the Lease, Tenant shall pay as additional rent "Tenant's Share" of the annual "Direct Expenses," as those terms are defined in Sections 4.2.6 and
4.2.2 of the Lease, respectively, which are in excess of the amount of Direct Expenses applicable to the "Base Year," as that term is defined in Section 4.2.1 of the Lease. Such additional rent, together with any and all other amounts payable by Tenant to Landlord, as additional rent or otherwise, pursuant to the terms of the Lease, shall be hereinafter collectively referred to as the "Additional Rent." The Base Rent and Additional Rent are herein collectively referred to as the "Rent." All amounts due under this Article 4 as Additional Rent shall be payable in the same manner, time and place as the Base Rent, except as otherwise expressly set forth in this Article 4. Without limitation on other obligations of Tenant and Landlord which shall survive the expiration of the Lease Term, the obligations of Tenant to pay the Additional Rent provided for in this Article 4, and Landlord's obligation to refund to Tenant any overpayments of such Additional Rent, shall survive the expiration of the Lease Term.

     4.2 Definitions. As used in this Article 4, the following terms shall have the meanings hereinafter set forth:

          "Base Year" shall mean the year set forth in Section 9.1 of the Summary.

          "Direct Expenses" shall mean "Operating Expenses" and "Tax Expenses."

          "Expense Year" shall mean each calendar year in which any portion of the Lease Term falls (including the Base Year), through and including the calendar year in which the Lease Term expires.

          "Operating Expenses" shall mean, except as otherwise provided in this
Section 4.2.4 or otherwise in the Lease, all expenses, costs and amounts of every kind and nature which Landlord shall pay or incur during any Expense Year because of or in connection with the ownership, management, maintenance, repair, replacement, restoration or operation of the Real Property, including, without limitation, any amounts paid or incurred for (i) the cost of supplying all utilities (including, without limitation, any telephone risers or intrabuilding network cabling), the cost of operating, maintaining, repairing and managing the utility systems, mechanical systems, sanitary and storm drainage systems, and escalator and elevator systems, and the cost of supplies, tools, and equipment and maintenance and service contracts in connection therewith; (ii) the cost of licenses, certificates, permits and inspections and the cost of shall be deemed to be included in Operating Expenses for the Base Year; and (c) any costs and expenses related to the operation and maintenance of the Parking Garage, including without limitation, insurance premiums, taxes and utilities not included in the Base Year shall be deemed to be included in the Base Year; and (d) the cost of any additional services voluntarily instituted by Landlord after the Base Year which are not provided in the Comparable Buildings (unless the addition of such service is approved by Tenant) shall be imputed into the Base Year. Notwithstanding anything in this Section 4.2.4 to the contrary, for purposes of the Lease, Operating Expenses shall not, however, include:

     (1) any payments under a ground lease or master lease relating to the Building or Real Property;

     (2) costs of purchasing or renting items considered capital repairs, replacements, improvements and equipment under generally accepted accounting principles consistently applied in the real estate industry, except for those described in items (viii) or (x), above;

     (3) the cost of any item to the extent Landlord receives reimbursement from insurance or condemnation proceeds;

     (4) costs, including permit, license and inspection costs, incurred with respect to the installation of tenants' or other occupants' improvements made for tenants or other occupants in the Building or incurred in renovating or otherwise improving, decorating, painting or redecorating space for tenants or other occupants of the Building;

     (5) marketing and promotional costs, including but not limited to leasing commissions, real estate brokerage commissions, and attorneys' fees in connection with the negotiation and preparation of letters, deal memos, letters of intent, leases, subleases and/or assignments, space planning costs, and other costs and expenses incurred in connection with lease, sublease and/or assignment negotiations and transactions with present or prospective tenants or other occupants of the Building;

     (6) costs of services, utilities, or other benefits which are not offered to Tenant or for which Tenant is charged for directly but which are provided to another tenant or occupant of the Building, including, but not limited to, above Building standard heating, ventilation and air-conditioning, janitorial services and exclusive use common areas;

     (7) costs incurred by Landlord due to any violation of the terms and conditions of any lease of space or occupancy agreement in the Building or Real Property;

     subject to the provisions of subitem 34 below, costs and the overhead and profit increment paid to Landlord, to affiliates or partners of landlord, partners or affiliates of such partners, or affiliates of Landlord for goods and/or services in the Building or Real Property to the extent the same exceeds the costs or the overhead profit increment, as the case may be, of such goods and/or services rendered by unaffiliated third parties on a competitive basis in comparable buildings;

     interest, principal, attorneys' fees, environmental investigations or reports, points, fees and other lender costs and closing costs on debts or amortization on any mortgage or mortgages or any other debt instrument encumbering the Building or the Real Property or any part thereof or on any unsecured debt (except as permitted in items (viii) or (x) above);

     Landlord's general corporate overhead and general and administrative expenses, except to the extent that such expenses relate to services which, if not provided by Landlord as part of Landlord's general corporate overhead (i) would have to be provided by a third party and (ii) if so provided by a third party would qualify as an Operating Expense under the Lease; provided, however, that to the extent any such services are provided off-site the cost thereof shall be appropriately prorated;

     salaries of officers, executives or other employees of Landlord, any affiliate of Landlord, or partners or affiliates of such partners or affiliates, other than any personnel engaged in the management, operation, maintenance, and repair of the Building (but not leasing or marketing), and working in the Building management office and not typically included in the management fee being paid and included in Operating Expenses; provided such individuals do not hold a position which is generally considered to be higher in rank than the position of Property Manager (or its equivalent) for the Building, so long as compensation for such position has been included in the Operating Expenses for the Base Year or the group chief engineer of the Building and provided further that the costs associated with any personnel not exclusively engaged with the Building shall be appropriately prorated;

     all items and services for which Tenant or any other tenant in the Building is required to reimburse Landlord (other than through Tenant's share or any other tenant's share of Operating Expenses);

     advertising and promotional expenditures, including but not limited to tenant newsletters, other than the Building's tenant newsletter received by the tenants of the Building;

     electric power or other utility costs for which any tenant directly contracts with the local public service company; provided, however, that if any tenant in the Building contracts directly for electric power service during any portion of the relevant period, the total electric power costs for the Building shall be "grossed up" to reflect what those costs would have been had each tenant in the Building used the Building-standard amount of electric power;

     (15) costs incurred in connection with any governmental laws and regulations applicable to the Building which were enacted prior to the Lease Commencement Date, including, but not limited to life, fire and safety codes, environmental and Hazardous Materials laws and federal, state or local laws or regulations relating to disabled access, including, but not limited to, the Americans With Disabilities Act;

     (16) all management fees and costs, and the wages, salaries, employee benefits and taxes for personnel working in connection with the operation and management of the Building parking areas;

     (17) costs, penalties, fines, or awards and interest incurred as a result of Landlord's negligence in Landlord's operation of the Building, violations of law, negligence or inability or unwillingness to make payments and/or to file any income tax, or other tax or informational returns when due;

     (18) costs which are covered by and reimbursed under any contractor, manufacturer or supplier warranty or service contract;

     (19) costs arising from the negligence, or intentional acts of Landlord or its agents, or any other tenant, or any vendors, contractors, subcontractors or providers of materials or services selected, hired or engaged by Landlord or its agents to the extent Landlord receives reimbursement therefrom;

     costs arising from Landlord's charitable or political contributions;

     costs arising from any type of insurance maintained by Landlord which is not required or allowed to be maintained by Landlord pursuant to the Lease;

     costs for the maintenance or repair of the objects or art located in the Building if serviced by the original artist thereof or its agent or employee and costs for sculpture, paintings or other objects of art which are not, as of the date of the Lease, located in the Building;

     costs (including in connection therewith all attorneys' fees and costs of settlement judgments and payments in lieu thereof) arising from claims, disputes or potential disputes in connection with potential or actual claims, litigation or arbitrations pertaining to Landlord and/or the Building;

     (24) costs, including but not limited to attorneys' fees associated with the operation of the business of the partnership or entity which constitutes Landlord as the same are distinguished from the costs or operation of the Building, including partnership accounting and legal matters, costs of defending any lawsuits with any mortgagee, costs of selling, syndicating, financing, mortgaging or hypothecating any of Landlord's interest in the Building, or any part thereof, costs of any disputes between Landlord and its employees, disputes of Landlord with Building management or personnel, or outside fees paid in connection with disputes with other tenants;

     (25) costs incurred in removing and storing the property of former tenants or occupants of the Building,-

     (26) the cost of any work or services performed for any tenant (including Tenant) at such tenant's cost;

     (27) the cost of installing, operating and maintaining any specialty service, observatory, broadcasting facilities, luncheon club, museum, athletic or recreational club, or child care facility (unless such child care facility has been mandated by any applicable governmental entity);

     (28) the cost of correcting major and/or latent defects in the design, construction or equipping of the Building or in the Building equipment;

     (29) the cost of furnishing and installing non-Building Standard replacement bulbs and ballasts in tenant spaces;

     (30) the cost of any parties, ceremonies or other events for tenants or third parties which are not tenants of the Building, whether conducted in the Building or in any other location, it being agreed and understood that nothing contained herein shall require the exclusion from Operating Expenses of those costs incurred in connection with Landlord's normal and customary business operations and negotiations with respect to parties who perform services which benefit the Building;

     (31) reserves of any kind, including but not limited to replacement reserves, and reserves for bad debts or lost rent or any similar charge not involving the payment of money to third parties;

     (32) costs incurred by Landlord in connection with rooftop communications equipment of Landlord or other persons, tenants, or occupants on the Building if such communications equipment is not generally available to all tenants or occupants of the Building;

     (33) costs relating to any management office for the Building including rent, or for any other management office in the Building except that Operating Expenses shall include

(i) rent for up to 3,000 rentable square feet of a Building management office at rates then being generally charged for the Building and (ii) actual and reasonable costs of any furniture, fixtures and equipment installed in and used in connection with the operation of such management office;

     (34) payment of any management fee, whether paid to Landlord or an outside managing agent, in excess of the prevailing management fee charged in the Comparable Buildings (as such term is defined in Section 2.3.2), it being agreed that the management fee included in the Base Year shall be three percent (3%) of the gross revenues realized from the Building, "grossed up", if necessary, to reflect the Building as one hundred percent (100%) occupied with rent paying tenants;

     (35) any costs expressly excluded from Operating Expenses or Tax Expenses elsewhere in the Lease or included as Expenses Tax;

     (36) intentionally omitted;

     (37) "takeover" expenses, including, but not limited to, the expenses incurred by Landlord with respect to space located in another building of any kind or nature in connection with the leasing of space in the Building;

     (38) costs incurred in connection with the original construction or the Building or Real Property or any addition to the Building or Real Property or in connection with any major renovation or major change in the Building or Real Property, including but not limited to the addition or deletion of floors but subject to item (x), above;

     (39) any costs, fees, dues contributions or similar expenses for industry associations or similar organizations in which the Building or the Landlord is not a member; provided, however, if any such membership directly benefits other buildings owned by Landlord in addition to the Building, then the costs thereof shall be appropriately prorated among all of the buildings so benefitted;

     (40) any costs associated with the purchase or rental of furniture, fixtures or equipment for Landlord's offices, including marketing and leasing offices, except as permitted in subitem 33 above;

     (41) the entertainment expenses of Landlord, its employees, agents, partners and affiliates to the extent such expenses are for people who do not perform services which benefit the Building;

     (42) all Operating Expenses incurred in connection with any areas of the Building or Real Property solely devoted to retail use;

     (43) any costs recovered by Landlord to the extent such cost recovery allows Landlord to recover more than one hundred percent (100%) of the Operating Expenses for any calendar year from tenants of the Building;

     (44) intentionally omitted;

     (45) costs for which Landlord has been reimbursed or receives a credit, refund or discount; and

     (46) the costs of the removal, encapsulation or entombment of any asbestos-containing material other than those items typically included in Landlord's standard asbestos operations and maintenance program as set forth in
Section 29.25.2 of the Lease, so long as such costs represent actual monitoring and maintenance costs and such costs have been included in the Base Year.

     To the extent that any expense is not specifically included or excluded as a component of Operating Expenses in the definition of "Operating Expenses," whether such expense shall be treated as an Operating Expenses shall be determined in accordance with generally accepted accounting principles, consistently applied, in the real estate industry and to the extent that an expense is included as Operating Expenses under the Lease, but a method for the treatment or calculation of such expense is not specifically set forth in the Lease, then the treatment and calculation of such expense shall be done in accordance with the generally accepted accounting principles, consistently applied in the real estate industry. Operating Expenses relating to periods of the Lease Term that fall partly within any calendar year shall be reasonably allocated when determining Tenant's Share of Operating Expenses.

     All assessments and premiums shall be deemed to be paid by Landlord in the maximum number of installments permitted by law and shall not be included as Operating Expenses except in the year in which the assessment or premium installment is actually paid.

     4.2.5 "Systems and Equipment" shall mean but not be limited to any plant, machinery, transformers, duct work, cable, wires, and other equipment, facilities, and systems designed to supply heat, ventilation, air conditioning and humidity or any other services or utilities, or comprising or serving as any component or portion of the electrical, gas, steam, plumbing, sprinkler, communications, alarm, security, or fire/life safety systems or equipment, or any other mechanical, electrical, electronic, computer or other systems or equipment which serve the Building in whole or in part.

     4.2.6 "Tax Expenses" shall mean all federal, state, county, or local governmental or municipal taxes, fees, charges or other impositions of every kind and nature, whether general, special, ordinary or extraordinary (including, without limitation, real estate taxes, general and special assessments, transit taxes or charges, business or license taxes or fees, annual or periodic license or use fees, open space charges, housing fund assessments, leasehold taxes or taxes based upon the receipt of rent, including gross receipts or sales taxes applicable to the receipt of rent, unless required to be paid by Tenant, personal property taxes imposed upon the fixtures, machinery, equipment, apparatus, systems and equipment, appurtenances, furniture and other personal property used in connection with the Building), which Landlord shall pay or incur during any Expense Year (without regard to any different fiscal year used by such governmental or municipal authority) because of or in connection with the ownership, leasing and operation of the Real Property. For purposes of the Lease, Tax Expenses shall be calculated as if (i) all tenant improvements in the Building were fully constructed, (ii) the Building were one hundred percent (100%) occupied with rent paying tenants, and (iii) the Real Property, the Building and all tenant improvements in the Building were fully assessed for real estate tax purposes (including gross receipts and real property tax purposes and without regard to any Proposition 8 reduction which may be obtained}, and accordingly, during the Base Year and any Expense Year, Tax Expenses shall be deemed to be increased appropriately.

          4.2.6.1 Tax Expenses shall include, without limitation:

               (i) Any assessment, tax, fee, levy or charge in addition to, or in substitution, partially or totally, of any assessment, tax, fee, levy or charge previously included within the definition of real property tax, it being acknowledged by Tenant and Landlord that Proposition 13 was adopted by the voters of the State of California in the June 1978 election ("Proposition 13") and that assessments, taxes, fees, levies and charges may be imposed by governmental agencies for such services as fire protection, street, sidewalk and road maintenance, conservation, refuse removal and for other governmental services formerly provided without charge to property owners or occupants, and, in further recognition of the decrease in the level and quality of governmental services and amenities as a result of Proposition 13, Tax Expenses shall also include any governmental or private assessments or the Building's or the Real Property's contribution towards a governmental or private cost-sharing agreement for the purpose of augmenting or improving the quality of services and amenities normally provided by governmental agencies. It is the Intention of Tenant and Landlord that all such new and increased assessments, taxes, fees, levies, and charges and all similar assessments, taxes, fees, levies and charges be included within the definition of Tax Expenses for purposes of the Lease;

               (ii) Any assessment, tax, fee, levy, or charge allocable to or measured by the area of the Premises or the rent payable hereunder, including, without limitation, any gross income tax with respect to the receipt of such rent, or upon or with respect to the possession, leasing, operating, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises, or any portion thereof;

               (iii) Any assessment, tax, fee, levy or charge, upon this transaction or any document to which Tenant is a party, creating or transferring an interest or an estate in the Premises; and

               (iv) Any possessory taxes charged or levied in lieu of real estate taxes.

          4.2.6.2 Any expenses incurred by Landlord in attempting to protest, reduce or minimize Tax Expenses (other than those expenses incurred in connection with any Proposition 8 reduction in Tax Expenses and/or any attempt by Landlord to obtain any such Proposition 8 reduction) shall be included in Operating Expenses in the Expense Year such expenses are paid. Tax refunds shall be credited against Tax Expenses and refunded to Tenant regardless of when received, based on the Expense Year to which the refund is applicable, provided that in no event hall the amount to be refunded to Tenant for any such Expense ear exceed the total amount paid by Tenant as Additional Rent under this Article 4 for such Expense Year. All special assessments which may be paid in installments shall be deemed paid by Landlord in the maximum number of installments permitted by law and not included in Tax Expenses except in the year in which the assessment is so deemed paid; provided, however, that if the prevailing practice in Comparable Buildings is to pay such assessments on an early basis, and Landlord pays the same on such basis, such assessments shall be included in Tax Expenses in the year paid by Landlord. Notwithstanding anything to the contrary set forth in the Lease, the amount of Tax Expenses for the Base Year and any Expense Year shall be calculated without taking into account any decreases in real estate taxes obtained in connection with Proposition 8, and, therefore, the Tax Expenses in the Base Year and/or an Expense Year may be greater than those actually incurred by Landlord, but shall, nonetheless, be the Tax Expenses due under the Lease; provided that, notwithstanding the foregoing, upon a "Reassessment," as that term is defined in Section 4.5 of the Lease, the component of the Base Year which consists of Tax Expenses that are attributable to the assessed value of the Real Property under Proposition 13 (without taking into account any Proposition 8 reductions) shall be adjusted for purposes of comparison to all subsequent Expense Years (commencing with the Expense Year in which the Reassessment took place) to an amount equal to the real estate taxes based upon such Reassessment.

          4.2.6.3 Notwithstanding anything to the contrary contained in this
Section 4.2.5 (except as set forth in Section 4.2.5.1 or levied in whole or part in lieu of Tax Expenses), there shall be excluded from Tax Expenses (i) all excess profits taxes, franchise taxes, gift taxes, capital stock taxes, inheritance and succession taxes, estate taxes, federal and state income taxes, and other taxes to the extent applicable to Landlord's general or net income (as opposed to rents, receipts or income attributable to operations at the Building), (ii) any items included as Operating Expenses or specifically excluded from Operating Expenses, (iii) taxes on tenant improvements in any space in the Building based upon an assessed level in excess of the assessed level for which Tenant has been individually and directly charged by Landlord under the Lease and not as part of Operating Expenses, (iv) penalties incurred as a result of Landlord's negligence, inability or unwillingness to make payments of, and/or to file any tax or informational returns with respect to, any Taxes, when due, (v) any other taxes or assessments charged or levied against Landlord which are not directly incurred as a result of the operation of the Building and (vi) any real estate taxes directly payable by Tenant or any other tenant in the Building under the applicable provisions in their respective leases.

     4.2.7 Tenant's Share" shall mean the percentage set forth in Section 9.2 of the Summary. Tenant's Share was calculated by multiplying the number of rentable square feet of the Premises by 100 and dividing the product by the total rentable square feet in the Building.

     4.3 Calculation and Payment of Additional Rent.

          4.3.1 Calculation of Excess. If for any Expense Year which does not occur during the Base Year and ends or commences within the Lease Term, Tenant's Share of Direct Expenses for such Expense Year exceeds Tenant's Share of the amount of Direct Expenses applicable to the Base Year, then Tenant shall pay to Landlord, in the manner set forth in Section 4.3.2, below, and as Additional Rent, an amount equal to the excess (the "Excess"). For any partial year within the Lease Term, the Excess shall be calculated by comparing Tenant's Share of Direct Expenses for such partial Expense Year to the comparable pro rata portion of Tenant's Share of Direct Expenses applicable to the Base Year.

          4.3.2 Statement of Actual Direct Expenses and Payment by Tenant. Following the end of each Expense Year, Landlord shall give to Tenant a statement (the "Statement"), which Statement shall be derived from an audit conducted by an independent certified public accountant (which accountant is a member of a nationally recognized accounting firm), which shall state the Direct Expenses incurred or accrued for such preceding Expense Year on a line item by line item basis as provided by such certified public accountant, and which shall indicate the amount, if any, of any Excess. Upon receipt of the Statement for each Expense Year ending during the Lease Term, if an Excess is present, Tenant shall pay, with its next installment of Base Rent due, but in no event later than thirty (30) days after receipt of such Statement, the full amount of the Excess for such Expense

Year, less the amounts, if any, paid during such Expense Year as "Estimated Excess," as that term is defined in Section 4.3.3, below. If, however, the amounts paid as Estimated Excess are greater than the actual Excess indicated on the actual Statement, the amount so overpaid shall be credited against Tenant's payments of Estimated Excess next coming due after the Statement, or if the Lease has terminated, shall be paid by Landlord to Tenant within thirty (30) days after Tenant's receipt of the Statement. The failure of Landlord to timely furnish the Statement for any Expense Year shall not prejudice Landlord from enforcing its rights under this Article 4. Even though the Lease Term has expired and Tenant has vacated the Premises, when the final determination is made of Tenant's Share of the Direct Expenses for the Expense Year in which the Lease terminates, taking into consideration that the Lease Expiration Date may have occurred prior to the final day of the applicable Expense Year, if an Excess is present, Tenant shall immediately pay to Landlord an amount as calculated pursuant to the provisions of Section 4.3.1 of the Lease. The provisions of this Section 4.3.2 shall survive the expiration or earlier termination of the Lease Term. Notwithstanding the immediately preceding sentence, Tenant shall not be responsible for Tenant's Share of any Direct Expenses attributable to any Expense Year which are first billed to Tenant more than two (2) calendar years after the Lease Expiration Date, provided that in any event (i) Tenant shall be responsible for Tenant's Share of those items of Direct Expenses which are not under Landlord's reasonable control, specifically including Tax Expenses and public utility charges, at any time following the Lease Expiration Date which are attributable to any Expense Year, and (ii) Landlord shall refund any amount of Tenant's Share of any Direct Expenses due Tenant notwithstanding that such refund may be determined by Landlord more than two (2) years following the Lease Expiration Date.

     4.3.3 Statement of Estimated Direct Expenses. In addition, landlord shall give Tenant a yearly expense estimate statement (the "Estimate Statement") which shall set forth Landlord's reasonable estimate (the "Estimate") of what the total amount of Direct Expenses for the then-current Expense Year shall be and the estimated excess (the "Estimated Excess") as calculated by comparing Direct Expenses, which shall be based upon the Estimate, to the amount of Direct Expenses applicable to the Base Year, which Estimate Statement may be revised and reissued by Landlord from time to time. The failure of Landlord to timely furnish the Estimate Statement for any Expense Year shall not preclude Landlord from enforcing its rights to collect any Estimated Excess under this Article 4, nor shall Landlord be prohibited from revising any Estimate Statement or Estimated Excess theretofore delivered to the extent necessary; provided however, any such subsequent revision shall set forth on a reasonably specific basis any particular expense increase. Upon receipt of an Estimate Statement, Tenant shall thereafter pay, upon the later to occur of (a) the date its next installment of Base Rent is due, or (b) the date thirty (30) days after receipt of such Statement, a fraction of the Estimated Excess (or the increase in the Estimated Excess if pursuant to a revised Estimate Statement) for the then-current Expense Year (reduced by any amounts paid pursuant to the last sentence of this Section 4.3.3). Such fraction shall have as its numerator the number of months which have elapsed in such current Expense Year to the month of such payment, both months inclusive, and shall have twelve (12) as its denominator. Until a new Estimate Statement is furnished, Tenant shall pay monthly, with the monthly Base Rent installments, an amount equal to one-twelfth (1/12) of the total Estimated Excess set forth in the previous Estimate Statement delivered by Landlord to Tenant.

     4.4 Allocation of Direct Expenses. Notwithstanding anything to the contrary set forth in this Article 4, when calculating the Direct Expenses for the Base Year or any subsequent comparison year, such Direct Expenses shall exclude market-wide labor-rate increases due to extraordinary circumstances, including, but not limited to, boycotts and strikes, and utility rate increases due to extraordinary circumstances including, but not limited to, conservation surcharges, boycotts, embargoes or other shortages.

     4.5 Taxes and Other Charges for Which Tenant Is Directly Responsible. Direct Expenses shall exclude and Tenant shall reimburse Landlord, as Additional Rent, upon demand for any and all taxes required to be paid by Landlord, excluding state, local and federal personal or corporate income taxes measured by the net income of Landlord from all sources and estate and inheritance taxes, whether or not now customary or within the contemplation of the parties hereto, when:

          4.5.1 Said taxes are measured by or reasonably attributable to the cost or value of Tenant's equipment, furniture, fixtures and other personal property located in the Premises, or by the cost or value of any leasehold improvements made in or to the Premises by or for Tenant, to the extent the cost or value of such leasehold improvements exceeds the cost or value of a building standard build-out as determined by Landlord (which the parties stipulate to be Thirty-Five Dollars ($35.00) per rentable square foot) regardless of whether title to such improvements shall be vested in Tenant or Landlord;

          4.5.2 Said taxes are assessed upon or with respect to the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises, any portion of the Real Property or the parking facility used by Tenant in connection with the Lease;

          4.5.3 Said taxes are assessed upon this transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the Premises; or

          4.5.4 Said assessments are levied or assessed upon the Real Property or any part thereof or upon Landlord by any governmental authority or entity, and relate to the construction, operation, management, use, alteration or repair of mass transit improvements including, but not limited to, any amounts paid in connection with Metrorail.

     4.6 Tenant's Payment of Certain Tax Expenses. Notwithstanding anything to the contrary contained in the Lease, in the event that during the initial ten
(10) year Lease Term any sale, refinancing, or change in ownership of the Real Property is consummated, and as a result thereof, and to the extent that in connection therewith, the Real Property is reassessed (the "Reassessment") for real estate tax purposes by the appropriate governmental authority pursuant to the terms of Proposition 13 (as adopted by the voters of the State of California in the June, 1978 election), then the terms of this Section 4.6 shall apply.

          4.6.1 The Tax Increase. For purposes of this Section 4.6, the term "Tax Increase" shall mean that portion of the Tax Expenses, as calculated immediately following the Reassessment, which is attributable solely to the Reassessment. Accordingly, the term Tax Increase shall not include any portion of the Tax Expenses, as calculated immediately following the Reassessment, which
(i) is attributable to the initial assessment of the value of the Real Property, the base, shell and core of the Building, or the tenant improvements located in the Building, (ii) is attributable to assessments pending immediately prior to the Reassessment, which assessments were conducted during, and included in, such Reassessment, or which assessments were otherwise rendered unnecessary following the Reassessment, or (iii) is attributable to the annual inflationary increase to real estate taxes. When calculating a Tax Increase, Tax Expenses shall be calculated as though there had been no Proposition 8 reduction in such Tax Expenses even if, indeed, a Proposition 8 reduction had occurred and, therefore, a Tax Increase shall not include any increase in Tax Expenses which relate to the total or partial elimination of a Proposition 8 reduction.

          4.6.2 Tenant's Protection. During the period of the initial five (5) years of the Lease Term, Tenant shall not be obligated to pay any portion of the Tax Increase relating to a Reassessment occurring during the initial five (5) years of the Lease Term.

     4.7 Landlord's Right to Purchase the Proposition 13 Protection Amount Attributable to a Particular Reassessment. The amount of Tax Expenses which Tenant is not obligated to pay or will not be obligated to pay on or prior to the expiration of the initial five (5) years of the Lease Term, in connection with a particular Reassessment which occurs on or prior to the expiration of the initial five (5) years of the Lease Term, pursuant to the terms of this Section 4.7, shall be sometimes referred to hereafter as a "Proposition 13 Protection Amount."

If the occurrence of a Reassessment is reasonably foreseeable by-Landlord based upon a fully executed and delivered purchase and sale agreement for the Building and the Proposition 13 Protection Amount attributable to such Reassessment can be reasonably quantified or estimated for each Lease Year commencing with the Lease Year in which the Reassessment will occur, the terms of this Section 4.7 shall apply to each such Reassessment. Upon notice to Tenant, Landlord shall have the right to purchase the Proposition 13 Protection Amount relating to the applicable Reassessment (the "Applicable Reassessment"), at any time during the Lease Term following the execution and delivery of such purchase and sale agreement for the Building, by paying to Tenant an amount equal to the "Proposition 13 Purchase Price," as that term is defined below, provided that the right of any successor of Landlord to exercise its right of repurchase hereunder shall not apply to any Reassessment which results from the event pursuant to which such successor of Landlord became the Landlord under this Lease. As used herein, "Proposition 13 Purchase Price" shall mean the present value of the Proposition 13 Protection Amount remaining during the Lease Term, as of the date of payment of the Proposition 13 Purchase Price by Landlord. Such present value shall be calculated (i) by using the portion of the Proposition 13 Protection Amount attributable to each remaining Lease Year (as though the portion of such Proposition 13 Protection Amount benefitted Tenant at the middle of each Lease Year), as the amounts to be discounted, and (ii) by using discount rates for each amount to be discounted equal to the average rates of yield for United States Treasury Obligations with maturity dates as close as reasonably possible to the end of each Lease Year during which the portions of the Proposition 13 Protection Amount would have benefitted Tenant, which rates shall be those in effect as of Landlord's exercise of its right to purchase, as set forth in this Section 4.7. Upon such payment of the Proposition 13 Purchase Price, the provisions of Section 4.6.2 of this Lease shall not apply to any Tax Increase attributable to the Applicable Reassessment. Since Landlord is estimating the Proposition 13 Purchase Price because a Reassessment has not yet occurred and is estimating the Proposition 13 Purchase Price based upon the then-current status of Proposition 13 (or any successor statute to, replacement of or statute in lieu of Proposition 13), then when such Reassessment occurs or Proposition 13 is modified, if Landlord has underestimated the Proposition 13 Purchase Price, then upon notice by Landlord to Tenant, Tenant's Rent next due shall be credited with the amount of such underestimation, and if Landlord overestimates the Proposition 13 Purchase Price, then upon notice by Landlord to Tenant, Rent next due shall be increased by the amount of the overestimation.

     4.8 Books and Records. Notwithstanding anything in the Lease to the contrary, Tenant shall have the right, after reasonable notice and at reasonable tiraes {but not more than one (!) time per Expense Year} to have an employee of Tenant inspect Landlord's accounting records at Landlord's office, provided that

Tenant Is not then in default under the Lease beyond any applicable notice and cure period with respect to the payment of Base Rent and Tenant's Share of Direct Expenses and Tenant has paid all amounts required to be paid under the applicable Statement and provided further that such inspection is not performed on a contingency basis. If, after such inspection, Tenant continues to dispute the amount of Tenant's Share of Direct Expenses, an agent designated by Tenant shall be entitled to audit Landlord's records by the audit department of one of the "Big Six" accounting firms to determine the proper amount of Tenant's Share of Direct Expenses. Any such "Big Six" firm shall be independent, shall not then be performing any services for either Landlord or Tenant, shall be subject to the reasonable approval of both Landlord and Tenant and shall not charge for such audit on a contingency basis. Landlord and Tenant agree that before any final report of any such audit is issued (which report is to be issued by a certified public accountant), Landlord and Tenant will be given a reasonable opportunity and a fair hearing process, and in Landlord's instance, in order to explain Landlord's accounting records and its procedures with respect to Direct Expenses. If such audit or review reveals that Landlord has overcharged Tenant, then within thirty (30) days after the results of such audit are made available to Landlord, Landlord shall credit Tenant toward the payment of the rent next due and payable under the Lease the amount of such overcharge. If the audit reveals that Tenant was undercharged then within thirty (30) days after the result of the audit are made available to Tenant, Tenant shall reimburse Landlord the amount of such undercharge. Tenant agrees to pay the cost of such audit, provided that, if any such audit reveals that Landlord's determination of Tenant's Share of Direct Expenses as set forth in any such Statement sent to Tenant was in error by an amount in excess of three percent (3%) of the total increase in Direct Expenses for the year or years in question over the Base Year, Landlord shall pay the cost of such Inspection and audit, it being agreed that if the inspection were performed by an employee of Tenant then the cost of such inspection shall only be the actual, reasonable and documented out-of-pocket costs incurred by Tenant in connection with such audit. If Landlord or Tenant desires to contest such audit results, either party may do so by submitting the results of the audit to arbitration pursuant to the provisions of Section 29.27, below, within twenty (20) days of receipt of the results of the audit, and the arbitration shall be final and binding upon Landlord and Tenant and the "losing" party shall be responsible for the cost thereof, it being agreed that Landlord shall not be considered the "losing" party unless the arbitration determines that Landlord's determination of Tenant's Share of Direct Expenses as set forth In the Statement(s) at issue was in error by an amount in excess of three percent (3%) of the total increase in Direct Expenses for the Expense Year or Expense Years in question over the Base Year. Landlord shall be required to maintain records of all Direct Expenses and other Rent Adjustments for the entirety of the two (2) year period ("Review Period") following Landlord's delivery to Tenant of each Statement setting forth Tenant's Share of Direct Expenses. In addition., Landlord shall be required to maintain records of all Direct Expenses for the Base Year for at least two (2) years following the end of the Base Year. The payment by Tenant of any amounts pursuant to this Article 4 shall not preclude Tenant from questioning the correctness of any Statement delivered by Landlord, provided that the failure of Tenant to object thereto within the Review Period shall be conclusively deemed Tenant's approval of the applicable Statement. If, in the course of an audit or an inspection of Landlord's books and records by another tenant in the Building, it is discovered that an arithmetic error was made in the calculation of Direct Expenses, then Tenant's Share of Direct Expenses shall be adjusted to reflect the correction of such arithmetic error. If such error resulted in an overcharge by Tenant, then Landlord shall credit Tenant toward the payment of Rent next due and payable under the Lease the amount of such overcharge. If the error resulted in an undercharge, then Tenant shall, within thirty (30) days after demand by Landlord, pay to Landlord the amount of such undercharge; provided, however that any such payment by Tenant shall be subject to the provisions of the last sentence of Section 4.3.2 of the Lease except that the two (2) year period set forth therein shall be extended by any audit period which occurs after the Lease Expiration Date. Neither Tenant nor Tenant's agent shall reveal the results of any audit performed pursuant to the provisions of this Section 4.8 to any third party except as may be required in connection with obtaining any amounts due to Tenant hereunder.

                                    ARTICLE 5

                                 USE OF PREMISES

     Tenant shall use the Premises solaly_f_Qr the/"Permitted Use" , _jas that term is defined in Section 13 of the Summary, and Tenant shall not use or permit the Premises to be used for any other purpose or purposes whatsoever without the prior written consent of Landlord, which may be withheld in Landlord's sole discretion, but which may not be withheld if Landlord is permitting other tenants to use comparable amounts of space above the ground floor of the Building for the same use that was not consented to by Landlord following Tenant's request for Landlord's consent thereto. Tenant further covenants and agrees that it shall not use, or suffer or permit any person or persons to use, the Premises or any part thereof for any use or purpose contrary to the Rules and Regulations, or in violation of the laws of the United States of America, the State of California, or the ordinances, regulations or requirements of the local municipal or county governing body or other lawful authorities having jurisdiction over the Building. Tenant shall faithfully observe and comply with the Rules and Regulations. Landlord shall not be responsible to Tenant for the nonperformance of any of such Rules and Regulations by or otherwise with respect to the acts or omissions of any other tenants or occupants of the Building; provided, however, that Landlord shall use reasonable efforts, in keeping with good management practices and procedures, to remedy any violation of any of the Rules and Regulations which results in a material interference with Tenant's use of, or access to, the Premises or the Building. Tenant shall not use or allow another person or entity to use any part of the Premises for the storage, use, treatment, manufacture or sale of hazardous materials or substances as defined pursuant to any applicable federal, state or local governmental or quasi-governmental law, code, ordinance, rule, or regulation. Landlord acknowledges, however, that Tenant will maintain products in the Premises which are incidental to the operation of its offices, such as photocopy supplies, secretarial supplies and limited janitorial supplies, which products contain chemicals which are categorized as hazardous materials. Landlord agrees that the use of such products in the Premises in compliance with all applicable laws and in the manner in which such products are designed to be used shall not be a violation by Tenant of this Article 5.

                                    ARTICLE 6

                             SERVICES AND UTILITIES

     6.1 Standard Tenant Services. Landlord shall provide the following services on all days during the Lease Term, unless otherwise stated below.

          6.1.1 Subject to all governmental rules, regulations and guidelines applicable thereto, Landlord shall provide i heating and air conditioning j when necessary for normal comfort for normal office use in the Premises and in accordance with the HVAC Temperature Design Conditions set forth in Exhibit G attached -|j hereto and made a part hereof, from Monday through Friday, during /the period from 8:00 a.m. to 6:00 p.m., and on Saturdays during / the period from 9:00 a.m. to 12:00 p.m. (collectively, the "Building Hours"), except for New Year's Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, Christmas Day and any other nationally recognized holidays (collectively, the "Holidays").

          6.1.2 Landlord shall provide adequate electrical wiring and facilities for connection to Tenant's lighting fixtures and incidental use equipment, provided that the demand electrical load of Tenant's lighting fixtures and the incidental use equipment, in the aggregate, does not exceed an average of four
(4) watts per rentable square foot of the Premises during the Building Hours on a monthly basis, and the electricity so furnished for incidental use' equipment will be at a nominal one hundred twenty/two hundred eight (120/208) volts and no electrical circuit for the supply of such incidental use equipment will require a current capacity exceeding twenty (20) amperes, and the electricity so furnished for Tenant's lighting will be at a nominal one hundred twenty/two hundred seventy seven (120/277) volts. Tenant shall bear the cost of replacement of lamps, starters and ballasts for non-Building standard lighting fixtures within the Premises. Landlord hereby advises Tenant that Landlord can provide electrical capacity (not including Base Building central HVAC) of at least nine (9) watts per rentable square foot within the Premises, however, Tenant, at its sole cost and expense, shall be obligated for any cost associated with providing excess capacity over four (4) watts per rentable square foot (it being understood, however, that Tenant shall only be responsible for the cost of electrical distribution devices and distribution on the particular floor of the Premises where such additional electrical capacity shall be required).

          Landlord shall provide city water from the regular Building outlets for drinking, lavatory and toilet purposes.

          Landlord shall provide janitorial services Monday through Friday except the date of observation of the Holidays, in and about the Premises which is at least comparable to such services as provided in the Comparable Buildings.

          Landlord shall provide nonexclusive automatic elevator service at all times.

          Landlord shall provide security at least comparable to the security being provided in the Comparable Buildings, it being agreed and understood that currently there is at least one (1) attendant in the lobby of the Building twenty-four (24) hours a day, each day of the year.

     6.2 Overstandard Tenant Use. Subject to the provisions of Sections 6.4 and 6.S below, Tenant shall not, without Landlord's prior written consent, /use heat-generating machines, machines II other than normal fractional horsepower office machines, or equipment or lighting other than building standard lights in the 1 Premises, which materially adversely affect the temperature otherwise maintained by the air conditioning system or materially increase the water normally furnished for the Premises by \ Landlord pursuant to the terms of
Section 6.1 of the Lease. Landlord has the right to install, supplementary air conditioning units or other facilities in the Premises, including:
supplementary or additional metering devices; and the cost j thereof, including the cost of any further installation, j operation and maintenance, increased wear and tear on existing i equipment and other similar charges, shall be paid by Tenant' to Landlord upon billing by Landlord, it being agreed and 'understood that notwithstanding anything else to the contrary set forth herein Tenant shall, within thirty (30) days of Tenant's receipt of an invoice with respect thereto, pay the cost of any electricity required to operate any supplemental air conditioning unit servicing only the Premises, which cost shall be at

Landlord's Actual Cost (as defined below) as determined by a submeter but shall not include any administrative charge. If Tenant uses water, or heat or air conditioning in excess of that supplied by Landlord pursuant to Section 6.1 of the Lease, or if Tenant's consumption of electricity (other than that required for the operation of any supplemental air conditioning unit in the Premises) shall exceed four (4) watts per rentable square foot of the Premises, calculated on an annualized basis for the hours described in Section 6.1.1 above (collectively, "Overstandard Usage"), Tenant shall pay to Landlord, within thirty (30) days of receipt of written notice, all out-of-pocket costs actually incurred by Landlord, without mark-up for profit but with an administrative charge designed to reimburse Landlord for its actual (or reasonably estimated), administrative costs of providing any such Overstandard Usage (the "Actual Cost(s)") in connection with Landlord providing such Overstandard Usage, the cost of the installation, operation, and maintenance of equipment which is installed in order to supply such excess consumption, and the cost of the increased wear and tear on existing equipment caused by such excess consumption as such costs are reasonably determined, by Landlord, - and Landlord has the right to install, devices to separately meter any increased use and Tenant shall pay the increased cost directly to Landlord, on demand, including the cost of such additional metering devices. Tenant shall have the right to access and use Landlord's chilled water system for Tenant's supplemental cooling unit(s) twenty-four (24) hours a day, seven (7) days a week; provided, however, that any such access and use shall be at Tenant's sole cost and expense. If Tenant desires to use heat, ventilation or air conditioning ("HVAC") during hours other than those for which Landlord is obligated to supply such utilities pursuant to the terms of Section 6.1 of the Lease, Tenant shall give Landlord such prior notice, as Landlord shall from time to time establish as appropriate, of Tenant's desired use and Landlord shall supply such utilities to Tenant at Landlord's Actual Cost of such Overstandard Usage, which shall include a reasonable administrative fee in an amount equal to or reasonably estimated to~T5e~ Landlord's actual administrative costs of providing such "aft_er-hours" HVAC, it being agreed and understood that if more than ~ohe Mi--fee-nant requires and contracts for any such "after-hours" HVAC the cost of such usage will be appropriately prorated between or among such tenants as reasonably determined by Landlord. Amounts payable by Tenant to Landlord for such use of additional utilities shall be deemed Additional Rent hereunder and shall be billed on a monthly basis.

     6.3 Interruption of Use. Except as provided in Section 19.4.2 of the Lease, Tenant agrees that Landlord shall not be liable for damages, by abatement of Rent or otherwise, for failure to furnish or delay in furnishing any service (including telephone and telecommunication services), or for any diminution in the quality or quantity thereof, when such failure or delay or diminution is occasioned, in whole or in part, by repairs, replacements, or improvements, by any strike, lockout or other labor trouble, by inability to secure electricity, gas, water, or other fuel at the Building after reasonable effort to do so, by any accident or casualty whatsoever, by act or default of Tenant or other parties, or by any other similar cause beyond Landlord's reasonable control; and, except as provided in
Section 19.4.2 of the Lease, such failures or delays or diminution shall never be deemed to constitute an eviction or disturbance of Tenant's use and possession of the Premises or relieve Tenant from paying Rent or performing any of its obligations under the Lease. Furthermore, Landlord shall not be liable under any circumstances for injury to, or interference with, Tenant's business, including, without limitation, loss of profits, however occurring, through or in connection with or incidental to a failure to furnish any of the services or utilities as set forth in this Article 6.

     6.4 Supplemental Cooling Unit And Generator. Tenant shall have jthe_right a its sole cost and expense to install (i) a supplemental cooling unit (the "Equipment") either within the Premises or on a portion of the fifth (5th) floor roof of the Building and (ii) a generator (the "Generator") on a portion of the fifth (5th) floor roof of the Building upon the satisfaction of each of the following express conditions:

          (a) That any such cooling unit must be an air cooled condenser unit;

          (b) Tenant's right to install, operate and maintain the Equipment and the Generator shall be subject to all governmental laws, rules and regulations, and Landlord makes no representation that such laws, rules or regulations permit such installation and operation. Tenant shall obtain all necessary governmental approvals and permits prior to installation thereof,-

          (c) The installation and any actual, direct, out-of-pocket costs relating thereto (including without limitation, costs of obtaining any necessary permits or approvals) and the maintenance, repair, insurance obligations and liability with respect to such Equipment and Generator shall be borne completely by Tenant, but such use of space on the fifth (5th) floor roof of the Building for the Equipment and/or for the Generator shall be without any Base Rent or Additional Rent;

          (d) It is expressly understood that Landlord retains the right to use the fifth (5th) floor roof of the Building for any purpose whatsoever provided that Landlord shall not interfere with the use of the Equipment and the Generator;

          (e) Landlord shall not have any obligations with respect to the Equipment or the Generator nor shall Landlord be responsible for any damage that may be caused to Tenant or the Equipment or the Generator by any other tenant in the Building;

          The Equipment shall be Tenant's property. The Generator shall be Landlord's property, and shall be surrendered to Landlord in good condition upon expiration of the Lease Term or termination of the Lease without compensation to Tenant; provided, however, that at the election of Landlord, exercisable by notice to Tenant, Tenant shall, at Tenant's sole expense upon the expiration of the Lease Term or termination of the Lease remove the Generator (or that portion of the Generator required to be removed by Landlord) and repair all damage to the Building caused by such removal and restore such area to its condition prior to the installation of the Generator, reasonable wear and tear excepted. Tenant shall, upon the expiration of the Lease Term or termination of the Lease, remove the equipment and repair all damage to the Building caused by such removal and restore such area to its condition prior to the installation of the Equipment, reasonable wear and tear excepted;

          Tenant shall, at its expense, defend, indemnify and hold harmless Landlord and Landlord Parties (as hereinafter defined in Section 10.1) from any and all loss, cost, damage, expense and liability (including without limitation, court costs and reasonable attorneys' fees) incurred in connection with or arising from Tenant's installation, operation, maintenance or removal of the Equipment and Generator, except to the extent that any such loss, cost, damage, expense or liability results from the negligence or willful misconduct of Landlord or Landlord Parties and is not covered by insurance carried by Tenant or required to be carried by Tenant pursuant to the Lease {provided, however, that in no event shall Landlord be liable for any consequential damages};

          (h) Except as otherwise expressly provided in the Lease, Tenant shall
(i) be solely responsible for any damage to the Equipment and the Generator, including but not limited to, any damage caused to the Building during the installation, use or maintenance of the Equipment and the Generator, or caused by the Equipment or the Generator itself, (ii) promptly pay any tax, license or permit fees charged pursuant to any laws or regulations in connection with the installation, maintenance or use of the Equipment and the Generator and comply with all precautions and safeguards recommended by all governmental authorities, and (iii) not adversely affect any structural elements of the Building in connection with the installation of the Equipment or the Generator;

          (i) That at least fourteen (14) days prior to the intended installation of any of the Equipment and/or of the Generator, Tenant shall submit in writing a complete list of all such Equipment and/or of the Generator, and a diagram showing the exact locations where the Equipment and/or the Generator is to be installed. Said list shall contain a complete description of the Equipment and/or of the Generator including but not limited to the name of the manufacturer, model and serial number and exact dimensions and weight of each unit and component part. All of the Equipment and any venting required to be provided in connection therewith and the Generator shall be located in areas of the Premises or of the fifth
(5th) floor roof, as the case may be, designated by Landlord;

          (j) That the design of, and the plans and specifications for, the installation of the Equipment and of the Generator (including any meters or submeters installed by Tenant in connection therewith) to the extent that such installation involves or impacts the electrical or mechanical systems for the Building shall be performed and prepared by Levine/Seegel at Tenant's sole cost and expense;

          (k) That the installation and use of the Equipment or the Generator so designated will in no way overload, create any problem with, or require any modification of the designed or legal floor load of the Building, or the electrical or heating, ventilating and air conditioning systems or any other system of the Building;'

          (1) That any specified location as provided in paragraph (c) above shall not be altered after its initial installation without Landlord's prior written approval;

          (m) That any electricity furnished to or consumed as a result of said Equipment and/or the Generator shall be at the /sole cost and expense of Tenant and, to that end. Tenant will, under Landlord's supervision, install at Tenant's sole cost and expense a separate meter or sub-meter to measure all of the electricity consumed at any time as a result of such Equipment and/or the Generator. Tenant shall reimburse Landlord for such electricity at the same rate or rates as Tenant would be required to pay if the same were furnished directly to Tenant by the appropriate public utility (but without the addition of any administrative fee for the reading of any such meter or sub-meter) and such payments shall be additional charges due and payable by Tenant on the first day of each calendar month and in default of payment of such additional charges Landlord shall have all the remedies as in the case of nonpayment of an installment of Base Rent; and

          (n) The Equipment, Generator and any riser system used by Tenant shall be designed and operated by Tenant so that the sound transmission levels do not exceed forty (40) decibels within the Premises and the Building "Noise Level". In the event the sound transmission levels in the Premises and/or the Building shall exceed the Noise Level, Tenant shall undertake any and all actions to reduce the sound transmission levels in the Premises and the Building to the Noise Level.

     6.5 Access to Additional Electricity and to Diesel Fuel. Tenant shall have the right, at Tenant's sole cost and expense, to access (i) up to eight hundred
(800) amps of electrical power ("Extra Amps") from the electrical room located on the fifth

(5th) floor of the Building (the "Electrical Room") and (ii) the diesel fuel stored in the tank ("Fuel Tank") located in the basement of the Building. This right shall include the right to install, at Tenant's sole cost and expense,
(xx) a conduit and all related equipment and any additional wiring or services to the Building or Premises required in connection therewith (collectively, the "Electrical Conduit") to provide for the transmittal of the Extra Amps from the Electrical Room to the Premises, and (yy) piping necessary to tap into, on the fifth (5th) floor, both the supply and return lines to the Fuel Tank and transport the diesel fuel to the Generator (collectively, the "Fuel Lines") subject to the satisfaction of each of the following express conditions:

          That the installation of the Electrical Conduit and the Fuel Lines shall be the sole cost and expense of Tenant and shall be performed under Landlord's supervision at times other than Building Hours (as such term is defined in Section 6.1.1) designated by Landlord;

          That the Electrical Conduit and the Fuel Lines shall be located in areas designated by Landlord;

          That the design of, and the plans and specifications for, the Electrical Conduit and the Fuel Lines (including any meters or sub-meters installed by Tenant in connection therewith) shall be performed and prepared by Levine/Seegel at Tenant's sole cost and expense;

          (d) That the installation of the Electrical Conduit and the Fuel Lines and the use of the Extra Amps and the diesel fuel by Tenant will in no way overload, create any problem with, or require any modification of the designed or legal floor load of the Building, or the electrical or heating, ventilating and air conditioning systems or any other system of the Building;

          (e) That any specified location as provided in paragraph (b) above shall not be altered after its initial installation without Landlord's prior written approval;

          (f) That any electricity furnished to or consumed as a result of the Extra Amps shall be at the sole cost and expense of Tenant and, to that end, Tenant will, under Landlord's supervision, install at Tenant's sole cost and expense a separate meter or sub-meter to measure all of the electricity consumed at any time as a result of the Extra Amps. Tenant shall reimburse Landlord for such electricity at the same rate or rates as Tenant would be required to pay if the same were furnished directly to Tenant by the appropriate public utility (but without the addition of any administrative fee for the reading of any such meter or sub-meter) and such payments shall be additional charges due and payable by Tenant on the first (1st) day of each calendar month and in the event of default of payment of such additional charges Landlord shall have all the remedies as in the case of nonpayment of an installment of Base Rent;

          (g) That any diesel fuel furnished to or consumed by Tenant shall be at the sole cost and expense of Tenant and, to that end, Tenant will, under Landlord's supervision, install at Tenant's sole cost and expense a separate meter or sub-meter to measure all of the diesel fuel consumed by Tenant at any time during the Lease Term. Tenant shall reimburse Landlord for such diesel fuel at the same rate or rates as Landlord paid, on a per gallon basis, for such diesel fuel (without the addition of any administrative fee for the reading of any such meter or sub-meter) and such payment shall be additional charges due and payable by Tenant on the first (1st) day of each calendar month and in the event of default of payment of such additional charges Landlord shall have all the remedies as in the case of nonpayment of an installment of Base Rent;

          (h) Tenant's right to install, operate and maintain the Electrical Conduit and the Fuel Lines shall be subject to all governmental laws, rules and regulations, and Landlord makes no representation that such laws, rules or regulations permit such installation and operation. Tenant shall obtain all necessary governmental approvals and permits prior to installation thereof;

          (i) Landlord shall not have any obligations with respect to the Electrical Conduit or the Fuel Lines nor shall Landlord be responsible for any damage that may be caused to Tenant or the Electrical Conduit or the Fuel Lines by any other tenant in the Building, except to the extent that any such damage may be caused by the negligence or willful misconduct of Landlord or Landlord Parties and is not covered by insurance carried by Tenant or required to be carried by Tenant under the Lease provided, however, that in no event shall Landlord be liable for any consequential damages). Furthermore, nothing in this subparagraph (i) will prohibit Tenant from proceeding against any other tenant which causes any such damage);

          (j) The Electrical Conduit and the Fuel Lines shall be Landlord's property, and shall be surrendered to Landlord in good condition upon expiration of the Lease Term or termination of the Lease without compensation to Tenant; provided, however, that at the election of Landlord, exercisable by notice to Tenant, Tenant shall, at Tenant's sole expense upon the expiration of the Lease Term or termination of the Lease remove the Electrical Conduit and/or the Fuel Lines (or that portion of the Electrical Conduit and/or the Fuel Lines required to be removed by Landlord) and repair all damage to the Building caused by such removal and restore such area to its condition prior to the installation of the Electrical Conduit and/or the Fuel Lines, reasonable wear and tear excepted;

          (k) Tenant shall, at its expense, defend, indemnify and hold harmless Landlord and Landlord Parties (as hereinafter defined in Section 10.1) from any and all loss, cost, damage, expense and liability (including without limitation, court costs and reasonable attorneys' fees) incurred in connection with or arising from Tenant's installation, operation or maintenance of the Electrical Conduit and/or the Fuel Lines; and

          (1) Except as otherwise expressly provided in this Lease, Tenant shall
(i) be solely responsible for any damage to the Electrical Conduit and/or the Fuel Lines, including but not limited to, any damage caused to the Building during the installation, use or maintenance of the Electrical Conduit and/or the Fuel Lines, or caused by the Electrical Conduit and/or the Fuel Lines themselves, (ii) promptly pay any tax, license or permit fees charged pursuant to any laws or regulations in connection with the installation, maintenance or use of the Electrical Conduit and/or the Fuel Lines and comply with all precautions and safeguards recommended by all governmental authorities, and
(iii) not adversely affect any structural elements of the Building in connection with the installation of the Electrical Conduit and/or the Fuel Lines.

     6.6 Conduit. Landlord shall provide Tenant with access to space in the Building (the location thereof to be determined by Landlord in its sole discretion) to accommodate Tenant's initial need to run two (2) four-inch (4") wide conduits from the basement of the Building to the twelfth (12th) floor of the Building (the "Initial Conduit Space"). All costs associated with the installation of conduits in the Initial Conduit Space shall be the sole responsibility of Tenant. However, Tenant shall not pay to Landlord any Base Rent, Direct Expenses, or any other fees with respect to the Initial Conduit Space. Landlord shall also provide Tenant with access to space in the Building (the location thereof to be determined by Landlord in its sole discretion) which can accommodate Tenant's future need to run two (2) additional four-inch (4") wide conduits from the basement of the Building to the twelfth (12) floor (the "Future Conduit Space"). All costs associated with the installation of conduits in the Future Conduit Space shall be the sole responsibility of Tenant. In addition, beginning upon that date on which Tenant first starts its construction of or in any such Future Conduit Space, Tenant shall pay to Landlord, in addition to Base Rent, Additional Rent, or any other sums payable to Landlord under the Lease, One and 00/100 Dollar ($1.00) per linear foot of the Future Conduit Space per month until such time as Tenant ceases to use such Future Conduit Space. The conduits described in this Section 6.6 and the wiring or cabling installed therein by Tenant are sometimes hereinafter collectively referred to as "Basement Conduits" and the installation thereof shall be subject to each of the following conditions:

          (a) The construction on any Basement Conduits shall be performed under Landlord's supervision at times other than the Building Hours (as such term is defined in Section 6.1.1) designated by Landlord;

          (b) The Basement Conduits shall be Landlord's property, and shall be surrendered to Landlord in good condition upon expiration of the Lease Term or termination of the Lease without compensation to Tenant; provided, however, that at the election of Landlord, exercisable by notice to Tenant, Tenant shall, at Tenant's sole expense upon the expiration of the Lease Term or termination of the Lease remove the Basement Conduits (or that portion of the Basement Conduits required to be removed by Landlord) and repair all damage to the Building caused by such removal and restore such area to its condition prior to the installation of the Basement Conduits, reasonable wear and tear excepted;

          (c) Tenant shall, at its expense, defend, indemnify and hold harmless Landlord and Landlord Parties (as hereinafter defined in Section 10.1) from any and all loss, cost, damage, expense and liability (including without limitation, court costs and reasonable attorneys' fees) incurred in connection with or arising from Tenant's installation, operation or maintenance of the Basement Conduits;

          (d) Except as otherwise expressly provided in the Lease, Tenant shall
(i) be solely responsible for any damage to the Basement Conduits, including but not limited to, any damage caused to the Building during the installation, use or maintenance of the Basement Conduits, or caused by the Basement Conduits themselves and (ii) not adversely affect any structural elements of the Building in connection with the installation of the Basement Conduits; and

          (e) At such time as Tenant ceases to use the Future Conduit Space Landlord may use all or any portion of the Future Conduit Space.

                                    ARTICLE 7

                                     REPAIRS

     Landlord shall repair and maintain the structural-portions of the Building, including the foundation, floor/ceiling slabs, roof, curtain wall, exterior glass and mullions, columns, beams, shafts (including elevator shafts), stairs, parking garage, stairwells, elevator cabs, plazas, art work, sculptures, washrooms, and all common and public areas (collectively, "Building Structure") and the base Building mechanical, electrical, life safety, plumbing, sprinkler systems and heating, ventilating and air conditioning systems which are not part of Tenant's Improvements or were not originally constructed by or for the benefit of Tenant (the "Building Systems"). Tenant shall, at Tenant's own expense, pursuant to the terms of the Lease, including without limitation
Article 8 hereof, keep the Premises, including all improvements, fixtures and furnishings therein, in good order, repair and condition at all times during the Lease Term. In addition, except as provided as part of Landlord's repair obligation set forth above or elsewhere in the Lease, Tenant shall, at Tenant's own expense but under the supervision and subject to the prior approval of Landlord, and within any reasonable period of time specified by Landlord, pursuant to the terms of the Lease, including without limitation Article 8 hereof, promptly and adequately repair all damage to the Premises and replace or repair all damaged or broken fixtures and appurtenances; provided however, that, at Landlord's option, or if Tenant fails to make such repairs, Landlord may, but need not, make such repairs and replacements, and Tenant shall pay Landlord the reasonable actual cost thereof plus a reasonable administrative charge designed to reimburse Landlord for the costs of all non-Building personnel involved in making such repairs and replacements. Subject to the provisions of Article 27 of the Lease, Landlord may, but shall not be required to, enter the Premises at all reasonable times to make such repairs, alterations, improvements and additions to the Premises or to the Building or to any equipment located in the Building as Landlord shall desire or deem necessary or as Landlord may be required to do by governmental or quasi-governmental authority or court order or decree; provided, however, except for (i) emergencies, or (ii) repairs which are the obligation of Tenant hereunder, any such entry into the Premises by Landlord shall be made, to the extent reasonably possible, in a manner so as not to materially interfere with Tenant's use of, or access to, the Premises. Tenant hereby waives and releases its right to make repairs at Landlord's expense under Sections 1941 and 1942 of the California Civil Code or under any similar law, statute, or ordinance now or hereafter in effect. Notwithstanding anything in the Lease to the contrary, Tenant shall not be required to make any repair to, modification of, or addition to the Building Systems or Building Structure, except and to the extent required because of Tenant's use of the premises for other than normal office purposes.

                                    ARTICLE 8

                            ADDITIONS AND ALTERATIONS

     8.1 Landlord's Consent to Alterations. Tenant shall have the right, without Landlord's consent but upon five (5) business days prior notice to Landlord, to make strictly cosmetic, non-structural additions and alterations ("Cosmetic Alterations") to the Premises that do not (i) involve the expenditure of more than $25,000.00 in the aggregate, (ii) affect the exterior appearance of the Building, (iii) affect the Building Systems or the Building Structure, or (iv) violate law. Except in connection with Cosmetic Alterations, Tenant may make improvements, alterations, additions or changes to the Premises (collectively, the "Alterations") only upon procuring the prior written consent of Landlord to such Alterations, which consent shall be requested by Tenant not less than fifteen (15) days prior to the commencement thereof, and which consent shall not be withheld by

Landlord, unless there (i) is an adverse affect on the Building Structure, (ii) there is an adverse affect on the Building Systems, (iii) there is an affect on the exterior appearances of the Building, (iv) there is an adverse affect on the conduct of another tenant's normal and customary business operation or (v) there is a violation of, or noncompliance with, applicable laws. If Landlord does not respond to a written request from Tenant requesting Landlord's consent to Alterations within seven (7) business days after Landlord's receipt of such request and all documentation reasonably necessary for Landlord to evaluate such request, then Landlord shall be deemed to have consented to such Alterations. The construction of the initial improvements to the Premises shall be governed by the terms of the Tenant Work Letter, attached hereto as Exhibit D, and not the terms of this Article 8.

     8.2 Manner of Construction. Landlord may impose, as a condition of its consent to all Alterations or repairs of the Premises or about the Premises, such reasonable requirements as Landlord in its reasonable discretion may deem desirable (provided that the same shall in any event be consistent with the provisions of the Lease), including, but not limited to, the requirement that upon Landlord's request, made at the time such consent is granted, Tenant shall, at Tenant's expense, remove such Alterations upon the expiration or any early termination of the Lease Term, and repair any damage to the Premises and/or the Building caused by such removal, and/or the requirement that Tenant utilize for such purposes only contractors, materials, mechanics and materialmen reasonably approved by Landlord. If such Alterations will involve the use of or disturb hazardous materials or substances existing in the Premises, Tenant shall comply with Landlord's rules and regulations concerning such hazardous materials or substances. Tenant shall construct such Alterations and perform such repairs in conformance with any and all applicable rules and regulations of any federal, state, county or municipal code or ordinance and, if legally required, pursuant to a valid building permit, issued by the City of Los Angeles, in conformance with Landlord's construction rules and regulations. All work with respect to any Alterations must be done in a good and workmanlike manner. In performing the work of any such Alterations, Tenant shall have the work performed in such manner as not to obstruct access to the Building or the common areas for any other tenant of the Building, and as not to obstruct the business of Landlord or other tenants in the Building, or interfere with the labor force working in the Building. Upon completion of any Alterations, Tenant agrees to cause a timely Notice of Completion to be recorded in the office of the Recorder of the County of Los Angeles in accordance with the terms of Section 3 093 'of the Civil Code of the State of California or any successor statute, and Tenant shall deliver to the Building management office a reproducible copy of the "as built" drawings of the Alterations.

     8.3 Payment for Improvements. In the event Tenant orders any Alteration or repair work directly from Landlord, the -reasonable out-of-pocket charges reasonably incurred for such work shall be deemed Additional Rent under the Lease, payable within thirty (30) days after being billed therefor, either periodically during construction or upon the substantial completion of such work, at Landlord's option. Upon completion of such work, Tenant shall deliver to Landlord, if payment is made directly to contractors, evidence of payment, contractors' affidavits and full and final waivers of all liens for labor, services or materials. If Tenant orders any work directly from Landlord, Tenant shall pay to Landlord a percentage of the cost of such work (such percentage to be established on a uniform basis for the Building) sufficient to compensate Landlord for all overhead, general conditions, fees and other costs and expenses arising from Landlord's involvement with such work, and if Tenant does not order any work directly from Landlord, Tenant shall reimburse Landlord for Landlord's reasonable out-of-pocket costs and expenses reasonably incurred in connection with Landlord's review of such work. If Tenant and Landlord do not agree on Landlord's percentage prior to Landlord's commencement of the Alteration or repair work that Tenant orders directly from Landlord, Tenant may perform such work.

     8.4 Construction Insurance. In the event that Tenant makes any Alterations, Tenant agrees to carry "Builder's All Risk" insurance in an amount approved by Landlord covering the construction of such Alterations, and such other insurance as Landlord may require, it being understood and agreed that all of such Alterations shall be insured by Tenant pursuant to Article 10 of the Lease immediately upon completion thereof. In addition, if Tenant assigns the Lease, Landlord may, in its reasonable discretion, require Tenant's assignee to obtain a lien and completion bond or some other alternate form of security satisfactory to Landlord in an amount sufficient to insure the lien-free completion of such Alterations and naming Landlord as a co-obligee.

     8.5 Landlord's Property. All Alterations, improvements, fixtures and/or equipment which may be installed or placed in or about the Premises, and all signs installed in, on or about the Premises, from time to time, shall, except as herein provided, be at the sole cost of Tenant and shall be and become the property of Landlord, except that, except as may be otherwise provided in Sections 6.4, 6.5 and 6.6, Tenant may remove any Alterations, improvements, fixtures and/or equipment that is not permanently affixed to the Premises which Tenant can substantiate|to Landlord have not been paid for with any tenant improvement allowance funds provided to Tenant by Landlord, provided Tenant repairs any damage to the Premises and Building caused by such removal, it being agreed and understood that Tenant shall remove its switching equipment and facilities subject only to Tenant's obligation to repair any damage to the Premises and/or Building caused by such removal. Furthermore, Landlord may, at the time of granting Landlord's consent to any Alteration which is atypical for normal and customary office purposes, require that Tenant, at Tenant's expense (i) remove such Alteration upon the expiration or early termination of the Lease Term and (ii) repair any damage to the Premises and Building caused by such removal. If Tenant fails to complete such removal and/or to repair any damage caused by the removal of such Alterations, Landlord may do so and may charge the cost thereof to Tenant.

                                    ARTICLE 9

                             COVENANT AGAINST LIENS

     Tenant has no authority or power to cause or permit any lien or encumbrance of any kind whatsoever, whether created by act of Tenant, operation of law or otherwise, to attach to or be placed upon the Real Property, Building or Premises, and any and all liens and encumbrances created by Tenant shall attach to Tenant's interest only. Landlord shall have the right at all times to post and keep posted on the Premises any notice which it reasonably deems necessary for protection from such liens. Tenant covenants and agrees not to suffer or permit any lien of mechanics or materialmen or others to be placed against the Real Property, the Building or the Premises with respect to work or services claimed to have been performed for or materials claimed to have been furnished to Tenant or the Premises, and, in case of any such lien attaching or notice of any lien, Tenant covenants and agrees to cause it to be immediately released and removed of record. Notwithstanding anything to the contrary set forth in the Lease, in the event that such lien is not released and removed on or before the date occurring five (5) days after notice of such lien is delivered by Landlord to Tenant, Landlord, at its sole option, may immediately take all action necessary to release and remove such lien, without any duty to investigate the validity thereof, and all sums, costs and expenses, including reasonable attorneys' fees and costs, incurred by Landlord in connection with such lien shall immediately be deemed Additional Rent under the Lease and shall be due and payable by Tenant.

                                   ARTICLE 10

                                    INSURANCE

     10.1 Indemnification and Waiver. To the extent not prohibited by law, Landlord, its partners, trustees, ancillary trustees and their respective officers, directors, shareholders, beneficiaries, agents, servants, employees, and independent contractors (collectively, the "Landlord Parties") shall not be liable for any damage either to person or property or resulting from the loss of use thereof, which damage is sustained by Tenant or by other persons claiming through Tenant, except to the extent caused by the negligence or willful misconduct of the Landlord

Parties. Tenant shall indemnify, defend, protect, and hold harmless Landlord Parties from any and all loss, cost, damage, expense and liability (including without limitation court costs and reasonable attorneys' fees) (collectively, "Claims") incurred in connection with or arising from any cause in or on the Premises or any acts, omissions or negligence of Tenant or of any person claiming by, through or under Tenant, its partners, and their respective officers, agents, servants, employees, and independent contractors (collectively, the "Tenant Parties"), in, on or about the Real Property, either prior to, during, or after the expiration of the Lease Term, provided that Tenant shall not be required to indemnify and hold Landlord harmless from any Claims (i) by any person, property or entity resulting from the negligence or willful misconduct of the Landlord Parties in connection with the Landlord Parties' activities in the Building (except for damage to the Tenant Improvements and Tenant's personal property, fixtures, furniture and equipment in the Premises, to the extent Tenant is required to obtain, the requisite insurance coverage pursuant to the Lease) or the Real Property, or (ii) resulting from damage to the Building Structure or Building Systems, and Landlord hereby so indemnifies and holds Tenant harmless from any such Claims; provided further that because Landlord is required to maintain insurance on the Building and Tenant compensates Landlord for such insurance as part of Tenant's Share of Operating Expenses and because of the existence of waivers of subrogation set forth in Section 10.4 of the Lease, Landlord hereby indemnifies and holds Tenant harmless from any Claim to any property outside of the Premises to the extent such Claim is covered by such insurance (or would have been covered if Landlord had carried the insurance required hereunder), even if resulting from the negligent acts, omissions, or willful misconduct of the Tenant Parties. Similarly, since Tenant must carry insurance pursuant to this
Article 10 to cover its personal property within the Premises and the Tenant Improvements, Tenant hereby indemnifies and holds Landlord harmless from any Claim to any property within the Premises, to the extent such Claim is covered by such insurance, even if resulting from the negligent acts, omissions or willful misconduct of the Landlord Parties. Should Landlord be named as a defendant in any suit brought against Tenant in connection with or arising out of an event covered by the foregoing indemnity, Tenant shall pay to Landlord its costs and expenses incurred in such suit, including without limitation, its actual professional fees such as appraisers', accountants' and attorneys' fees. Further, Tenant's agreement to indemnify Landlord pursuant to this Section 10.1 is not intended and shall not relieve any insurance carrier of its obligations under policies required to be carried by Tenant or Landlord pursuant to the provision of the Lease, to the extent such policies cover the matters subject to Tenant's indemnification obligations; nor shall they supersede any inconsistent agreement of the parties set forth in any other provision of the Lease. The provisions of this Section 10.1 shall survive the expiration or sooner termination of the Lease with respect to any claims or liability occurring prior to such expiration or termination.

     10.2 Landlord's Fire and Casualty Insurance. Landlord shall insure the Building (including the Building Structure and Building Systems) during the Lease Term against loss or damage due to fire and other casualties covered within the classification of fire and extended coverage, vandalism coverage and malicious mischief, sprinkler leakage, water damage and special extended coverage. Such coverage shall be for one hundred percent (100%) of the full replacement cost of the Building in compliance with all applicable laws. Additionally, at the option of Landlord, such insurance coverage may include the risks of earthquakes and/or flood damage and additional hazards, a rental loss endorsement and one or more loss payee endorsements in favor of the holders of any mortgages or deeds of trust encumbering the interest of Landlord in the Building or the ground or underlying lessors of the Building, or any portion thereof. Notwithstanding the foregoing provisions of this Section 10.2, the coverage and amounts of insurance carried by Landlord in connection with the Building shall at a minimum be comparable to the coverage and amounts of insurance which are carried by reasonably prudent landlords of Comparable Buildings, and Worker's Compensation and Employee's Liability Coverage as required by applicable law. Upon inquiry by Tenant, from time to time, Landlord shall inform Tenant of all such insurance carried by Landlord. Tenant shall, at Tenant's expense, comply with all customary insurance company requirements pertaining to the use of the Premises. If Tenant's conduct or use of the Premises other than for normal office purposes causes any increase in the premium for any insurance policies carried by Landlord, then Tenant shall reimburse Landlord for any such increase. Tenant, at Tenant's expense, shall comply with all rules, orders, regulations or requirements of the American Insurance Association (formerly the National Board of Fire Underwriters) and with any similar body.

     10.3 'Tenant's Insurance. Tenant shall maintain the following coverages in the following amounts.

          10.3.1 Commercial General Liability Insurance covering the insured against claims of bodily injury, personal injury and property damage arising out of Tenant's operations, assumed liabilities or use of the Premises, including a Commercial General Liability endorsement covering the insuring provisions of the Lease and the performance by Tenant of the indemnity agreements set forth in
Section 10.1 of the Lease, for limits of liability not less than: (i) Bodily Injury and Property Damage Liability - $3,000,000 each occurrence and $3,000,000 annual aggregate, and (ii) Personal Injury Liability - $3,000,000 each occurrence and $3,000,000 annual aggregate.

          10.3.2 Physical Damage Insurance covering (i) all office furniture, trade fixtures, office equipment, merchandise and all other items of Tenant's property on the Premises installed by, for, or at the expense of Tenant, (ii) the "Tenant Improvements, " as that term is defined in the Tenant Work Letter, and (iii) all other improvements, alterations and additions to the Premises which do not comprise Building Structure or Building Systems. Such insurance shall be written on an "all risks" of physical loss or damage basis, for the guaranteed replacement cost value new without deduction for depreciation of the covered items and in amounts that meet any co-insurance clauses of the policies of insurance and shall include a vandalism and malicious mischief endorsement, sprinkler leakage coverage and earthquake sprinkler leakage coverage.

          10.3.3 Form of Policies. The minimum limits of policies of insurance required of Tenant under the Lease shall in no event limit the liability of Tenant under the Lease. Such insurance shall (i) name Landlord, and any other party it so specifies, as an additional insured; (ii) specifically cover the liability assumed by Tenant under the Lease, including, but not limited to, Tenant's obligations under Section 10.1 of the Lease; (iii) be issued by an insurance company having a rating of not less than A-VII in Best's Insurance Guide or which is otherwise acceptable to Landlord and licensed to do business in the State of California; (iv) be primary insurance as to all claims thereunder and provide that any insurance carried by Landlord is excess and is noncontributing with any insurance requirement of Tenant; (v) provide that said insurance shall not be canceled unless thirty (30) days' prior written notice shall have been given to Landlord and any mortgagee of Landlord; and (vi) contain a cross-liability endorsement or severability of interest clause acceptable to Landlord. Tenant shall deliver said policy or policies or certificates thereof to Landlord on or before the Lease Commencement Date and at least thirty (30) days before the expiration dates thereof.

     10.4 Subroation. Landlord and Tenant agree to have their respective insurance companies issuing property damage insurance waive any rights of subrogation that such companies may have against Landlord or Tenant, as the case may be, so long as the insurance carried by Landlord and Tenant, respectively, is not invalidated thereby. As long as such waivers of subrogation are required by the Lease to be contained in their respective insurance policies, Landlord and Tenant hereby waive any right that either may have against the other on account of any loss or damage to their respective property to the extent such loss or damage is insurable under policies of insurance for fire and all risk coverage, theft, or other similar insurance. If either party fails to carry the amounts and types of insurance required to be carried by it pursuant to this
Article 10, in addition to any remedies the other party may have under the Lease, such failure shall be deemed to be a covenant and agreement by such party to self-insure with respect to the type and amount of insurance which such party so failed to carry, with full waiver of subrogation with respect thereto.

     10.5 Additional Insurance Obligations. Tenant shall carry and maintain during the entire Lease Term, at Tenant's sole cost and expense, increased amounts of the insurance required to be carried by Tenant pursuant to this
Article 10, and such other reasonable types of insurance coverage and in such reasonable amounts covering the Premises and Tenant's operations therein, as may be reasonably requested by Landlord, but in no event shall such increased amounts of insurance or such other reasonable types of insurance be in excess of that required by landlords of the Comparable Buildings.

                                   ARTICLE 11

                             DAMAGE AND DESTRUCTION

     11.1 Repair of Damage to Premises by Landlord. Tenant shall promptly notify Landlord of any damage to the Premises resulting from fire or any other casualty or any condition existing in the Premises as a result of a fire or other casualty that would give rise to the terms of this Article 11. If the Premises, the Building Structure, the Building Systems or any common areas of the Building serving or providing access to the Premises shall be damaged by fire or other casualty or be subject to a condition existing as a result of a fire or other casualty, Landlord shall promptly and diligently, subject to reasonable delays for insurance adjustment or other matters beyond Landlord's reasonable control, and subject to all other terms of this Article 11, commence to restore, and thereafter diligently prosecute to completion, the base, shell, and core of the Premises and such common areas to substantially the same condition as existed prior to the casualty, except for modifications required by zoning and building codes and other laws or by the holder of a mortgage on the Building or any other modifications to the common areas deemed desirable by Landlord, provided access to the Premises and any common restrooms serving the Premises shall not be materially impaired. Notwithstanding any other provision of the Lease, upon the occurrence of any damage to the Premises, if the Lease is not terminated, all insurance proceeds payable to Tenant under Tenant's insurance required under
Section 10.3.2 of the Lease shall be disbursed for all costs and expenses incurred by Landlord in connection with the repair of any such damage pursuant to a disbursement procedure mutually approved by Landlord and Tenant. Landlord shall repair any injury or damage to the Tenant Improvements installed in the Premises and shall return such Tenant Improvements to their original condition; provided that if the cost of such repair by Landlord exceeds the amount of insurance _proceeds received by Landlord from Tenant's insurance carrier, the cost of such repairs shall be paid by Tenant to Landlord prior to Landlord's repair of the damage. As long as the Tenant Improvements in the Premises are rebuilt, Tenant shall be entitled to retain any portion of the proceeds of the insurance described in Section 10.3.2 in excess of the cost of such restoration. Landlord shall not be liable for any inconvenience or annoyance to Tenant or its visitors, or injury to Tenant's business resulting in any way from such damage or the repair thereof; provided however, that if such fire or other casualty shall have damaged the Premises or common areas necessary to Tenant's occupancy, Landlord shall allow Tenant a proportionate abatement of Rent, during the time and to the extent the Premises are unfit for occupancy for the purposes permitted under the Lease, and not occupied by Tenant as a result thereof; provided, further, if the Premises is damaged such that the remaining portion thereof is not sufficient to allow Tenant to conduct its business operations from such remaining portion and Tenant does not conduct its business operations therefrom, and Landlord shall allow Tenant a total abatement of Rent during the time and to the extent the Premises are unfit for occupancy for the purposes permitted under the Lease, and not occupied by Tenant as a result of the subject damage.

     11.2 Landlord's Option to Repair. Notwithstanding the terms of Section 11.1 of the Lease, Landlord may elect not to rebuild and/or restore the Premises and/or Building and instead terminate the Lease by notifying Tenant in writing of such termination within forty-five (45) days after the date of damage, such notice to include a termination date giving Tenant ninety (90) days to vacate the Premises, but Landlord may so elect only if the Building shall be damaged by fire or other casualty or cause or be subject to a condition existing as a result of such a fire or other casualty or cause, whether or not the Premises are affected, and one or more of the following conditions is present: (i) repairs cannot reasonably be completed within one (1) year of the date of damage (when such repairs are made without the payment of overtime or other premiums);
(ii) the damage or condition arising as a result of such damage is not fully covered by Landlord's insurance policies and such uncovered amount is in excess of Two Million Dollars ($2,000,000.00); or (iii) the damage occurs during the last twelve (12) months of the Lease Term; provided, however, that if Landlord does not elect to terminate the Lease pursuant to Landlord's termination right as provided above, and the repairs cannot, in the reasonable judgment of an architect or a contractor selected by Landlord and reasonably approved by Tenant, be completed within one (1) year after the date of such damage (which one (l)-year period shall not be subject to extension as a result of any "Force Majeure," as that term is defined in Section 29.13, below), Tenant may elect, no earlier than forty-five (45) days after the date of the damage and not later than ninety (90) days after the date of such damage, to terminate the Lease by written notice to Landlord effective as of the date specified in the notice. Furthermore, if neither Landlord nor Tenant have terminated the Lease, and the repairs are not actually completed within such one (1) year period. Tenant shall have the right to terminate the Lease within five (5) business days of the end of such period and thereafter during the first five (5) business days of each calendar month following the end of such period until such time as the repairs are complete, by notice to Landlord (the "Damage Termination Notice"), effective as of a date set forth in the Damage Termination Notice (the "Damage Termination Date"), which Damage Termination Date shall not be less than five (5) business days following the end of such period or each such month, as the case may be. Notwithstanding the foregoing, if Tenant delivers a Damage Termination Notice to Landlord, then Landlord shall have the right to suspend the occurrence of the Damage Termination Date for a period ending thirty (30) days after the Damage Termination Date set forth in the Damage Termination Notice by delivering to Tenant, within five (5) business days of Landlord's receipt of the Damage Termination Notice, a certificate of Landlord's contractor responsible for the repair of the damage certifying that it is such contractor's good faith judgment that the repairs shall be substantially completed within thirty (30) days after the Damage Termination Date. If repairs shall be substantially completed prior to the expiration of such thirty-day period, then the Damage Termination Notice shall be of no force or effect, but if the repairs shall not be substantially completed within such thirty-day period, then the Lease shall terminate upon the expiration of such thirty-day period. At any time, from time to time, after the date occurring forty-five (45) days after the date of the damage, Tenant may request that Landlord provide Tenant with a certificate from the architect or contractor described above setting forth such architect's or contractor's reasonable opinion of the date of completion of the repairs and Landlord shall respond to such request within five (5) business days.

     11.3 Destruction During Final Year. Notwithstanding anything to the contrary contained in Sections 11.1 and 11.2, if the Premises or the Building is wholly or partially damaged or destroyed within the final twelve (12) months of the Lease Term, and such damage or destruction will require, in Landlord's reasonable judgment (notice of which judgment ["Landlord's Determination Notice"] shall be given to Tenant no later than thirty (30) days after the applicable damage or destruction), more than thirty (30) days to repair, then Tenant may, at its option, by giving Landlord notice within thirty (30) days after Tenant's receipt of Landlord's Determination Notice, elect to terminate the Lease effective as of the date set forth in Tenant's notice.

     11.4 Waiver of Statutory Provisions. The provisions of the Lease, including this Article 11, constitute an express agreement between Landlord and Tenant with respect to any and all damage to, or destruction of, all or any part of the Premises, the Building or any other portion of the Real Property, and any statute or regulation of the State of California, including, without limitation, Sections 1932(2) and 1933(4) of the California Civil Code, with respect to any rights or obligations concerning damage or destruction in the absence of an express agreement between the parties, and any other statute or regulation, now or hereafter in effect, shall have no application to the Lease or any damage or destruction to all or any part of the Premises, the Building or any other portion of the Real Property.

                                   ARTICLE 12

                                    NONWAIVER

     No waiver of any provision or breach of the Lease shall be implied by any failure of Landlord or Tenant to enforce any remedy on account of the violation of such provision, even if such violation shall continue or be repeated subsequently, any waiver by Landlord or Tenant of any provision of the Lease may only be in writing, and no express waiver shall affect any provision other than the one specified in such waiver and that one only for the time and in the manner specifically stated. Forbearance by Landlord or Tenant in enforcement of one or more of the remedies herein provided upon an event of default shall not be deemed or construed to constitute a waiver of such default. The acceptance of any Rent hereunder by Landlord following the occurrence of any default, whether or not known to Landlord, shall not be deemed a waiver of any such default, except only a default in the payment of the Rent so accepted. Tenant's payment of any Rent hereunder shall not constitute a waiver by Tenant of any breach or default by Landlord under the Lease.

                                   ARTICLE 13

                                  CONDEMNATION

     If ten percent (10%) or more of the Premises or Building shall be taken by power of eminent domain or condemned by any competent authority for any public or quasi-public use or purpose, or if Landlord shall grant a deed or other instrument in lieu of such taking by eminent domain or condemnation, Landlord shall have the option to terminate the Lease upon ninety (90) days' notice, provided such notice is given no later than one hundred eighty (180) days after the date of such taking, condemnation, reconfiguration, vacation, deed or other instrument. If more than twenty-five percent (25%) of the rentable square feet of the Premises is taken, or if access to the Premises is substantially impaired, Tenant shall have the option to terminate the Lease upon ninety (90) days' notice, provided such notice is given no later than one hundred eighty
(180) days after the date of such taking. Landlord shall be entitled to receive the entire award or payment in connection therewith, except that Tenant shall have the right to file any separate claim available to Tenant for any taking of Tenant's personal property and fixtures belonging to Tenant and removable by Tenant upon expiration of the Lease Term pursuant to the terms of the Lease, and for moving expenses, so long as such claim does not diminish the award available to Landlord, its ground lessor with respect to the Real Property or its mortgagee, and such claim is payable separately to Tenant or is otherwise separately identifiable. Notwithstanding anything in the preceding sentence or in this Article 13 to the contrary, Landlord and Tenant shall each be entitled to receive fifty percent (50%) of the "bonus value" of the leasehold estate in connection therewith, which bonus value shall be equal to the difference between the Rent payable under the Lease and the sum established by the condemning authority as the award for compensation. All Rent shall be apportioned as of the date of such termination, or the date of such taking, whichever shall first occur. If any part of the Premises shall be taken, and the Lease shall not be so terminated, the Rent shall be proportionately abated. Tenant hereby waives any and all rights it might otherwise have pursuant to Section 12 65.130 of the California Code of Civil Procedure.

                                   ARTICLE 14

                            ASSIGNMENT AND SUBLETTING

     14.1 Transfers. Tenant shall not, without the prior written consent of Landlord (except as otherwise provided in Section 14.7, below), assign, mortgage, pledge, hypothecate, encumber, or permit any lien to attach to, or otherwise transfer, the Lease or any interest hereunder, permit any assignment or other such foregoing transfer of the Lease or any interest hereunder by operation of law, sublet the Premises or any part thereof, or permit the use of the Premises by any persons other than Tenant and its employees (all of the foregoing are hereinafter sometimes referred to collectively as "Transfers" and any person to whom any Transfer is made or sought to be made is hereinafter sometimes referred to as a "Transferee"). If Tenant shall desire Landlord's consent to any Transfer, Tenant shall notify Landlord in writing, which notice (the "Transfer Notice") shall include (i) the proposed effective date of the Transfer, which shall not be less than fifteen (15) days nor more than one hundred eighty (180) days after the date of delivery of the Transfer Notice,
(ii) a description of the portion of the Premises to be transferred (the "Subject Space"), (iii) all of the terms of the proposed Transfer and the consideration therefor, including a calculation of the "Transfer Premium," as that term is defined in Section 14.3, below, in connection with such Transfer, the name and address of the proposed Transferee, and a copy of any existing and/or proposed documentation pertaining to the proposed Transfer, including any existing operative documents to be executed to evidence such Transfer or the agreements incidental or related to such Transfer, () current financial statements of the proposed Transferee certified by an officer, partner or owner thereof, and credit or bank references, and (v) information with regard to the nature of the business such proposed Transferee intends to operate in the Premises and how long the proposed Transferee has operated such business.

Landlord shall approve or disapprove of the proposed transfer within fifteen
(15) business days after Landlord's receipt of the applicable Transfer Notice. In the event that Landlord fails to notify Tenant in writing of such approval or disapproval within such fifteen (15) business days, Landlord shall be deemed to have approved such Transfer. Any Transfer requiring Landlord's consent hereunder which is made without Landlord's prior written consent shall, at Landlord's option, be null, void and of no effect. Whether or not Landlord shall grant consent, Tenant shall within thirty (30) days after written request by Landlord, reimburse Landlord for all reasonable and actual costs and expenses incurred by Landlord in connection with its review of a proposed Transfer in an amount not to exceed One Thousand Five Hundred Dollars ($1,500.00) for a Transfer in the ordinary course of business.

     14.2 Landlord's Consent. Landlord shall not unreasonably withhold its consent to any proposed Transfer of the Subject Space to the Transferee on the terms specified in the Transfer Notice. The parties hereby agree that it shall be deemed to be reasonable under the Lease and under any applicable law for Landlord to withhold consent to any proposed Transfer where one or more of the following apply, without limitation as to other reasonable grounds for withholding consent:

          14.2.1 The Transferee is of a character or reputation or engaged in a business which is materially inconsistent with the quality of the Building;

          14.2.2 The Transferee's intended use of the Premises is inconsistent with the Permitted Use;

          14.2.3 The Transferee is not a party of reasonable financial worth and/or financial stability in light of the responsibilities involved under the Lease on the date consent is requested; or

          14.2.4 The proposed Transfer would cause Landlord to be in violation of another lease or agreement to which Landlord is a party, or would give an occupant of the Building a right to cancel its lease (the "Restrictive Provision") and, following Tenant's written request given to Landlord of the possible Restrictive Provision in connection with a proposed Transfer, Tenant has notice of such Restrictive Provision prior to presenting the Transfer to Landlord.

     Notwithstanding anything to the contrary in the Lease, if Tenant or any proposed Transferee claims that Landlord has unreasonably withheld or delayed its consent under Section 14.2 or otherwise has breached or acted unreasonably under this Article 14, their sole remedies shall be declaratory judgment and an injunction for the relief sought and monetary damages, and Landlord and Tenant each hereby waives all other remedies, including, without limitation, any right provided under

California law at law or equity to terminate the Lease, on its own behalf and, to the extent permitted under all applicable laws, on behalf of the proposed Transferee. If Landlord consents to any Transfer pursuant to the terms of this
Section 14.2 (and does not exercise any recapture rights Landlord may have under Section 14.4 of the Lease), Tenant may within six (6) months after Landlord's consent, but not later than the expiration of said six-month period, enter into such Transfer of the Premises or portion thereof, upon terms and conditions not materially different than those set forth in the Transfer Notice furnished by Tenant to Landlord pursuant to Section 14.1 of the Lease, provided that if there are any changes in the terms and conditions from those specified in the Transfer Notice such that Landlord would initially have been entitled to refuse its consent to such Transfer under this Section 14.2, Tenant shall again submit the Transfer to Landlord for its approval and other action under this Article 14.

     14.3 Transfer Premium. If Landlord consents to a Transfer, as a condition thereto which the parties hereby agree is reasonable, Tenant shall pay to Landlord fifty percent (50%) of any "Transfer Premium, " as that term is defined in this Section 14 . 3, received by Tenant from such Transferee. "Transfer Premium" shall mean all rent, additional rent or other consideration payable by such Transferee in excess of the Rent and Additional Rent payable by Tenant under the Lease, on a per rentable square foot basis if less than all of the Premises is transferred, after deducting the reasonable expenses incurred by Tenant for (a) the Base Rent and the amount of Tenant's Share of Direct Expenses paid to Landlord by Tenant during the period of the sublease term or during the assignment with respect to the Subject Space; (b) the Base Rent and the amount of Tenant's Share of Direct Expenses as to the Subject Space paid to Landlord by Tenant for the period commencing on the later of (i) the date the space was listed with a broker for assignment or subletting purposes or (ii) the date the Subject Space had been vacated by Tenant and continuing until the date the assignee or sublessee was to pay rent under the assignment or sublease; (c) any improvement allowance or other economic concession (planning allowance, moving expenses, etc.) paid by Tenant to sublessee or assignee; (d) brokers' commissions; (e) attorneys' fees; (f) lease takeover payments; and (g) costs of advertising the space for sublease or assignment. "Transfer Premium" shall also include, but not be limited to, key money and bonus money paid by Transferee to Tenant in connection with such Transfer, and any payment in excess of fair market value for services rendered by Tenant to Transferee or for assets, fixtures, inventory, equipment, or furniture transferred by Tenant to Transferee in connection with such Transfer; provided, however, that "Transfer Premium" shall not include any amount received by Tenant for the sale of its business or any portion thereof as distinguished from amounts received by Tenant for its leasehold interest in the Lease. In the calculations of the Rent (as it relates to the Transfer Premium calculated under this Section 14.3), the Rent paid during each annual period for the Subject Space, and the Transferee's Rent shall be computed after adjusting such rent to the actual effective rent to be paid, taking into consideration any and all leasehold concessions granted in connection therewith, including, but not limited to, any rent credit and tenant improvement allowance. For purposes of calculating any such effective rent, all such concessions shall be amortized on a straight-line basis over the relevant term.

     14.4 Effect of Transfer. If Landlord consents to a Transfer, (i) the terms and conditions of the Lease shall in no way be deemed to have been waived or modified, (ii) such consent shall not be deemed consent to any further Transfer by either Tenant or a Transferee, (iii) Tenant shall deliver to Landlord, promptly after execution, an original executed copy of all documentation pertaining to the Transfer which shall obligate the Transferee, at Landlord's option, to attorn to Landlord upon a default by Tenant under the Lease which results in an early termination of the Lease upon the terms and conditions set forth in the applicable Transfer document, (iv) Tenant shall furnish upon Landlord's request a complete statement, certified by an independent certified public accountant, or an appropriate Tenant officer, setting forth in detail the computation of any Transfer Premium Tenant has derived and shall derive from such Transfer, and (v) no Transfer relating to the Lease or agreement entered into with respect thereto, whether with or without Landlord's consent, shall relieve Tenant from liability under the Lease. Landlord or its authorized representatives shall have the right at all reasonable times to audit the books, records and papers of Tenant relating to any Transfer, and shall have the right to make copies thereof. If the Transfer Premium respecting any Transfer shall be found understated, Tenant shall, within thirty (30) days after demand, pay the deficiency and Landlord's costs of such audit.

     14.5 Intentionally Omitted.

     14.6 Non-Transfers. Notwithstanding anything to the contrary contained in the Lease, neither (i) an assignment to a transferee of all or substantially all of the assets of Tenant, (ii) an assignment to a transferee of all or substantially all of the assets of Tenant located in Southern California, (iii) an assignment of the Premises to a transferee which is the resulting entity of a merger or consolidation of Tenant with another entity, (iv) an assignment or subletting of all or a portion of the Premises to an affiliate of Tenant (an entity which is controlled by, controls, or is under common control with, Tenant) nor (v) the co-location of facilities/equipment by other companies in connection with Tenant's normal operations of its business in the Premises, shall be deemed a Transfer under Article 14 of the Lease, provided that Tenant notifies Landlord of any such assignment or sublease and promptly supplies Landlord with any documents or information reasonably requested by Landlord regarding such transfer or transferee as set forth in items (i) through (iii) above and, that such assignment or sublease is not a subterfuge by Tenant to avoid its obligations under the Lease. "Control," as used in this Section 14.7, shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person or entity, whether through the ownership of voting securities, by contract or otherwise.

                                   ARTICLE 15

                SURRENDER OF PREMISES; REMOVAL OF TRADE FIXTURES

     Surrender of Premises. No act or thing done by Landlord or any agent or employee of Landlord or Tenant during the Lease Term, shall be deemed to constitute an acceptance by Landlord of a surrender of the Premises unless such intent is specifically acknowledged in a writing signed by Landlord and Tenant. The delivery of keys to the Premises to Landlord or any agent or employee of Landlord shall not constitute a surrender of the Premises or effect a termination of the Lease, whether or not the keys are thereafter retained by Landlord, and notwithstanding such, delivery Tenant shall be entitled to the return of such keys at any reasonable time upon request until the Lease shall have been terminated. The voluntary or other surrender of the Lease by Tenant, whether accepted by Landlord or not, or a mutual termination hereof, shall not work a merger, and at the option of Landlord shall operate as an assignment to Landlord of all subleases or subtenancies affecting the Premises.

     Removal of Tenant Property by Tenant. Subject to the provisions of Sections 6.4, 6.5 and 6.6, all articles of personal property and all business and trade fixtures, machinery and equipment, furniture and movable partitions owned by Tenant or installed by Tenant at its expense in the Premises, which items are not a part of the tenant improvements installed in the Premises, shall remain the property of Tenant, and may be removed by Tenant at any time during the Lease Term as long as Tenant is not in default under the Lease with any applicable cure period having expired. Upon the expiration of the Lease Term, or upon any earlier termination of the Lease, Tenant shall, subject to the provisions of this Article 15, quit and surrender possession of the Premises to Landlord in as good order and condition as when Tenant took possession and as thereafter improved by Landlord and/or Tenant, reasonable wear and tear, casualty and repairs which are specifically made the responsibility of Landlord hereunder excepted; provided however, that to the extent Tenant is required under the Lease to insure any Tenant Improvements and/or Alterations then Tenant shall be liable for the repairs and restoration thereof. Upon such expiration or termination, Tenant shall, without expense to Landlord, remove or cause to be removed from the Premises all debris and rubbish, and such items of furniture, equipment, freestanding cabinet work, and other articles of personal property owned by Tenant or installed or placed by Tenant at its expense in the Premises, and such similar articles of any other persons claiming under Tenant and Tenant shall repair at its own expense all damage to the Premises and Building resulting from such removal.

                                   ARTICLE 16

                                  HOLDING OVER

     If Tenant holds over after the expiration of the Lease Term hereof, with or without the express or implied consent of Landlord, such tenancy shall be from month-to-month only, and shall not constitute a renewal hereof or an extension for any further term, and in such case the monthly Base Rent shall be adjusted upward from the monthly Base Rent payable under the Lease during the last month of the Term of the Lease, taking into account the rent abatement with respect to the Abated Space set forth in Section 3.2 of the Lease ("Final Month's Base Rent") commencing as of the second (2nd) month of such month to month tenancy as follows: (i) to one hundred twenty-five percent (125%) of the Final Month's Base Rent for the second (2nd) month of such month-to-month tenancy,- (ii) to one hundred forty percent (140%) of the Final Month's Base Rent for the third (3rd) month of such month-to-month tenancy; and (iii) to one hundred fifty percent (150%) of the Final Month's Base Rent for the fourth (4th) month of such month-to-month tenancy and for any month of such month-to-month tenancy thereafter. Such month-to-month tenancy shall be subject to every other term, covenant and agreement contained herein. Nothing contained in this Article 16 shall be construed as consent by Landlord to any holding over by Tenant, and Landlord expressly reserves the right to require Tenant to surrender possession of the Premises to Landlord as provided in the Lease upon the expiration or other termination of the Lease. The provisions of this Article 16 shall not be deemed to limit or constitute a waiver of any other rights or remedies of Landlord provided herein or at law. Tenant acknowledges that if Tenant holds over without Landlord's consent, such holding over may compromise or otherwise affect Landlord's ability to enter into new leases with prospective tenants regarding the Premises. Therefore, if Tenant fails to surrender the Premises upon the termination or expiration of the Lease, in addition to any other liabilities to Landlord accruing therefrom, Tenant shall protect, defend, indemnify and hold Landlord harmless from all loss, costs (including reasonable attorneys' fees) and liability resulting from such failure, including, without limiting the generality of the foregoing, any claims made by any succeeding tenant founded upon such failure to surrender, and any losses suffered by Landlord, including lost profits, resulting from such failure to surrender.

                                   ARTICLE 17

                              ESTOPPEL CERTIFICATES

     Within ten (10) days following a request in writing by Landlord or Tenant, Tenant or Landlord, as the case may be, shall execute and deliver to the requesting party (the "Requesting Party") an estoppel certificate, which shall be substantially in the form of Exhibit E, attached hereto, (or such other reasonable form as may be required by any prospective mortgagee or purchaser of the Building, or any portion thereof, or an assignee, sublessee or person or entity acquiring Tenant), indicating therein any exceptions thereto that may exist at that time, and shall also contain any other information reasonably requested by the Requesting Party or Landlord's mortgagee or prospective mortgagee or purchasers. Landlord or Tenant, as the case may be, shall execute and deliver whatever other instruments may be reasonably required for such purposes. At any time during the Lease Term, Landlord may require Tenant to provide Landlord with a current financial statement and financial statements of the two (2) years prior to the current financial statement year. Such statements shall be prepared in accordance with generally accepted accounting principles and, if such is the normal practice of Tenant, shall be audited by an independent certified public accountant. Any such statements shall be provided only to the extent they exist and in the form that they exist. Failure of Tenant or Landlord to timely execute and deliver such estoppel certificate or other instruments upon five (5) additional days' written notice from the Requesting Party shall constitute acknowledgment by the other party that statements included in the estoppel certificate are true and correct, without exception.

                                   ARTICLE 18

                                  SUBORDINATION

     The Lease and Tenant's rights hereunder are subject and subordinate to any ground or underlying leases of the Real Property and to the lien of any mortgages or trust deeds, now or hereafter in force against the Real Property and the Building, if any, and to all renewals, extensions, modifications, consolidations and replacements thereof, and to all advances made or hereafter to be made upon the security of such mortgages or trust deeds (each a "Superior Interest"), unless the holders of such mortgages or trust deeds, or the lessors under such ground lease or underlying leases, require in writing that the Lease be superior thereto. In consideration of, and as a condition precedent to, Tenant's agreement to permit its interest pursuant to the Lease to be subordinated to any particular future ground or underlying lease of the Building or the Real Property or to the lien of any first mortgage or trust deed, hereafter enforced against the Building or the Real Property and to any renewals, extensions, modifications, consolidations and replacements thereof, Landlord shall deliver to Tenant a commercially reasonable non-disturbance agreement executed by the landlord under such ground lease or underlying lease or the holder of such mortgage or trust deed, as appropriate, recognizing the Lease and Tenant's right to offset Rent pursuant to the terms of the Lease. Tenant covenants and agrees in the event any proceedings are brought for the foreclosure of any such mortgage, to attorn, without any deductions or set-offs whatsoever, to the purchaser upon any such foreclosure sale if so requested to do so by such purchaser, and to recognize such purchaser as the lessor under the Lease. Tenant shall, within five (5) days of request by Landlord, execute such further instruments or assurances as Landlord may reasonably deem necessary to evidence or confirm the subordination or superiority of the Lease to any such mortgages, trust deeds, ground leases or underlying leases.

                                   ARTICLE 19

                               DEFAULTS; REMEDIES

     19.1 Defaults. The occurrence of any of the following shall constitute a default of the Lease by Tenant:

          19.1.1 Any failure by Tenant to pay any Rent or any other charge required to be paid under the Lease, or any part thereof, within three (3) business days of notice that the same is due, which notice shall be in addition to, and not in lieu of, any notice required under California Code of Civil Procedure Section 1161 or any similar or successor law; or

          19.1.2 Any failure by Tenant to observe or perform any other provision, covenant or condition of the Lease to be observed or performed by Tenant where such failure continues for thirty (30) days after written notice thereof from Landlord to Tenant; provided however, that any such notice shall be in addition to, and not in lieu of, any notice required under California Code of Civil Procedure Section 1161 or any similar or successor law; and provided further that if the nature of such failure is such that the same cannot reasonably be cured within a thirty (30) day period, Tenant shall not be deemed to be in default if it diligently commences such cure within such period and thereafter diligently, proceeds to rectify and cure said failure, as soon as possible.

     19.2 Remedies Upon Default. Upon the occurrence of a default by Tenant, Landlord shall have, in addition to any other remedies available to Landlord at law or in equity, the option to pursue any one or more of the following remedies, each and all of which shall be cumulative and nonexclusive, without any notice or demand whatsoever.

          19.2.1 Terminate the Lease, in which event Tenant shall immediately surrender the Premises to Landlord, and if

Tenant fails to do so, Landlord may, without prejudice to any other remedy which it may have for possession or arrearages in rent, enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying the Premises or any part thereof, without being liable for prosecution or any claim or damages therefor; and Landlord may recover from Tenant the following:

               (i) The worth at the time of award of any unpaid rent which has been earned at the time of such termination; plus

               (ii) The worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

               (iii) The worth at the time of award of the amount by which the unpaid rent for the balance of the Lease Term after the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

               (iv) Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under the Lease or which in the ordinary course of things would be likely to result therefrom, specifically including but not limited to, brokerage commissions and advertising expenses incurred, expenses of remodeling the Premises or any portion thereof for a new tenant, whether for the same or a different use, and any special concessions made to obtain a new tenant; and

               (v) At Landlord's election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable law.

The term "rent" as used in this Section 19.2 shall be deemed to be and to mean all sums of every nature required to be paid by Tenant pursuant to the terms of the Lease, whether to Landlord or to others. As used in Paragraphs 19.2.1 (i) and (ii), above, the "worth at the time of award" shall be computed by allowing interest at the rate set forth in Article 25 of the Lease, but in no case greater than the maximum amount of such interest permitted by law. As used in Paragraph 19.2.1 (iii) above, the "worth at the time of award" shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

          19.2.2 Landlord shall have the remedy described in California Civil Code Section 1951.4 (lessor may continue lease in effect after lessee's breach and abandonment and recover Rent as it becomes due, if lessee has the right to sublet or assign, subject only to reasonable limitations). Accordingly, if Landlord does not elect to terminate the Lease on account of any default by Tenant, Landlord may, from time to time, without terminating the Lease, enforce all of its rights and remedies under the Lease, including the right to recover all rent as it becomes due.

     19.3 Subleases of Tenant. Whether or not Landlord elects to terminate the Lease on account of any default by Tenant, as set forth in this Article 19, Landlord shall have the right to terminate any and all subleases, licenses, concessions or other consensual arrangements for possession entered into by Tenant and affecting the Premises or may, in Landlord's sole discretion, succeed to Tenant's interest in such subleases, licenses, concessions or arrangements. In the event of Landlord's election to succeed to Tenant's interest in any such subleases, licenses, concessions or arrangements, Tenant shall, as of the date of notice by Landlord of such election, have no further right to or interest in the rent or other consideration receivable thereunder.

     19.4 Landlord Default.

          19.4.1 General. Notwithstanding anything to the contrary set forth in the Lease, Landlord shall be in default in the performance of any obligation required to be performed by Landlord pursuant to the Lease if (i) in the event a failure by Landlord is with respect to the payment of money, Landlord fails to pay such unpaid amounts within five (5) business days of written notice from Tenant that the same was not paid when due, or (ii) in the event a failure by Landlord is other than the obligation to pay money, Landlord fails to perform such obligation within thirty (30) days after the receipt of notice from Tenant specifying in detail Landlord's failure to perform; provided, however, if the nature of Landlord's obligation is such that more than thirty (30) days are required for its performance, then Landlord shall not be in default under the Lease if it shall commence such performance within such thirty (30) day period and thereafter diligently pursue the same to completion. Upon any such default by Landlord under the Lease, Tenant may, except as otherwise specifically provided in the Lease to the contrary, exercise any of its rights provided at law or in equity.

          19.4.2 Abatement of Rent. In the event that Tenant is prevented from using, and does not use, the Premises or any portion thereof, as a result of (i) any failure to make available services, utilities or access to the Premises, Building, or parking garage, (ii) the presence of Hazardous Materials (as defined in Section 29.25.1 of the Lease) not brought on the Premises or released into the Premises or the Building by Tenant, its employees, agents, invitees or customers, Tenant acknowledging the presence of ACM (as defined in Section 29.25.2) to the extent disclosed in the Lease and agreeing that the mere presence of such ACM as so disclosed will not trigger the rent abatement set forth herein, or (iii) any repairs, maintenance or alterations performed by Landlord or which Landlord failed to perform and which Landlord was required to perform under the Lease, (any such set of circumstances as set forth in items (i) (ii) and (iii), above, to be known as an "Abatement Event"), then Tenant shall give Landlord notice of such Abatement Event, and if such Abatement Event continues for five (5) consecutive business days after Landlord's receipt of any such notice (the "Eligibility Period"), then the Base Rent and Tenant's Share of Direct Expenses shall be abated or reduced, as the case may be, after expiration of the Eligibility Period for such time that Tenant continues to be so prevented from using, and does not use, the Premises or a portion thereof, in the proportion that the rentable area of the portion of the Premises that Tenant is prevented from using, and does not use, bears to the total rentable area of the Premises; provided, however, in the event that Tenant is prevented from using, and does not use, a portion of the Premises for a period of time in excess of the Eligibility Period and the remaining portion of the Premises is not sufficient to allow Tenant to effectively conduct its business therein, and if Tenant does not conduct its business from such remaining portion, then for such time after expiration of the Eligibility Period during which Tenant is so prevented from effectively conducting its business therein, the Base Rent and Tenant's Share of Direct Expenses for the entire Premises shall be abated for such time as Tenant continues to be so prevented from using, and does not use, the Premises. If, however, Tenant reoccupies any portion of the Premises during such period, the Rent allocable to such reoccupied portion, based on the proportion that the rentable area of such reoccupied portion of the Premises bears to the total rentable area of the Premises, shall be payable by Tenant from the date Tenant reoccupies such portion of the Premises. Such right to abate Base Rent and Tenant's Share of Direct Expenses shall be Tenant's sole and exclusive remedy at law or in equity for an Abatement Event; provided, however, that if Landlord has not cured such Abatement Event within one (1) year after receipt of notice from Tenant (or, in the event that the Premises or the Building are rendered inaccessible to Tenant by a casualty or act of Landlord, one (1) year following the date of Landlord's actual knowledge of the occurrence of the Abatement Event), Tenant shall have the right to terminate the Lease during the first ten
(10) business days of each calendar month following the end of such one (l)-year period until such time as Landlord has cured the Abatement Event, which right may be exercised only by delivery of thirty (30) days' notice to Landlord (the "Abatement Event Termination Notice") during such ten (10) business-day period, and shall be effective as of a date set forth in the Abatement Event Termination Notice (the "Abatement Event Termination Date"), which Abatement Event Termination Date shall not be less than thirty (30) days, and not more than six
(6) months, following the delivery of the Abatement Event Termination Notice. Notwithstanding anything contained in this Section 19.4.2 to the contrary, Tenant's Abatement Rent Termination Notice shall be null and void (but only in connection with the first notice sent by Tenant with respect to each separate Abatement Event) if Landlord cures such Abatement Event within such thirty (30) day period following receipt of the Abatement Event Termination Notice. If Tenant's right to abatement occurs because of an eminent domain taking and/or because of damage or destruction to the Premises, the Building's Parking Garage, and/or the Building, Tenant's abatement period shall continue until Tenant has been given sufficient time, and sufficient access to the Premises, to rebuild such portion it is required to rebuild, to install its property, furniture, fixtures, and equipment to the extent the same shall have been removed as a result of such damage or destruction and to move in over a weekend. To the extent Tenant is entitled to abatement without regard to the Eligibility Period, because of an event covered by Articles 11 and 13 of the Lease, then the Eligibility Period shall not be applicable. Except as provided in this Section 19.4.2, nothing contained herein shall be interpreted to mean that Tenant is excused from paying Rent due hereunder. Subject to Section 29.27, the provisions of this Section 19.4.2 shall not prejudice Tenant's right to seek any other relief or remedy that it may be entitled to under law with respect to any default by Landlord under the Lease.

          19.4.3 Landlord Bankruptcy Proceeding. In the event that the obligations of Landlord under the Lease are not performed during the pendency of a bankruptcy or insolvency proceeding involving Landlord as the debtor, or following the rejection of the Lease in accordance with Section 365 of the United States Bankruptcy Code, then notwithstanding any provision of the Lease to the contrary, Tenant shall have the right to set off against the Rent next due and owing under the Lease (a) any and all damages caused by such nonperformance of Landlord's obligations under the Lease by Landlord, debtor-in-possession, or the bankruptcy trustee, and (b) any and all damages caused by the nonperformance of Landlord's obligations under the Lease following any rejection of the Lease in accordance with Section 365 of the United States Bankruptcy Code.

     19.5 Efforts to Relet. For the purposes of this Article 19, Tenant's right to possession shall not be deemed to have been terminated by efforts of Landlord to relet the Premises, by its acts of maintenance or preservation with respect to the Premises, or by appointment of a receiver to protect Landlord's interests hereunder. The foregoing enumeration is not exhaustive, but merely illustrative of acts which may be performed by Landlord without terminating Tenant's right to possession.

                                   ARTICLE 20

                                   ATTORNEYS'

                                      FEES

     If either party commences litigation against the other for the specific performance of the Lease, for damages for the breach hereof or otherwise for enforcement of any remedy hereunder, the parties hereto agree to and hereby do waive any right to a trial by jury and, in the event of any such commencement of litigation, the prevailing party shall be entitled to recover from the other party such costs and reasonable attorneys' fees as may have been incurred.

                                   ARTICLE 21

                              INTENTIONALLY OMITTED

                                   ARTICLE 22

                                      GOOD

                                      FAITH

     Except for (i) matters for which there is a standard of consent or discretion specifically set forth in the Lease, (ii) matters which could have an adverse effect on the Building Structure or Building Systems, or which could affect the exterior appearance of the Building or which could disturb the ACM (as defined in Section 29.25.2) as determined by Landlord in its sole discretion, or (iii) matters covered by Article 4 (Additional Rent), Article 10 (Insurance), or Article 19 (Defaults; Remedies) of the Lease (collectively, the "Excepted Matters"), any time the consent of Landlord or Tenant is required under the Lease, such consent shall not be unreasonably withheld or delayed, and, except with regard to the Excepted Matters, whenever the Lease grants Landlord or Tenant the right to take action, exercise discretion, establish rules and regulations or make an allocation or other determination, Landlord and Tenant shall act reasonably and in good faith.

                                   ARTICLE 23

                                      SIGNS

     23.1 Full Floor Tenants. Subject to Landlord's prior written approval, in its reasonable discretion, and provided all signs are in keeping with the quality, design and style of the Building, Tenant, if the Premises comprise an entire floor of the Building, at its sole cost and expense, may install identification signage anywhere in the Premises including in the elevator lobby of the Premises, provided that such signs must not be visible from the exterior of the Building.

     23.2 Multi-Tenant Floor Tenants. If Tenant occupies less than the entire floor on which the Premises is located, Tenant's identifying signage shall be provided by Landlord and such signage shall be comparable to that used by Landlord for other similar floors in the Building and shall comply with Landlord's Building standard signage program. Any additions, deletions or modifications to such Building standard signage shall be at

Tenant's sole expense and subject to the prior written approval of Landlord, in its sole discretion.

     Prohibited Signage and Other Items. Any signs, notices, logos, pictures, names or advertisements which are installed and that have not been individually approved by Landlord may be removed without notice by Landlord at the sole expense of Tenant. Tenant may not install any signs on the exterior or roof of the Building or the common areas of the Building or the Real Property. Any signs, window coverings, or blinds (even if the same are located behind the Landlord approved window coverings for the Building), or other items visible from the exterior of the Premises or Building are subject to the prior written approval of Landlord, in its sole discretion.

     Building Directory. Tenant shall be entitled, at Tenant's sole cost and expense, to one (1) line on the Building directory per each 1,000 rentable square feet of the Premises, to display Tenant's name and location in the Building and the name of Tenant's key employees. Such listings shall be listed under Tenant's name only and not disbursed throughout the Building directory.

                                   ARTICLE 24

                               COMPLIANCE WITH LAW

     Tenant shall not do anything in or about the Premises which will in any way conflict with any law, statute, ordinance or other governmental rule, regulation or requirement now in force or which may hereafter be enacted or promulgated. Should any standard or regulation now or hereafter be imposed on Tenant by a state, federal or local governmental body charged with the establishment, regulation and enforcement of occupational, health or safety standards for employers, employees or tenants, then Tenant agrees, at its sole cost and expense, to comply promptly with such standards or regulations. Subject to
Article 7, Tenant shall be responsible, at its sole cost and expense, to make all alterations to the Premises as are required to comply with the governmental rules, regulations, requirements or standards described in this Article 24 but shall not be required to make changes to the Building Structure or Building Systems except as required in connection with Tenant Improvements and Alterations installed by or on behalf of Tenant, which improvements are not general office improvements.

     Landlord shall be obligated to comply with all laws which are applicable to the common areas of the Building, the Building Structure and the Building Systems including, without limitation, the requirements of the Americans with Disabilities Act of 1990. Landlord's obligations with respect to code compliance work in connection with the initial tenant improvement work to be performed in the Premises are set forth in the Tenant Work Letter attached hereto as Exhibit D.

                                   ARTICLE 25

                                      LATE

                                     CHARGES

     If any installment of Rent shall not be received by Landlord or Landlord's designee within five (5) business days after receipt of a written notice from Landlord that such amount was not paid when due, then Tenant shall pay to Landlord a late charge equal to two percent (2%) of the overdue amount, plus any attorneys' fees incurred by Landlord by reason of Tenant's failure to pay Rent and/or other charges when due hereunder. The late charge shall be deemed Additional Rent and the right to require it shall be in addition to all of Landlord's other rights and remedies hereunder or at law and shall not be construed as liquidated damages or as limiting Landlord's remedies in any manner. In addition to the late charge described above, any Rent or other amounts owing hereunder which are not paid on or before the date they are due shall thereafter bear interest until paid at a rate per annum equal to ten percent (10%) per annum, provided that in no case shall such rate be higher than the highest rate permitted by applicable law.

                                   ARTICLE 26

              LANDLORD'S RIGHT TO CURE DEFAULT; PAYMENTS BY TENANT

     Landlord's Cure. All covenants and agreements to be kept or performed by Tenant under the Lease shall be performed by Tenant at Tenant's sole cost and expense and without any reduction of Rent. If Tenant shall fail to perform any of its obligations under the Lease, then upon three (3) additional days' notice from Landlord, Landlord may, but shall not be obligated to, after reasonable prior notice to Tenant, make any such payment or perform any such act on Tenant's part without waiving its right based upon any default of Tenant and without releasing Tenant from any obligations hereunder.

     Tenant's Reimbursement. Except as may be specifically provided to the contrary in the Lease, Tenant shall pay to Landlord, within fifteen (15) days after delivery by Landlord to Tenant of statements therefor: sums equal to expenditures reasonably made and obligations incurred by Landlord in connection with the remedying by Landlord of Tenant's defaults pursuant to the provisions of Section 26.1. Tenant's obligations under this Section 26.2 shall survive the expiration or sooner termination of the Lease Term.

                                   ARTICLE 27

                                    ENTRY BY

                                    LANDLORD

     Landlord reserves the right at all reasonable times and upon reasonable notice to the Tenant to enter the Premises to (i) inspect them; (ii) show the Premises to prospective purchasers, mortgagees or ground or underlying lessors, or, during the last twelve (12) months of the Lease Term, prospective tenants;
(iii) post notices of nonresponsibility; or (iv) alter, improve or repair the Premises or the Building if necessary to comply with current building codes or other applicable laws, or for structural alterations, repairs or improvements to the Building. Notwithstanding anything to the contrary contained in this Article 27, Landlord may enter the Premises at any time to (A) perform services required of Landlord; (B) take possession due to any breach of the Lease in the manner provided herein; and (C) subject to the provisions of Section 26.1 perform any covenants of Tenant which Tenant fails to perform. Landlord may make any such entries without the abatement of Rent and may take such steps as required to accomplish the stated purposes; provided, however, that except for emergencies, any such entry shall be performed in a manner so as not to unreasonably interfere with Tenant's use of the Premises and shall be performed after normal business hours if reasonably practical. Except as otherwise set forth in Section 19.4, Tenant hereby waives any claims for damages or for any injuries or inconvenience to or interference with Tenant's business, lost profits, any loss of occupancy or quiet enjoyment of the Premises, and any other loss occasioned thereby. For each of the above purposes, Landlord shall at all times have a key with which to unlock all the doors in the Premises, excluding Tenant's vaults, safes and special security areas designated in advance by Tenant. In an emergency, Landlord shall have the right to use any means that Landlord may deem proper to open the doors in and to the Premises. Notwithstanding anything to the contrary set forth in this Article 27, (i) Tenant shall have the right to accompany Landlord anytime Landlord enters the Premises and (ii) Tenant may designate certain areas of the Premises as "Secured Areas" should Tenant require such areas for the purpose of securing certain valuable property or confidential information. In connection with the foregoing, Landlord shall not enter such Secured Areas except upon two (2) business days prior notice to Tenant; provided, however, that in the event of an emergency no notice shall be required to enter such Secured Areas, but Landlord shall use all commercially reasonable efforts to minimize damage to the Premises. Any entry into the Premises by Landlord in the manner hereinbefore described shall not be deemed to be a forcible or unlawful entry into, or a detainer of, the Premises, or an actual or constructive eviction of Tenant from any portion of the Premises.

                                   ARTICLE 28

                                     TENANT

                                     PARKING

     Tenant acknowledges that Landlord does not own nor control the Parking Garage; however, Landlord shall use commercially reasonable efforts to cause the owner of the Parking Garage ("Garage Owner") to provide up to the number of automobile parking passes set forth in Section 11 of the Summary to Tenant, which number may, subject to the approval of the operator of the Parking Garage, be increased (but not increased above sixteen (16)) or decreased in number upon nine (9) month's prior written notice to Landlord.

     Tenant shall pay to the Garage Owner for automobile parking passes on a monthly basis the prevailing rate charged for parking passes at the location of such automobile parking passes. Tenant's continued right to use the automobile parking passes is conditioned upon Tenant abiding by all rules and regulations which are prescribed from time to time for the orderly operation and use of the Parking Garage and upon Tenant's cooperation in seeing that Tenant's employees and visitors also comply with such rules and regulations. Landlord and the Garage Owner specifically reserve the right to change the size, configuration, design, layout and all other aspects of the Parking Garage and Tenant acknowledges and agrees that Landlord and/or the Garage Owner may, without incurring any liability to Tenant and without any abatement of Rent under the Lease, from time to time, temporarily close-off or restrict access to the Parking Garage, or temporarily relocate Tenant's automobile parking passes to other parking structures and/or surface parking areas within a reasonable distance from the Parking Garage, for purposes of permitting or facilitating any such construction, alteration or improvements or to accommodate or facilitate renovation, alteration, construction or other modification of other improvements or structures located on the Real Property. The Garage Owner may delegate its responsibilities hereunder to a parking operator in which case such parking operator shall have all the rights of control attributed hereby to the Landlord and the Garage Owner. The parking rates charged by the Garage Owner for Tenant's automobile parking passes shall be exclusive of any parking tax or other charges imposed by governmental authorities in connection with the use of such parking, which taxes and/or charges shall be paid directly by Tenant or the parking users, or, if directly imposed against the Garage Owner, Tenant shall reimburse the Garage Owner for all such taxes and/or charges concurrent with its payment of the parking rates described herein.

                                   ARTICLE 29

                                  MISCELLANEOUS

                                   PROVISIONS

     29.1 Binding Effect. Each of the provisions of the Lease shall extend to and shall, as the case may require, bind or inure to the benefit not only of Landlord and of Tenant, but also of their respective successors or assigns, provided this clause shall not permit any assignment by Tenant contrary to the provisions of Article 14 of the Lease.

     29.2 No Air Rights. No rights to any view or to light or air over any property, whether belonging to Landlord or any other person, are granted to Tenant by the Lease. If at any time any windows of the Premises are temporarily darkened or the light or view therefrom is obstructed by reason of any repairs, improvements, maintenance or cleaning in or about the Building, the same shall be without liability to Landlord and without any reduction or diminution of Tenant's obligations under the Lease.

     29.3 Modification of Lease. Should any current or prospective mortgagee or ground lessor for the Building require a modification of the Lease, which modification will not cause an increased cost or expense to Tenant or in any other way adversely change the rights and obligations of Tenant hereunder, then and in such event, Tenant agrees that the Lease may be so modified and agrees to execute whatever documents are required therefor and deliver the same to Landlord within twenty (20) days following the request therefor. At the request of Landlord or any mortgagee or ground lessor Tenant agrees to execute a short form of Lease and to deliver the same to Landlord within twenty (20) days following the request therefor, the recordation of which shall be at the sole cost and expense of Landlord and not included as an Operating Expense.

     29.4 Transfer of Landlord's Interest. Tenant acknowledges that Landlord has the right to transfer all or any portion of its interest in the Real Property and Building and in the Lease, and Tenant agrees that in the event of any such transfer, Landlord shall automatically be released from all liability under the Lease not accrued as of the date of the transfer and Tenant agrees to look solely to such transferee for the performance of Landlord's obligations hereunder after the date of transfer, upon agreement by such transferee to fully assume and be liable for all obligations of the Lease to be performed by Landlord which first accrue or arise after the date of the conveyance and Tenant shall attorn to such transferee. Tenant further acknowledges that Landlord may assign its interest in the Lease to a mortgage lender as additional security and agrees that such an assignment shall not release Landlord from its obligations hereunder and that Tenant shall continue to look to Landlord for the performance of its obligations hereunder.

     29.5 Prohibition Against Recording. Except as provided in Section 29.3 of the Lease, neither the Lease, nor any memorandum, affidavit or other writing with respect thereto, shall be recorded by Tenant with the Los Angeles County Recorder's Office or by anyone acting through, under or on behalf of Tenant.

     29.6 Captions. The captions of Articles and Sections are for convenience only and shall not be deemed to limit, construe, affect or alter the meaning of such Articles and Sections.

     29.7 Relationship of Parties. Nothing contained in the Lease shall be deemed or construed by the parties hereto or by any third party to create the relationship of principal and agent, partnership, joint venturer or any association between Landlord and Tenant, it being expressly understood and agreed that neither the method of computation of Rent nor any act of the parties hereto shall be deemed to create any relationship between Landlord and Tenant other than the relationship of landlord and tenant.

     29.8 Time of Essence. Time is of the essence of the Lease and each of its provisions.

     29.9 Partial Invalidity. If any term, provision or condition contained in the Lease shall, to any extent, be invalid or unenforceable, the remainder of the Lease, or the application of such term, provision or condition to persons or circumstances other than those with respect to which it is invalid or unenforceable, shall not be affected thereby, and each and every other term, provision and condition of the Lease shall be valid and enforceable to the fullest extent possible permitted by law.

     29.10 Landlord Exculpation. It is expressly understood and agreed that notwithstanding anything in the Lease to the contrary, and notwithstanding any applicable law to the contrary, the liability of Landlord and the Landlord Parties hereunder (including any successor landlord) and any recourse by Tenant against Landlord or the Landlord Parties shall be limited solely and exclusively to an amount which is equal to the interest of Landlord in the Building, and neither Landlord, nor any of the Landlord Parties shall have any personal liability therefor, and Tenant hereby expressly waives and releases such personal liability on behalf of itself and all persons claiming by, through or under Tenant.

     29.11 Entire Agreement. It is understood and acknowledged that there are no oral agreements between the parties hereto affecting the Lease and the Lease constitutes the parties' entire agreement with respect to the leasing of the Premises and supersedes and cancels any and all previous negotiations, arrangements, brochures, agreements and understandings, if any, between the parties hereto or displayed by Landlord to Tenant with respect to the subject matter thereof, and none thereof shall be used to interpret or construe the Lease. the Lease, the exhibits and schedules attached hereto, and any side letter or separate agreement executed by Landlord and Tenant in connection with the Lease and dated of even date herewith contain all of the terms, covenants, conditions, warranties and agreements of the parties relating in any manner to the rental, use and occupancy of the Premises, shall be considered to be the only agreement between the parties hereto and their representatives and agents, and none of the terms, covenants, conditions or provisions of the Lease can be modified, deleted or added to except in writing signed by the parties hereto.

     29.12 Right to Lease. Subject to the express terms of the Lease, Landlord reserves the absolute right to effect such other tenancies in the Building as Landlord in the exercise of its sole business judgment shall determine to best promote the interests of the Building. Tenant does not rely on the fact, nor does Landlord represent, that any specific tenant or type or number of tenants shall, during the Lease Term, occupy any space in the Building.

     29.13 Force Majeure. Any prevention, delay or stoppage due to strikes, lockouts, labor disputes, acts of God, inability to obtain services, labor, or materials or reasonable substitutes therefor, governmental actions, civil commotions, fire or other casualty, and other causes beyond the reasonable control of the party obligated to perform (collectively, the "Force Majeure"), except with respect to the obligations imposed with regard to Rent and other charges to be paid by Tenant pursuant to the Lease, and except as to Tenant's obligations under Article 5 and Article 24 (to the extent that Tenant's failure to perform Tenant's obligations under Article 24 would result in any kind of penalty or fine for Landlord) of the Lease notwithstanding anything to the contrary contained in the Lease, shall excuse the performance of such party for a period equal to any such prevention, delay or stoppage and, therefore, if the Lease specifies a time period for performance of an obligation of either party, that time period shall be extended by the period of any delay in such party's performance caused by a Force Majeure. Notwithstanding anything to the contrary set forth herein, the provisions set forth in Article 11 or Section 19.4.2 shall not be extended by the period of any delay in such party's performance caused by Force Majeure, except to the extent expressly set forth in such provisions.

     29.14 Notices. All notices, demands, statements, approvals or communications (collectively, "Notices") given or required to be given by either party to the other hereunder shall be in writing, shall be sent by United States certified or registered mail, postage prepaid, return receipt requested, or delivered personally (a) to Tenant at the appropriate address set forth in
Section 5 of the Summary, or to such other place as Tenant may from time to time designate in a Notice to Landlord; or (b) to Landlord at the addresses set forth in Section 3 of the Summary, or to such other firm or to such other place as Landlord may from time to time designate in a Notice to Tenant. Any Notice will be deemed given on the date which is (i) two (2) business days after the date it is mailed as provided in this Section 29.14 or (ii) upon the date personal delivery is made. If Tenant is notified of the identity and address of Landlord's mortgagee or ground or underlying lessor, Tenant shall give to such mortgagee or ground or underlying lessor written notice of any default by Landlord under the terms of the Lease by registered or certified mail, and such mortgagee or ground or underlying lessor shall be given a reasonable opportunity to cure such default prior to Tenant's exercising any remedy available to Tenant.

     29.15 Joint and Several. If there is more than one Tenant, the obligations imposed upon Tenant under the Lease shall be joint and several.

     29.16 Authority. If Tenant is a corporation or partnership, each individual executing the Lease on behalf of Tenant hereby represents and warrants that Tenant is a duly formed and existing entity qualified to do business in California and that Tenant has full right and authority to execute and deliver the Lease and that each person signing on behalf of Tenant is authorized to do so.

     29.17 Governing Law. the Lease shall be construed and enforced in accordance with the laws of the State of California.

     29.18 Submission of Lease. Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or an option for lease, and it is not effective as a lease or otherwise until execution and delivery by both Landlord and Tenant.

     29.19 Brokers. Landlord shall pay all brokerage commissions owing to Landlord's designated representative and CB Commercial Real Estate Group, Inc. ("Tenant's Broker") in connection with the transaction contemplated by the Lease. Landlord's designated representative and Tenant's Broker may be collectively referred to herein as the "Brokers." Landlord and Tenant each represent and warrant to the other that other than the Brokers, no broker, agent, or finder negotiated or was instrumental in negotiating or consummating the Lease on its behalf and that it knows of no broker, agent, or finder, other than the Brokers, who is, or might be, entitled to a commission or compensation in connection with the Lease. In the event of any such claims for additional brokers' or finders' fees or commissions in connection with the negotiation, execution or consummation of the Lease, then Landlord shall indemnify, save harmless and defend Tenant from and against such claims if they shall be based upon any statement, representation or agreement by Landlord, and Tenant shall indemnify, save harmless and defend Landlord if such claims shall be based upon any statement, representation or agreement made by Tenant.

     29.20 Independent Covenants. the Lease shall be construed as though the covenants herein between Landlord and Tenant are independent and not dependent and Tenant hereby expressly waives the benefit of any statute to the contrary and agrees that if Landlord fails to perform its obligations set forth herein, Tenant shall not be entitled to make any repairs or perform any acts hereunder at Landlord's expense or to any set-off of the Rent or other amounts owing hereunder against Landlord, except as specifically provided in the Lease to the contrary.

     29.21 Building Name and Signage. Landlord shall have the right at any time to change the name of the Building and to install, affix and maintain any and all signs on the exterior and on the interior of the Building as Landlord may, in Landlord's sole discretion, desire. Tenant shall not use the name of the Building or use pictures or illustrations of the Building in advertising or other publicity, without the prior written consent of Landlord.

     29.22 Transportation Management. Tenant shall fully comply with all governmentally mandated programs intended to manage parking, transportation or traffic in and around the Building.

     29.23 Successors. Except as otherwise expressly provided herein, the obligations of the Lease shall bind and benefit the successors and assigns of the parties hereto; provided, however, that no assignment, sublease or other transfer in violation of the provisions of Article 14 shall operate to vest any rights in any putative assignee, subtenant or transferee of Tenant.

     29.24 Landlord Renovations. It is specifically understood and agreed that Landlord has made no representation or warranty to Tenant and has no obligation to alter, remodel, improve, renovate, repair or decorate the Premises, Building, or any part thereof and that no representations respecting the condition of the Premises or the Building have been made by Landlord to Tenant except as specifically set forth herein or in the Tenant Work Letter. However, Tenant acknowledges that Landlord may during the Lease Term renovate, improve, alter, or modify (collectively, the "Renovations") the Building, Premises, and/or Real Property, including without limitation the Parking Garage, common areas, systems and equipment, roof, and structural portions of the same, which Renovations may include, without limitation, (i) modifying the common areas and tenant spaces to comply with applicable laws and regulations, including regulations relating to the physically disabled, seismic conditions, and building safety and security, (ii) installing new floor covering, lighting, and wall coverings in the Building common areas, and in connection with any Renovations, Landlord may, among other things, erect scaffolding or other necessary structures in the Building, limit or eliminate access to portions of the Real Property, including portions of the common areas, or perform work in the Building, which work may create noise, dust or leave debris in the Building,
(iii) renovation of the main entry to the Building and the main

Building lobby area, (iv) installations, repairs or maintenance of telephone risers, and (v) renovation of the elevator, lobbies, elevator doors and frames. Tenant hereby agrees that such Renovations and Landlord's actions in connection with such Renovations shall in no way constitute a constructive eviction of Tenant nor entitle Tenant to any abatement of Rent (except as otherwise set forth in Section 19.4.2 above). Landlord shall have no responsibility or for any reason be liable to Tenant for any direct or indirect injury to or interference with Tenant's business arising from the Renovations, nor shall Tenant be entitled to any compensation or damages from Landlord for loss of the use of the whole or any part of the Premises or of Tenant's personal property or improvements resulting from the Renovations or Landlord's actions in connection with such Renovations, or for any inconvenience or annoyance occasioned by such Renovations or Landlord's actions in connection with such Renovations; provided, however, that Landlord shall be responsible for any damage to property to the extent caused by the negligence or willful misconduct of Landlord.

     29.25 Environmental Conditions and Asbestos Disclosures.

          29.25.1 As used herein, the term "Hazardous Material" means any hazardous or toxic substance, material or waste which is or becomes regulated by any local governmental authority, the state in which the Building is located or the United States Government. Subject to Section 29.25.2, to the extent that the existence of any "Hazardous Material" poses a health threat and the removal thereof is required by applicable law, or if the existence of such Hazardous Material will prevent the issuance of a certificate of occupancy or its equivalent for the Premises, Landlord shall remove such Hazardous Material. The costs arising from the presence or removal (which removal is required in compliance with any governmental laws, ordinances, regulations or orders which are enacted prior to the Lease Commencement Date) of Hazardous Materials located in the Building (which Hazardous Materials were designated as Hazardous Materials under the then-applicable law as of the Lease Commencement Date), including, without limitation, any costs incurred pursuant to the requirements of any governmental laws, ordinances, regulations or orders relating to health, safety or environmental conditions, including but not limited to regulations concerning asbestos, soil and ground water conditions or contamination regarding Hazardous Materials or substances, shall be excluded from Operating Expenses; provided, however, that any costs arising from (i) the presence or removal of any such Hazardous Materials placed in or around or released in the Building by Tenant or its agents, employees or contractors or (ii) any removal, encapsulation or entombment of ACM (as such term is defined in Section 29.25.2 below) necessitated by any construction or repair or maintenance work performed by or for Tenant in the Building or in the Premises shall be Tenant's sole responsibility.

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

          29.25.2 Landlord has advised Tenant that there is ACM in the Premises as well as in other areas of the Building. In this regard, Landlord agrees to
(i) exclude from Operating Expenses the cost of removal, encapsulation or entombment of asbestos-containing material ("ACM"), unless such removal, encapsulation or entombment is necessitated in the performance of Landlord's normal and customary repair or maintenance obligations as specifically provided in the Lease; (ii) monitor, maintain, and, if necessary, abate, encapsulate or entomb ACM in the Building in accordance with all applicable laws; and (iii) subject to the last sentence of this Section 29.25.2, remove ACM if the presence of ACM would prohibit Tenant from obtaining or maintaining a certificate of occupancy for the Premises. However, Landlord may include as an Operating Expense those costs incurred by Landlord in Landlord's normal and customary procedures and practices related to monitoring the ACM in the Building and to maintaining the ACM in the Building at a safe level, including without limitation, performing the prevalent air monitoring, replacing respirators and providing regular physical examinations for the Building engineers. Landlord has further advised Tenant that, according to the United States Environmental Protection Agency: "The presence of asbestos in a building does not necessarily mean that the health of building occupants is necessarily in danger. As long as ACM remains in good condition and is not disturbed, exposure is unlikely." Attached hereto as Exhibit F is a disclosure statement regarding asbestos in the Building. Tenant acknowledges that such notice complies with the requirements of
Section 25915 of the California Health and Safety Code and Tenant further acknowledges that Landlord gave Tenant the opportunity to hire, at Tenant's sole cost and expense, an industrial hygienist (or other qualified individual) of Tenant's choice to review all of Landlord's reports, records and procedures relating to ACM in the Building, including, but limited to the location of any ACM that Tenant may encounter as part of the construction and installation of the Tenant Improvements (including without limitation the Equipment and Generator described in Section 6.4, the Electrical Conduit and Fuel Lines described in Section 6.5 and the Basement Conduits described in Section 6.6), prior to the execution of the Lease. Notwithstanding anything to the contrary set forth in the Lease, subject to Landlord's representation set forth in
Section 29.25.3 below, Tenant acknowledges that it will be liable for any and all costs incurred in the remediation of any ACM which, in Landlord's reasonable judgment, is necessitated by or results from any construction, repair or maintenance performed by or for Tenant in the Building or in the Premises.

          29.25.3 Landlord represents that Landlord has abated, encapsulated or entombed all reasonably accessible ACM currently located in the tenant areas on the twelfth (12th) floor of the Building. Notwithstanding the foregoing, Tenant acknowledges that it may encounter ACM in performing its initial tenant improvement work in the Premises and in the Building (including without limitation the installation of the Equipment and

Generator described in Section 6.4, the Electrical Conduit and Fuel Lines described in Section 6.5 and the Basement Conduits described in Section 6.6) or in subsequent repair or maintenance work required in connection therewith and Tenant further acknowledges that it will be responsible, at its sole cost and expense, for the remediation, to Landlord's reasonable satisfaction, of any ACM which it may so encounter and/or disturb in the course of any such construction, repair or maintenance.

     29.26 Intentionally Omitted.

     29.27 Arbitration.

          29.27.1 General Submittals to Arbitration. The submittal of all matters to arbitration in accordance with the terms of this Section 29.27 shall be the sole and exclusive method, means and procedure to resolve any and all claims, disputes or disagreements arising under the Lease, except for (i) any issue for which an alternative resolution procedure is specifically provided in the Lease, (ii) all claims by either party which (A) seek anything other than enforcement of rights under the Lease, or (B) are primarily founded upon matters of fraud, willful misconduct, bad faith or any other allegations of tortious action, and seek the award of punitive or exemplary damages, and () claims relating to Landlord's exercise of any unlawful detainer rights pursuant to California law or rights or remedies used by Landlord to gain possession of the Premises or terminate Tenant's right of possession to the Premises. The parties hereby irrevocably waive any and all rights to the contrary and shall at all times conduct themselves in strict, full, complete and timely accordance with the terms of this Section 29.27 and all attempts to circumvent the terms of this
Section 29.27 shall be absolutely null and void and of no force or effect whatsoever. As to any matter submitted to arbitration (except with respect to the payment of money) to determine whether a matter would, with the passage of time, constitute a default, such passage of time shall not commence to run until any such affirmative arbitrated determination, as long as it is simultaneously determined in such arbitration that the challenge of such matter as a potential default was made in good faith. As to any matter submitted to arbitration with respect to the payment of money, to determine whether a matter would, with the passage of time, constitute a default, such passage of time shall not commence to run in the event that the party which is obligated to make the payment does in fact make the payment to the other party. Such payment can be made "under protest, " which shall occur when such payment is accompanied by a good faith notice stating the reasons that the party has elected to make a payment under protest. Such protest will be deemed waived unless the subject matter identified in the protest is submitted to arbitration as set forth in this Section 29.27.

          29.27.2 JAMS. Any dispute to be arbitrated pursuant to the provisions of this Section 29.27 shall be determined by

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binding arbitration before a retired judge of the Superior Court of the State of
California (the "Arbitrator") under the auspices of Judicial Arbitration & Mediation Services, Inc. ("JAMS"). Such arbitration shall be initiated by the parties, or either of them, within ten (10) days after either party sends written notice (the "Arbitration Notice") of a demand to arbitrate by registered or certified mail to the other party and to JAMS. The Arbitration Notice shall contain a description of the subject matter of the arbitration, the dispute with respect thereto, the amount involved, if any, and the remedy or determination sought. The parties may agree on a retired judge from the JAMS panel. If they are unable to promptly agree, JAMS will provide a list of three (3) available judges and each party may strike one. The remaining judge (or if there are two
(2), the one selected by JAMS) will serve as the Arbitrator. In the event that JAMS shall no longer exist or if JAMS fails or refuses to accept submission of such dispute, then the dispute shall be resolved by binding arbitration before the American Arbitration Association ("AAA") under the AAA's commercial arbitration rules then in effect.

          29.27.3 Arbitration Procedure.

               29.27.3.1 Pre-Decision Actions. The Arbitrator shall schedule a pre-hearing conference to resolve procedural matters, arrange for the exchange of information, obtain stipulations, and narrow the issues. The parties will submit proposed discovery schedules to the Arbitrator at the pre-hearing conference. The scope and duration of discovery will be within the sole discretion of the Arbitrator. The Arbitrator shall have the discretion to order a pre-hearing exchange of information by the parties, including, without limitation, production of requested documents, exchange of summaries of testimony of proposed witnesses, and examination by deposition of parties and third-party witnesses. This discretion shall be exercised in favor of discovery reasonable under the circumstances.

               29.27.3.2 The Decision. The arbitration shall be conducted in Los Angeles, California. Any party may be represented by counsel or other authorized representative. In rendering a decision(s), the Arbitrator shall determine the rights and obligations of the parties according to the substantive and procedural laws of California and the terms and provisions of the Lease. The Arbitrator's decision shall be based on the evidence introduced at the hearing, including all logical and reasonable inferences therefrom. The Arbitrator may make any determination, and/or grant any remedy or relief that is just and equitable. The decision must be based on, and accompanied by, a written statement of decision explaining the factual and legal basis for the decision as to each of the principal controverted issues. The decision shall be conclusive and binding, and it may thereafter be confirmed as a judgment by the Superior Court of the State of California, subject only to challenge on the grounds set forth in California Code of Civil Procedure Section 1286.2. The validity and enforceability of the

Arbitrator's decision is to be determined exclusively by the California courts pursuant to the provisions of the Lease. The Arbitrator may award costs, including without limitation attorneys' fees, and expert and witness costs, to the prevailing party, if any, as determined by the Arbitrator in its discretion. The Arbitrator's fees and costs shall be paid by the nonprevailing party as determined by the Arbitrator in its discretion. A party shall be determined by the Arbitrator to be the prevailing party if its proposal for the resolution of dispute is the closer to that adopted by the Arbitrator.

     29.28 Roof Rights. If Tenant wants to place an antenna or satellite dish of any kind on the roof of the Building or wants to otherwise use any antenna or satellite dish of any kind located on the roof of the Building, Tenant must enter into an agreement with Broadcast Services, Inc. regarding such roof-top antenna or satellite dish usage.

     29.29 Telecommunications Carriers. Landlord shall not unreasonably restrict telecommunications companies from running fiber optic cables into the Building.

     IN WITNESS WHEREOF, Landlord and Tenant have caused their duly authorized representatives to execute the Lease as of the day and date first above written.

"Landlord":

MITSUI FUDOSAN (U.S.A.), INC.,
a California corporation

"Tenant":

PACIFIC GATEWAY EXCHANGE,
a Delaware corporation

[GRAPHIC]

                                   EXHIBIT "A"
                                   12TH FLOOR
                                    (ENTIRE)

                                    [GRAPHIC]

I I W.t.si Sixth Sireel.Suiii! UN(I o IJM Aup-k-s. Califurnw WX)l7-:ii27 | T,-!:(21S) f.23-y88() - Vax: (2]S) 622A(>7()

                                    EXHIBIT B

                                   AT&T CENTER

RULES AND REGULATIONS

     Tenant shall faithfully observe and comply with the following Rules and Regulations. Provided that Landlord shall enforce these Rules and Regulations in a nondiscriminatory manner, Landlord shall not be responsible to Tenant for the nonperformance of any of said Rules and Regulations by or otherwise with respect to the acts or omissions of any other tenants or occupants of the Real Property.

     1. Tenant shall not alter any lock or install any new or additional locks or bolts on any doors or windows of the Premises without obtaining Landlord's prior written consent. Tenant shall bear the cost of any lock changes or repairs required by Tenant. Two keys will be furnished by Landlord for the Premises, and any additional keys required by Tenant must be obtained from Landlord at Landlord's Actual Cost.

     2. All doors opening to public corridors, except for the main entryway to the Premises, shall be kept closed at all times except for normal ingress and egress to the Premises.

     3. Landlord reserves the right to close and keep locked all entrance and exit doors of the Building during such hours as are customary for Comparable Buildings provided that Tenant shall at all times have access to the Building, subject to Landlord's reasonable security rules and regulations. Tenant, its employees and agents must be sure that the doors to the Building are securely closed and locked when leaving the Premises if it is after the normal hours of business for the Building. Tenant, its employees, agents or any other persons entering or leaving the Building at any time when it is so locked, or any time when it is considered to be after normal business hours for the Building, may be required to sign the Building register. Access to the Building may be refused unless the person seeking access has proper identification or has a previously arranged pass for access to the Building. Landlord and its agents shall in no case be liable for damages for any error with regard to the admission to or exclusion from the Building of any person. In case of invasion, mob, riot, public excitement, or other commotion, Landlord reserves the right to prevent access to the Building or the Real Property during the continuance thereof by any means it deems appropriate for the safety and protection of life and property.

     4. All moving activity into or out of the Building shall be scheduled with Landlord and done only at such time and in such manner as Landlord designates. Landlord shall have the right to prescribe the weight, size and position of all safes and other heavy property brought into the Building and also the times and manner of moving the same in and out of the Building. Safes and other heavy objects shall, if considered necessary by Landlord, stand on supports of such thickness as is necessary to properly distribute the weight. Landlord will not be responsible for loss of or damage to any such safe or property in any case. Any damage to any part of the Building, its contents, occupants or visitors by moving or maintaining any such safe or other property shall be the sole responsibility and expense of Tenant.

     5. No furniture, packages, supplies, eguipment or merchandise will be received in the Building or carried up or down in the elevators, except between such hours and in such specific elevator as shall be designated by Landlord.

     6. he requirements of Tenant will be attended to only upon application at the management office for the Real Property or at such office location designated by Landlord. Employees of Landlord shall not perform any work or do anything outside their regular duties unless under special instructions from Landlord.

     7. Tenant shall not disturb, solicit, or canvass any occupant of the Real Property and shall cooperate with Landlord and its-agents of Landlord to prevent the same.

     8. The toilet rooms, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed, and no foreign substance of any kind whatsoever shall be thrown therein. The expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the tenant who, or whose employees or agents, shall have caused it..

     9. Tenant shall not overload the floor of the Premises, nor, except for customary office decorations, mark, drive nails or screws, or drill into the partitions, woodwork or plaster or in any way deface the Premises or any part thereof without Landlord's prior written consent.

     10. Except for vending machines intended for the sole use of Tenant's employees and invitees, no vending machine or machines other than fractional horsepower office machines shall be installed, maintained or operated upon the Premises without the written consent of Landlord.

     11. Tenant shall not use or keep in or on the Premises, the Building, or the Real Property any kerosene, gasoline or other inflammable or combustible fluid or material. Tenant shall provide material safety data sheets for any Hazardous Material used or kept on the Premises.

     12. Tenant shall not without the prior written consent of Landlord use any method of heating or air conditioning other than that supplied by Landlord.

     13. Tenant shall not use, keep or permit to be used or kept, any foul or noxious gas or substance in or on the Premises, or permit or allow the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Real Property by reason of noise, odors, or vibrations, or interfere in any way with other tenants or those having business therein.

     14. Tenant shall not bring into or keep within the Real Property, the Building or the Premises any animals, birds, bicycles or other vehicles.

     15. No cooking shall be done or permitted on the Premises, nor shall the Premises be used for the storage of merchandise, for lodging or for any improper, objectionable or immoral purposes. Notwithstanding the foregoing, Underwriters' laboratory-approved equipment and microwave ovens may be used in the Premises for heating food and brewing coffee, tea, hot chocolate and similar beverages for employees and visitors, provided that such use is in accordance with all applicable federal, state and city laws, codes, ordinances, rules and regulations.

     16. Landlord will approve where and how telephone and telegraph wires are to be introduced to the Premises. No boring or cutting for wires shall be allowed without the consent of Landlord. The location of telephone, call boxes and other office equipment affixed to the Premises shall be subject to the approval of Landlord.

     17. Landlord reserves the right to exclude or expel from the Real Property any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs, or who shall in any manner do any act in violation of any of these Rules and Regulations.

     18. Tenant, its employees and agents shall not loiter in or on the entrances, corridors, sidewalks, lobbies, halls, stairways, elevators, or any common areas of the Building for the purpose of smoking tobacco products or for any other purpose, nor in any way obstruct such areas, and shall use them only as a means of ingress and egress for the Premises.

     19. Tenant shall not waste electricity, water or air conditioning and agrees to cooperate fully with Landlord to ensure the most effective operation of the Building's heating and air conditioning system, and shall refrain from attempting to adjust any controls.

     20. Tenant shall store all its trash and garbage within the interior of the Premises or in places in the Building designated or approved by Landlord for the storage of trash or garbage. No material shall be placed in the trash boxes or receptacles if such material is of such nature that it may not be disposed of in the ordinary and customary manner of removing and disposing of trash in the vicinity of the Building without violation of any law or ordinance governing such disposal. All trash, garbage and refuse disposal shall be made only through entryways and elevators provided for such purposes at such times as Landlord shall designate. If the Premises is or becomes infested with vermin as a result of the use or any misuse or neglect of the Premises by Tenant, its agents, servants, employees, contractors, visitors or licensees, Tenant shall forthwith, at Tenant's expense, cause the Premises to be exterminated from time to time, to the satisfaction of Landlord and shall employ such licensed exterminators as shall be approved in writing in advance by Landlord.

     21. Tenant shall comply with all safety, fire protection and evacuation procedures and regulations established by Landlord or any governmental agency.

     22. Tenant shall assume any and all responsibility for protecting the Premises from theft, robbery and pilferage, which includes keeping doors locked and other means of entry to the Premises closed.

     23. No awnings or other projection shall be attached to the outside walls of the Building without the prior written consent of Landlord. No curtains, blinds, shades or screens shall be attached to or hung in, or used in connection with, any window or door of the Premises without the prior written consent of Landlord. Tenant shall be responsible for any damage to the window film on the exterior windows of the Premises and shall promptly repair any such damage at Tenant's sole cost and expense. Tenant shall keep its window coverings closed during any period of the day when the sun is shining directly on the windows of the Premises. Prior to leaving the Premises for the day, Tenant shall draw or lower window coverings and extinguish all lights. All electrical ceiling fixtures hung in offices or spaces along the perimeter of the Building must be fluorescent and/or of a quality, type, design and bulb color approved by Landlord.

     24. The sashes, sash doors, skylights, windows, and doors that reflect or admit light and air into the halls, passageways or other public places in the Building shall not be covered or obstructed by Tenant, nor shall any bottles, parcels or other articles be placed on the window sills to the extent the same can be seen from outside of the Building as reasonably determined by Landlord.

     25. Tenant must comply with reasonable requests by Landlord concerning the informing of their employees of items of importance to Landlord.

     26. Tenant shall not use in any space or in the public halls of the Building any hand trucks except those equipped with rubber tires and side guards or such other material-handling equipment as Landlord may approve. Tenant shall not bring any other vehicles of any kind into the Building.

     27. Without the written consent of Landlord, Tenant shall not use the name of the Building in connection with or in promoting or advertising the business of Tenant except as Tenant's address.

     28. Tenant shall not purchase spring water, towels, janitorial or maintenance or other similar services from any company or persons not approved by Landlord. Landlord shall approve a sufficient number of sources of such services to provide Tenant with a reasonable selection, but only in such instances and to such extent as Landlord in its judgment shall consider consistent with the security and proper operation of the Building.

     29. Tenant shall install and maintain, at Tenant's sole cost and expense, an adequate, visibly marked and properly operational fire extinguisher next to any duplicating or photocopying machines or similar heat producing equipment, which may or may not contain combustible material, in the Premises.

     30. No smoking is allowed in the Building.

     31. Tenant shall secure its furniture, fixtures and equipment in the Premises so as to protect them from damage in an earthquake.

     Landlord reserves the right at any time to change or rescind any one or more of these Rules and Regulations, or to make such other and further reasonable Rules and Regulations as in Landlord's judgment may from time to time be reasonably necessary for the management, safety, care and cleanliness of the Premises, Building, and the Real Property, and for the preservation of good order therein, as well as for the convenience of other occupants and tenants therein. Landlord may waive any one or more of these Rules and Regulations for the benefit of any particular tenants, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of any other tenant, nor prevent Landlord from thereafter enforcing any such Rules or Regulations against any or all tenants of the Real Property. Tenant shall be deemed to have read these Rules and Regulations and to have agreed to abide by them as a condition of its occupancy of the Premises. To the extent of any inconsistency between these Rules and Regulations and the terms and conditions of the Lease, the terms and conditions of the Lease shall prevail. Landlord agrees that the Rules and Regulations shall not be unreasonably modified or enforced in a manner which will unreasonably interfere with the normal and customary conduct of Tenant's business.

                                    EXHIBIT C

                                   AT&T CENTER

                           NOTICE OF LEASE TERM DATES

Date:
      ----------------------------------------

TO
      ----------------------------------------

      ----------------------------------------

      ----------------------------------------

      ----------------------------------------

     Re: Office Lease dated                        , 19      between MITSUI
                            -----------------------    -----
FUDOSAN (U.S.A.), INC., a California corporation ("Landlord"), and
                          , a                             ("Tenant") concerning
--------------------------     --------------------------
Suite                      on floor(s)                 of the office
       -------------------             --------------
building located at 611 West Sixth Street, Los Angeles, California 90017

     Gentlemen:

     In accordance with the Office Lease (the "Lease"), we wish to advise you and/or confirm as follows:

     1. The Lease Term shall commence on or has commenced on
                                 for a term of
     ---------------------------               -------------------------------
     ending on
               ----------------------

     2 . Rent commenced to accrue on                                    , in
                                     -----------------------------------
 the amount of                           .
               --------------------------

     3 . If the Lease Commencement Date is other than the first day of the month, the first billing will contain a pro rata adjustment. Each billing thereafter, with the exception of the final billing, shall be for the full amount of the monthly- installment as provided for in the Lease.

     4. Your rent checks should be made payable to
                                                   ----------------------------
                        at
     ------   ---------    --------   --------   --------

     5. The exact number of rentable square feet within the Premises is 16,089 square feet.

     6. Tenant's Share is 2.249%.

                                         "Landlord":

                                         MITSUI FUDOSAN (U.S.A.), INC., a
                                         California corporation


                                         By:
                                             -----------------------------------

                                         Its:
                                             -----------------------------------


Agreed to and Accepted as of
                   19
------------------   -------

" Tenant":
                                 , a
---------------------------------


By:
    ----------------------------------

Its:,
      --------------------------------

                                    EXHIBIT D

                                   AT&T CENTER

                               TENANT WORK LETTER

     This Tenant Work Letter shall set forth the terms and conditions relating to the construction of the tenant improvements in the Premises. This Tenant Work Letter is essentially organized chronologically and addresses the issues of the construction of the Premises, in sequence, as such issues will arise during the actual construction of the Premises. All references in this Tenant Work Letter to Articles or Sections of "the Lease" shall mean the relevant portion of Articles 1 through 29 of the Office Lease to which this Tenant Work Letter is attached as Exhibit D and of which this Tenant Work Letter forms a part, and all references in this Tenant Work Letter to Sections of "this Tenant Work Letter" shall mean the relevant portion of Sections 1 through 6 of this Tenant Work Letter.

SECTION 1 LANDLORD'S INITIAL

CONSTRUCTION IN THE PREMISES

     1.1 Base Building. Landlord has constructed, at its sole cost and expense, the base building (i) of the Premises and (ii) of the floor of the Building on which the Premises is located (collectively, the "Base Building"). The Base Building shall include only the items currently in place in the Premises. Landlord shall also perform the following work ("Landlord's Work"), at its sole cost and expense, in the Premises:

          (a) Demolish and/or remove the currently existing tenant improvements in each portion of the Premises other than the restrooms, including without limitation the removal of the vault currently located in the Premises; and

          (b) Any work required by any applicable governmental entity for the restrooms located on the twelfth (12th) floor of the Building to comply with the provisions of the Americans with Disabilities Act of 1990 ("ADA") applicable to such restrooms as of the date of the Lease. Notwithstanding the foregoing, Tenant acknowledges that the agencies responsible for establishing and administering ADA compliance issues may provide Landlord with certain variances in the event that Landlord compliance with the ADA would create a hardship for Landlord. In this regard, Landlord's references to its agreement to comply with ADA in this Tenant Work Letter and/or in the Lease includes any variances that may be granted by the agencies responsible for establishing and administering ADA compliance issues. Tenant acknowledges that except for Landlord's obligation with respect to code-compliance set forth in this Section l.l(b), Tenant shall be liable, at its sole cost and expense, for any code-compliance work on the twelfth (12th) floor necessitated by, or required in connection with, the construction of the Tenant Improvements.

          Tenant acknowledges and agrees that, although the demolition and removal work described in (a) above must be performed by Landlord before the Premises are delivered to Tenant for the commencement of its tenant improvement work therein, Landlord may perform any work that may be required pursuant to (b) above during Tenant's construction of the Tenant Improvements, and both Landlord and Tenant agree that they will cooperate so as to allow Landlord to perform any such work in the most efficient and cost-effective manner and with as little interference with the construction of the Tenant Improvements as reasonably possible.

     1.2 Condition of Premises. Except for Landlord's Work described in Section
1.1 above and except for the Tenant Improvements (as such term is defined in Section 2.1 below) to be constructed pursuant to this Tenant Work Letter and except for latent defects (to the extent such defects actually interfere with Tenant's quiet enjoyment of the Building and/or the Premises), Tenant accepts the Premises in its "as-is" condition and acknowledges that it has had an opportunity to inspect the Premises prior to signing the Lease and this Tenant Work Letter.

SECTION 2 TENANT IMPROVEMENTS

     2.1 Tenant Improvement Allowance. Tenant, shall be entitled to a one-time tenant improvement allowance (the "Tenant Improvement Allowance") in the total amount of Five Hundred Forty- Seven Thousand Twenty-Six and 00/100 Dollars ($547,026.00) (i.e. $34.00 per rentable square foot of the Premises) for the costs relating to the initial design and construction of Tenant's improvements which are permanently affixed to the Premises including without limitation, the Equipment and the Generator, as such terms are defined in Section 6.4 of the Lease and any of the conduit or fuel lines described in Section 6.5 or Section
6.6 of the Lease (the "Tenant Improvements"). In no event shall Landlord be obligated to make disbursements pursuant to this Tenant Work Letter in a total amount which exceeds the Tenant Improvement Allowance. Notwithstanding anything to the contrary set forth above. Tenant may also use up to Eighty Thousand and 00/100 Dollars ($80,000.00) of the Tenant Improvement Allowance for any so-called "soft costs" relating to Tenant's occupancy of and move into the Premises. For purposes of this Tenant Work Letter, "soft costs" shall mean costs associated with (i) acquiring and/or connecting computers for the Premises, (ii) Tenant's move into the Premises, (iii) acquiring any furniture, fixtures or equipment (including without limitation the telephone system) for the Premises,
(iv) signage, (v) legal fees, (vi) fees of any consultants employed by Tenant in connection with the construction of and/or the move into the Premises, (vii) stationary and (viii) any other relocation related use desired by Tenant. The items set forth in the preceding sentence and in the first sentence of this Section 2.1 are hereinafter sometimes referred to as the "Tenant Improvement Allowance Items." Furthermore to the extent that any portion of the Tenant Improvement Allowance is not utilized for the purposes set forth above then the amount of the unutilized portion of the Tenant Improvement Allowance shall be credited against the Rent first payable by Tenant under the Lease.

     2.2 Disbursement of the Tenant Improvement Allowance. During the construction of the Tenant Improvements, Landlord shall make monthly disbursements of the Tenant Improvement Allowance for Tenant Improvement Allowance Items for the benefit of Tenant and shall authorize the release of monies for the benefit of Tenant as follows:.

          2.2.1 Monthly Disbursements. During the construction of the Tenant Improvements Tenant shall deliver to Landlord each month: (i) a request for payment of the "Contractor," as that term is defined in Section 4.1.1 of this Tenant Work Letter, approved by Tenant, in a form to be provided by Landlord, showing the schedule, by trade, of percentage of completion of the Tenant Improvements in the Premises, detailing the portion of the work completed and the portion not completed; (ii) invoices from all of "Tenant's Agents," as that term is defined in Section 4.1.2 of this Tenant Work Letter, for labor rendered and materials delivered to the Premises; (iii) executed mechanic's lien releases from all of Tenant's Agents which shall comply with the appropriate provisions, as reasonably determined by Landlord, of California Civil Code Section 3262
(d); and (iv) all other information reasonably requested by Landlord. Tenant's request for payment shall be deemed Tenant's acceptance and approval of the work furnished and/or the materials supplied as set forth in Tenant's payment request. Thereafter, Landlord shall deliver a check to Tenant made payable to Tenant in payment of the lesser of: (A) the amounts so requested by Tenant, as set forth in this Section 2.2.1, above, less a ten percent (10%) retention (the aggregate amount of such retentions to be known as the "Final Retention"), and
(B) the balance of any remaining available portion of the Tenant Improvement Allowance (not including the Final Retention), provided that Landlord does not dispute any request for payment based on non-compliance of any work with the "Approved Working Drawings," as that term is defined in Section 3.4 below, or due to any substandard work, or for any other reason. Landlord's payment of such amounts shall not be deemed Landlord's approval or acceptance of the work furnished or materials supplied as set forth in Tenant's payment request. If Landlord receives any such request for payment and all other such required items by the twenty-fifth (25th) day of any calendar month, and if all or any portion thereof is found to be accurate after review by Landlord, then Landlord shall pay to Tenant prior to the twenty-fifth (25th) day of the calendar month following the month of such receipt, the portion of the costs and expenses set forth on such request for payment which Landlord found to be accurate after such review.

          2.2.2 Final Retention. Subject to the provisions of this Tenant Work Letter, a check for the Final Retention payable to Tenant shall be delivered by Landlord to Tenant following the completion of construction of the Premises, provided that (i) Tenant delivers to Landlord properly executed mechanic's lien releases in compliance with both California Civil Code Section 3262(d)(2) and either Section 3262(d)(3) or Section 3262(d)(4), (ii) Landlord has determined that no substandard work exists which adversely affects the mechanical, electrical, plumbing, heating, ventilating and air conditioning, life-safety or other systems of the Building, the curtain wall of the Building, the structure or exterior appearance of the Building, or any other tenant's use of such other tenant's leased premises in the Building and (iii) Architect delivers to Landlord a certificate, in a form reasonably acceptable to Landlord, certifying that the construction of the Tenant Improvements in the Premises has been substantially completed.

          2.2.3 Other Terms. Landlord shall only be obligated to make disbursements from the Tenant Improvement Allowance to the extent costs are incurred by Tenant for Tenant Improvement Allowance Items. Landlord shall not charge any fee for supervision and/or overhead associated with the construction of the Tenant Improvements and, furthermore, Tenant shall not be charged for the use of elevators, access to loading docks, utilities or temporary HVAC for the general contractor, subcontractors, architect or engineers during Building Hours (as such term is defined in Section 6.1.1 of the Lease) during the construction of the Tenant Improvements or Tenant's move into the Premises, it being agreed and understood however that Landlord will not provide free parking for any of such persons.

     2.3 Standard Tenant Improvement Package. Landlord has established specifications (the "Specifications") for the Building standard components to be used in the construction of the Tenant Improvements in the Premises (collectively, the "Standard Improvement Package"), which Specifications, in the form of Landlord's Tenant Improvement Manual, which shall be supplied to Tenant by Landlord upon Tenant's request. The quality of Tenant Improvements shall be equal to or of greater quality than the quality of the Specifications, provided that Landlord may, at Landlord's option, require the Tenant Improvements to comply with certain Specifications. Landlord may make changes to the Specifications for the Standard Improvement Package from time to time; provided, however, that no such changes made by Landlord after Landlord's approval of the Final Space Plan (as such term is defined in Section 3.2 of this Tenant Work Letter) shall be applicable to the Tenant Improvements.

SECTION 3 CONSTRUCTION DRAWINGS

     3.1 Selection of Architect/Construction Drawings. Tenant shall retain an architect/space planner designated by Tenant and reasonably pre~approved by Landlord (the "Architect") to prepare the "Construction Drawings, " as that term is defined in this Section 3.1. Tenant shall retain the engineering consultants designated by Landlord (the "Engineers") to prepare all plans and engineering working drawings relating to the structural, mechanical, electrical, plumbing, HVAC, life-safety, and sprinkler work of the Tenant Improvements. In order to maintain the Base Building warranties and to incorporate Tenant's life safety systems into the Base Building life safety systems, it is recommended that Tenant use the Base Building subcontractors for any electrical, life safety, HVAC and building controls work installed during the construction of the Tenant Improvements. If Tenant selects a subcontractor other than the Base Building subcontractor for any of the above work, Landlord shall have the right to hire the Base Building subcontractor or any other consultant to review Tenant's subcontractor's work for conformance with the design and specifications of such work, with all applicable codes, and with the Base Building design and specifications, and the costs of such review shall be at Tenant's expense. The plans and drawings to be prepared by Architect and the Engineers hereunder shall be known collectively as the "Construction Drawings." All Construction Drawings shall comply with the drawing format and specifications as determined by Landlord, and shall be subject to Landlord's approval, which Construction Drawings shall contain the information listed on Schedule 1, attached hereto. Tenant and Architect shall verify, in the field, the dimensions and conditions as shown on the relevant portions of the Base Building Plans, and Tenant and Architect shall, except for those conditions which are not readily apparent and/or discoverable by a reasonable inspection of the Premises, be solely responsible for the same, and Landlord shall have no responsibility in connection therewith, except to the extent that Landlord has specifically requested a modification to the Construction Drawings as a condition to Landlord's approval of the Construction Drawings. Landlord's review of the Construction Drawings as set forth in this Section 3, shall be for its sole purpose and shall not imply Landlord's review of the same, or obligate Landlord to review the same, for quality, design, Code compliance or other like matters. Accordingly, notwithstanding that any Construction Drawings are reviewed by Landlord or its space planner, architect, engineers and consultants, and notwithstanding any advice or assistance which may be rendered to Tenant by Landlord or Landlord's space planner, architect, engineers, and consultants, Landlord shall have no liability whatsoever in connection therewith and shall not be responsible for any omissions or errors contained in the Construction Drawings.

     3.2 Final Space Plan. Tenant and the Architect shall prepare the final space plan for the Tenant Improvements in the Premises (collectively, the "Final Space Plan"), which Final Space Plan shall include a layout and designation of all offices, rooms and other partitioning, their intended use, and equipment to be contained therein, and of the Equipment and Generator described in Section
6.4 of the Lease, the Electrical Conduit and Fuel Lines described in Section 6.5 of the Lease and the Basement Conduit described in Section 6.6 of the Lease and shall deliver the Final Space Plan to Landlord for Landlord's approval. Landlord shall, within five (5) business days after Landlord's receipt of the Final Space Plan, (i) approve the Final Space Plan, (ii) approve the Final Space Plan subject to specified conditions to be complied with when the Final Working Drawings are submitted by Tenant to Landlord, or (iii) disapprove the Final Space Plan for a Design Problem and return the same to Tenant with requested revisions; provided, however, that Landlord shall only disapprove the Final Space Plan for reasonable and material reasons, such as (a) an adverse effect on the structural integrity of the Building; (b) non-compliance with Code; (c) an adverse effect on the systems and equipment of the Building; or (d) an effect on the exterior appearance of the Building (individually or collectively, a "Design Problem")- If Landlord disapproves the Final Space Plan, Tenant shall resubmit the Final Space Plan to Landlord within five (5) business days after Tenant's receipt of Landlord's disapproval, and Landlord shall approve or disapprove of the resubmitted Final Space Plan, based upon the criteria set forth in this
Section 3.2, within five (5) business days after Landlord receives such resubmitted Final Space Plan. Landlord's failure to respond within the time periods set forth herein shall be deemed Landlord's approval.

     3.3 Final Working Drawings. After the Final Space Plan has been approved by Landlord, Tenant shall supply the Engineers with a complete listing of standard and non-standard equipment and specifications, including, without limitation, B.T.U. calculations, electrical requirements and special electrical receptacle requirements for the Premises, to enable the Engineers and the Architect to complete the "Final Working Drawings" (as that term is defined below) in the manner as set forth below. Upon the approval of the Final Space Plan by Landlord and Tenant, Tenant, the Architect and the Engineers shall promptly complete the architectural and engineering drawings for the Premises, and the final architectural working drawings in a form which is complete to allow subcontractors to bid on the work and to obtain all applicable permits (collectively, the "Final Working Drawings") and shall submit the same to Landlord for Landlord's approval. Landlord shall, within five (5) business days after Landlord's receipt of the Final Working Drawings (i) approve the Final Working Drawings or (ii) disapprove the Final Working Drawings for a Design Problem (as defined in Section 3.2 above) and return the same to Tenant with requested revisions. If Landlord disapproves the Final Working Drawings, Tenant shall resubmit the Final Working Drawings to Landlord within five

(5) business days after Tenant's receipt of Landlord's disapproval and Landlord's shall approve of the resubmitted Final Working Drawings, based upon the criteria set forth in this Section 3.3, within five (5) business days after Landlord receives such resubmitted Final Working Drawings. Landlord's failure to respond within the time periods set forth herein shall be deemed Landlord's approval.

     3.4 Approved Working Drawings. The Final Working Drawings, shall be approved by Landlord (the "Approved Working Drawings") prior to the commencement of the construction of the Tenant Improvements by Tenant After approval by Landlord of the Final Working Drawings, Tenant shall immediately submit the Approved Working Drawings to the appropriate municipal authorities for all applicable building permits necessary to allow "Contractor, as that term is defined in Section 4.1.1, below, to commence and fully complete the construction of the Tenant Improvements. Tenant hereby agrees that neither Landlord nor Landlord's consultant shall be responsible for obtaining any building permit or certificate of occupancy for the Premises and that obtaining the same shall be Tenant's responsibility; provided, however, that Landlord shall cooperate with Tenant in executing permit applications and performing other ministerial acts reasonably necessary to enable Tenant to obtain any such permit or certificate of occupancy. In the event Tenant desires to change the Approved Working Drawings Tenant shall deliver notice (the "Drawing Change Notice") of the same to Landlord, setting forth in detail the changes (the "Tenant Change") Tenant desires to make to the Approved Working Drawings. Landlord shall, within five
(5) business days of receipt of a Drawing Change Notice related to a Tenant Change affecting the Building Structure or the Building Systems, and within three (3) business days of receipt of the Drawing Change Notice related to a Tenant Change which does not affect the Building Structure or Building Systems, either (i) approve the Tenant Change, or (ii) disapprove the Tenant Change and deliver a notice to Tenant specifying in detail the reasons for Landlord's disapproval; provided, however, that Landlord may only disapprove of the Tenant Change if the Tenant Change contains a Design Problem. Any additional costs which arise in connection with such Tenant Change shall be paid by Tenant; provided, however, that to the extent the Tenant Improvement Allowance has not been depleted, such payment shall be made out of the Tenant Improvement Allowance. Landlord's failure to respond within the time periods set forth herein shall be deemed Landlord's approval.

SECTION 4 CONSTRUCTION OF THE TENANT IMPROVEMENTS

     4.1 Tenant's Selection of Contractor.

          4.1.1 The Contractor- A general contractor ("Contractor") shall be retained by Tenant to construct the Tenant Improvements. The Contractor must have significant experience in the construction of high quality tenant improvements in first-class institutional quality office buildings in the central business district of downtown Los Angeles and shall be selected by Tenant, subject to Landlord's reasonable approval. The parties hereby agree that it shall be deemed to be reasonable under this Tenant Work Letter for Landlord to withhold approval of a proposed Contractor, without limitation as to other reasonable grounds for withholding approval, if the proposed Contractor does not have a favorable track record in the construction of tenant improvements with Landlord or its affiliates.

          4.1.2 Tenant's Agents. All subcontractors, laborers, materialmen, and suppliers used by Tenant (such subcontractors, laborers, materialmen, and suppliers, and the Contractor to be known collectively as "Tenant's Agents") must be approved in writing by Landlord, which approval shall not be unreasonably withheld or delayed If Landlord does not approve any of Tenant's proposed subcontractors, laborers, materialmen or suppliers, Tenant shall submit other proposed subcontractors, laborers, materialmen or suppliers for Landlord's written approval, which approval shall not be unreasonably withheld or delayed.

     4.2 Construction of Tenant Improvements by Tenant's Agents.

          4.2.1 Construction Contract; Cost Budget. Prior to Tenant's execution of the construction contract and general conditions with Contractor (the "Contract"), Tenant shall submit the Contract to Landlord for its approval, which approval shall not be unreasonably withheld or delayed. Prior to the commencement of the construction of the Tenant Improvements, and after Tenant has accepted all bids for the Tenant Improvements, Tenant shall provide Landlord with a detailed breakdown, by trade, of the final costs to be incurred or which have been incurred in connection with the design and construction of the Tenant Improvements to be performed by or at the direction of Tenant or the Contractor, which costs form a basis for the amount of the Contract (the "Final Costs"). Prior to the commencement of construction of the Tenant Improvements, Tenant shall supply Landlord with cash in an amount (the "Over-Allowance Amount") equal to the difference between the amount of. the Final Costs and the amount of the Tenant Improvement Allowance (less any portion thereof already disbursed by Landlord, or in the process of being disbursed by Landlord, on or before the commencement of construction of the Tenant Improvements). The Over-Allowance Amount shall be disbursed by Landlord prior to the disbursement of any of the then remaining portion of the Tenant Improvement Allowance, and such disbursement shall be-pursuant to the same procedure as the Tenant Improvement Allowance as outlined in Section 2.2 of this Tenant Work Letter. In the event that, after the Final Costs have been delivered by Tenant to Landlord, the costs relating to the design and construction of the Tenant Improvements shall change, any additional costs necessary to such design and construction in excess of the Final Costs, shall be paid by Tenant to Landlord immediately as an addition to the Over-Allowance Amount or at Landlord's option, Tenant shall make payments for such additional costs out of its own funds, but Tenant shall continue to provide Landlord with the documents described in Section 2.2.1 (i), (ii), (iii) and (iv) of this Tenant Work Letter, above, for Landlord's approval, prior to Tenant paying such costs.

          4.2.2 Tenant's Agents.

               4.2.2.1 Landlord's General Conditions for Tenant's Agents and Tenant Improvement Work. Tenant's and Tenant's Agent's construction of the Tenant Improvements shall comply with the following: (i) the Tenant Improvements shall be constructed in strict accordance with the Approved Working Drawings;
(ii) Tenant's Agents shall submit schedules of all work relating to the Tenant Improvements to Contractor and Contractor shall, within five (5) business days of receipt thereof, inform Tenant's Agents of any changes which are necessary thereto, and Tenant's Agents shall adhere to such corrected schedule; and (iii) Tenant shall abide by all rules made by Landlord's Building manager with respect to the use of freight, loading dock and service elevators, storage of materials, coordination of work with the contractors of other tenants, and any other matter in connection with this Tenant Work Letter, including, without limitation, the construction of the Tenant Improvements.

               4.2.2.2 Indemnity. Tenant's indemnity of Landlord as set forth in
Section 10.1 of the Lease shall also apply with respect to any and all costs, losses, damages, injuries and liabilities related in any way to any act or omission of Tenant or Tenant's Agents, or anyone directly or indirectly employed by any of them, or in connection with Tenant's nonpayment of any amount arising out of the Tenant Improvements and/or Tenant's disapproval of all or any portion of any request for payment. Such indemnity by Tenant, as set forth in Section
10.1 of the Lease, shall also apply with respect to any and all costs, losses, damages, injuries and liabilities related in any way to Landlord's performance of any ministerial acts reasonably necessary (i) to permit Tenant to complete the Tenant Improvements, and (ii) to enable Tenant to obtain any building permit or certificate of occupancy for the Premises.

               4.2.2.3 Requirements of Tenant's Agents. Each of Tenant's Agents shall guarantee to Tenant and for the benefit of Landlord that the portion of the Tenant Improvements for which it is responsible shall be free from any defects in workmanship and materials for a period of not less than one (1) year from the date of completion thereof. Each of Tenant's Agents shall be responsible for the replacement or repair, without additional charge, of all work done or furnished in accordance with its contract that shall become defective within one (1) year after the later to occur of (i) completion of the work performed by such contractor or subcontractors and (ii) the Lease Commencement Date. The correction of such work shall include, without additional charge, all additional expenses and damages incurred in connection with such removal or replacement of all or any part of the Tenant Improvements, and/or the Building and/or common areas that may be damaged or disturbed thereby. All such warranties or guarantees as to materials or workmanship of or with respect to the Tenant Improvements shall be contained in the Contract or subcontract and shall be written such that such guarantees or warranties shall inure to the benefit of both Landlord and Tenant, as their respective interests may appear, and can be directly enforced by either. Tenant covenants to give to Landlord any assignment or other assurances which may be necessary to effect such right of direct enforcement.

               4.2.2.4 Insurance Requirements.

                    4.2.2.4.1 General Coverages. All of Tenant's Agents shall carry worker's compensation insurance covering all of their respective employees, and shall also carry public liability insurance, including property damage, all with limits, in form and with companies as are required to be carried by Tenant as set forth in Article 10 of the Lease.

                    4.2.2.4.2 Special Coverages. Tenant shall carry "Builder's All Risk" insurance in an amount approved by Landlord covering the construction of the Tenant Improvements, and such other Insurance as Landlord may require, it being understood and agreed that the Tenant Improvements shall be insured by Tenant pursuant to Article 10 of the Lease immediately upon completion thereof. Such insurance shall be in amounts and shall include such extended coverage endorsements as may be reasonably required by Landlord including, but not limited to, the requirement that all of Tenant's Agents shall carry excess liability and Products and Completed Operation Coverage insurance, each in amounts not less than Five Hundred Thousand Dollars ($500,000.00) per incident. One Million Dollars ($1,000,000.00) In aggregate, and in form and with companies as are required to be carried by Tenant as set forth in Article 10 of the Lease.

                    4.2.2.4.3 General Terms. Certificates for all insurance carried pursuant to this Section 4.2.2.4 shall be delivered to Landlord before the commencement of construction of the Tenant Improvements and before the Contractor's equipment is moved onto the site. All such policies of insurance must contain a provision that the company writing said policy will give Landlord thirty (30) days prior written notice of any cancellation or lapse of the effective date or any reduction in the amounts of such insurance. In the event that the Tenant Improvements are damaged by any cause during the course of the construction thereof, Tenant shall immediately repair the same at Tenant's sole cost and expense. Tenant's Agents shall maintain all of the foregoing insurance coverage in force until the Tenant Improvements are fully completed and accepted by Landlord. All policies carried under this Section 4.2.2.4 shall insure Landlord and Tenant, as their interests may appear, as well as Contractor and Tenant's Agents. All insurance, except Workers' Compensation, maintained by Tenant's Agents shall preclude subrogation claims by the insurer against anyone insured thereunder. Such insurance shall provide that it is primary insurance as respects the Landlord and that any other insurance maintained by Landlord is excess and noncontributing with the insurance required hereunder. The requirements for the foregoing insurance shall not derogate from the provisions for indemnification of Landlord by Tenant under Section 4.2.2.2 of this Tenant Work Letter. Landlord may, in its discretion, require Tenant to obtain a lien and completion bond or some alternate form of security satisfactory to Landlord in an amount sufficient to ensure the lien-free completion of the Tenant Improvements and naming Landlord as a co-obligee.

          4.2.3 Governmental Compliance. The Tenant Improvements shall comply in all respects with the following: (i) the Code and other state, federal, city or quasi-governmental laws, codes, ordinances and regulations, as each may apply according to the rulings of the controlling public official, agent or other person; (ii) applicable standards of the American Insurance Association formerly, the National Board of Fire Underwriters) and the National Electrical Code; and (iii) building material manufacturer's specifications.

          4.2.4 Inspection by Landlord. Landlord shall have the right to inspect the Tenant Improvements at all times, provided however, that Landlord's failure to inspect the Tenant Improvements shall in no event constitute a waiver of any of Landlord's rights hereunder nor shall Landlord's inspection of the Tenant Improvements constitute Landlord's approval of the same. Should Landlord disapprove any portion of the Tenant Improvements, Landlord shall notify Tenant in writing of such disapproval and shall specify the items disapproved. Any defects or deviations in, and/or disapproval by Landlord of, the Tenant Improvements shall be rectified by Tenant at no expense to Landlord, provided however, that in the event Landlord determines that a defect or deviation exists or disapproves of any matter in connection with any portion of the Tenant Improvements and such defect, deviation or matter might adversely affect the mechanical, electrical, plumbing, heating, ventilating and air conditioning or life-safety systems of the Building, the structure or exterior appearance of the Building or any other tenant's use of such other tenant's leased premises, Landlord may, take such action as Landlord deems necessary, at Tenant's expense and without incurring any liability on Landlord's part, to correct any such defect, deviation and/or matter, including, without limitation, causing the cessation of performance of the construction of the Tenant Improvements until such time as the | defect, deviation and/or matter is corrected to Landlord's satisfaction.

          4.2.5 Meetings. Commencing upon the execution of the' Lease, Tenant shall hold weekly meetings at a reasonable time, with the Architect and the Contractor regarding the progress of the preparation of Construction Drawings and the construction of the Tenant Improvements, which meetings shall be held at a location designated by Landlord, and Landlord and/or its agents shall receive prior notice of, and shall have the right to attend, all such meetings, and, upon Landlord's request, certain of Tenant's Agents shall attend such meetings. In addition, minutes shall be taken at all such meetings, a copy of which minutes shall be promptly delivered to Landlord. One (1) such meeting each month shall include the review of Contractor's current request for payment.

     4.3 Notice of Completion; Copy of Record Set of Plans. Within ten (10) days after completion of construction of the Tenant Improvements, Tenant shall cause a Notice of Completion to be recorded in the office of the Recorder of the County of Los Angeles in accordance with Section 3093 of the Civil Code of the State of California or any successor statute, and shall furnish a copy thereof to Landlord upon such recordation. If Tenant fails to do so, Landlord may execute and file the same on behalf of Tenant as Tenant's agent for such purpose, at Tenant's sole cost and expense. At the conclusion of construction,
(i) Tenant shall cause the Architect and Contractor (A) to update the Approved Working Drawings as necessary to reflect all changes made to the Approved Working Drawings during the course of construction, (B) to certify to the best of their knowledge that the "record-set" of mylar as-built drawings are true and correct, which certification shall survive the expiration or termination of the Lease, and (C) to deliver to Landlord two (2) sets of copies of such record set of drawings within ninety (90) days following issuance of a certificate of occupancy for the Premises, and (ii) Tenant shall deliver to Landlord a copy of all warranties, guaranties, and operating manuals and information relating to the improvements, equipment, and systems in the Premises.

SECTION 5 MISCELLANEOUS

     5.1 Tenant's Representative. Tenant has designated Mr. Alan Kempton as its sole representative with respect to the matters set forth in this Tenant Work Letter, who, until further notice to Landlord, shall have full authority and responsibility to act on behalf of the Tenant as required in this Tenant Work Letter.

     5.2 Landlord's Representative. Landlord has designated Mr. Joseph Tupy, as its sole representative with respect to the ' matters set forth in this Tenant Work Letter, who, until further notice to Tenant, shall have full authority and responsibility to act on behalf of the Landlord as required in this Tenant Work Letter.

     5.3 Tenant's Agents. All subcontractors, laborers, materialmen, and suppliers retained directly by Tenant shall conduct their activities in and around the Premises, Building and the Real Property in a harmonious relationship with all other subcontractors, laborers, materialmen and suppliers at the Premises, Building and Real Property.

     5.4 Time of the Essence in This Tenant Work Letter. Unless otherwise indicated, all references herein to a "number of days" shall mean and refer to calendar days. If any item requiring approval is timely disapproved by Landlord, the procedure for preparation of the document and approval thereof shall be repeated until the document is approved by Landlord.

     5.5 Tenant's Lease Default. Notwithstanding any provision to the contrary contained in the Lease, if an Event of Default as described in Section 19.1 of the Lease which is either a monetary default or a material non-monetary default, or a default by Tenant under this Tenant Work Letter, has occurred at any time on or before the Substantial Completion of the Premises and, if Tenant has not made any payments required of it hereunder, then in addition to all other rights and remedies granted to Landlord pursuant to the Lease, Landlord shall have the right to withhold payment of all or any portion of the Tenant Improvement Allowance and/or Landlord may cause Contractor to cease the construction of the Premises (in which case, Tenant shall be responsible for any delay in the Substantial Completion of the Premises caused by such work stoppage as set forth in, and subject to the conditions of, Section 5 of this Tenant Work Letter).

     5.6 Freight Elevator Usage. Tenant shall have the right, subject to Landlord's reasonable scheduling, to use the freight elevator during Tenant's construction of the Tenant Improvements and move into the Premises. Any such usage by Tenant during Building Hours shall be at no cost to Tenant and any usage by Tenant during other than such Building Hours shall be charged to Tenant at Landlord's Actual Cost.

     5.7 Clean-Up Expenses. Landlord shall clean the Premises (i) prior to delivering the Premises to Tenant, and (ii) following Tenant's move into the Premises, including removal of all rubbish and debris. The cleaning referenced in item (ii) above shall leave the Premises clean in a manner consistent with the commencement of businesses from comparable premises in Comparable Buildings, such that Tenant may commence its business operations from the Premises immediately after Landlord completes such clean-up. The costs of any cleaning to be provided by Landlord pursuant to this Section 5.7 shall not be included in the Operating Expenses for the Building prior to Tenant's occupancy of the Premises.

     5.8 Bonding. Notwithstanding anything to the contrary set forth in the Lease, Tenant shall not be required to obtain or provide any completion or performance bond in connection with any tenant improvement work performed by or on behalf of Tenant.

     5.9 Certain Definitions

          5.9.1 Force Majeure Delays. A "Force Majeure Delay" shall, subject to the notice requirement set forth in Section 5.9.3 below, mean and refer to a period of delay or delays encountered by Landlord or Tenant affecting such party's work of construction of the Building and/or the Tenant Improvements, as applicable, or Tenant's installation of its furniture, fixtures and/or equipment and/or its move into the Premises, as a result of delays due to: fire, earthquake, abnormal rains or other acts of God; acts of public enemy; rioting; insurrection; strikes, boycotts or shortages of labor or materials for which no reasonable substitute exists; inability to obtain permits within the generally accepted time periods which exist on the date the Lease was executed for obtaining permits for tenant improvement work of a similar scale in the Comparable Buildings (other than as a result of Tenant's submission of nonpermittable plans) or any other cause beyond the reasonable control of such party; provided, however, with respect to delays encountered by Tenant, a Force Majeure Delay shall not be deemed to exist if the event which allegedly constitutes such Force Majeure Delay would not have delayed Landlord if Landlord had performed such work; provided further, however, with respect to delays encountered by Landlord, a Force Majeure Delay shall not be deemed to exist if the event which allegedly constitutes such Force Majeure Delay would not have delayed Tenant if Tenant had performed such work.

          5.9.2 Landlord Delays. The term "Landlord Delays" or "Delays Caused by Landlord," shall, subject to the notice requirement set forth in Section 5.9.3 below, mean any delays in the completion of the design and installation of the Tenant Improvements or Tenant's installation of its furniture, fixtures and/or equipment or Tenant's move into the Premises (collectively "Tenant Obligations") which are due to any act or omission of Landlord (wrongful, negligent or otherwise), its agents or contractors (including acts or omissions while acting as agent or contractor for Tenant). Landlord Delays shall include, but shall not be limited to: (a) delays in the giving of authorizations or approvals by Landlord; (b) delays due to the failure to act pursuant to a mutually agreed-upon schedule (whether willful, negligent or otherwise) by Landlord, its agents or contractors where such refusal to act delays the completion of the Tenant Obligations; (c) delays caused by Landlord giving Tenant incorrect or incomplete plans, specifications and/or information regarding the Base Building; (d) delays due to the interference of Landlord, its agents or contractors with the completion of the Tenant Obligations or the failure of any party thereof to permit Tenant, its agents and contractors, access to and use of the Building or any Building facilities or services (including loading docks, hoists, elevators) pursuant to a mutually agreed- upon schedule, which access and use are required for the orderly and continuous performance of the work necessary to complete the Tenant Obligations and (e) Landlord's failure to deliver possession of the Premises to Tenant on or before January 15, 1998 with that portion of Landlord's Work described in Section 1.1(a) above completed.

          5.9.3 Notice. Notwithstanding anything to the contrary set forth in Sections 5.9.1 or 5.9.2 above, no "Force Majeure Delay" or "Landlord Delay" shall be deemed to have occurred unless and until Tenant shall have provided to Landlord written notice, specifying the event which allegedly constitutes a Force Majeure Delay or a Landlord Delay, and Landlord shall have failed to remedy such event within one (1) business day after receipt of said notice.

                                    EXHIBIT E

                                   AT&T CENTER

                              ESTOPPEL CERTIFICATE

Date:
      --------------------------------------

To:
     ---------------------------------------
     ---------------------------------------
     ---------------------------------------
     ---------------------------------------

                                                               ("Tenant") hereby
     ---------------------------------------------------------
certifies as follows:

     1. The undersigned is the Tenant under that certain Office Lease dated
                , 19   (the "Lease"), executed by MITSUI FUDOSAN (U.S.A.), INC.,
----------------    --
a California corporation ("Landlord") as Landlord and the undersigned as Tenant, covering a portion of the property located at 611 West Sixth Street, Los Angeles, California 90017 (the "Property")

     2. Pursuant to the Lease, Tenant has leased approximately         square
                                                               -------
feet of space (the "Premises") at the Property. The term of the Lease commenced
on        , 19   and the expiration date of the Lease is               , 19  .
   -------    --                                         --------------    --
Tenant has paid rent through                   , 19  . The next rental payment
                             ------------------    --
in the amount of $              is due on               , 19  . Tenant is
                  -------------           --------------    --
required to pay        percent (   %) of all annual operating expenses for the
                ------          ---
Property in excess of            .
                      -----------

     3. Tenant is entitled to          parking spaces at a charge of
                              --------
$               per month per space.
 --------------

     4. The Lease provides for an option to extend the term of the Lease for years. The rental rate for such extension term is as follows:
                                                              ------------------

--------------------------------------------------------------------------------
                                                                       . Except
-----------------------------------------------------------------------
as expressly provided in the Lease, and other documents attached hereto, Tenant does not have any right or option to renew or extend the term of the Lease, to lease other space at the Property, nor any preferential right to purchase all or any part of the Premises or the Property.

     5. True, correct and complete copies of the Lease and all Amendments, modifications and supplements thereto are attached hereto and the Lease, as so amended, modified and supplemented, is in full force and effect, and represents the entire agreement between Tenant and Landlord with respect to the Premises and the Property. There are no amendments, modifications or supplements to the Lease, whether oral or written, except as follows (include the date of such amendment, modification or supplement):

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

     6. All space and improvements leased by Tenant have been completed and furnished in accordance with the provisions of the Lease, and Tenant has accepted and taken possession of the Premises.

     7. Landlord is not in any respect in default in the performance of the terms and provisions of the Lease. Tenant is not in any respect in default under the Lease and has not assigned, transferred or hypothecated the Lease or any interest therein or subleased all or any portion of the Premises.

     8. There are no offsets or credits against rentals payable under the Lease and no free periods or rental concessions have been granted to Tenant, except as follows:
         -----------------------------------------------------------------------

     9. Tenant has no actual or constructive knowledge of any processing use, storage, disposal, release or treatment of any hazardous or toxic materials or substances on the Premises or the Property except as follows (if none, state "none"):
         -----------------------------------------------------------------------

     This Certificate is given to
                                  ----------------------------------------------
with the understanding that                               will rely hereon in
                            -----------------------------
connection with the conveyance of the Property of which the Premises constitute
a part to                            . Following any such conveyance, Tenant
          ---------------------------
agrees that the Lease shall remain in full

Force and effect and shall bind and inure to the benefit of the          and its
                                                                --------
successor in interest as if no purchase had occurred.

DATED:          , 19   "TENANT"
       ---------    --

                                         ---------------------------------------
                                         ---------------------------------------

                [ATTACH LEASE AND AMENDMENTS TO THIS CERTIFICATE]

                                    EXHIBIT F

                                   AT&T CENTER

                          ASBESTOS DISCLOSURE STATEMENT

     1. Background Information. Structural steel fireproofing material and other building materials containing asbestos were widely used in construction from the 1950's through the mid-1970's. The Building was built before 1970 and certain asbestos-containing materials ("ACM") are located in the Building.

     2. Asbestos Survey. The Building has been surveyed and tested for ACM. The asbestos survey is performed once annually (the "Survey"). The Survey shows that the Building contains fireproofing and other materials that are ACM.

     The inspection and testing has identified ACM at the Building in the following locations: (a) fireproofing on structural portions of the ceiling above the acoustical ceiling tiles; (b) sprayed-on fireproofing on the structural portions of the ceiling above the hard ceiling of the restrooms on certain floors; (c) insulation wrapped around equipment and certain portions of the plumbing; and (d) sprayed-on fireproofing on the structural portions of the ceiling above the hard ceiling and behind the walls in the stairwells on all floors. The ACM fireproofing^is generally separated from Building occupants by walls and ceilings. The Survey involved testing only a sampling of building materials and the Building may contain ACM in areas other than as specifically identified in the surveys.

     3. O&M Program. Many asbestos consultants have concluded that presence of ACM does not, in itself, constitute a health hazard to Building occupants. It is the opinion of most consultants that only when ACM is damaged or eroded and asbestos fibers become airborne that they present a potential health hazard to building occupants. In order to avoid damaging or disturbing ACM in the Building and to encapsulate or remove damaged or eroded ACM which might release asbestos fibers into the air, the management of the Building has in place an asbestos management plan called the Operations and Maintenance Program for the Building prepared by Law/Crandall, Inc. (the "O&M Program").

     The O&M program has been designed by professional asbestos consultants. Members of the Building's engineering and maintenance personnel have been trained in the identification and control of ACM as prescribed by the O&M Program. In addition, the O&M Program involves periodic air monitoring by our professional asbestos consultants to make certain that the O&M Program is effectively controlling the ACM. Any activity by the Landlord which might cause the release of asbestos fibers into the air is carefully controlled and, as may become necessary during repair or renovation work, ACM will be removed under strict guidelines as set forth by our professional asbestos -consultants in the 0&M Program, and in compliance with applicable state and federal requirements.

     4. Information Regarding Exposure. The Landlord is not aware of any significant health risks associated with potential exposure to the levels of airborne asbestos as currently shown by the periodic air monitoring reports which have been prepared for the Building. However, as required by California Health and Safety Code Section 25915 et seq., we are informing you that asbestosis, lung cancer, and other rare types of cancer have been associated with exposure primarily in asbestos-related industries where workers handle or are otherwise exposed to high levels of airborne asbestos over a long period of time.

     5. Locations of ACM Materials. The locations of the ACM in the Building are described in detail in the Survey and the O&M Program. With respect to each individual floor in the Building, ACM is located generally in the areas described in Section 2, above.

     6. Availability of Survey and Reports. The Survey, the O&M Program, and the air monitoring reports (including sampling and laboratory procedures) are available for inspection and photocopying in the office of the Building during normal business hours.

     7. Notice Procedures for Construction Activities. Tenant must contact the Building manager prior to any activity conducted by Tenant or any contractor or service personnel which might disturb ACM in the Building. This notice procedure applies | ' primarily to any construction activity requiring opening up the drop-ceiling, including activities such as running telephone or electrical cables or working on air ducts or piping above the drop-ceiling. Moving, drilling, boring and otherwise disturbing the ACM may present a health risk and should not be attempted by any employee who has not been trained and qualified to handle ACM.

     8. Further Information. Any person who has specific concerns about the health effects of exposure to asbestos is urged to contact the County Health Department, the State Department of Health Services, the County Department of Health Services, or the state or federal Occupational Safety and Health Administration for more information. The Landlord recommends that any such person carefully review the Survey, O&M Program and reports that are available in the management office of the Building prior to placing such a call. If any person has questions about asbestos in this Building, please submit them to the Building management in writing.

     9. Health & Safety Code Section 25915. This disclosure statement is provided to Tenant in compliance with California Health and Safety Code Section 25915 et seq. Tenant should be aware that under the requirements of Section 25915 et seq., Tenant is also required to provide this information to Tenant's employees, sublessees, contractors and others as described in the

                                    EXHIBIT G

                       HVAC TEMPERATURE DESIGN CONDITIONS

Design Conditions

     Outside design conditions are as follows:
                                                             Dry Bulb   Wet Bulb
                                                              DEG. F     DEG. F
                                                             --------   --------
     Summer Outside Air Temperature                             95         72
     Winter Outside Air Temperature                             32          "
     Summer Outside Air temperature*                            93         12

     *To be used for outside air handling unit coil calculations.

     Cooling inside design conditions are as follows:

                                                             Dry Bulb   Wet Bulb
                                                              DEG. F     DEG. F
                                                             --------   --------
     Inside Temperature (Offices & Lobbies)                     7S        62.5

     Heating inside design conditions are as follows:

                                                             Dry Bulb   Wet Bulb
                                                              DEG. F       op
                                                             --------
     Inside Temperature (Offices & Lobbies)                     70

Note: Landlord agrees to cause the HVAC system which services the Premises to be designed, installed and maintained in a manner which shall maximize its efficiency and maintain the temperature of the Premises within the range of 72 DEG. and 74 DEG. Fahrenheit, subject to extraordinary hot or cold weather periods, or unusual heat loads caused by Tenant's use of the Premises.

                                  OFFICE LEASE

This Lease is made and entered into this date by and between BRUCE GOODMAN ("Landlord") and ARBINET-THEXCHANGE ("Tenant").

Landlord hereby leases to Tenant Office No. 2 ("Premises") located at Suite 500, 309 West Washington Street, Chicago, Illinois ("Building") for a term commencing, April 15, 2001, and continuing through April 30, 2002, at a Base Rental of $750.00 per month payable in advance on the first day of each month commencing May 1, 2001. Either party may terminate this Lease by delivery of a 30-Days' Notice of Termination.

Landlord and Tenant covenant and agree as follows:

1. Section Rent Payment. Tenant shall pay the Base Rent for the Premises without deduction or offset. Rent for any partial month during the Lease term shall be prorated to reflect the number of days during the month that Tenant occupies the Premises. Rent not paid when due shall bear interest at the rate of one-and-one-half percent per month until paid. Rent is due on the first day of the month to which rent applies.

     Tenant shall pay to Landlord the sum of $750.00 as security deposit pertaining to Tenant's obligations herein.

2. Section Lease Consideration. Upon execution of the Lease, Tenant has paid the Base Rent for the first full month of the Lease term for which rent is payable.

3. Section Use.

A. Use. Tenant shall use the Premises as a sales office and for no other purpose without Landlord's written consent. In connection with its use, Tenant shall at its expense promptly comply with all applicable laws, ordinances, rules and regulations of any public authority and shall not annoy, obstruct, or interfere with the rights of other tenants of the Building, Tenant shall create no nuisance nor allow any objectionable fumes, noises, or vibrations to be emitted from the Premises. Tenant shall not conduct any activities that will increase Landlord's insurance rates for any portion of the Building or that will in any manner degrade or damage the reputation of the Building.

B. Equipment. Tenant shall install in the premises only such office equipment as is customary for general office use and shall not overload the floors or electrical circuits of the Premises or Building or alter the plumbing or wiring of the Premises or Building. Landlord must approve in advance the location and manner of installing any electrical or communication equipment or exceptionally heavy articles.

          Tenant shall, at its sole expense install and maintain any telephone lines including those necessary for internet access that it may desire or use for its business purposes.

PAGE 1 - OFFICE LEASE

Tenant may have use of Landlord's existing T-l line for internet access if it increases the bandwith to 256 kbps or higher from the existing 128 kbps and pays for the monthly charge above the charge for an 128 kbps line.

4. Section Fire or Casualty.

A. Fire or Casualty. Tenant shall purchase public liability insurance and name Landlord as an additional insured.

5. Section Default.

A. Default by Tenant. Any of the following shall constitute a default by Tenant under this Lease within five (5) days after:

     a. Tenant's failure to pay rent or any other charge under this Lease is due or failure to comply with any other term or condition within five (5) days following written notice from Landlord specifying the non-compliance.

6. Section Surrender. On expiration or early termination of this Lease, Tenant shall deliver all keys to Landlord and surrender the Premises broom clean and in the same condition as at the commencement of the term subject only to reasonable wear from ordinary use. Tenant shall within 30 days thereof, remove all of its furnishings and trade fixtures that remain its property and restore all damage resulting from such removal. Failure to remove shall be an abandonment of the property, and Landlord may dispose of it in any manner without liability. If Tenant fails to vacate the Premises when required including failure to remove all its personal property, Landlord may elect either (i) to treat Tenant as a tenant from month to month, subject to the provisions of this Lease except that rent shall be one-and-one-half times the total rent being charged when the Lease term expired; or (ii) to eject Tenant from the Premises and recover damages caused by wrongful holdover.

7. Section Access.

A. Access. During times other than normal Building hours Tenant's officers and employees or those having business with Tenant may be required to identify themselves or show passes in order to gain access to the Building. Landlord shall have no liability for permitting or refusing to permit access by anyone. Landlord shall have the right to enter upon the Premises at any time by passkey or otherwise to determine Tenant's compliance with this Lease, to perform necessary services, maintenance and repairs to the Building or the Premises, or to show the Premises to any prospective tenant or purchasers. Except in case of emergency, such

PAGE 2 - OFFICE LEASE
entry shall be at such times and in such manner as to minimize interference with the reasonable business use of the Premises by Tenant.

8. Section Quiet Enjoyment. Landlord warrants that so long as Tenant complies with all terms of this Lease, it shall be entitled to peaceable and undisturbed possession of the Premises free from any eviction or disturbance by Landlord. Landlord shall have no liability to Tenant for loss or damages arising out of the acts of other tenants of the Building or third parties, nor any liability for any reason which exceeds the value of its interest in the Building.

9. Section Indemnity. Tenant shall not allow any liens to attach to the Building or Tenant's interest in the premises as a result of its activities. Tenant shall indemnify and defend Landlord from any claim, liability, damage or loss occurring on the Premises, arising out of any activity by Tenant, its agents, or invitees or resulting from Tenant's failure to comply with any term of this Lease. Landlord shall have no liability to Tenant because of loss or damage caused by the acts or omissions of other tenants of the Building, or by third parties.

10. Section Directory Listing. The lobby directory is available should a Tenant wish to have a name listed. Any charges for Building Directory shall be paid by Tenant. 11.Section Waiver. No provision of this Lease shall be deemed to have been waived by Landlord unless such waiver is in writing signed by Landlord. Landlord's waiver of a breach of any term or condition of this Lease shall not be deemed a waiver of any subsequent breach. Acceptance of any Rents or other payments shall not be deemed a waiver of such breach.

Section 12. Occupancy. The parties agree that the maximum number of employees who shall have access to the office or keys to the suite shall be two (2) persons.

Section 13. Entire Agreement. This Agreement contains the entire understanding between the parties and supercedes any prior understanding and agreements respecting the subject matter of this Agreement.

                                              LANDLORD:
TENANT:

--------------------------------------

PAGE 3 - OFFICE LEASE

                                 LEASE AGREEMENT

     THIS LEASE AGREEMENT (this "Lease") is dated as of April                  ,
                                                              -----------------
2000 (the "Reference Date"), by and between Auda Properties, L.P., a Delaware limited partnership ("Landlord"), and Arbinet Holdings, Inc., a Delaware corporation ("Tenant").

                                    ARTICLE I
                                   Definitions

          1.1 Building: A two (2) story office building containing two hundred five thousand, seventy-four (205,074) square feet of rentable area located on approximately 9.94132 acres of land at 4 60 Herndon Parkway at Spring Street, Herndon, Virginia 20170.

          1.2 Premises: Approximately thirty-six thousand four hundred sixty-three (3 6,463) square feet of rentable area located on the first (1st) floor of the Building and outlined on Exhibit A.

          1.3 Lease Term: One hundred twenty (120) months.

          1.4 Anticipated' occupancy Date: June 1, 2000.

          1.5 Base Rent: One Million Twenty Thousand Nine Hundred Sixty-Four and no/100 dollars ($1,020,964.00) for the first Lease Year (which amount is based on twenty-eight and 00/100 dollars ($28.00) per square foot of rentable area).

          1.6 Base Rent Annual Escalation Percentage: Two and one-half percent (2.5%).

          1.7 Operating Charges Base Year: Calendar year 2000.

          1.8 Security Deposit: One Million Five Hundred Twenty Thousand Nine Hundred Sixty-Four and 0 0/10 0 dollars ($1,520,964.00) See Article XI.

          l.9 Broker(s): Cushman and Wakefield of Virginia, Inc.

          1.10 Tenant Addresses for Notices: (i) 33 Whitehall Street, 19th Floor, New York, New York 10004, until Tenant has commenced beneficial use of the Premises, and (ii) 460 Herndon

Parkway, Herndon, Virginia 20170, with a copy to: General Counsel, 33 Whitehall Street, 19th Floor, New York, New York 10004 after Tenant has commenced beneficial use of the Premises.

          1.11 Complex: That complex (of which the Building is the only building structural improvement) located on approximately 9.94132 acres of land at the intersection of Herndon Parkway and Spring Street, Herndon, Virginia.

          1.12 Initial Proportionate Share: Tenant's initial Proportionate Share for the purposes of Section 5.1 and Section 10.2 hereof: seventeen and 78/100 percent (17.78%).

                                   ARTICLE II
                                    Premises

          2.1 Tenant leases the Premises from Landlord upon the terms stated herein. Tenant will have the non-exclusive right to use (at no additional cost) the common and public areas of and the parking spaces appurtenant to the Building in an amount equal to three and six/tenths (3.6) parking spaces per one thousand (1,000) square feet of rentable area of the Premises. Six (6) of the parking spaces shall be marked reserved for Tenant. Landlord shall have no obligation to enforce reserved parking.

                                   ARTICLE III
                                      Term

          3.1 The Lease Term shall commence on the Lease Commencement Date specified in Section 3.2 If the Lease Commencement Date is not the first day of a month, then the Lease Term shall be the period set forth in Section 1.3 plus the partial month in which the Lease Commencement Date occurs. The Lease Term shall also include any renewal or extension of the term of this Lease.

          3.2 The Lease Commencement Date shall be the earlier of (a) the date that the Tenant Work is Substantially Completed pursuant to Exhibit B hereof, or
(b) June 1, 2000. Promptly after the Lease Commencement Date is ascertained, Landlord and Tenant shall execute a certificate (in the form of Exhibit C) confirming the Lease Commencement Date.

          3.3 Landlord shall deliver the Premises to Tenant in broom clean condition for commencement of construction of the

Tenant Work and for occupancy of the Temporary Premises (pursuant to Section 26.1) on or by the Reference Date. If Landlord does not deliver possession of the Premises by such date, then Landlord shall not have any liability whatsoever and this Lease shall not be rendered voidable on account thereof; provided, however, for each day after the Reference Date that Landlord is unable to so deliver the Premises, the Lease Commencement Date shall be extended one day.

          3.4 Lease Year shall mean a period of twelve (12) consecutive months commencing on the Lease Commencement Date and each successive twelve (12) month period thereafter; provided, however, that if the Lease Commencement Date is not the first day of a month, then the second Lease Year shall commence on the first day of the month following the first anniversary of the Lease Commencement Date.

          3.5 Landlord hereby grants to Tenant the right, exercisable at Tenant's option, to renew the term of this Lease for two (2) five (5) year terms ("Renewal Term") pursuant the following terms and conditions. If exercised, and if the conditions applicable thereto have been satisfied as set forth in this
Section 3.5, the first Renewal Term shall commence immediately following the end of the initial Lease Term provided in Section 1.3 of the Lease and the second Renewal Term shall commence at the end of the first Renewal Term. The right of renewal herein granted to Tenant shall be subject to, and shall be exercised in accordance with, the following terms and conditions: '

               (a) Tenant shall exercise its right of renewal by giving Landlord written notice of such election not earlier than fifteen (15) months nor later than twelve (12) months prior to the expiration of the initial Lease Term or the first Renewal Term at a rental rate equal to ninety-five percent (95%) of the then prevailing rental rate for similar buildings in the Herndon, Virginia area. The parties shall have thirty (30) days after Landlord's timely receipt of such notice in which to agree on the base rent, escalation factor and additional rent which shall be payable during the Renewal Term. All terms and conditions of this Lease, as may be hereafter amended, other than relating to base rent, escalation factor and additional rent, shall remain unchanged during any renewal term hereunder, except as Landlord and Tenant may mutually agree in writing in their respective discretion. Among the factors to be considered by the parties during such negotiations shall be the general office rental market in Herndon, Virginia, the rental rates then being charged by Landlords to comparable tenants for comparable space in the Building, the rents being charged similar tenants for similar space in comparable buildings, base building improvement concessions being granted to tenants, tenant improvement concessions and allowances being granted to tenants, and rent abatement concessions (the "Rent Factors"). If during such thirty (30) day period the parties agree on such base rent, escalation factor and additional rent payable during each year of the Renewal Term, then they shall promptly execute an amendment to this Lease stating the rent so agreed upon. If during such thirty (30) day period the parties are unable, for any reason whatsoever, to agree on such base rent, escalation factor and additional rent payable, then within five (5) days thereafter the parties shall each appoint a real estate broker who shall be licensed in the Commonwealth of Virginia and who specializes in the field of commercial office space leasing in the Northern Virginia market, has at least ten (10) years of experience and is recognized within the field as being reputable and ethical. Such two individuals shall each determine within ten (10) days after his or her appointment make a determination of such base rent, escalation factor and additional rent (to be not less than the minimums nor greater than the maximum specified in this Section), employing the Rent Factors. If such individuals do not agree on such items, then the two individuals shall, within five (5) days, render separate written reports of their determinations and together appoint a third similarly qualified individual. The third individual shall within ten (10) days after his or her appointment make a determination of such base rent, escalation factor and additional rent (to be not less than the minimums nor greater than the maximum specified in this Section), employing the Rent Factors. The base rent, escalation factor and additional rent applicable during the first Lease Year of the Renewal Term shall equal the median of the three determinations and shall be final and conclusive. Landlord and Tenant shall each bear the cost of its broker and shall share equally the cost of the third broker. Upon determination of the base rent, escalation factor and additional rent payable pursuant to this Section, the parties shall promptly execute an amendment to this Lease stating the rent so determined and extending the Term.

               (b) If Tenant's renewal notice is not given timely, then Tenant's right of renewal shall lapse and be of no further force or effect.

               (c) If there shall be an Event of Default (as defined in Section 19.1) under this Lease on the date Tenant sends a renewal notice or any time thereafter until a Renewal Term is to commence, and such default is not cured within the applicable cure period, then at Landlord's election, such Renewal Term shall not commence and the Term of this Lease shall expire at the end of the Lease Term then in effect.

               (d) Tenant's right of renewal under this Section may be exercised only by Tenant and may not be exercised by any other transferee, subleased or assignee of Tenant, except a transferee in the case of a Permitted Transfer pursuant to Section 7.6 hereof.

               (e) If at the time that Tenant shall exercise its right of renewal, fifty percent (50%) or more of the square feet of rentable area of the Premises has been terminated pursuant to Section 7.4, subleased or assigned to any entity other than an entity that is owned by or affiliated with Tenant or other than with respect to a Permitted Transfer, then Tenant's rights pursuant to this Section shall lapse and be of no further force or effect.

                                   ARTICLE IV

                                    Base Rent

          4.1 Tenant shall pay the Base Rent in equal monthly installments in advance on the first day of each month during a Lease Year. On the first day of the second and each subsequent Lease Year, the Base Rent in effect shall be increased by the product of (a) the Base Rent Annual Escalation Percentage, multiplied by (b) the Base Rent in effect. Concurrently with Tenant's execution of this Lease, Tenant shall pay an amount equal to one (1) monthly installment of the Base Rent payable for the first full calendar month of the Lease Term. If the Lease Commencement Date is not the first day of a month, then the Base Rent from the Lease Commencement Date until the first day of the following month shall be prorated on a per diem basis at the rate of one-thirtieth (l/30th) of the monthly installment of the Base Rent payable during the first Lease Year, and Tenant shall pay such prorated installment on the Lease Commencement Date.

          4.2 All sums payable by Tenant shall be paid to Landlord in legal tender of the United States, at the address to which notices to Landlord are to be given or to such other party or such other address as Landlord may designate in writing. Landlord's acceptance of rent after it shall have become due and payable shall not excuse a delay upon subsequent occasions or constitute a waiver of rights.

          4.3 Tenant acknowledges that the Base Rent is net of electric charges for the Premises. The Premises is currently submetered by Landlord's E-Mon submetering system. Tenant at its sole expense shall make any required alterations to the existing submetering system and/or shall contract directly with the public utility for electrical service to the Premises and electrical service for the Premises heating, ventilating and air conditioning systems
(HVAC).

                                    ARTICLE V

               Increases in Real Estate Taxes and Operating Costs

          5.1 Tenant shall pay Tenant's proportionate share of the amount by which Operating Charges (as defined in Section 5.2) during each calendar year falling entirely or partly within the Lease Term exceed a base amount (the "Operating Charges Base Amount") equal to the Operating Charges actually incurred during the Operating criarges Base Year (as defined in Section 1.7 above). Such amount to be paid by Tenant is hereafter referred to as "Tenant's Operating Charges Exceedance." For purposes of this Lease, Tenant's proportionate share ("Proportionate Share") regarding Tenant's Operating Charges Exceedance shall be that percentage which is equal to a fraction, the numerator of which is the number of square feet of rentable area in the Premises, and the denominator of which is the number of square feet of rentable area in the Building.

          5.2 Operating Charges shall mean the following expenses incurred by Landlord in the ownership and operation of the Building: (a) common area electricity, water, sewer and other utility charges; (b) insurance premiums; (c) reasonable and customary management fees; (d) costs of service and maintenance contracts; (e) maintenance and repair expenses which are deducted by Landlord in computing its federal income tax liability; (f) the cost of capital expenditures made by Landlord to reduce operating expenses if landlord reasonably estimates that the annual reduction in operating expenses shall exceed such cost, as amortized over the useful life of the capital expenditure, not to exceed actual cost savings; (g) Real Estate Taxes (as defined in

Section 5.3); (h) charges for janitorial services; (i) assessments imposed by any association now or hereafter established to maintain common areas and facilities of the Complex, (j) any business, professional and occupational license tax payable by Landlord with respect to the Building; (k) reasonable reserves for replacements, repairs and contingencies;

(1) Building engineer salary and employment expenses; (m) any costs relating to structural repairs to maintain the structural integrity of the Building (including, without limitation, structural repairs to the structural elements of the exterior, walls, roof, columns, footings, and floor slabs of the Building) as reasonably amortized by Landlord over the shortest period permitted either by generally accepted accounting principles or by the Internal Revenue Code, as amended, but in no event less than 3 (three) years, and (n) any other expense reasonably incurred by Landlord in maintaining, repairing or operating the Building. Operating Charges shall not include: (1) principal or interest payments on any mortgage, deed of trust or ground lease; (2) leasing commissions; (3) depreciation of the Building or other improvements except as specified above; (4) the costs of special services or utilities separately charged to particular tenants of the Building; (5) expenses for any work which Landlord performs for any tenant premises of the Building; (6) escrow fees, brokerage fees or commissions, loan fees, points, title charges or other payments on or arising with regarding to loans to Landlord or indebtedness secured by the Building, or any costs connected with refinancing of such loans;
(7) advertising and marketing costs, tenant concessions and any other costs associated with the leasing or sale of the Building, Land or any portion thereof; (8) Landlord's income taxes; (9) Landlord's costs of any service sold to any tenant or . occupant of. the 'Building for which Landlord is entitled to be reimbursed as an additional charge or rental over and above the base rent and escalations payable under the lease or occupancy agreement with that tenant or other occupant (including, without limitation, after-hours HVAC costs or over-standard electrical consumption costs incurred by other tenant or occupants); (10) the initial cost of construction of the Building; (11) salaries or other compensation of any personnel whose salaries are covered by a management fee (except that the Building Engineer salary shall be an Operating Expense and shall not be covered by the management fee); (12) expenses for repairs or replacements to the extent such expenses are covered by and reimbursed to Landlord by virtue of warranties from contractors or suppliers;
(13) any amounts paid to any person, firm or corporation related or otherwise affiliated with Landlord or any general partner, officer or director of Landlord or any of its general partners, to the extent same exceeds arms-length competitive prices paid in the Washington, DC metropolitan area for the services or goods provided; (14) costs relating to maintaining Landlord's existence, either as a corporation, partnership, or other entity, such as trustee's fees, annual fees, partnership organization or administration expenses, deed recordation expenses, legal and accounting fees (other than with respect to Building operations); (15) costs incurred due to Landlord's violation of any terms and conditions of this Lease or any other lease relating to the Building;
(16) overhead profit increments paid to Landlord's subsidiaries or affiliates for management or other services on or to the Building or for supplies or other materials to the extent that the cost of the services, supplies, or materials materially exceeds the cost that would have been paid had the services, supplies or materials been provided by unaffiliated parties on a competitive basis; (17) rental and other expenses incurred in leasing air conditioning systems, elevators, or other equipment ordinarily considered to be of a capital nature (excepting equipment used in providing janitorial services, when such equipment is not affixed to the Building); (18) the cost of any item of service or repair to the extent covered by any warranty, guaranty or insurance policy maintained or held by Landlord; (19) any Operating Charges which are payable by any tenant directly to the provider of the service or for which Landlord is entitled to be reimbursed directly by a tenant, by any other third party, or by insurance proceeds; (20) legal or accounting fees, costs and disbursements for negotiating leases or enforcing the lease obligations of other tenants in the Building; (21) the cost of damage or repairs necessitated by the gross, negligence or willful misconduct of Landlord or of Landlord's agents, employees, contractors, or invitees (collectively, "Landlord Parties"); (22) the cost of correcting any latent defects in the initial design or construction of the Building or the Project improvements; (23) any improvements, alterations or expenditures of a capital nature, except as expressly otherwise provided herein; (24) any deductible on an insurance policy which Landlord carries or is required hereunder to carry in connection with the Premises, the Building or the Project, to the extent such deductible exceeds Ten Thousand Dollars ($10,000); and (25) reserves for future expenses beyond anticipated expenses for the current year.

     All Operating Charges shall be "net" only and shall be reduced by the amount of any insurance or other reimbursement, recoupment, payment, discount or allowance received by Landlord.

          5.3 Real Estate Taxes shall mean (a) all real estate taxes, including general and special assessments, if any, which are imposed upon Landlord or assessed against the Building and/or the land upon which the Building is located (the "Land"), (b) any other present or future taxes or governmental charges that are imposed upon Landlord or assessed against the Building or the Land which are in the nature of or in substitution for real estate taxes, including any tax levied on or measured by the rents payable by tenants of the Building, and (c) reasonable expenses (including reasonable attorneys' fees) incurred during the Term in reviewing and seeking a reduction of real estate taxes, but only to the extent such review and seeking of reduction directly leads to an actual reduction of real estate taxes during the Term. Real Estate Taxes for the Operating Charges Base Year shall be projected as if fully assessed, including taking into account any increase in value due to Tenant Work and Landlord Work.

          5.4 If the average occupancy rate for the Building during any calendar year including the Operating Charges Base Year is less than ninety-five percent (95%), then Operating Charges for such calendar year for components of Operating Charges which vary based upon occupancy level shall be deemed to include all additional expenses, as reasonably estimated by Landlord, which would have been incurred during such calendar year if such average occupancy rate had been ninety-five percent (95%). For example, if the average occupancy rate for the Building during a calendar year is eighty percent (80%), and if the janitorial contractor charges are $1.00 per square, foot of occupied rentable area per year, and if the Building contains one hundred thousand (100,000) square feet of rentable area, then it would be reasonable for Landlord to estimate that if the Building had been ninety-five percent (95%) occupied during such year, then janitorial charges for such year would have been ninety-five thousand dollars ($95,000.00). Notwithstanding the preceding two sentences, in no event shall Landlord's estimate for each such component of Operating Charges exceed the amount actually incurred by Landlord in such calendar year for such component. Further, notwithstanding the foregoing example, Landlord shall use reasonable efforts to select providers of such services whose charges do not exceed commercially reasonable rates. Landlord agrees that Tenant's Proportionate Share shall not include any Operating Charges for electricity services other than as charged for electricity services provided to common areas of the Building, in acknowledgment of the separate electricity metering for the Premises.

          5.5 At the beginning of the Lease Term and at the beginning of each calendar year thereafter, Landlord may submit a statement setting forth the amount by which Operating Charges that Landlord reasonably expects to be incurred during each calendar year exceed the Operating Charges Base Amount and Tenant's Proportionate Share of such excess. Tenant shall pay to Landlord on the first day of each month after receipt of such statement, until Tenant's receipt of any succeeding statement, an amount equal to one-twelfth (l/12th) of such share. In any event, . within one hundred and twenty (120) days following the end of a calendar year, Landlord shall furnish to Tenant a reasonably detailed statement showing the actual Operating Charges incurred for the calendar year just expired, the amount of Tenant's Proportionate Share pursuant to Section 5.1 hereof, the amount of Tenant's Operating Charges Exceedance, and payments made by Tenant during such calendar year. If Tenant's Operating Charges Exceedance for such calendar year exceeds Tenant's payments, Tenant shall pay the deficiency to Landlord within thirty . (30) days of receipt of such statement. If Tenant's payments exceed the Tenant's Operating Charges Exceedance, as shown on such statement. Tenant shall receive a credit against Base Rent and additional rent, as the case may be, next thereafter becoming due under this Lease, and if the Term has expired such amount due Tenant shall be promptly refunded to Tenant by Landlord.

          5.6 Tenant may conduct an audit of Operating Charges for each calendar year which audit must be completed within one hundred and eighty (180) days after delivery of the annual statement. The audit shall take place at Landlord's or Landlord's management agent's office during normal business hours. Landlord shall cooperate in making materials available for Tenant's audit. Any such Tenant audit of Operating Charges shall be performed at Tenant's expense. All information obtained through Tenant's audit as well as any compromise, settlement or adjustment reached between Landlord and Tenant relative to results of an audit shall be held in strict confidence by the Tenant and its officers, agents and employees as provided in this Section 5.6. Tenant shall cause its auditors and any of its officers, agents and employees to be similarly bound. As a condition precedent to Tenant's exercise of its right to audit, Tenant must deliver to Landlord a signed covenant from the auditor acknowledging all the results of such audit as well as any compromise, settlement or adjustment reached between Landlord and Tenant shall be held in strict confidence and shall not be revealed in any manner to any person except
(i) to Tenant's directors, officers, employees, legal counsel, and other expert advisors of Tenant, on a need to know basis, (ii) upon the prior written consent of the Landlord, which consent may be withheld in Landlord's sole discretion,
(iii) in any litigation, mediation, arbitration, or other dispute resolution proceeding between Landlord and Tenant materially related to the facts disclosed by such audit, or (iv) if required by law or regulation. If it is determined after audit that the annual statement of Operating Charges overstates by more than six percent (6%) the actual amount, Landlord shall reimburse Tenant for its actual and reasonable costs associated with its audit. Tenant shall only hire an accounting firm on hourly or fixed fee basis to conduct the audit. Contingent fee audits are prohibited.

          5.7 If the Lease Term commences or expires on a day other than the first day or the last day of a calendar year, respectively, then Tenant's liability for Operating Charges incurred during such year shall be proportionately reduced.

                                   ARTICLE VI
                                 Use of Premises

          6.1 Tenant shall use the Premises solely for (i) general office purposes, (ii) network operation center, and (iii) data center with associated security systems, and for no other use or purpose (the "Permitted Uses"). Tenant shall not use the Premises for any unlawful purpose or in any manner other than the Permitted Uses that in Landlord's reasonable judgment will constitute waste, nuisance or unreasonable annoyance to Landlord or any tenant of the Building. Tenant shall comply with all present and future laws, ordinances, regulations and orders concerning the use, occupancy and condition of the Premises and all machinery, equipment and furnishings therein, as the foregoing may apply to Tenant's particular use and occupancy of the Premises. If any such law, ordinance, regulation or order requires an occupancy or use permit for the Premises, then Tenant shall obtain and keep current such permit at Tenant's expense and promptly deliver a copy thereof to Landlord. Use of the Premises is subject to all covenants, conditions and restrictions of record of which Landlord makes Tenant aware by written notice thereof.

          6.2 Tenant shall pay before delinquency any business, rent or other tax or fee that is now or hereafter assessed or imposed upon Tenant's use or occupancy of the Premises, the conduct of Tenant's business in the Premises or Tenant's equipment, fixtures, furnishings, inventory or personal property. If any such tax or fee is enacted or altered so that such tax or fee is imposed upon Landlord or so that Landlord is responsible for collection or payment thereof, then Tenant shall pay the amount of such tax or fee.

          6.3 Tenant shall not generate, use, store or dispose of any Hazardous Materials in or about the Building. Hazardous Materials shall mean (a) "hazardous wastes," as defined by the Resource Conservation and Recovery Act of 1976, as amended from time to time, (b) "hazardous substances," as defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time, (c) "toxic substances," as defined by the Toxic Substances Control Act, as amended from time to time, (d) "hazardous materials," as defined by the Hazardous Materials Transportation Act, as amended from time to time, (e) oil or other petroleum products, and (f) any substance whose' presence could be detrimental to the Building or hazardous to health or the environment. Notwithstanding the foregoing, Tenant may (i) store in manufacturer provided containers for use in the Premises office supplies customarily found in general offices in such quantities suitable for Tenant's consumption, (ii) properly store and use petroleum fuel in an aboveground containment in connection with its backup power generator, and (iii) store and use batteries in the Premises related to backup power supplies; provided that all such activities shall be performed by Tenant in compliance with applicable laws, rules and regulations.

                                   ARTICLE VII
                           Assignment and Subletting

          7.1 Except as otherwise expressly set forth in this Article VII, Tenant shall not assign this Lease or any of Tenant's rights or obligations hereunder, or sublet or permit anyone to occupy the Premises or any part thereof, without Landlord's prior written consent, which consent may not be unreasonably withheld, conditioned or delayed. In any event, Landlord shall respond in writing to Tenant's request to assign or sublet the Lease or any of Tenant's rights or obligations hereunder, within fifteen (15) business days after receipt of written notice thereof. No assignment or transfer of this Lease may be effected by operation of law or otherwise without Landlord's prior written consent. Any assignment, subletting or occupancy, Landlord's consent thereto or Landlord's collection or acceptance of rent from any assignee, subtenant or occupant shall not be construed as a waiver or release of Tenant from liability hereunder. Any assignment, subletting or occupancy, Landlord's consent thereto or Landlord's collection or acceptance of rent from any assignee, subtenant or occupant shall not be construed as relieving Tenant or any assignee, subtenant or occupant from the obligation of obtaining Landlord's prior written consent to any subsequent assignment, subletting or occupancy. Upon an Event of Default, Tenant assigns to Landlord any sum due from any assignee, subtenant or occupant of Tenant to be applied to Tenant's performance of its obligations pursuant to this Lease. Tenant authorizes each such assignee, subtenant or occupant to pay such sum directly to Landlord if such assignee, subtenant or occupant receives written notice from Landlord specifying that such rent shall be paid directly to Landlord. Landlord's collection of such rent shall not be construed as an acceptance of such assignee, subtenant(or occupant as tenant. All restrictions and obligations imposed pursuant to this Lease on Tenant shall be deemed to extend to any subtenant, assignee or occupant of Tenant, and Tenant shall cause such persons to comply with all such restrictions and obligations. Tenant shall not mortgage this Lease without Landlord's written consent, which consent may be granted or withheld in Landlord's sole and absolute discretion. Tenant shall pay the expenses (including reasonable attorneys' fees), actually incurred . by-Landlord in. . connection with Tenant's request for Landlord to give its consent to any request for assignment, subletting, occupancy or mortgage.

          7.2 If Tenant is a partnership, then any dissolution of Tenant or a withdrawal or change, whether voluntary, involuntary or by operation of law, of partners owning a controlling interest in Tenant shall be deemed a voluntary assignment of this Lease. If Tenant is a corporation, then any dissolution, merger, consolidation or other reorganization of Tenant, or any sale or transfer ..of a controlling interest of its capital stock, shall be deemed a voluntary assignment of this Lease, subject to the provisions of Section 7.6 hereof.

          7.3 If Tenant wants to assign, sublet or otherwise transfer all or part of the Premises or this Lease, then Tenant shall give Landlord written notice ("Tenant's Request Notice") of the identity of the proposed assignee or subtenant and its business, all terms of the proposed assignment or subletting, and the commencement date of the proposed assignment or subletting (the "Proposed Sublease Commencement Date") and the area proposed to be assigned or sublet (the "Proposed Sublet Space"). Tenant shall also transmit therewith the most recent financial statement or other evidence of financial responsibility of such assignee or subtenant and a certification executed by Tenant and such proposed assignee or subtenant stating whether any Base Rent premium is being paid for the proposed assignment or sublease.

          7.4 Landlord shall have the right in its sole and absolute discretion to terminate this Lease with respect to the Proposed Sublet Space by sending Tenant written notice within fifteen (15) business days after Landlord's receipt of Tenant's Request Notice. If the Proposed Sublet Space does not constitute the entire Premises and Landlord elects to terminate this Lease with respect to the Proposed Sublet Space, then (a) Tenant shall tender the Proposed Sublet Space to Landlord on the Proposed Sublease Commencement Date as if the Proposed Sublease Commencement Date had been originally set forth in this Lease as the expiration date of the Lease Term with respect to the Proposed Sublet Space, and (b) as to all portions of the Premises other than the Proposed Sublet Space, this Lease shall remain in full force and effect except that the additional rent payable pursuant to Article V and the Base Rent shall be reduced proportionately. Tenant shall pay all expenses of construction required to permit the operation of the Proposed Sublet Space separate from the balance of the Premises. If the Proposed Sublet Space constitutes the entire Premises and Landlord elects to terminate this Lease, the (1) Tenant shall tender the Premises to Landlord on the Proposed Sublease Commencement Date, and (2) the Lease Term shall terminate on the Proposed Sublease Commencement Date.

          7.5 If any sublease, assignment or other transfer (whether by operation of law; or otherwise) provides that subtenant, assignee or other transferee is to pay any amount in excess of the rent and other charges due under this Lease, then, whether such excess be in the form of any increased rental, lump sum payment, payment for the sale or lease of fixtures or other leasehold improvements or any other form (and if the applicable space does not constitute the entire Premises, the existence of such excess shall be determined on a prorata basis), Tenant shall pay to Landlord fifty percent (50%) of any such excess amount on a monthly basis upon commencement of payment of such excess amount by the assignee, subtenant, or other transferee. Tenant shall pay Landlord such fifty percent (50%) share within ten (10) days after Tenant's receipt of same, net of any leasing or brokerage commissions, marketing expenses, reasonable legal fees or costs, and costs of improvements made as inducements, that Tenant incurs in connection with any such sublease, assignment or other transfer. Landlord shall have the right to inspect Tenant's books and records, at a reasonable time and place upon reasonable advance written notice from Landlord, relating to any sublease, assignment or other transfer. Any approval by Landlord of a sublease, assignment or other transfer shall be indicated on Landlord's consent form.

          7.6 Notwithstanding the foregoing provisions of this Article VII or any other provisions of this Lease, Tenant shall have the right, without invoking Landlord's termination or recapture rights, to assign Tenant's right, title and interest under this Lease or to enter into a sublease of all or a portion of the Premises, without the ' consent of the Landlord but upon notice (the "Permitted Transfer Notice") to Landlord within ten (10) business days after such assignment or sublease becomes effective, if such assignment or sublease is made to (i) any corporation under common control with Tenant, (ii) any corporation in which or with which Tenant, its corporate successors or assigns, is ' merged or consolidated, or (iii) any corporation, person or entity acquiring this Lease and all or substantially all (meaning not less than fifty-one percent [51%] of such assets) of Tenant's assets and/or the outstanding shares of Tenant's stock; so long as (A) the obligations of Tenant under this Lease are assumed by the surviving corporation, person or entity or by the corporation created by such merger or consolidation, and (B) the net worth of the surviving corporation, person or entity, or of the entity created by such merger or consolidation, is in excess of the Tenant's net worth as of the Reference Date, determined in accordance with "Generally Accepted Accounting Principles." Concurrently with delivery of the Permitted Transfer Notice or promptly thereafter upon receipt of written request from Landlord, Tenant shall provide Landlord with such corporate resolutions and corporate documentation evidencing the authority of and the assumption of Lease obligations by such assignee or subtenant, and financial statements verifying the net worth of the surviving tenant. Tenant shall remain liable under this Lease for all obligations. The foregoing subletting, assignment and/or transfer of Tenant's rights and interests under this Lease are referred to herein as a "Permitted Transfer." In addition, the selling or trading of the shares in Tenant on any national securities exchange (as defined in the Securities Exchange Act of 1934, as amended), the transfer of shares in Tenant between then-existing shareholders of Tenant, and the transfer of shares in Tenant between family members (whether by means of creating a trust, probate, inheritance, gift or otherwise) shall not be deemed an assignment, subletting or transfer of Tenant's rights or interests under this Lease requiring Landlord's consent.

                                  ARTICLE VIII
                            Maintenance and Repairs

          8.1 Tenant shall keep and maintain the Premises and all fixtures and equipment located therein which are required for normal office use and operations in clean, safe and sanitary condition, shall take good care thereof and make all repairs thereto that are reasonably necessary, shall suffer no waste or injury thereto, and at the expiration or earlier termination of the Lease Term shall surrender the Premises in the same order and condition in which they were on the Lease Commencement Date, ordinary wear and tear and casualty damage excepted. Tenant shall maintain any auxiliary security systems, plumbing, auxiliary heating, ventilating and air-conditioning ("HVAC") units, electric, fire alarm and fire suppression systems specially installed for Tenant's computer and electronic network operations (inclusive of any upgrades or additions to the existing Building systems). Tenant's installation of any such systems shall be subject to Tenant's obligations relating to installation, restoration and/or removal set forth in Article IX or otherwise in this Lease. Subject to the provisions of Article IX, all non-movable improvements and installations shall be deemed fixtures, shall become the Landlord's property and shall remain upon the Premises at the expiration or termination of the Lease Term. Except as otherwise provided in Article XVII, or except as covered by Landlord's insurance, all injury, breakage and damage to the Premises and to any other part of the Building or the Land caused by any act or omission of any invitee, agent, employee, subtenant, assignee, contractor, client, family member, licensee, customer or guest of Tenant (collectively "Invitees") or Tenant, shall be repaired by and at Tenant's expense. If

Tenant fails to complete such repair within the time limits imposed by Section
19.1 (b) hereof, Landlord shall have the right at Landlord's option to make any such repair and to charge Tenant for all reasonable costs and expenses incurred in connection therewith.

          8.2 Landlord shall provide and install replacement tubes for building standard fluorescent light fixtures (subject to reimbursement pursuant to Article V); all other bulbs and tubes for the Premises shall be provided and installed at Tenant's expense. Subject to reimbursement pursuant to Article V, with respect to the base Building, Landlord shall repair and maintain the common areas, structural portions, Building exterior and Building walls, and the existing base Building Systems, including existing HVAC, plumbing, electric, roof (including roof membrane and structural portions thereof), elevator(s), fire alarm and fire suppression systems thereof. In addition, Landlord shall repair and maintain the parking lots, lighting, trash areas, sidewalks, driveways, common areas and all landscaping on the exterior of the Building, With respect to such repair and maintenance obligations of Landlord, Landlord shall keep areas and items subject to such obligations in clean, safe and sanitary condition, shall take good care thereof, and make all repairs thereto that are reasonably necessary.

                                   ARTICLE IX
                                   Alterations

          9.1 The original improvement of the Premises and Building shall be accomplished by Tenant in accordance with Exhibit B. Landlord is . under no obligation to make any alterations, additions, improvements or other changes (collectively "Alterations") in or to the Premises.

          9.2 Tenant shall not make or permit anyone to make any Alteration in or to the Premises or the Building without Landlord's prior written consent, which consent may be granted or withheld in Landlord's sole but reasonable discretion with respect to structural Alterations and non-structural Alterations which are visible from the exterior of the Premises, and which consent shall not be unreasonably withheld, conditioned or delayed with respect to all other non-structural Alterations. Structural Alterations shall be deemed to include without limitation any Alteration that will or is likely to necessitate any changes, replacements or additions to the electrical, mechanical, plumbing, heating, ventilating or air conditioning systems of the Premises or the Building. Notwithstanding the foregoing, no consent of Landlord is required for purely decorative Alterations (e.g., paint or floor coverings), provided that Tenant shall give Landlord at least fifteen (15) days written notice prior to commencement of such Alterations. Further, no consent of Landlord shall be required for Alterations which do not exceed Fifty Thousand Dollars ($50,000.00) in construction costs per occurrence in the aggregate of Alterations, provided that (i) such Alterations are not structural Alterations or non-structural Alterations that are visible from the exterior of the Premises, and (ii) Tenant gives Landlord at least fifteen (15) days written notice prior to commencement of any such Alterations. Any Alteration made by Tenant shall be made: (a) in a good, workmanlike, first-class and prompt manner;
(b) using new materials only; (c) by a contractor and in accordance with plans and specifications approved in writing by Landlord; (d) in accordance with applicable legal requirements; (e) in accordance with reasonable requirements of any insurance company insuring the Building or of any holder of any Mortgage (as defined in Section 21.1); and (f) after obtaining a workmen's compensation insurance policy reasonable approved in writing by Landlord. Landlord's consent to the making of an Alteration shall not be deemed to constitute Landlord's consent to subject its interest in the Premises or the Building to liens which may be filed in connection therewith. If any lien (or a petition to establish a lien) is filed in connection with any Alteration, then such lien (or petition) shall be discharged by Tenant at Tenant's expense within thirty (30) days thereafter by the payment thereof or filing of a bond acceptable to Landlord. Tenant shall not perform an Alteration (including the original improvements per Exhibit B) without first obtaining any required permits and/or insurance and providing proof of same to Landlord.

          9.3 Subject to the provisions of Section 9.2, if any Alteration is made without Landlord's prior written consent, then Landlord shall have the right at Tenant's expense to remove and correct such Alteration and restore the Premises and the Building to their condition immediately prior thereto or to require Tenant to do the same. All Alterations to the Premises or the Building made by either party shall immediately become Landlord's property and shall remain upon and be surrendered with the Premises at the expiration or earlier termination of the Lease Term; provided, however, that if Tenant is not in default under this Lease, then

Tenant shall have the right to remove, prior to the expiration or earlier termination of the Lease Term, all "Tenant's Property" installed in the Premises solely at Tenant's expense, and except that Tenant shall be required to remove all Alterations to the Premises or the Building which Landlord designates in writing for removal at the time Landlord consents to such Alteration. "Tenant's Property" shall be deemed to include movable personal property, furnishings, furniture, telecommunications equipment, computers and trade fixtures or Alterations used in Tenant's business. Upon the removal of any of Tenant's Property Tenant agrees to restore any damaged or adversely impacted portion of the Premises to its original condition existing prior to the Lease Commencement Date, and the Premises and all Building Systems therein shall be fully operable and functioning. Prior to any such restoration, Tenant shall confer with Landlord's designated engineering consultant to ensure that the Building systems and structural integrity are properly maintained throughout any and all such restoration activities. Landlord will reasonably cooperate to make such consultant reasonably available throughout the restoration process. Tenant shall pay the reasonable costs of such consultants actually incurred by Landlord. Landlord shall have the right to repair at Tenant's expense all damage to the Premises or the Building caused by such removal if the Tenant fails to repair upon ten (10) days notice. If any such "Tenant's Property" is not removed by Tenant prior to the expiration or earlier termination of the Lease Term, then the same shall become Landlord's property and shall be surrendered with the Premises as a part thereof; provided, however, that Landlord shall have the right to remove from the Premises at Tenant's expense such "Tenant's Property" and any Alteration which Landlord designates in writing for removal upon expiration or early termination of Lease Term at time of approval.

                                    ARTICLE X
                                      Signs

          10.1 Landlord will list Tenant's name in the Building directory, if any, and provide building standard signage near one suite entry door. Tenant shall not paint, affix or otherwise display on any part of the exterior or interior of the Building any other sign, advertisement or notice, subject to
Section 10.2 hereof. If any such item that has not been approved by Landlord is so displayed, then Landlord shall have the right to remove such item at Tenant's expense or to require Tenant to do the same

          10.2 Notwithstanding anything in Section 10.1 of this Lease to the contrary, Tenant shall have the non-exclusive right to install, at Tenant's expense, one (1) exterior building sign on the exterior of the Building. The location, size, shape, materials, design, weight and color of such sign shall be subject to Landlord's reasonable approval and shall not interfere with the prior signage rights of other tenants of the Building, and provided further that the size of such sign shall in no event be greater than Tenant's Proportionate Share (as defined in Section 1.12) of the total exterior Building signage area permitted by local governing authorities. Such signage shall be subject to Tenant obtaining all necessary approvals and complying with all ordinances, codes and legal requirements. Tenant shall submit to Landlord, for Landlord's approval, detailed specifications for such sign. Upon the expiration or earlier termination of the Lease Term, Landlord shall have the right at Tenant's expense to remove such sign and restore the Building's surface to its original condition.

                                   ARTICLE XI
                                Security Deposit

          11.1 Concurrently with Tenant's execution of this Lease, Tenant shall deposit with Landlord the cash Security Deposit as set forth in Section 1.8. Landlord shall maintain the Security Deposit in a separate, interest bearing account (which interest bearing account shall be determined by Landlord) which interest shall be reimbursed to Tenant upon expiration of the Lease Term. If any of the rental provided for herein or any other sum payable by Tenant to Landlord is overdue or unpaid, or if Tenant fails to perform any of its obligations under this Lease, then Landlord may, at its option, and after the lapse of the applicable notice and cure periods required by this Lease, apply the entire Security Deposit or so much thereof as may be necessary, to the payment of such sums or to reimburse Landlord for loss or damage sustained by Landlord due to a breach hereunder on the part of Tenant. Within five (5) business days after written notice of Landlord's use of the Security Deposit as provided in the preceding sentence, Tenant shall deposit with Landlord cash in an amount sufficient to restore the Security Deposit to its prior amount. Within sixty
(60) days after the later of (a) the expiration or earlier termination of the Lease Term, or (b) Tenant's vacating the Premises, Landlord shall return the Security Deposit, less such portion thereof as Landlord may have used to satisfy Tenant's obligations as may be permitted herein. If Landlord transfers the Security Deposit to a transferee of the Building or Landlord's interest therein, then such transferee (and not Landlord) shall be liable for its return. The holder of any Mortgage shall not be liable for the return of the Security Deposit unless such holder actually receives the Security Deposit.

          11.2 Tenant shall have the right, at Tenant's, option at any time after the Reference Date, to deliver to Landlord an unconditional, irrevocable letter of credit security deposit in substitution for o $500,000.00 of the cash Security Deposit. Such letter of credit shall be (a) in form and substance satisfactory to Landlord; (b) in the amount of five hundred thousand and no/100 dollars ($500,000.00); (c) issued by a nationally recognized commercial bank reasonably acceptable to Landlord which bank has branch offices located in the Washington, D.C. metropolitan area; (d) made expressly transferable and assignable to the owner of the Building from time to time; and (e) at least thirty (30) days prior to the then-current expiration date of such letter of credit, either (1) renewed from time to time through the ninetieth (90th) day after the expiration of the fifth (5th) year of the Lease Term, or (2) replaced with cash in the amount of the letter of credit security deposit. Provided Tenant is not i(pound)i default under the terms of this Lease, the amount of the letter of credit security deposit shall be reduced by one hundred thousand dollars ($100,000.00) after the first Lease Year and each Lease Year thereafter.

                                   ARTICLE XII
                                  Holding Over

          12.1 Tenant acknowledges that it is extremely important that Landlord have substantial advance notice of the date on which Tenant will vacate the Premises, because Landlord will (a) require an extensive period to locate a replacement tenant, and (b) plan its entire leasing and renovation program for the Building in-reliance on its lease expiration dates. Tenant also acknowledges that if Tenant fails to surrender the Premises at the expiration or earlier termination of the Lease Term, then it will be conclusively presumed that the value to Tenant of remaining in possession, and the loss that will be suffered by Landlord as a result thereof, far exceed the Base Rent and additional rent that would have been payable had the Lease Term continued during such holdover period. Therefore, if Tenant does not immediately surrender the Premises upon the expiration or earlier termination of the Lease Term, then the Base Rent shall be increased to One Hundred Fifty percent (150%) of the Base Rent, and additional rent and other sums that would have been payable pursuant to the provisions of this Lease shall continue to be paid by Tenant as if the Lease Term had continued during such holdover period. Such rent shall be computed on a monthly basis and shall be payable on the first day of such holdover period and the first day of each calendar month thereafter during such holdover period until the Premises have been vacated. Landlord's acceptance of such rent shall not in any manner adversely affect Landlord's other rights and remedies, including Landlord's right to evict Tenant and to recover damages.

                                  ARTICLE XIII
                                    Insurance

          13.1 Landlord shall maintain throughout the Lease Term fire and extended coverage insurance on the Building in an amount at least equal to ninety-five percent (95%) of the replacement cost thereof. Landlord shall also maintain through the Lease Term broad form comprehensive general liability insurance (written on an occurrence basis and including an endorsement for personal injury^) in an amount of not less than two million dollars ($2,000,000) combined single limit per occurrence. All such insurance shall contain an endorsement that such insurance shall remain in full force and effect notwithstanding that the insured may have waived its claim against any person prior to the occurrence of a loss, and provide that the insurer waives all right of recover by way of subrogation against Tenant, its partners, agents and employees. Tenant shall not conduct any activity or place any item in or about the Building which may increase the rate of any insurance on the Building. If any increase in the rate of such insurance is directly and solely due to any such activity or item, then (whether or not Landlord has consented to such activity or item) Tenant shall pay the amount of such increase. The statement of any insurance company or insurance rating organization (or other organization exercising similar functions in connection with the prevention of fires or the correction of hazardous conditions) that such an increase is due to any such activity or item shall be presumptive evidence thereof.

          13.2 Tenant shall maintain throughout the Lease Term with a company licensed to do business in the jurisdiction in which the Building is located, (a) broad form comprehensive general liability insurance (written on an occurrence basis and including an endorsement for personal injury), and (b) all-risk property insurance for Tenant's property. Such liability insurance shall be in minimum amounts typically carried by prudent tenants engaged in similar operations, but in no event shall be in an amount less that two million dollars ($2,000,000) combined single limit per occurrence. Such property insurance shall be in an amount not less than that required to replace all Alterations and all other contents of the Premises. All such insurance shall name Landlord and the holder of any Mortgage as additional named insureds, contain an endorsement that such insurance shall remain in full ..force and effect notwithstanding that the insured may have waived its claim against any person prior to the occurrence of a loss, provide that the insurer waives all right of recovery by way of subrogation against Landlord, its partners, agents and employees, and contain an endorsement prohibiting cancellation, failure to renew, reduction in amount of insurance or change of coverage (1) as to the interests of Landlord or the holder of any Mortgage by reason of any act or omission of Tenant, and (2) without the insurer's giving Landlord thirty (30) days' prior written notice of such action. Landlord reserves the right from time to time to require Tenant to obtain higher minimum amounts of insurance, provided that Landlord can establish to Tenant's reasonable satisfaction that such higher minimum amounts are being required of all Tenants of the Building, or that such higher minimum amount is required because of Tenant/s particular use. Tenant shall deliver a certificate of such insurance and receipts evidencing payment of the premium for such insurance (and, upon request, copies of all- required insurance policies, including endorsements and declarations) to Landlord on or before the Lease Commencement Date and at least annually thereafter.

          13.3 To the extent obtainable, all insurance policies (other than worker's compensation insurance) which Tenant or Landlord must carry -pursuant to this Lease shall contain one of the following provisions and/or endorsements ("Waiver Provision"): (i) an express waiver of any right of subrogation by the insurance company against Landlord and its agents and employees, or Tenant, its agents and employees, as the case may be; or (ii) a statement that the policy shall not be invalidated should the insured waive in writing prior to a loss, any or all rights of recovery against any other party for losses covered by such policies. To the extent obtainable, Landlord's property insurance policy covering the Building shall also contain a Waiver Provision. Each party shall use diligent efforts to obtain a Waiver Provision from its insurer without thereby invalidating its insurance or adversely affecting its right to proceeds payable thereunder. Landlord and Tenant each hereby waives all claims for recovery against the other, to the extent that such claims are recoverable under valid and collectible insurance policies, or which would have been recoverable under insurance which a party was required to carry under this Lease and failed to do so, provided that the relevant insurance policies will not be invalidated and that no right to collect the proceeds payable under such policy will be adversely affected by the foregoing waiver.

                                   ARTICLE XIV
                                  Services and
                                    Utilities

          14.1 Landlord and Tenant acknowledge that there exists as of the Reference Date HVAC units that solely service the Premises and entry vestibules (the "Existing HVAC Units") and which Landlord shall repair and maintain-during the Term, provided that Tenant shall have the sole right to control the use and hours of use of such HVAC unit. Tenant shall maintain any upgrades on HVAC which may be installed by Tenant in accordance with the Alterations, Maintenance and Repairs and Work Agreement provisions of this Lease. Electric service adequate to service Tenant's Permitted Uses of the Premises, including servicing of the Existing HVAC Units, shall be submetered to Tenant which submetering unit currently exists in the Premises. Gas consumption shall be a prorated charge. Additional heating and air conditioning units provided by Tenant as an approved | Alteration shall be maintained by Tenant. Landlord will provide: janitorial service on Monday through Friday only (excluding legal public holidays celebrated by the federal government); common area electricity; water; elevator service; and exterior window-cleaning service. For utility purposes (other than electricity obtained by Tenant for the Premises through the submetering to be provided by Landlord), the normal hours of operation of the Building will be 8:00 a.m. to 6:00 p.m. on Monday through Friday (except such holidays) and 8:00 a.m. to 12:00 p.m. on Saturday (except such holidays) and such other hours, if any, as Landlord determines. Notwithstanding the foregoing provisions or any other provision of this Lease, Tenant shall have access to the parking area, Building and the Premises seven (7) days per week, twenty-four (24) hours per day. If utility service for Premises is not separately metered, Tenant shall pay for such extra service in accordance with Landlord's then-current schedule. The then current rent schedule shall reflect the Landlord's actual costs, including, but not limited to, the costs of utilities and building engineer service. If the utility service for the Premises is separately metered and a separate thermostat is located in the Premises, Tenant may activate the extra service without notice to Landlord. Except as otherwise specified herein, Landlord shall not be required to furnish services and utilities during hours other than the normal hours of operation of the Building.

                                   ARTICLE XV
                              Liability of Landlord

          15.1 Except for Landlord's gross negligence or willful misconduct, Landlord shall not be liable to Tenant, any Invitee or any other person or entity for any damage (including indirect and consequential damage), injury, loss or claim (including claims for the interruption of or loss to business) based on or arising out of any cause whatsoever (except as otherwise provided in this Section), including without limitation the following: repair to any portion of the Premises or the Building; interruption in the use of the Premises or any equipment therein; any accident or damage resulting from any use or operation (by Landlord, Tenant or any other person or entity) of elevators or heating, cooling, electrical, sewerage or plumbing equipment or apparatus; termination of this Lease by reason of damage to the Premises or the Building; 'fire, robbery, theft, vandalism, mysterious disappearance or any other casualty; actions of any other tenant of the Building or of any other person or entity; failure or inability to furnish any service specified in this Lease; and leakage in any part of the Premises or the Building from water, rain, ice or snow that may leak into, or flow from, any part of the Premises or the Building, or from drains, pipes or plumbing fixtures in the Premises or the Building. If any condition exists which may be the basis of a claim of constructive eviction, then Tenant shall give Landlord written notice thereof and a reasonable opportunity to correct such condition, and, provided that Landlord diligently proceeds to implement and complete repairs of such condition, in the interim Tenant shall not claim that it has been constructively evicted or is entitled to a rent abatement. Any property placed by Tenant or Invitees in or about the Premises or the Building shall be at the sole risk of Tenant, and Landlord shall not in any manner be responsible therefor. If any employee of Landlord receives any package or article delivered for Tenant, then such employee shall be acting as Tenant's agent for such purpose and not as Landlord's agent. For the purposes of this Article, the term "Building" shall be deemed to include the Land.

          15.2 Notwithstanding anything to the contrary contained in this Lease, during the Term, if Tenant is actually prevented from using all or a material portion of the Premises as a result of an interruption which is solely the fault of Landlord (and which does not constitute a casualty damage event as governed by Article XVII hereof), which prevention from use is not cured within ten (10) consecutive business days following Landlord's receipt of written notice thereof from Tenant stating Tenant's intent to receive an abatement, then monthly Base Rent and any Tenant's Operating Charges Exceedance shall, commencing on the eleventh (11th) business day following Landlord's receipt of the aforesaid notice, be equitably abated based upon the portion of the Premises which Tenant is so prevented from using, until and to the extent that Tenant is no longer so prevented from using such portion of the Premises as a result of the applicable interruption.

          15.3 Tenant shall reimburse Landlord for, and shall indemnify, defend upon request and hold Landlord, its employees and agents harmless from and against, all costs, damages, claims, liabilities, expenses (including attorneys' fees), losses and court costs suffered by or claimed against Landlord, directly or indirectly, based on or arising out of, in whole or in part,(a) use and occupancy of the Premises or the business conducted therein, (b) any negligent actor willful misconduct of Tenant or any Invitee, (c) any breach of Tenant's obligations under this Lease, including failure to surrender the Premises upon the expiration or earlier termination of the Lease Term, or (d) any physical damage to the Premises or Building (other than to portions of the Premises subject to demolition or new construction pursuant to the Tenant Work) or personal injury arising from entry by Tenant or any Invitee upon the Land prior to the Lease Commencement Date.

          15.4 If any landlord hereunder transfers the Building or such landlord's interest therein, then such landlord shall not be liable for any obligation or liability based on or arising out of any event or condition occurring after such transfer. Provided transferee accepts all obligations hereunder, within five (5) days after request, Tenant shall attorn to such transferee and execute, acknowledge and deliver any document submitted to Tenant confirming such attornment.

          15.5 Subject to the provisions of Section 15.2, Tenant shall not have the right to offset or deduct the amount allegedly owed to Tenant pursuant to any claim against Landlord from any rent or other sum payable to Landlord. Tenant's sole remedy for recovering upon such claim shall be to institute an independent action against Landlord.

          15.6 If Tenant or any Invitee is awarded a money judgment against Landlord, then recourse for satisfaction of such judgment shall be limited to execution against Landlord's estate and interest in the Building, including but not limited to the proceeds of sale of the Building. No other asset of Landlord shall be available to satisfy or subject to such judgment.

                                   ARTICLE XVI
                                      Rules

          16.1 Tenant and Invitees shall observe the rules specified in Exhibit
D. Tenant and Invitees shall also observe any other rule that Landlord may promulgate for the operation or maintenance of the Building, provided that notice thereof is given, such rule is not inconsistent in any manner with the provisions of this Lease or Tenant's Permitted Uses of the Premises, and that such rule does not increase Tenant's expenses. Landlord shall have no duty to enforce such rules or any provision of any other lease against any other tenant. Landlord shall not enforce any rules in a discriminatory fashion.

                                  ARTICLE XVII
                              Damage or Destruction

          17.1 If the Premises or the Building are totally or partially damaged or destroyed thereby rendering the Premises totally or partially inaccessible or unusable, then Landlord shall diligently repair and restore the Premises and the Building to substantially the same condition they were in prior to such damage or destruction; provided, however, that if in Landlord's judgment such repair and restoration cannot be completed within ninety (90) days after occurrence of such damage or destruction, then Landlord shall have the right, at its sole option, to terminate this Lease effective as of the seventy-fifth (75th) day after such damage or destruction by giving written notice of termination within forty-five (45) days after the occurrence of such damage or destruction. If the Lease is terminated pursuant to this Article, then Base Rent and additional rent shall be apportioned (based on the portion of the Premises which is reasonably usable for Tenant's particular business purposes after such damage or destruction and paid to the date of termination. If this Lease is not terminated as a result of such damage or destruction, then until such repair and restoration of the Premises are substantially complete (to be determined by Landlord's architect in accordance with the "substantial completion" provisions set forth in Exhibit B), Tenant shall be required to pay the Base Rent and additional rent only for the portion of the Premises that is reasonably usable for Tenant's particular business purposes while such repair and restoration are being made. If this Lease is not terminated as a result of such damage or destruction, then Landlord shall bear the expenses of such repair and restoration of the Premises and the Building; provided, however, that if such damage or destruction was caused by the negligent act or willful misconduct of Tenant or any Invitee, then Tenant shall pay the amount by which such expenses exceed the insurance proceeds, if any, actually received by Landlord on account of such damage or destruction, or which would likely have been received had Landlord carried the insurance required by this Lease (but failed to do so); and provided further, however, that Landlord shall not be required to repair or restore any Alteration previously made by Tenant or any of Tenant's trade fixtures, furnishings, equipment or personal property. Notwithstanding the foregoing, if Tenant's data center or NOC is significantly damaged by the casualty, and not as a result of the negligent act or willful misconduct of Tenant or an Invitee, then, in addition to other rent abatement provisions herein, Tenant shall not be required to pay any Base Rent until full operation of both the data center and NOC have been restored, and during such period Tenant shall be required to pay additional rent only for the portion of the Premises that is reasonably usable for Tenant's particular business purposes. Further, notwithstanding anything herein to the contrary, Landlord shall have the right to terminate this Lease if (a) Landlord's insurance is insufficient to pay the full cost of such repair and restoration, (b) the holder of any Mortgage fails or refuses to make such insurance proceeds available for such repair and restoration, (c) zoning or other applicable laws or regulations do not permit such repair and restoration, or (d) the damage to the Building exceeds twenty-five percent (25%) of the replacement value of the Building, in which case Landlord shall give notice of such termination within forty-five (45) days after occurrence of the casualty, and such termination shall be effective as of the seventy-fifth (75th) day after the date of the casualty. If Landlord elects to restore and repair the Premises, but fails to substantially complete said work within one hundred fifty (150) days after occurrence of the casualty, Tenant at its sole option may elect to terminate the Lease by giving Landlord written notice thereof at any time after such one hundred fiftieth (150th) day and prior to substantial completion of the work, and which termination shall be effective on the thirtieth (30th) day after delivery of such notice.

                                  ARTICLE XVIII
                                  Condemnation

          18.1 If one-third or more of the Premises or occupancy thereof shall be taken or condemned by any governmental or quasi - governmental authority for any public or quasi-public use or purpose or sold under threat of such a taking or condemnation (collectively, "condemned"), then this Lease shall terminate on the date title vests in such authority and rent shall be apportioned as of such date. If less than one-third of the Premises or occupancy thereof is condemned, then this Lease shall continue in full force and effect as to the part of the Premises not condemned, except that as of the date title vests in such authority Tenant shall not be required to pay the Base Rent and additional rent with respect to the part of the Premises condemned. Notwithstanding anything herein to the contrary, if twenty-five percent (25%) or more of the Land or the Building is condemned, then Landlord shall have the right to terminate this Lease as of the date title vest in such authority.

          18.2 All awards, damages and other compensation paid by such authority on account of such condemnation (other than as awarded to Tenant for Tenant's personal property, leasehold improvements installed at Tenant's expense, Tenant's damages, Tenant's business interruption, Tenant's relocation expenses, and other compensation awarded to Tenant pertaining to its use of the Premises; collectively, the "Tenant Compensation")) shall belong to Landlord, and Tenant assigns to Landlord all rights to such awards, damages and compensation. Tenant shall not make any claim against Landlord or the authority for any portion of such award, damages or compensation attributable to damage to the Premises (except as may relate to Tenant Compensation), value to the Landlord of the unexpired portion of the Lease Term, loss of Landlord's profits or Landlord's goodwill, leasehold improvements installed at Landlord's expense or severance damages suffered by Landlord. Nothing contained herein, however, shall prevent Tenant from pursuing a separate claim against the authority for Tenant's Compensation, including, without limitation, the value of furnishings and trade fixtures installed in the Premises at Tenant's expense and for relocation expenses, provided that such claim shall in no way diminish the award, damages or compensation payable to Landlord in connection with such condemnation.

                                   ARTICLE XIX
                                     Default

          19.1 An Event of Default is: (a)Tenant's failure to make when due any payment of the Base Rent, additional rent or other sum, which failure continues for ten (10) days after receipt of notice; (b) Tenant's failure to perform or observe any other covenant or condition ("Non-Monetary Breaches"), which failure continues for thirty (30) days after receipt of notice; provided, however, as to those Non-Monetary Breaches which cannot reasonably be cured within such thirty
(30) day period, Tenant shall not be in default provided that Tenant promptly commences the cure and thereafter diligently pursues it to completion; (c) Tenant's failure to occupy the Premises for a continuous period in excess of sixty (60) days; (d) an Event of Bankruptcy as specified in Article XX; or (e) Tenant's dissolution or liquidation.

          19.2 If there shall be an Event of Default, including an Event of Default prior to the Lease Commencement Date, then the provisions of this Section shall apply. Landlord shall have the right, at its sole option, to terminate this Lease. In addition, with or without terminating this Lease, Landlord may re-enter, terminate Tenant's right of possession and take possession of the Premises, in compliance with the requirements of applicable law. The provisions of this Article shall operate as a notice to quit, any other notice to quit or of Landlord's intention to re-enter the Premises being expressly waived. If necessary, Landlord may proceed to recover possession of the Premises under applicable laws, or by such other proceedings, including re-entry and possession, as may be applicable. If Landlord elects to terminate this Lease and/or elects to terminate Tenant's right of possession, then everything in this

Lease to be done by Landlord shall cease, without prejudice, however, to Tenant's liability for all rent and other sums accrued through the later of termination or Landlord's recovery of possession. Landlord may relet the Premises or any part thereof, alone or together with other premises, for such term(s) (which may extend beyond the date on which the Lease Term would have expired but for Tenant's default) and on such terms and conditions (which may include concessions or free rent and alterations of the Premises) as Landlord, in its reasonable discretion, may reasonably determine, and Landlord shall make a reasonable and good faith effort to attempt to collect rent due upon such reletting, but, subject to the preceding obligations of Landlord, Landlord shall not be liable for, nor shall Tenant's obligations be diminished by reason of, Landlord's failure to relet the Premises or collect any rent due upon such reletting. Whether or not this Lease is terminated, Tenant nevertheless shall remain liable for the Base Rent, additional rent or damages which may be due or sustained prior to such default, all costs, fees and expenses (including without limitation reasonable attorneys' fees, brokerage fees, and expenses actually incurred in placing the Premises in the condition required of Tenant pursuant to
Section 8.1 at Lease expiration or earlier termination) actually and reasonably incurred by Landlord in pursuit of its remedies and in renting the Premises to others from time to time. Tenant shall also be liable for additional damages which at Landlord's election shall be either; (a) an amount equal to the Base Rent and additional rent which would have become due during the remainder of the Lease Term, less the amount of rental, if any, which Landlord receives during such period from others to whom the Premises may be rented other than any additional rent payable as a result of any failure of such other person to perform any of its obligations), in which case such damages shall be computed and payable in monthly installments, in advance, on the first day of each calendar month following Tenant's default and continuing until the date on which the Lease Term would have expired but for Tenant's default. Separate suits may be brought to collect any such damages for any month(s), and such suits shall not in any manner prejudice Landlord's right to collect any such damages for any subsequent month(s), or Landlord may defer any such suit until after the expiration of the Lease Term, in which event such suit shall be deemed not to have accrued until the expiration of the Lease Term; or (b) an amount equal to the present value (as of the date of tenant's default) of the Base Rent and additional rent which would have become due through the date on which the Lease term would have expired but for Tenant's default, which damages shall be payable to Landlord in a lump sum on demand. For purposes of this Section, present value shall be computed by discounting at a rate equal to one (1) whole percentage point above the discount rate then in effect at the Federal Reserve Bank nearest to the Building. Tenant waives any right of redemption, re-entry or restoration of the operation of this Lease under any present or future law, including any such right which Tenant would otherwise have if Tenant shall be dispossessed for any cause. Upon an Event of Default, whether or not this Lease and/or Tenant's right of possession is|terminated, Landlord shall have the right to terminate any renewal or expansion right contained in this Lease and to grant or withhold any consent or approval pursuant to this Lease in its sole and absolute discretion.

          19.3 Landlord's rights and remedies set forth in this Lease are cumulative and in addition to Landlord's other rights and remedies at law or in equity, including those available as a result of any anticipatory breach of this Lease. Landlord's exercise of any such right or remedy shall not prevent the concurrent or subsequent exercise of any other right or remedy. Landlord's delay or failure to exercise or enforce any of Landlord's rights or remedies or Tenant's obligations shall not constitute a waiver of any' such rights, remedies or obligations. Landlord shall not be deemed to have waived any default unless such waiver expressly is set forth in an instrument signed by Landlord. Any such waiver shall not be construed as a waiver of any covenant or condition except as to the specific circumstances described in such waiver. Neither Tenant's payment of an amount less than a sum due nor Tenant's endorsement or statement on any check or letter accompanying such payment shall be deemed an accord and satisfaction. Notwithstanding any request or designation by Tenant, Landlord may apply any payment received from Tenant to any payment then due. Landlord may accept the same without prejudice to Landlord's right to recover the balance of such sum or to pursue other remedies. Re-entry and acceptance of keys shall not be considered an acceptance of a surrender of this Lease.

          19.4 If more than one natural person and/or entity shall constitute Tenant, then the liability of each such person or entity shall be joint and several. If Tenant is a general partnership or other entity the partners or members of which are subject to personal liability, then the liability of each such partner or member shall be joint and several.

          19.5 If Tenant fails to make any payment to any third party herein required or to do any act herein required to be made or done by Tenant, then Landlord may, but shall not be required to, make such payment or do such act. Landlord's taking such action shall not be considered a cure of such failure by Tenant or prevent Landlord from pursuing any remedy it is otherwise entitled to in connection with such failure. If Landlord elects to make such payment or do such act, then all expenses reasonably and actually incurred, plus interest thereon at the Default Rate (as hereinafter defined) from the date incurred to the date of payment thereof by Tenant, shall constitute additional rent. The Default Rate shall equal the rate per annum which is the greater of eighteen percent (18%) or five (5) whole percentage points above the prime rate published from time to time in the Money Rates section of the Wall Street Journal.

          19.6 If Tenant fails to make any payment of the Base Rent, additional rent or any other sum payable to Landlord on or before the date such payment is due and payable (without regard to any grace period specified in Section 19.1), then Tenant shall pay a late charge of five percent (5%) of the amount of such payment. In addition, such payment and such late fee shall bear interest at the Default Rate from the date such payment was due to the date of payment thereof.

                                   ARTICLE XX
                                   Bankruptcy

          20.1 An Event of Bankruptcy is: (a) Tenant's, a Guarantor's or any general partner (a "General Partner") of Tenant's becoming insolvent, as that term is defined in Title 11 of the United States Code (the "Bankruptcy Code"), or under the insolvency laws of any state (the "Insolvency Laws"); (b) appointment of a receiver or custodian for any property of Tenant, a Guarantor or a General Partner, or the institution of a foreclosure or attachment action upon any property of Tenant, a Guarantor or a General Partner; (c) filing of a voluntary petition by Tenant, a Guarantor or a General Partner under the provisions of the Bankruptcy Code or Insolvency Laws; (d) filing of any involuntary petition against Tenant, a Guarantor or a General Partner as the subject debtor under the Bankruptcy Code or Insolvency Laws, which either (1) is not dismissed within thirty (30) days after filing, or (2) results in the issuance of an order for relief against the debtor; or (e) Tenant's, a Guarantor's or a General Partner's making or consenting to an assignment for the benefit of creditors or a composition of creditors.

          20.2 Upon occurrence of an Event of Bankruptcy, Landlord shall have all rights and remedies available pursuant to Article XIX; provided, however, that while a case (the "Case") in which Tenant is the subject debtor under the Bankruptcy Code is pending, Landlord's right to terminate this Lease shall be subject, to the extent required by the Bankruptcy Code, to any rights of Tenant or its trustee in bankruptcy (collectively, "Trustee") to assume or assign this Lease pursuant to the Bankruptcy Code, Trustee shall not have the right to assume or assign this Lease unless Trustee promptly (a) cures all defaults under this Lease, (b) compensates Landlord for damages incurred as a result of such defaults, (c) provides adequate assurance of future performance on the part of Tenant as debtor in possession or Tenant's assignee, and (d) complies with all other requirement of the Bankruptcy Code. If Trustee fails to assume or assign this Lease in accordance with the requirements of the Bankruptcy Code within sixty (60) days after the initiation of the Case, then Trustee shall be deemed to have rejected this Lease. Adequate assurance of future performance shall require that the following minimum criteria be met: (1) Tenant's gross receipts in the ordinary course of business during the thirty (30) days preceding the Case must be greater than ten (10) times the next monthly installment of the Base Rent and additional rent; (2) Both the average and the median of Tenant's monthly gross receipts in the ordinary course of business during the seven (7) months preceding the Case must be greater than ten (10) times the next monthly installment of the Base Rent and additional rent; (3) Trustee must pay its estimated prorata share of the cost of all services performed or provided by Landlord (whether directly or through agents or contractors and whether or not previously included as part of the Base Rent) in advance of the performance or provision of such services; (4) Trustee must agree that Tenant's business shall be conducted in a first-class manner, and that no liquidating-sale, auction or other non-first-class business operation shall be conducted in the Premises; (5) Trustee must agree that no prohibited use shall be permitted; (6) Trustee must agree that the assumption or assignment of this Lease shall not violate or affect the rights of other tenants in the Building and the Complex; (7) Trustee must pay at the time the next monthly installment of the Base Rent is due, in addition to such installment, an amount equal to the monthly installments of the Base Rent and additional rent due for the next six (6) months thereafter, such, amount to be held as a security deposit; (8)Trustee must agree to pay, at any time Landlord draws on such security deposit, the amount necessary to restore such security deposit to its original amount; and
(9) All assurances of future performance specified in the Bankruptcy Code must be provided.

                                   ARTICLE XXI
                                  Subordination

          21.1 This Lease is subject and subordinate to the lien, provisions, operation and effect of all mortgages, deeds of trust, ground leases, other underlying leases, or other security instruments which may now or hereafter encumber the Building and/or the Land, (collectively, "Mortgages"). The holder of any Mortgage to which this Lease is subordinate shall have the right (subject to any required approval of the holders of any superior Mortgage) at any time to declare this Lease to be superior to the lien, provisions, operation and effect of such Mortgage and Tenant shall execute, acknowledge and deliver all confirming documents required by such holder.

          21.2 As a condition of Subordination to future Mortgages, Tenant shall at Landlord's request promptly execute within fifteen (15) days after Tenant's receipt thereof, any reasonable requisite or appropriate document provided that such document provides for Tenant's non-disturbance in the Premises so long as Tenant is not in default under this Lease. Tenant waives the provisions of any statute or rule of law now or hereafter in effect which may give or purport to give Tenant any right to terminate or otherwise adversely affect this Lease or Tenant's obligations in the event any such foreclosure proceeding is prosecuted or completed or in the event the Land, the Building or Landlord's interest therein is sold at a foreclosure sale or by deed or other transfer of real property interest in lieu of foreclosure. If the Building is sold at foreclosure sale or conveyed by deed in lieu of foreclosure, Tenant shall attorn to such purchaser and shall recognize such purchaser as the landlord under this Lease. Upon such attornment such purchaser shall not be (a) bound by any payment of the Base Rent or additional rent more than one (1) month in advance, (b) bound by any amendment of this Lease made without the consent of the holder of each Mortgage existing as of the date of such amendment, (c) liable for damages for any breach, act or omission of any prior landlord, or (d) subject to any offsets or defenses which Tenant might have against any prior landlord. Within fifteen
(15) days
after receipt, Tenant shall execute, acknowledge and deliver any reasonable requisite or appropriate document submitted to Tenant confirming such attornment.

          21.3 If any lender providing financing secured by the Building requires as a condition of such financing that modifications to this Lease be obtained, and provided that such modifications (a) are reasonable, (b) do not adversely affect Tenant's particular use of the Premises as herein permitted, and (c) do not increase the rent or any other sums to be paid or any expense to be incurred by Tenant, then Landlord may submit to Tenant an amendment to this Lease incorporating such modifications. Tenant shall execute, acknowledge and deliver such amendment to Landlord within fifteen (15) days after receipt.

          21.4 Landlord shall promptly provide a non-disturbance agreement from the holder of its existing Mortgage and shall use reasonable efforts to secure for Tenant a non-disturbance agreement from the holder of each Mortgage hereafter encumbering the Building who requires subordination of this Lease to its mortgage all in substantially the form attached hereto as Exhibit F.

          21.5 ARTICLE XXII Covenants of Landlord

          22.1 Landlord covenants that it has the right to enter into this Lease and that if Tenant shall perform timely all of its obligations, then, subject to the provisions of this Lease, Tenant shall during the Lease Term peaceably and quietly occupy and enjoy possession of the Premises without hindrance by Landlord or anyone claiming through Landlord.

          22.2 Provided that Landlord shall not disrupt or interfere with Tenant's business operations, or cause Tenant to incur additional costs or expenses, Landlord reserves the right to: (a) change the street address and name of the Building or Complex; (b) change the arrangement and location of entrances, passageways, doors, doorways, corridors, elevators, stairs, toilets or other public parts of the Building; (c) erect, use and maintain pipes and conduits in and through the Premises, provided that neither such installations, use, nor maintenance shall unreasonably interfere with Tenant's ingress and egress and Tenant's use of and operations in the Premises and Building; (d) grant to anyone the exclusive right to conduct any particular business in the Building or the Complex not inconsistent with the permitted use of the Premises;
(e) use or lease portions of the roof areas, the sidewalks and other exterior areas; (f) resubdivide the Land or to combine the Land with other lands; (g) construct improvements (including kiosks) on the Land and in the public and common areas of the Building; (h) relocate on the Land or about the Building any parking area designated for Tenant's use; and (i) install and display signs, advertisements and notices on any part of the exterior or interior of the Building. Exercise of any such right shall not be considered a constructive eviction or a disturbance of Tenant's business or occupancy.

                              ARTICLE XXIII General
                                   Provisions

          23.1 Tenant acknowledges that neither Landlord nor any broker, agent or employee of Landlord has made any representation or promise with respect to the Premises or the Building except as expressly set forth herein, and no right is being acquired by Tenant except as expressly set forth herein. This Lease contains the entire agreement of the parties and supersedes all prior agreements, negotiations, letters of intent, proposals, representations, warranties and discussions between the parties. This Lease may be changed in any manner only by an instrument signed by both parties.

          23.2 Nothing contained in this Lease shall be construed as creating any relationship between Landlord and Tenant other than that of landlord and tenant.

          23.3 Landlord and Tenant each warrants that in connection with this Lease it has not employed or dealt with any broker, agent or finder other than the Broker, which Broker is acting in a dual-agency capacity and which dual agency is hereby consented to by both Landlord and Tenant. Tenant and Landlord each shall indemnify and hold the other harmless from and against any claim for brokerage or other commissions asserted by any other broker, agent or finder employed by Tenant or Landlord, as the case may be, or with whom Tenant or Landlord has dealt, as the case may be.

          23.4 From time to time upon fifteen (15) days prior written notice, Tenant and each subtenant, assignee or occupant of Tenant shall execute, acknowledge and deliver to Landlord and any designee of Landlord a written statement providing the following requested information or certifying whether the following items are accurate, as the case may be: (a) that this Lease is in unmodified and in full force and effect (or that this Lease is in full force and effect as modified and stating the modifications); (b) the dates to which rent and any other charges have been paid; (c) that Landlord is not in default in the performance of any obligation (or specifying the nature of any default); (d) the address to which notices are to be sent; (e) that this lease is subject and subordinate to all Mortgages, subject to the provisions of Article XXI above; (f) that Tenant has accepted the Premises and all work thereto has been completed (or specifying the incomplete work); and (g) such other matters as Landlord may reasonably request. Any such statement may be relied upon by any owner of the Building or the Land, and any prospective purchaser of the Building or the Land, any holder or prospective holder of a Mortgage or any other person or entity. Tenant acknowledges that time is of the essence to the delivery of such statements and Tenant's failure to deliver such statements within the period specified may cause substantial damages resulting from, for example, delays in obtaining financing secured by the Building.

          23.5 Landlord, Tenant, Guarantors and General Partners waive trial by jury in any action, claim or counterclaim brought in connection with any matter arising out of or in any way connected with this Lease, the landlord-tenant relationship, Tenant's use or occupancy of the Premises or any claim of injury or damage. Landlord, Tenant, all Guarantors and all General Partners waive any objection to the venue of any action filed in any court situated in the jurisdiction in which the Building is located and waive any right under the doctrine of forum nonconveniens or otherwise to transfer any such action filed in any such court to any other court.

          23.6 All notices or other required communications shall be in writing-and shall be deemed duly given when delivered (or refused) in person (with receipt therefor), or when delivered (or refused) by overnight courier service such as Federal Express which maintains delivery records, or when delivered (or refused) by certified or registered mail, return receipt requested, postage prepaid, to the following addresses: (a) if to Landlord, at c/o Real Estate Capital Partners, L.P., 1185 Avenue of the Americas, 18th Floor, New York, New York 10036-2601 with a copy to Flinn & Beagan, 8300 Boone Boulevard, Suite 225, Vienna,

Virginia 22182-2630, Attention: Robert J. Beagan, Esquire; or (b) if to Tenant, at the Tenant Addresses for Notices. Either party may change its address (es) for the giving of notices given in accordance with this Section. If Landlord or the holder of any Mortgage notifies Tenant that a copy of each notice to Landlord shall be sent to such holder at a specified address, then Tenant shall send (in the manner specified in this Section and at the same time such notice is sent to Landlord) a copy of each such notice to such holder, and no such notice shall be considered duly sent unless such copy is so sent to such holder. If Tenant claims-that Landlord has breached any obligation, then Tenant shall send such holder notice specifying the breach and permit such holder a reasonable opportunity to cure the breach.

          23.7 Each provision of this Lease shall be valid and enforceable to the fullest extent permitted by law. If any provision or its application to any person or circumstance shall to any extent be invalid or unenforceable, then such provision shall be deemed to be replaced by the valid and enforceable provision most substantively similar thereto, and the remainder of this Lease and the application of such provision to other persons or circumstances shall not be affected.

          23.8 Feminine, masculine or neuter pronouns shall be substituted for those of another form, and the plural or singular shall be substituted for the other number, in any place in which the context may require.

          23.9 The provisions of this Lease shall be binding upon and inure to the benefit of the parties and their respective representatives, successors and assigns, subject to the provisions herein restricting assignment or subletting.

          23.10 Tenant shall permit Landlord and its designees to enter the Premises, without charge therefor and without diminution of the rent payable by Tenant, to inspect and exhibit the Premises and make such alterations and repairs as Landlord may deem necessary. Landlord shall give Tenant reasonable advance notice prior to entry except in cases of emergency. Landlord's entry, alterations and repairs shall be done in such a manor as to minimize any adverse impact upon Tenant. Notwithstanding the foregoing, Tenant may designate one or more areas of the Premises as secure areas and Landlord shall have no right of access thereto without being accompanied by Tenant's designated representative, except in the case of emergencies.

          This Lease shall be governed by the laws of the jurisdiction in which the Building is located.

          Headings are used for convenience and shall not be considered when construing this Lease.

          The submission of an unsigned copy of this document to Tenant shall not constitute an offer or option to lease. This Lease shall become effective and binding only upon execution and delivery by both Landlord and Tenant.

          Time is of the essence with respect to each obligation of Tenant and Landlord.

          This Lease may be executed in multiple counterparts, each of which is deemed an original and all of which constitute one and the same document.

          Neither this Lease nor a memorandum thereof shall be recorded. This Lease is a deed of lease if the Term exceeds five years.

          Landlord reserves the right to make reasonable changes to the lans and specifications for the Building without Tenant's consent, provided such changes do not alter the character of the Building as a first-class office building.

          The rentable area of the Building and the Premises shall be determined by Landlord's architect in accordance with a modified version of the Building Owners and Managers Association International's Modified Method for Measuring Floor Area, ANSI/BOMA, in Office Buildings ANSI/BOMA dated June, 1996. Tenant's architect may verify such measurements.

          Except as otherwise provided in this Lease, any additional rent or other sum owed by Tenant to Landlord, and any cost, expense, damage or liability incurred by Landlord for which Tenant is liable under this Lease, shall be considered additional rent payable pursuant to this Lease and paid by Tenant no later than ten (10) days after the date Landlord notifies Tenant of the amount thereof.

          23.20 Tenant's liabilities existing as of the expiration or earlier termination of the Lease Term shall survive such expiration or earlier termination, except as otherwise expressly provided herein.

          I (pound) Landlord or Tenant is in any way delayed or prevented from performing any obligation due to fire, act of God, governmental act or failure to act, labor dispute, inability to procure materials or any cause beyond Landlord's or Tenant's respective reasonable control (whether similar or dissimilar to the foregoing events), then the time for performance of such obligation shall be excused for the period of such delay or prevention and extended for a period equal to the period of such delay or prevention. The foregoing shall not apply to an obligation to pay rent or additional rent.

          The deletion of any printed, typed or other portion of this Lease shall not evidence an intention to contradict such deleted portion. Such deleted portion shall be deemed not to have been inserted in this Lease.

          The persons executing this Lease on behalf of each of Landlord and Tenant warrant that such persons are duly authorized to so act.

          23.24 At Landlord's request from time to time, Tenant shall submit annual financial statements and such additional information regarding Tenant's financial condition as Landlord may reasonably request. Tenant warrants that all such statements and information heretofore or hereafter submitted to Landlord are and shall be correct and complete. Landlord agrees to keep such financial information confidential and use it for purposes related to the Lease, provided, however, Landlord may disclose such information to its current or potential lenders, purchasers, partners, joint ventures, and/or investors on a need-to-know basis; provided further that there shall be no such restriction on the disclosure of such financial information if such is already in the public domain.

                                  ARTICLE XXIV
                                     Antenna

          24.1 Subject to the satisfaction of all the conditions in this Article, Tenant shall have the non-exclusive right to install in an area designated by Landlord on the roof of the Building one (1) antenna and one (1) satellite dish together with the cables extending from such equipment to the Premises, in accordance with the plans and specifications approved in writing by the Landlord, such approval not to be unreasonably withheld, conditioned or delayed. Without limitation of the foregoing, Landlord's approval under this Article XXIV shall include the review and approval of Landlord's engineering consultant in order to ensure that the structural integrity of the Building will not be compromised. Tenant shall reimburse Landlord for all reasonable expenses actually incurred in connection with such consultant's review. Tenant shall not be entitled to install such equipment (i) which is greater than 3.5 meters in diameter, (ii) which is more than ten (10) feet in height, (iii) if such installation would adversely affect (or in a manner that would adversely affect) any warranty with respect to the roof of the Building, (iv) if such installation would adversely affect (or in a manner that would adversely affect) the structure or any of the building systems of the Building, or if such installation would require (or in a manner that would require) any structural alteration to the Building, unless Landlord in its sole and absolute discretion approves in writing such structural alteration, (v) if such installation would violate (or in a manner that would violate) any covenant, condition, or restriction of record affecting the Building or any applicable federal, state or local law, rule or regulation, (vi) unless such equipment is used only as an internal service to Tenant in its normal business operations and not as a medium for the resale of specific telecommunication services to third-parties (or, if permitted to be used for such resale purposes, Landlord reserves the right to charge Tenant, a market fee for each piece of equipment used for the resale of telecommunication services to outside entities) and the right to such use is not assignable nor transferable by the Tenant except to permitted parties identified in Section 7.6, (vii) unless Tenant has obtained at Tenant's expense, and has submitted to Landlord copies of, all permits and approvals relating to such equipment and such installation, (viii) unless such equipment is white or of a beige or lighter color, (ix) unless such equipment is installed, at Tenant's sole cost and expense, by-a qualified contractor chosen by Tenant and approved in advance by Landlord, which approval shall not be unreasonably withheld, and
(x) unless Tenant obtains Landlord's prior consent to the manner in which such installation work is to be done, such consent not to be unreasonably withheld, conditioned or delayed. All plans and specifications concerning such installation shall be subject to Landlord's prior written approval, which approval shall not be unreasonably withheld, conditioned or delayed.

          24.2 Upon reasonable prior notice to Landlord (except in case of emergency repairs), Tenant shall, at no charge to Tenant, have access to any such equipment to the extent necessary for Tenant to perform its maintenance obligations hereunder. Any such access by Tenant shall be subject to reasonable rules and regulations relating thereto established from time to time by Landlord, including a requirement that Tenant be accompanied by Landlord's representative.

          24.3 At all times during the Lease Term, Tenant shall maintain said equipment in good condition and in a manner that avoids interference with or disruption to Landlord and other tenants of the Building. At the expiration or earlier termination of the Lease Term, Tenant shall remove such equipment and related equipment from the Building and surrender the area in good condition, ordinary wear and tear and damage from casualty excepted.

          24.4 Upon fifteen (15) days prior written notice to Tenant, Landlord shall have the right to require Tenant to relocate the equipment, if in Landlord's opinion such relocation is necessary or desirable. Any such relocation shall be performed by Tenant at Landlord's expense, and in accordance with all of the requirements of this Section. Nothing in this Section shall be construed as granting Tenant any line of sight easement with respect to such satellite dish equipment; provided, however, that if Landlord requires that such equipment be relocated in accordance with the preceding two (2) sentences, then Landlord shall use reasonable efforts to provide either (a) the same line of sight for such equipment as was available prior to such relocation, or (b) a line of sight for such equipment which is functionally equivalent to that available prior to such relocation.

          24.5 It is expressly understood that by granting Tenant the right hereunder, Landlord makes no representation as to the legality of such equipment or its installation. In the event that any federal, state, county, regulatory or other authority requires the removal or relocation of such equipment, Tenant shall remove or relocate such equipment at Tenant's sole cost and expense, and Landlord shall under no circumstances be liable to Tenant therefor.

          24.6 Tenant shall indemnify and hold Landlord harmless from and against all costs, damages, claims, liabilities and expenses (including attorneys' fees) suffered by or claimed against Landlord, directly or indirectly, based on, arising out of or resulting from any act or omission by Tenant or Tenant's employees, agents, assignees, subtenants, contractors, clients, guests, licensees, customers or invitees with respect to the installation, use, operation, maintenance, repair or disassembly of such equipment and related equipment.

                                   ARTICLE XXV
                                    Generator

          25.1 Tenant shall have the right, at its own expense to install a generator and above ground storage tank at the location shown on Exhibit E to provide uninterrupted power to the Premises. Tenant shall comply with the provisions of Section 9.2 dealing with Alterations. Tenant anticipates that the generator will be a 1,000 gallon, 350 KVA generator. Landlord shall have the right to reasonably approve the size, shape, materials, change in location other than as shown on Exhibit E, screening and installation method of such generator. In addition, any generator and any storage tank must meet all applicable governmental rules, regulation and approvals. There shall be only above ground fuel storage tank (no underground storage tank) constructed to provide fuel' for the generator. Tenant shall be solely responsible for all costs associated with the approval and installation process. Tenant shall indemnify Landlord for all costs associated with any damage to the Building or Complex, or due to Tenant's access to the generator and maintenance, repair, fueling or operation of the generator and the storage tanks. Tenant shall restore at Tenant's expense prior to the expiration of the Lease Term, the area at the location of the generator to its condition prior to installation of the generator and the above ground storage tank. If a local regulatory entity with jurisdiction over Tenant's generator does not allow the generator to be placed and used in the location shown on Exhibit E, Tenant shall have the right to relocate and use the generator elsewhere on the Land at a location approved by Landlord in its sole but reasonable discretion, taking into account, among other things, the aesthetic, traffic, site use, safety and screening considerations. All costs of placing and using the generator at such location shall be borne by Tenant. In the event the generator is placed at a location other than as delineated in Exhibit E, the number of parking spaces to which Tenant shall be entitled under
Article II shall be reduced by the actual number of parking spaces required to accommodate said generator.

                                  ARTICLE XXVI
                                Early Occupancy

Tenant shall have the right to occupy up to three thousand (3,000) rentable square feet of space on the first floor of the Building being part of the Premises designated by Landlord (the "Temporary Premises") until Tenant's Premises is ready for Tenant occupancy. Provided Tenant has posted the cash Security Deposit as contemplated under Section 11.1, Landlord shall deliver the Temporary Premises to Tenant on the Reference Date, in broom clean condition, with all utilities connected and operating to serve the Temporary Premises. Tenant shall pay the Operating Charges associated with its use of the Temporary Premises, obtain a certificate of occupancy from all required governmental authorities, and maintain all life safety, and ingress and egress requirements during its occupancy. Tenant shall maintain insurance specified by this Lease during the occupancy of the Temporary Premises. Tenant shall provide to Landlord proof of the Certificate of Occupancy and all required insurance prior to occupying the Temporary Premises. The requirement to pay separate Operating Charges for use of the Temporary Premises shall terminate on the Lease Commencement Date

     IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease under seal as of the Reference Date first above written


By:                                      By:
    ----------------------------------       -----------------------------------

Title                                    Title
      --------------------------------         ---------------------------------


WITNESS/ATTEST:                          TENENT

                                         ARBINET HOLDING, INC.


By:                                      By:
    ----------------------------------       -----------------------------------

Title:                                   Title:
       -------------------------------          --------------------------------

                                  OFFICE LEASE

                                   Between 75

                                   BROAD, LLC

                                    Landlord

                                       And

                              ARBINET HOLDING, INC.

                                     Tenant

                             Premises:

                                       Entire 20th Floor, a position of the 17th
                                                 Floor and 20th Setback space on
                                                   Beaver St side of Building 67
                                        A/k/a 75 Broad Street New York, New York

                          STANDARD FORM OF OFFICE LEASE

          AGREEMENT OF LEASE, made as of this 20th day of January, 2000 between 75 BROAD. LLC, a New York limited liability company, having an office at 150 Broadway, 8th Floor, Suite 800, New York, New York 10038, party of the first part, hereinafter referred to as LANDLORD, and ARBINET HOLDINGS, INC., a NY corporation having an office at 33 $$$ St, 1st floor, party of the second part, hereinafter referred to as TENANT. NY NY

          WITNESSETH: Landlord hereby leases to Tenant and Tenant hereby hires from Landlord, the entire twentieth (20th) floor, and a portion of the seventeenth (17th) floor for Tenant's Generator as provided in Article 53 and as shown on the floor plans annexed hereto and made a part hereof as Exhibits A and A-1 and the setback space on the Beaver Street side of the Building, as delineated as setback 1 on the Setback Plan attached hereto as Exhibit A-2 (collectively the "Demised Premises" or "demised premises", whether capitalized or not) in the building known as 67 a/k/a 75 Broad Street in the Borough of Manhattan, City of New York (the "Building" or "Building", whether capitalized or not), for the term of approximately fifteen (15) years and six (6) months (or until such term shall sooner cease and expire as hereinafter provided) which shall commence upon the unconditional execution of this Lease by Landlord and Tenant (the "Commencement Date") and shall expire nevertheless on the last day of the one hundred eighty-sixth (186th) calendar month following the Commencement Date (the "Expiration Date"), both dates inclusive, at annual rental rates, as provided in the Rent Schedule annexed hereto and made a part hereof as Exhibit B (the "fixed rent" or "Fixed Rent" or "Fixed Annual Rent," whether capitalized or not), which Tenant agrees to pay in lawful money of the United States which shall be legal tender in payment of all debts and dues, public and private, at the time of payment, in equal monthly installments in advance on the first day of each month during said term, at the office of Landlord or such other place as Landlord may designate, without any set off, counterclaim or deduction whatsoever. The first (1st) monthly installment of fixed rent shall be paid upon execution of this Lease by Tenant.

          The parties hereto, for themselves, their heirs, distributees, executors, administrators, legal representatives, successors and assigns, hereby covenant as follows:

          1. Rent. Tenant shall pay the rent as above and as hereinafter provided.

          2. Occupancy. Tenant shall use and occupy the Demised Premises for telecommunications switching equipment, fiberoptic routing, and related administrative offices and for no other purpose.

          3. Alterations. Tenant shall make no changes in or to the Demised Premises of any nature without Landlord's prior written consent provided, however, that Tenant may make purely decorative changes such as painting and installation of partitions and carpeting without Landlord's consent, but upon notice to Landlord. Subject to the prior written consent of Landlord, not to be unreasonably withheld or delayed and to the provisions of this Article, Tenant at Tenant's expense, may make non-structural alterations, installations, additions or improvements which do not affect utility services or plumbing and electrical lines, in or to the interior of the Demised Premises using licensed and reputable contractors or mechanics first reasonably approved by Landlord. Landlord agrees to respond to Tenant's request for consent within 5 business days following receipt of Tenant's request therefore. All labor employed by Tenant shall be harmonious and compatible with the labor employed by Landlord and other tenants in the Building, it being agreed that if such labor shall be incompatible, Tenant shall forthwith on Landlord's demand withdraw such labor from the Demised Premises. Notwithstanding the foregoing, Tenant must use Landlord's base building contractor for any electrical work in and to or from the Demised Premises. Tenant shall, at its expense, before making any alterations, additions, installations or improvements obtain all permits, approval and certificates required by any governmental or quasi-governmental bodies and (upon completion) certificates of final approval thereof and shall deliver promptly duplicates of all such permits, approvals and certificates to Landlord. Tenant agrees to carry and will cause Tenant's contractors and sub-contractors to carry such workman's compensation, general liability, personal and property damage insurance as Landlord may require. If any mechanic's lien is filed against the Demised Premises or the Building for work claimed to have been done for, or materials furnished to, Tenant, whether or not done pursuant to this Article, the same shall be discharged by Tenant within thirty (30) days after Tenant receives written notice thereof at Tenant's expense, by filing the bond required by law or otherwise. All fixtures and all paneling, partitions, railings and like installations, installed in the Demised Premises at any time, either by Tenant or by Landlord on Tenant's behalf, shall, upon installation, become the property of Landlord and shall remain upon and be surrendered with the Demised Premises unless Landlord, by notice to Tenant no later than thirty (30) days prior to the date fixed as the termination of this (ease, elects to relinquish Landlord's right thereto and to have them removed by Tenant, in which event the same shall be removed from the Demised Premises by Tenant prior to the expiration of the lease, at Tenant's expense. Landlord hereby requires Tenant to remove the Generator and all switching equipment and wiring and other equipment appurtenant thereto, as defined below. Nothing in this Article shall be construed to give Landlord title to or to prevent Tenant's removal of trade fixtures, moveable office furniture and equipment, but upon removal of any such furniture, fixtures and equipment from the Demised Premises or upon removal of other installations as may be permitted hereunder, Tenant shall immediately and at its expense, repair and restore the Demised Premises to the condition existing prior to installation and repair any damage to the Demised Premises or the Building due to such removal. All property permitted to be removed by Tenant at the end of the term remaining in the Demised Premises after Tenant's removal shall be deemed abandoned and may, at the election of Landlord, either be retained as Landlord's property or removed from the Demised Premises by Landlord, at Tenant's expense.

          With respect to any proposed work, Tenant shall, submit (a) "load letter" evidencing Tenant's proposed floor and electrical loads and (b) final "as built" plans.

          4. Repairs: Landlord shall maintain and repair the exterior of and the public portions of the Building and ail Building systems servicing the Demised Premises. Tenant shall, throughout the term of this lease, take good care of the Demised Premises (which includes the setback space) including the windows and window frames and, the fixtures and appurtenances therein and at Tenant's sole cost and expense promptly make all repairs thereto and to the Building, whether structural or non-structural in nature, caused by or resulting from the carelessness, omission, neglect or improper conduct of Tenant, Tenant's servants, employees, invitees, or licensees. Tenant shall also repair all damage to the Building and the Demised Premises caused by the moving of Tenant's fixtures, furniture or equipment All the aforesaid repairs shall be of quality or class equal to the original work or construction. If Tenant fails, after 15 days notice, to proceed with due diligence to make repairs required to be made by Tenant, the same may be made by the Landlord at the expense of Tenant, and the expenses thereof incurred by Landlord shall be collectible, as additional rent, after rendition of a bill or statement therefor, if the Demised Premises be or become infested with vermin, Tenant shall, at its expense, cause the same to be exterminated. Tenant shall give Landlord prompt notice of any defective condition in any plumbing, heating system or electrical lines located in the Demised Premises and following such notice, Landlord shall remedy the condition with due diligence, but at the expense of Tenant, if repairs are necessitated by damage or injury attributable to Tenant, Tenant's servants, agents, employees, invitees or licensees as aforesaid. There shall be no allowance to the Tenant for a diminution of rental value and no liability on the part of Landlord by reason of inconvenience, annoyance or injury to business arising from Landlord, Tenant or others making or failing to make any repairs, alterations, additions or improvements in or to any portion of the Building or the Demised Premises or in and to the fixtures, appurtenances or equipment thereof. The provisions of this Article 4 with respect to the making of repairs shall not apply in the case of fire or other casualty with regard to which Article 9 shall apply.

          5. Window Cleaning: Tenant will not clean nor require, permit, suffer or allow any window in the Demised Premises to be cleaned from the outside in violation of Section 202 of the New York State Labor Law or any other applicable law or of the Rules of the Board of Standards and Appeals, or of any other Board or body having or asserting jurisdiction.

          6. Requirements of Law, Fire Insurance, Floor Loads: Prior to the commencement of the lease term, if Tenant is then in possession, and at all times thereafter, Tenant shall, at Tenant's sole cost and expense, promptly comply with all present and future laws, orders and regulations of all state, federal, municipal and local governments, departments, commissions and boards and any direction of any public officer pursuant to law, and all orders, rules and regulations of the New York Board of Fire Underwriters, or the Insurance Services Office, or any similar body which shall impose any violation, order or duty upon Landlord or Tenant with respect to the Demised Premises, whether or not arising out of Tenant's use or manner of use thereof, or, with respect to the Building, if arising out of Tenant's use or manner of use of the Demised Premises or the Building (including the use permitted under the lease). Nothing herein shall require Tenant to make structural repairs or alterations unless Tenant has, by its manner of use of the Demised Premises or method of operation therein, violated any such laws, ordinances, orders, rules, regulations or requirements with respect thereto. Tenant shall not do not permit any act or thing to be done in or to the Demised Premises which is contrary to law, or which will invalidate or be in conflict with public liability, fire or other policies of insurance at any time carried by or for the benefit of Landlord. Tenant shall not keep anything in the Demised Premises except as now or hereafter permitted by the Fire Department, Board of Fire Underwriters, Fire Insurance Rating Organization and other authority having jurisdiction, and then only in such manner and such quantity so as not to increase the rate for fire insurance applicable to the Building, nor use the Demised Premises in a manner which will increase the insurance rate for the Building or any property located therein over that in effect prior to the commencement of Tenant's occupancy. If by reason of failure to comply with the foregoing the fire insurance rate shall, at the beginning of this lease or at any time thereafter, be higher than it otherwise would be, then Tenant shall reimburse Landlord, as additional rent hereunder, for that portion of all fire insurance premiums thereafter paid by Landlord which shall have been charged because of such failure by Tenant In any action or proceeding wherein Landlord and Tenant are parties, a schedule or "make-up" or rate for the Building or Demised Premises issued by a body making fire insurance rates applicable to said Demised Premises, shall be conclusive evidence of the facts therein stated and of the items and changes in the fire insurance rates applicable to the Demised Premises. Tenant shall not place a load upon any floor of the Demised Premises exceeding the floor load per square foot area which it was designed to carry and which is allowed by law. Landlord reserves the right to prescribe the weight and position of all safes, business machines and mechanical equipment. Such installations shat! be placed and maintained by Tenant, at Tenant's expense, in settings sufficient, in Landlord's judgement, to absorb and prevent vibration, noise and annoyance.

          7. Subordination: This lease is subject and subordinate to all ground or underlying leases and to all mortgages which may now or hereafter affect such leases or the real property of which the Demised Premises form a part thereof, and to all renewals, modifications, consolidations, replacements and extensions of any such underlying leases and mortgages. This clause shall be self-operative and no further instrument or subordination shall be required by any ground or underlying lessor or by any mortgagee, affecting any lease or the real property of which the Demised Premises are a part. In confirmation of such subordination, Tenant shall execute promptly any certificate that Landlord may request.

          8. Property- Loss, Damage, Reimbursement, Indemnity: Landlord or its agents shall not be liable for any damage to property of Tenant or of others entrusted to employees of the Building, nor for loss of or damage to any property of Tenant by theft or otherwise, nor for any injury or damage to persons or property resulting from any cause of whatsoever nature, unless caused by or due to the negligence or wilful acts of Landlord, its agents, servants or employees. Landlord or its agents shall not be liable for any damage caused by other tenants or persons in, upon or about said Building or caused by operations in connection of any private, public or quasi public work. If at any time any windows of the Demised Premises are temporarily closed, darkened or bricked up (or permanently closed, darkened or bricked up, if required by law) for any reason whatsoever including, but not limited to Landlord's own acts, Landlord shall not be liable for any damage Tenant may sustain thereby and Tenant shall not be entitled to any compensation here for nor any abatement or diminution of rent nor shall the same release Tenant from its obligations hereunder nor constitute an actual or constructive eviction. Tenant shall indemnify and save harmless Landlord against and from all liabilities, obligations, damages, penalties, claims, costs and expenses for which Landlord shall not be reimbursed by insurance, including reasonable attorney's fees, paid, suffered or incurred as a result of any breach by Tenant, Tenant's agents, contractors, employees, invitees, or licensees, of any covenant or condition of this lease, or the carelessness, negligence or improper conduct of the Tenant, Tenant's agents, contractors, employees, invitees or licensees. Tenant's liability under this lease extends to the acts and omissions of any sub-tenant and any sub-tenant, agent, contractor, employee, invitee or licensee of any subtenant. In case any action or proceeding is brought against Landlord by reason of any such claim, Tenant, upon written notice from Landlord, will, at Tenant's expense, resist or defend such action or proceeding by counsel approved by Landlord in writing, such approval not to be unreasonably withheld.

          9. Destruction, Fire and Other Casualty: (a) If the Demised Premises or any part thereof shall be damaged by fire or other casualty, Tenant shall give immediate notice thereof to Landlord and this lease shall continue in full force and effect except as hereinafter set forth, (b) If the Demised Premises are partially damaged or rendered partially unusable by fire or other casualty, the damages thereto shall be repaired by and at the expense of Landlord and the rent, until such repair shall be substantially completed, shall be apportioned from the day fallowing the casualty according to the portion of the Demised Premises which is usable, (c) If the Demised Premises are totally damaged or rendered wholly unusable by fire or other casualty, then the rent shall be proportionately paid up to the time of the casualty and thenceforth shall cease until the date when the Demised Premises shall have been repaired and restored by Landlord, subject to Landlord's right to elect not to restore the same as hereinafter provided, (d) if the Demised Premises are rendered wholly unusable or (whether or not the Demised Premises are damaged in whole or in part) if the Building shall be so damaged that Landlord shall decide to demolish it or to rebuild it, then, in any such events, Landlord may elect to terminate this lease by written notice to Tenant, given within 90 days after such fire or casualty, specifying a date for the expiration of the lease, which date shall not be more than 60 days after the giving of such notice, and upon the date specified in such notice the term of this lease shall expire as fully and completely as if such date were the date set forth above for the termination of this lease and Tenant shall forthwith quit, surrender and vacate the Demised Premises without prejudice however, to Landlord's rights and remedies against Tenant under the lease provisions in effect prior to such termination, and any rent owing shall be paid up to such date and any payments of rent made by Tenant which were on account of any period subsequent to such date shall be returned to Tenant. Unless Landlord shall serve a termination notice as provided for herein, Landlord shall make the repairs and restorations under the conditions of (b) and
(c) hereof, with ail reasonable expedition, subject to delays due to adjustment of insurance claims, labor troubles and causes beyond Landlord's control. After any such casualty, Tenant shall cooperate with Landlord's restoration by removing from the Demised Premises as promptly as reasonably possible, all of Tenant's salvageable inventory and movable equipment, furniture, and other property. Tenant's liability for rent shall resume five (5) days after written notice from Landlord that the Demised Premises are substantially ready for Tenant's occupancy, (e) Nothing contained hereinabove shall relieve Tenant from liability that may exist as a result of damage from fire or other casualty. Notwithstanding the foregoing, each party shall look first to any insurance in its favor before making any claim against the other party for recovery for loss or damage resulting from fire or other casualty, and to the extent that such insurance is in force and collectible and to the extent permitted by law, Landlord and Tenant each hereby releases and waives all right of recovery against the other or any one claiming through or under each of them by way of subrogation or otherwise. The foregoing release and waiver shall be in force only if both releasors' insurance policies contain a clause providing that such a release or waiver shall not invalidate the insurance. If, and to the extent, that such waiver can be obtained only by the payment of additional premiums, then the party benefiting from the waiver shall pay such premium within ten (10) days after written demand or shall be deemed to have agreed that the party obtaining insurance coverage shall be free of any further obligation under the provisions hereof with respect to waiver of subrogation. Tenant acknowledges that Landlord will not carry insurance on Tenant's furniture and or furnishing or any fixtures or equipment, improvements, or appurtenances removable by Tenant and agrees that Landlord will not be obligated to repair any damage thereto or replace the same,
(f) Tenant hereby waives the provisions of Section 227 of the Real Property Law and agrees that the provisions of this Article shall govern and control in lieu thereof.

          10. Eminent Domain: If the whole or any part of the Demised Premises shall be acquired or condemned by eminent domain for any public or quasi public use or purpose, then and in that event, the term of this lease shall cease and terminate from the date of title vesting in such proceeding and Tenant shall have no claim for the value of any unexpired term of said lease.

          11. Assignment, Mortgage, Etc.: Tenant, for itself, its heirs, distributees, executors, administrators, legal representatives, successors and assigns, expressly covenants that it shall not assign, mortgage or encumber this Lease, nor underlet, or suffer or permit the Demised Premises or any part thereof to be used by others without the prior written consent of Landlord in each instance. Transfer of the majority of the stock of a corporate Tenant shall be deemed an assignment of this lease. If this lease be assigned, or if the Demised Premises or any part thereof be underlet or occupied by anybody other than Tenant, Landlord may, after default by Tenant, collect rent from the assignee, under-tenant or occupant, and apply the net amount collected to the rent herein reserved, but no such assignment, underletting, occupancy or collection shall be deemed a waiver of this covenant, or the acceptance of the assignee, under-tenant or occupant as tenant, or a release of Tenant from the further performance by Tenant of covenants on the part of Tenant herein contained. The consent by Landlord to an assignment or underletting shall not in anyway be constructed to relieve Tenant from obtaining the express consent in writing of Landlord to any further assignment or underletting.

          12. Electric Current: Tenant covenants and agrees that at all times its use of electric current shall not exceed the capacity of existing feeders to the Building or the risers or wiring installation and Tenant may not use any electrical equipment which, in Landlord's opinion will overload such installations or interfere with the use thereof by other tenants of the Building. The change at any time of the character of electric service shall in no manner make Landlord liable or responsible to Tenant, for any loss, damages or expenses which Tenant may sustain.

          13. Access to Premises: Landlord or Landlord's agents shall have the right (but shall not be obligated) to enter the Demised Premises in any emergency at any time, and, at other reasonable times, to examine the same and to make such repairs, replacements and improvements as Landlord may deem necessary and reasonably desirable to any portion of the Building or which Landlord may elect to perform in the Demised Premises after Tenant's failure to make repairs or perform any work which Tenant is obligated to perform under this lease, or for the purpose of complying with laws, regulations and other directions of governmental authorities. Landlord shall perform any work using all reasonable efforts to minimize interference and interruption with Tenant's occupancy and the conduct of its business in the Demised Premises. Tenant shall permit Landlord to use and maintain and replace pipes and conduits in and through the Demised Premises and to erect new pipes and conduits therein provided that such pipes and conduits are concealed in the walls, floor, columns or ceiling of the Demised Premises if practicable and/or legal. Landlord may, during the progress of any work in the Demised Premises, take all necessary materials and equipment into the Demised Premises without the same constituting an actual or constructive eviction nor shall the Tenant be entitled to any abatement of rent while such work is in progress nor to any damages by reason of loss or interruption of business or otherwise. Throughout the term hereof, Landlord shall have the right to enter the Demised Premises at reasonable hours for the purpose of showing the same to prospective purchasers or mortgagees of the Building, and during the last twelve (12) months of the term for the purpose of showing the same to prospective tenants and may, during said twelve (12) months period, place upon the Building the usual notices "To Let" and "For Sale" which notices Tenant shall permit to remain thereon without molestation. If Tenant is not present to open and permit an entry into the Demised Premises, Landlord or Landlord's agents may enter the same whenever such entry may be necessary or permissible by master key or forcibly and provided reasonable care is exercised to safeguard Tenant's property, such entry shall not render Landlord or its agents liable therefor, nor in any event shall the obligations of Tenant hereunder be affected. If during the last month of the term Tenant shall have removed all or substantially all of Tenant's property therefrom, Landlord may immediately enter, alter, renovate or redecorate the Demised Premises without limitation or abatement of rent, or incurring liability to Tenant for any compensation and such act shall have no effect on this lease or Tenant's obligations hereunder.

          14. Vault, Vault Space, Area: No Vaults, vault space or area, whether or not enclosed or covered, not within the property line of the Building is leased hereunder, anything contained in or indicated on any sketch, blue print or plan, or anything contained elsewhere in this lease to the contrary notwithstanding.

Landlord makes no representation as to the location of the property line of the Building. All vaults and vault space and all such areas not within the property line of the Building, which Tenant may be permitted to use and/or occupy, is to be used and/or occupied under a revocable license, and if any such license be revoked or if the amount of such space or area be diminished or required by any federal, state or municipal authority or public utility, Landlord shall not be subject to any liability nor shall Tenant be entitled to any compensation or diminution or abatement of rent, nor shall such revocation, diminution or requisition be deemed an actual or constructive eviction. Any tax, fee or charge of municipal authorities for such vault or area shall be paid Tenant, if used by Tenant, whether or not specifically leased hereunder.

          15. Occupancy: Tenant will not at any time use or occupy the Demised Premises in violation of the Certificate of Occupancy issued for the Building. Tenant has inspected the Demised Premises and accepts them as is, subject to any Riders annexed hereto with respect to Landlord's Work, if any. In any event, Landlord makes no representation as to the condition of the Demised Premises and Tenant agrees to accept the same subject to violations, whether or not of record.

          16. Bankruptcy: (a) Anything elsewhere in this lease to the contrary notwithstanding, this lease may be cancelled by Landlord by sending of a written notice to Tenant within a reasonable time after the happening of any one or more of the following events: (1) the commencement of a case in bankruptcy or under the laws of any state naming Tenant as the debtor, which, in the case of an involuntary bankruptcy, is not dismissed within sixty (60) days after the commencement thereof or (2) the making by Tenant of an assignment or any other arrangement for the benefit of creditors under any state statute. Neither Tenant nor any person claiming through or under Tenant, or by reason of any statute or order of court, shall thereafter be entitled to possession of the Demised Premises but shall forthwith quit and surrender the Demised Premises. If this lease shall be assigned in accordance with its terms, the provisions of this
Article 16 shall be applicable only to the party then owning Tenant's interest in this lease.

          (b) It is stipulated and agreed that in the event of the termination of this lease pursuant to (a) hereof, Landlord shall forthwith, notwithstanding any other provisions of this lease to the contrary, be entitled to recover from Tenant as and for liquidated damages an amount equal to the difference between the rental reserved hereunder for the unexpired portion of the term and the fair and reasonable rental value of the Demised Premises for the same period. In the computation of such damages the difference between any installment of rent becoming due hereunder after the date of termination and the fair and reasonable rental value of the Demised Premises for the period for which such installment was payable shall be discounted to the date of termination at the rate of four percent (4%) per annum. If the Demised Premises or any part thereof be relet by Landlord for the unexpired term of said lease, or any part thereof, before presentation of proof of such liquidated damages to any court, commission or tribunal, the amount of rent reserved upon such reletting shall be deemed to be the fair and reasonable rental value for the part or the whole of the Demised Premises so re-let during the term of the re-letting. Nothing herein contained shall limit or prejudice the right of the Landlord to prove for and obtain as liquidated damages by reason of such termination, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, such damages are to be proved, whether or not such amount be greater, equal to, or less than the amount of the difference referred to above.

          17. Default: A. If Tenant defaults in fulfilling any of the covenants of this lease other than the covenants for the payment of rent or additional rent; or if the Demised Premises becomes vacant or deserted; or if any execution or attachment shall be issued against Tenant or any of Tenant's property whereupon the Demised Premises shall be taken or occupied by someone other than Tenant; or if this lease be rejected under Section 235 of Title 11 of the U.S. Code (bankruptcy code); or if Tenant shall fail to move into or take possession of the Demised Premises within fifteen (15) days after the commencement of the terms of this lease, then, in any one or more of such events, upon Landlord serving a written five (5) days notice upon Tenant specifying the nature of said default and upon the expiration of said five (5) days if Tenant shall have failed to comply with or remedy such default, or if the said default or omission complained of shall be of a nature that the same cannot be completely cured or remedied within said five (5) day period, and if Tenant shall not have diligently commenced curing such default within such five (5) day period, and shall not thereafter with reasonable diligence and in good faith, proceed to remedy or cure such default, then Landlord may serve a written three (3) days' notice of cancellation of this lease upon Tenant, and upon the expiration of said three (3) days this lease and the term thereunder shall end and expire as fully and completely as if the expiration of such three (3) day period were the day herein definitely fixed for the end and expiration of this lease and the term thereof and Tenant shall then quit and surrender the Demised Premises to Landlord but Tenant shall remain liable as hereinafter provided.

     B. If the notice provided for in (1) hereof shall have been given and the term shall expire as aforesaid; or if Tenant shall make default in the payment of any item of rent reserved herein or any item of additional rent herein mentioned or any part of either or in making any other payment herein required; then and in any of such events, Landlord may dispossess Tenant by summary proceedings or otherwise, and the legal representative of Tenant or other occupant of the Demised Premises and remove their effects and hold the Demised Premises as if this lease had not been made, and Tenant hereby waives the service of notice of intention to re-enter or to institute legal proceedings to that end. if Tenant shall make default hereunder prior to the date fixed as the commencement of any renewal or extension of this lease, Landlord may cancel and terminate such renewal or extension agreement by written notice.

          18. Remedies of Landlord and Waiver of Redemption: In case of any such default, re-entry, expiration and/or dispossess by summary proceedings otherwise, (a) the rent, and additional rent, shall become due thereupon and be paid up to the time of such re-entry, dispossess and/or expiration, (b) Landlord may re-let the Demised Premises or any part or parts thereof, either in the name of Landlord or otherwise, for a term or terms, which may at Landlord's option be less than or exceed the period which would otherwise have constituted the balance of the term of this lease and may grant concessions or free rent or charge a higher rental than that in this lease, (c) Tenant or the legal representatives of Tenant shall also pay Landlord as liquidated damages for the failure of Tenant to observe and perform said Tenant's covenants herein contained, any deficiency between the rent hereby reserved and or covenanted to be paid and the net amount, if any, of the rents collected on account of the subsequent lease or leases of the Demised Premises for each month of the period which would otherwise have constituted the balance of the term of this lease. The failure of Landlord to re-let the Demised Premises or any part or parts thereof shall not release or affect Tenant's liability for damages hereunder. In computing such liquidated damages there shall be added to the said deficiency such expenses as Landlord may incur in connection with re-letting, such as legal expenses, attorneys' fees, brokerage, advertising and for keeping the Demised Premises in good order or for preparing the same for re-letting. Any such liquidated damages shall be paid in monthly installments by Tenant on the rent day specified in this lease and any suit brought to collect the amount of the deficiency for any month shall not prejudice in any way the rights of Landlord to collect the deficiency for any subsequent month by a similar proceeding. Landlord, in putting the Demised Premises in good order or preparing the same for re-rental may, at Landlord's option, make such alterations, repairs, replacements, and/or decorations in the Demised Premises as Landlord, in Landlord's sole judgment, considers advisable and necessary for the purpose of re-letting the Demised Premises, and the making of such alterations, repairs, replacements, and/or decorations shall not operate or be construed to release Tenant from liability hereunder as aforesaid. Landlord shall in no event be liable in any way whatsoever for failure to re-let the Demised Premises, or in the event that the Demised Premises are re-let, for failure to collect the rent thereof under such re-letting, and in no event shall Tenant be entitled to receive any excess, if any, of such net rents collected over the sums payable by Tenant to Landlord hereunder. In the event of a breach or threatened breach by Tenant of any of the covenants or provisions hereof, Landlord shall have the right of injunction and the right to invoke any remedy allowed at law or in equity as if re-entry, summary proceedings and other remedies were not herein provided for. Mention in this lease of any particular remedy, shall not preclude Landlord from any other remedy, in law or in equity. Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future laws.

          19. Fees and Expenses: If Tenant shall default in the observance or performance of any term or covenant on Tenant's part to be observed or performed under or by virtue of any of the terms or provisions in any Article of this lease, then, unless otherwise provided elsewhere in this lease, Landlord may immediately or at any time thereafter and without notice perform the obligations of Tenant hereunder. If Landlord, in connection with the foregoing or in connection with any default by Tenant in the covenant to pay rent hereunder, makes any expenditures or incurs any obligations for the payment of money, including but not limited to attorney's fees, in instituting, prosecuting or defending any action or proceedings, then Tenant will reimburse Landlord for such sums so paid or obligations incurred with interest and costs. The foregoing expenses incurred by reason of Tenant's default shall be deemed to be additional rent hereunder and shall be paid by Tenant to Landlord within five (5) days after rendition of any bill or statement to Tenant therefor. If Tenant's lease term shall have expired at the time of making of such expenditures or incurring of such obligations, such sums shall be recoverable by Landlord as damages.

          20. Building Alterations and Management: Landlord shall have the right, during an emergency at any time and during a non-emergency upon five (5) days notice, without the same constituting an eviction and without incurring liability to Tenant therefor to run pipes and conduits through the Demised Premises and other building areas, make other repairs and to change the arrangement and or location of public entrances, passageways, doors, doorways, corridors, elevators, stairs, toilets or other public parts of the Building and to change the name, number or designation by which the Building may be known provided however that Landlord will not make any changes to the corridor on the 20th floor of the Building-and Tenant may make changes to said corridor subject to Landlord's prior reasonable approval and all applicable legal requirements. There shall be no allowance to Tenant for diminution of rental value and no liability on the part of Landlord by reason of inconvenience, annoyance or injury to business arising from Landlord or other Tenant making any repairs in the Building or any such alterations, additions and improvements. Furthermore, Tenant shall not have any claim against Landlord by reason of Landlord's imposition of any controls of the manner of access to the Building by Tenant's invitees as the Landlord may deem necessary for the security of the Building and its occupants.

          21. No Representations by Landlord: Neither Landlord nor Landlord's agents have made any representations or promises with respect to the physical condition of the Building, the land upon which it is erected or the Demised Premises, the rents, leases, expenses of operation or any other matter or thing affecting or related to the Demised Premises or the Building except as herein expressly set forth and no rights, easements or licenses are acquired by Tenant by implication otherwise except as expressly set forth in the provisions of this lease. Tenant has inspected the Building and the Demised Premises and is thoroughly acquainted with their condition and agrees to take the same "as is" on the date possession is tendered and acknowledges that the taking of possession of the Demised Premises by Tenant shall be conclusive evidence that the said Demised Premises and the Building of which the same form a part were in good and satisfactory condition at the time such possession was so taken. All understandings and agreements heretofore made between the parties hereto are merged in this contract, which alone fully and completely expresses the agreement between Landlord and Tenant and any executory agreement hereafter made shall be ineffective to change, modify, discharge or effect an abandonment of it in whole or in part, unless such executory agreement is in writing and signed by the party against whom enforcement of the change, modification, discharge or abandonment is sought.

          22. End of Term: Upon the expiration or sooner termination of the term of this lease, Tenant shall quit and surrender to Landlord the Demised Premises, broom clean, in good order and condition, ordinary wear and damages which Tenant is not required to repair as provided elsewhere in this lease excepted, and Tenant shall remove all its property from the Demised Premises. Tenant's obligation to observe or perform its covenant shall survive the expiration or other termination of its lease, if the last day of the term of this Lease or any renewal thereof, falls on Sunday, this lease shall expire at noon on the preceding Saturday unless it be a legal holiday in which case it shall expire at noon on the preceding business day.

          23. Quiet Enjoyment: Landlord covenants and agrees with Tenant that upon Tenant paying the rent and additional rent and observing and performing all the terms, covenants and conditions, on Tenant's part to be observed and performed, Tenant may peaceably and quietly enjoy the Demised Premises hereby demised, subject, nevertheless, to the terms and conditions of this lease.

          24. Intentionally Omitted

          25. No Waiver: The failure of Landlord to seek redress for violation of, or to insist upon the strict performance of any covenant or condition of this lease or of any of the Rules or Regulations, set forth or hereafter adopted by Landlord, shall not prevent a subsequent act which would have originally constituted a violation from having all the force and effect of an original violation. The receipt by Landlord of rent with knowledge of the breach of any covenant of this lease shall not be deemed a waiver of such breach and no provision of this lease shall be deemed to have been waived by Landlord unless such waiver be in writing signed by Landlord. No payment by Tenant or receipt by Landlord of a lesser amount than the monthly rent herein stipulated shall be deemed to be other than on account of the earliest stipulated rent, nor shall any endorsement or statement of any check, any letter accompanying any check or payment of rent be deemed an accord and satisfaction and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such rent or pursue any other remedy in this lease provided. All checks tendered to Landlord as and for the rent of the Demised Premises shall be deemed payments for the account of Tenant. Acceptance by Landlord of rent from anyone other that Tenant shall not be deemed to operate as an attornment to Landlord by the payor of such rent or as a consent by Landlord to an assignment or subletting by Tenant of the Demised Premises to such payor, or as a modification of the provisions of this lease. No act or thing done by Landlord or Landlord's agents during the term hereby demised shall be deemed an acceptance of a surrender of said Demised Premises and no agreement to accept such surrender shall be valid unless in writing signed by Landlord. No employee of Landlord or Landlord's agent shall have any power to accept the keys of said Demised Premises prior to termination of the lease and the delivery of keys to any such agent or employee shall not operate as a termination of the lease or a surrender of the Demised Premises.

          26. Waiver of Trial by Jury: It is mutually agreed by and between Landlord and Tenant that the respective parties hereto shall and they hereby do waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other (except for personal injury or property damage) on any matters whatsoever arising out of or in any way connected with this lease, the relationship of Landlord and Tenant, Tenant's use of or occupancy of the Demised Premises, and any emergency statutory or any other statutory remedy. It is further mutually agreed that in the event Landlord commences any summary proceeding for possession of the Demised Premises, Tenant will not interpose any counterclaim of whatever nature or description in any such proceeding.

          27. Inability to Perform: This Lease and the obligation of Tenant to pay rent hereunder and perform all of the other covenants and agreements hereunder on part of Tenant to be performed shall in no manner be affected, impaired or excused because Landlord is unable to fulfill any of its obligations under this lease or to supply or is delayed in supplying any service expressly or impliedly to be supplied or is unable to make, or is delayed in making any repair, additions, alterations or decorations or is unable to supply or is delayed in supplying any equipment or fixtures if Landlord is prevented or delayed from so doing by reason of strike or labor troubles or any cause whatsoever beyond Landlord's sole control including, but not limited to, government preemption in connection with a National Emergency or by reason of any rule, order or regulation of any department or subdivision thereof of any government agency or by reason of the condition of supply and demand which have been or are affected by war or other emergency.

          28. Notices: Except as otherwise expressly provided in this Lease or by any Legal Requirement, every notice, demand, consent, approval, request or other communication (collectively, "notices") which may be or is required to be given under this Lease or by law shall be in writing and shall be sent by United States certified or registered mail, postage prepaid, return receipt requested and shall be addressed:

          A. If to Landlord, to Landlord's address set forth on the cover page hereof with a copy to Landlord's managing agent and attorney, respectively;

          Newmark & Company Real Estate Co., Inc.
          125 Park Avenue
          New York, New York 10017

and to:   Robert J. Oppenheimer, P.C.
          c/o Olshan Grundman Frome Rosenzweig & Wolosky LLP
          505 Park Avenue
          New York, New York 10022

          B. If to Tenant, to Tenant's address set forth on the cover page hereto.

               Notices shall be deemed delivered five (5) business days after being deposited in the United States Mail. A notice given by counsel for either party shall be deemed a valid notice if addressed and sent in accordance with the provisions of this Paragraph. Either party may designate, by similar written notice to the other party, any other address for such purposes. Each of the parties hereto waives personal or any other service other than as provided for in this Paragraph. Notwithstanding the foregoing, either party hereto may give the other party telefax notice of the need of emergency repairs, if there occurs any interruption of certified and registered mail service, lasting more than five (5) consecutive business days, notices may be given by telefax or personal delivery, but shall not be effective until personally received by an executive officer of a party which is a corporation, or a member of a party which is a partnership or joint venture, or a principal of any other entity.

          29. Services Provided By Landlord: As long as Tenant is not in default under any of the covenants of this lease, Landlord shall provide the following services:

     A. Elevator Service.

          (i) Passenger Elevator Service. Landlord shall provide necessary passenger elevator facilities twenty-four (24) hours a day, three hundred, sixty five (365) days a year.

          (ii) Freight Elevator Service. Landlord shall provide freight elevator service to the Demised Premises on a first-come, first-served basis (i.e., no advance scheduling) on business days from 8:00 a.m. to 4:30 p.m. Freight elevator service shall, provided same is available, be provided on a reserved basis at all other times, upon the payment of Landlord's then established charges therefor which shall constitute additional rent hereunder.

     B. Cleaning Services.

          (i) Tenant shall cause all areas of the Demised Premises, including the executive and administrative portions thereof to be cleaned at its own expense by a cleaning contractor reasonably approved by Landlord.

          (ii) Tenant, at its expense, shall cause all portions of the Demised Premises to be exterminated against infestation by vermin, roaches or rodents regularly and, in addition, whenever there shall be evidence of any infestation.

          (iii) Only Landlord or any one or more persons, firms or corporations authorized in writing by Landlord shall be permitted to act as maintenance contractor for any waxing, polishing, cleaning and maintenance work in the Demised Premises. Nothing herein contained shall prohibit Tenant from performing such work for itself by use of its regular employees. Landlord may fix, in its absolute discretion, at any time and from time to time, the hours during which and regulations under which such services are to be furnished. Landlord expressly reserves the right to act as or to designate, at any time and from time to time, an exclusive contractor for all or any one or more of such services, provided that the quality thereof and the charges therefor are reasonably comparable to that of other contractors, and Landlord expressly reserves the right to exclude from the Building any person, firm or corporation attempting to furnish any of such services.

     C. Water. Landlord shall provide water for ordinary lavatory and drinking purposes only, but if Tenant uses or consumes water for any other purposes or in unusual quantities, Landlord may install a water meter at Tenant's expense which Tenant shall thereafter maintain at Tenant's expense in good working order and repair to register such water consumption and Tenant shall pay for water consumed as shown on said meter as additional rent as and when bills are rendered.

     D. Heat. See Article 54.

     E. Landlord reserves the right, without same constituting an actual or constructive eviction or entitling Tenant to any abatement and/or diminution of fixed rent and/or additional rent, to stop services of the heating, elevators, plumbing, air-conditioning, power systems or cleaning or other services, if any, when necessary by reason of accident or for repairs, alterations, replacements or improvements necessary or desirable in the judgment of Landlord for as long as may be reasonably required by reason thereof. If the Building of which the Demised Premises are a part supplies manually-operated elevator service, Landlord at any time may substitute automatic-control elevator service and upon ten days1 written notice to Tenant, proceed with alterations necessary therefor without in any manner affecting this lease or the obligation of Tenant hereunder. The same shall be done with a minimum of inconvenience to Tenant and Landlord shall pursue the alteration with due diligence.

          30. Captions: The Captions are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope of this lease nor the intent of any provision thereof.

          31. Definitions: The term "Landlord" as used in this lease means only the Landlord of the fee or of the leasehold of the Building, or the mortgagee in possession, for the time being of the land and Building (or the Landlord of a lease of the Building or of the land and Building) of which the Demised Premises form a part, so that in the event of any sale or sales of said land and Building or of said lease, or in the event of a lease of said Building, or of the land and Building, Landlord shall be and hereby is entirely freed and relieved of all covenants and obligations of Landlord hereunder and it shall be deemed and construed without further agreement between the parties or their successors in interest, or between the parties and the purchaser, at any such sale, or the said lessee of the Building, or of the land and Building, that the purchaser or the lessee of the Building has assumed and agreed to carry out any and all covenants and obligations of Landlord hereunder. Notwithstanding the provisions of this Article 31 or of Article 34, no sale, assignment or transfer by Landlord of Tenant's security deposit (in connection with the sale, transfer or assignment by Landlord of its rights and obligations under this Lease and/or in the Building) shall operate to release Landlord from its responsibility and liability to Tenant for said security deposit, unless and until the party to whom such security deposit has been assigned or transferred has acknowledged to Tenant its receipt of such security deposit, and has assumed all of the obligations of Landlord with respect thereto. The words "re-enter" and "re-entry" as used in this lease are not restricted to their technical legal meaning. The term "business days" as used in this lease, shall exclude Saturdays, Sundays and all days observed by the State or Federal Government as legal holidays and those designated as holidays by the applicable Building service union employees service contract or by the applicable Operating Engineers contract with respect to HVAC service.

          32. Estoppel Certificate: Tenant shall execute, acknowledge and deliver to Landlord, within fifteen (15) business days after Landlord's request, a certificate stating: (a) that this lease is unmodified and in full force and effect (or, if there have been modifications, that this lease is in full force and effect, as modified, and identifying the modifications); (b) the commencement and expiration dates of the term of this lease; (c) the dates through which fixed rent and additional rent have been paid; (d) whether or not there is any existing default by Landlord or Tenant with respect to which a notice of default has been delivered, and if there is any such default, specifying the nature and extent thereof; (e) that this lease is subordinate to any existing or future mortgage placed by Landlord on the Building; and (f) whether or not there are any setoffs, defenses or counterclaims against the enforcement of any of the agreements, terms, covenants or conditions of this lease to be paid, complied with or performed by Tenant. Any such certificate may be relied upon by Landlord and any mortgagee, purchaser or other person with whom Landlord may deal. In the event that Tenant fails to deliver the certificate required under this Article 35, same shall be deemed a default hereunder. Tenant's only liability under this Article 35 is to be stopped from any claim contrary to the certificate executed therein.

          33. Rules and Regulations: Tenant and Tenant's servants, employees, agents, visitors, and licensees shall observe faithfully, and comply strictly with, the Rules and Regulations annexed hereto and made a part hereof as Exhibit C and such other and further reasonable Rules and Regulations as Landlord or Landlord's agents may from time to time adopt Notice of additional rules or regulations shall be given in writing to Tenant in accordance with the provisions of Article 28 of this Lease. In case Tenant disputes the reasonableness of any additional Rule or Regulation hereafter made or adopted by Landlord or Landlord's agents, the parties hereto agree to submit the question of the reasonableness of such Rule or Regulation for decision to the New York office of the American Arbitration Association, whose determination shall be final and conclusive upon the parties hereto. The right to dispute the reasonableness of any additional Rule or Regulation upon Tenant's part shall be deemed waived unless the same shall be asserted by service of a notice, in writing upon Landlord within ten (10) days after the giving of notice thereof.

          34. Security. Tenant shall, upon execution of this lease, deposit with Landlord the sum of SEVEN HUNDRED FORTY-NINE THOUSAND FORTY-FOUR AND 12/100 $749,044.12) DOLLARS security for the faithful performance and observance by Tenant of the terms, provisions and conditions of this lease; it is agreed that in the event Tenant defaults in respect of any of the terms, provisions and conditions of this lease, including, but not limited to, the payment of rent and additional rent, and fails to cure the same within any applicable grace and/or notice periods, then, Landlord may use, apply or retain the whole or any part of the security so deposited to the extent required for the payment of any rent and additional rent or any other sum as to which tenant is in default or for any sum which Landlord may expend or may be required to expend by reason of Tenant's default in respect of any of the terms, covenants and conditions of this lease, including but not limited to, any damages or deficiency in the re-letting of the Demised Premises, whether such damages or deficiency accrued before or after summary proceedings or other re-entry by Landlord. If Landlord applies or retains all or any portion of the Security (whether in cash or Letter of Credit) Tenant shall immediately upon Landlord's demand restore the amount so applied so that Landlord has on deposit the full amount of Security. In the event that Tenant shall fully and faithfully comply with all of the terms, provisions, covenants and conditions of this lease, the security shall be promptly returned to Tenant. In the event of a sale of the land and Building or leasing of the Building, of which the Demised Premises form a part, Landlord shall have the right to transfer the security to the vendee or lessee and Landlord shall thereupon be released by Tenant from all liability for the return of such security; and Tenant agrees to look to the new Landlord solely for the return of said security, and it is agreed that the provisions hereof shall apply to every transfer or assignment made of the security to a new Landlord. Tenant further covenants that it will not assign or encumber or attempt to assign or encumber the monies deposited herein as security and that neither Landlord nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance.

          In lieu of the cash security provided for above, Tenant may deliver to Landlord, an irrevocable, clean, commercial letter of credit in the amount of SEVEN HUNDRED FORTY-NINE THOUSAND FORTY-FOUR AND 12/100 ($749,044.12) DOLLARS (the "Letter"), issued by a bank which is authorized by the State of New York to conduct banking business in New York State and is a member of the New York Clearing House Association, which shall permit Landlord (a) to draw thereon up to the full amount of the credit evidenced thereby in the event of any default by Tenant in the terms, provisions, covenants or conditions of this Lease, beyond the applicable notice and grace periods set forth herein, or (b) to draw the full amount thereof to be held as cash security for any reason the Letter is not renewed within sixty (60) days prior to its expiration date. The Letter (and each renewal thereof) shall (i) be for a term of not less than one (1) year (except that the last Letter shall be for a term expiring sixty (60) days after the Expiration Date), (ii) expressly provide for the issuing bank to notify Landlord in writing not less than sixty (60) days prior to its expiration as to its renewal or non-renewal, as the case may be, and (iii) if not so renewed each year (or later period of expiration) shall be immediately available for Landlord to draw up to the full amount of such credit (to be held as cash security). Not less than forty-five (45) days prior to the expiration date of each Letter (and every renewal thereof), Tenant shall deliver to Landlord a renewal or new Letter subject to all of the conditions aforesaid.. Failure by Tenant to comply with the provisions of this Article shall be deemed a material default hereunder entitling Landlord to exercise any and all remedies as provided in this Lease for default in the payment of fixed rent and, to draw on the existing Letter up to its full amount.

          Provided Tenant (a) is not then in default under the terms, covenants and conditions of this Lease to be observed and performed beyond the expiration of applicable grace, notice and/or cure periods and (b) Tenant effectuates a public offering of its stock and has caused financial statements to be delivered to Landlord evidencing that for any consecutive six (6) month period during the term of the Lease Tenant's market capitalization is equal to or greater than FIVE HUNDRED MILLION ($500,000,000.00) DOLLARS then, from and after the date that Tenant's market capitalization is equal to or greater than FIVE HUNDRED MILLION ($500,000,000.00) DOLLARS as aforesaid, the Security shall be reduced for the balance of the term of the Lease to THREE HUNDRED SEVENTY FOUR THOUSAND FIVE HUNDRED TWENTY-TWO AND 06/100 ($374,522.06) DOLLARS (the "Reduced Amount"). In such event, Landlord shall promptly after such reduction, remit to Tenant the difference between the Reduced Amount and the $749,044.12 deposited upon execution hereof.

          35. Intentionally Omitted

          36. Successors and Assigns: The covenants, conditions and agreements contained in this lease shall bind and inure to the benefit of Landlord and Tenant and their respective heirs, distributees, executors, administrators, successors, and except as otherwise provided in this lease, their assigns.

          SEE RIDER ANNEXED HERETO AND MADE A PART HEREOF.

          IN WITNESS WHEREOF, Landlord and Tenant have respectively signed and sealed this lease as of the day and year first above written.

                                        LANDLORD: 75
                                        BROAD, LLC


                                        By:
                                            ------------------------------------
                                        Name:
                                        Title: A Member


                                        TENANT:
                                        ARBINET HOLDING, INC.


                                        By:
                                            ------------------------------------
                                            Name:
                                            Title: